FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-257737-08

Dated June 15, 2023	BBCMS 2023-C20
Free Writing Prospectus Structural and Collateral Term Sheet
BBCMS Mortgage Trust 2023-C20
$825,198,605 (Approximate Mortgage Pool Balance)

$743,256,000 (Approximate Offered Certificates)

Barclays Commercial Mortgage Securities LLC Depositor

Commercial Mortgage Pass-Through Certificates, Series 2023-C20

Barclays Capital Real Estate Inc.

Bank of America, National Association

UBS AG

Bank of Montreal

Societe Generale Financial Corporation

Starwood Mortgage Capital LLC

Argentic Real Estate Finance 2 LLC

LMF Commercial, LLC

Mortgage Loan Sellers

Barclays UBS Securities LLC	BofA Securities	Société Générale BMO Capital Markets
Co-Lead Managers and Joint Bookrunners
Academy Securities Co-Manager		Mischler Financial Group, Inc. Co-Manager
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated June 15, 2023	BBCMS 2023-C20

This material is for your information, and none of Barclays Capital Inc., BofA Securities, Inc., SG Americas Securities, LLC, BMO Capital Markets Corp., UBS Securities LLC, Mischler Financial Group, Inc. and Academy Securities, Inc. (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-257737) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-888-603-5847. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2023-C20 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

“BofA Securities” is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation, including, in the United States, BofA Securities, Inc., which is a registered broker-dealer and member of FINRA and SIPC, and, in other jurisdictions, locally registered entities.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
2

Structural and Collateral Term Sheet	BBCMS 2023-C20
Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings (S&P / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	AAA(sf) / AAAsf / AAA(sf)	$4,630,000	30.000%	2.60	8/23-3/28	36.1%	19.9%
A-2	AAA(sf) / AAAsf / AAA(sf)	$149,200,000	30.000%	4.89	3/28-6/28	36.1%	19.9%
A-3	AAA(sf) / AAAsf / AAA(sf)	$29,880,000	30.000%	6.75	12/29-6/30	36.1%	19.9%
A-4	AAA(sf) / AAAsf / AAA(sf)	(6)	30.000%	(6)	(6)	36.1%	19.9%
A-5	AAA(sf) / AAAsf / AAA(sf)	(6)	30.000%	(6)	(6)	36.1%	19.9%
A-SB	AAA(sf) / AAAsf / AAA(sf)	$5,129,000	30.000%	7.13	6/28-2/33	36.1%	19.9%
X-A	AAA(sf) / AAAsf / AAA(sf)	$577,639,000(7)	N/A	N/A	N/A	N/A	N/A
X-B	NR / AA-sf / AAA(sf)	$144,409,000(8)	N/A	N/A	N/A	N/A	N/A
A-S	AA-(sf) / AAAsf / AAA(sf)	$107,275,000	17.000%	9.93	6/33-6/33	42.8%	16.7%
B	NR / AA-sf / AA-(sf)	$37,134,000	12.500%	9.93	6/33-6/33	45.1%	15.9%
C	NR / A-sf / A(sf)	$21,208,000	9.930%	9.93	6/33-6/33	46.5%	15.4%

Privately Offered Certificates(9)

Class	Expected Ratings (S&P / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
D-RR	NR / BBB+sf / A-(sf)	$13,863,000	8.250%	9.93	6/33-6/33	47.3%	15.1%
E-RR	NR / BBBsf / BBB+(sf)	$9,284,000	7.125%	9.93	6/33-6/33	47.9%	15.0%
F-RR	NR / BBB-sf / BBB(sf)	$8,252,000	6.125%	9.93	6/33-6/33	48.4%	14.8%
G-RR	NR / BB-sf / BB(sf)	$14,441,000	4.375%	9.93	6/33-6/33	49.3%	14.5%
H-RR	NR / B-sf / B(sf)	$10,315,000	3.125%	9.93	6/33-6/33	50.0%	14.3%
J-RR	NR / NR / NR	$25,787,604	0.000%	9.98	6/33-7/33	51.6%	13.9%

(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%. In addition, the notional amounts of the Class X-A and Class X-B Certificates may vary depending upon the final pricing of the Classes of Principal Balance Certificates whose Certificate Balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any Class of the Class X-A or Class X-B Certificates, as applicable, would be equal to zero at all times, such Class of Certificates will not be issued on the closing date of this securitization.
(2)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates represent the approximate initial credit support for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates in the aggregate.
(3)	Assumes 0% CPR / 0% CPR and a July 11, 2023 closing date. Based on modeling assumptions as described in the Preliminary Prospectus dated June 15, 2023 (the “Preliminary Prospectus”).
(4)	The “Certificate Principal to Value Ratio” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.
(5)	The “Underwritten NOI Debt Yield” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.
(6)	The exact initial certificate balances of the Class A-4 and Class A-5 Certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the respective initial certificate balances, expected weighted average lives and expected principal windows of the Class A-4 and Class A-5 Certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 Certificates is expected to be approximately $388,800,000, subject to a variance of plus or minus 5%.
Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Weighted Avg. Life (Yrs)	Expected Range of Principal Window
Class A-4	$0 – $145,000,000	N/A – 9.61	N/A / 2/33-3/33
Class A-5	$243,800,000 – $388,800,000	9.90 – 9.79	3/33-6/33 / 2/33-6/33
(7)	The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates outstanding from time to time.
(8)	The Notional Amount of the Class X-B Certificates will be equal to the aggregate Certificate Balance of the Class A-S and Class B Certificates outstanding from time to time.
(9)	The Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR are not being offered by the Preliminary Prospectus or this Term Sheet. The Class S and Class R Certificates are not shown above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
3

Structural and Collateral Term Sheet	BBCMS 2023-C20
Summary of Transaction Terms
Securities Offered:	$743,256,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Co-Lead Managers and Joint Bookrunners:	Barclays Capital Inc., BofA Securities, Inc., SG Americas Securities, LLC, BMO Capital Markets Corp. and UBS Securities LLC
Co-Managers:	Mischler Financial Group, Inc. and Academy Securities, Inc.
Mortgage Loan Sellers:	Barclays Capital Real Estate Inc. (“Barclays”) (28.3%), Bank of America, National Association (“BANA”) (18.3%), UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”) (17.5%), Bank of Montreal (“BMO”) (13.2%), Societe Generale Financial Corporation (“SGFC”) (9.5%), Starwood Mortgage Capital LLC (“SMC”) (6.9%), Argentic Real Estate Finance 2 LLC (“AREF2”) (4.5%) and LMF Commercial, LLC (“LMF”) (1.8%).
Master Servicer:	KeyBank National Association.
Special Servicer:	LNR Partners, LLC (other than with respect to the Ashburn Data Center mortgage loan) and KeyBank National Association (with respect to the Ashburn Data Center mortgage loan).
Trustee:	Computershare Trust Company, National Association.
Certificate Administrator:	Computershare Trust Company, National Association.
Operating Advisor:	Park Bridge Lender Services LLC.
Asset Representations Reviewer:	Park Bridge Lender Services LLC.
Rating Agencies:	S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, LLC (“KBRA”).
Initial Majority Controlling Class Certificateholder:	LD III Sub XII, LLC.
U.S. Credit Risk Retention:	For a discussion on the manner in which Barclays, as retaining sponsor, intends to satisfy the U.S. credit risk retention requirements, see “Credit Risk Retention” in the Preliminary Prospectus.
EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Closing Date:	On or about July 11, 2023.
Cut-off Date:	With respect to each mortgage loan, the related due date in July 2023, or in the case of any mortgage loan that has its first due date after July 2023, the date that would have been its due date in July 2023 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month.
Distribution Date:	The 4th business day after the Determination Date in each month, commencing in August 2023.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in August 2023.
Assumed Final Distribution Date:	The Distribution Date in July 2033 which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in July 2056.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates (the “Publicly Offered Certificates”) will be offered publicly. The Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class S and Class R Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors (other than the Class R Certificates) and to institutions that are not U.S. Persons pursuant to Regulation S.
SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the Cut-off Date (solely for the purposes of this calculation, if such right is being exercised after the distribution date in July 2033 and the CX – 250 Water Street mortgage loan is still an asset of the issuing entity, then such mortgage loan will be excluded from the then-aggregate stated principal balance of the pool of mortgage loans and from the initial pool balance), certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Refer to “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
4

Structural and Collateral Term Sheet	BBCMS 2023-C20
Summary of Transaction Terms
The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg L.P., BlackRock Financial Management, Inc., Interactive Data Corp., CMBS.com, Inc., Markit Group Limited, Moody’s Analytics, MBS Data, LLC, RealInsight, Thomson Reuters Corporation, DealView Technologies Ltd., KBRA Analytics, LLC and CRED iQ.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. REFER TO THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
5

Structural and Collateral Term Sheet	BBCMS 2023-C20
Collateral Characteristics
Mortgage Loan Seller	Number of Mortgage Loans(1)	Number of Mortgaged Properties(1)	Roll-up Aggregate Cut-off Date Balance	% of IPB
Barclays	8	77	$233,165,333	28.3%
BANA	5	5	$151,108,960	18.3%
UBS AG	4	47	$144,597,319	17.5%
BMO	5	5	$109,250,000	13.2%
SGFC	6	67	$78,166,667	9.5%
SMC	5	6	$56,784,672	6.9%
AREF2	3	3	$36,940,229	4.5%
LMF	3	4	$15,185,425	1.8%
Total:	32	146	$825,198,605	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$825,198,605
Number of Mortgage Loans:	32
Number of Mortgaged Properties:	146
Average Cut-off Date Balance per Mortgage Loan:	$25,787,456
Weighted Average Current Mortgage Rate:	6.62544%
10 Largest Mortgage Loans as % of IPB:	67.1%
Weighted Average Remaining Term to Maturity:	106 months
Weighted Average Seasoning:	3 months
Credit Statistics(1)
Weighted Average UW NCF DSCR(2)(3):	1.97x
Weighted Average UW NOI Debt Yield(2):	13.9%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(2)(4):	51.6%
Weighted Average Maturity Date/ARD LTV(2)(4):	50.9%
Other Statistics
% of Mortgage Loans with Additional Debt:	4.1%
% of Mortgage Loans with Single Tenants(5):	24.2%
% of Mortgage Loans secured by Multiple Properties:	14.7%
Amortization
Weighted Average Original Amortization Term(6):	348 months
Weighted Average Remaining Amortization Term(6):	342 months
% of Mortgage Loans with Interest-Only:	78.6%
% of Mortgage Loans with Interest-Only followed by ARD-Structure:	9.1%
% of Mortgage Loans with Amortizing Balloon:	7.4%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	4.9%
Lockboxes(7)
% of Mortgage Loans with Hard Lockboxes:	91.6%
% of Mortgage Loans with Springing Lockboxes:	6.7%
% of Mortgage Loans with Soft Lockboxes:	1.8%
Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	49.9%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	32.0%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	40.4%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(8):	16.2%

(1)	The sum of the Number of Mortgage Loans and Number of Mortgaged Properties does not equal the aggregate due to certain loans being contributed by multiple loan sellers. There are six loans with multiple loan sellers being contributed to the pool comprised of 67 mortgaged properties, added to the count of each applicable mortgage loan seller.
(2)	In the case of Loan Nos. 1, 2, 4, 5, 7, 9, 11, 12, 13, 17, 18, 20 and 23, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 8, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan Nos. 1, 2, 4, 14, 15, 20 and 21, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an “as-portfolio,” an “as-complete,” an “as-hypothetical” or an “as-stabilized” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
(5)	Excludes mortgage loans that are secured by multiple properties with multiple tenants.
(6)	Excludes 22 mortgage loans that are interest-only for the entire term or until the anticipated repayment date.
(7)	For a more detailed description of Lockboxes, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus.
(8)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by office, mixed use, retail, data center and industrial properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
6

Structural and Collateral Term Sheet	BBCMS 2023-C20
Collateral Characteristics
Ten Largest Mortgage Loans
No.	Loan Name	City, State	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Pads / Units	Property Type	UW NCF DSCR(1)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(2)	Maturity Date/ARD LTV(1)(2)
1	Fashion Valley Mall	San Diego, CA	BANA, Barclays, BMO	1	$82,500,000	9.998%	1,377,155	Retail	3.15x	18.7%	31.5%	31.5%
2	CX - 250 Water Street	Cambridge, MA	BANA	1	$75,125,000	9.1%	479,004	Mixed Use	1.66x	9.3%	48.8%	48.8%
3	Phoenix Huntsville II	Huntsville, AL	UBS AG	1	$67,500,000	8.2%	1,361,882	Industrial	1.67x	11.6%	63.0%	63.0%
4	Healthcare Trust MOB Portfolio	Various, Various	Barclays, SGFC	62	$61,500,000	7.5%	1,247,943	Office	1.75x	12.1%	52.7%	52.7%
5	One & Two Commerce Square	Philadelphia, PA	BANA, Barclays	1	$60,000,000	7.3%	1,896,143	Office	1.52x	13.5%	51.4%	51.4%
6	Ashburn Data Center	Ashburn, VA	Barclays	1	$60,000,000	7.3%	132,285	Other	3.00x	18.1%	40.0%	40.0%
7	Great Lakes Crossing Outlets	Auburn Hills, MI	BMO	1	$49,250,000	6.0%	1,128,332	Retail	2.50x	17.5%	45.0%	45.0%
8	North Run Business Park	Richmond, VA	BMO, SMC	1	$34,000,000	4.1%	386,087	Industrial	1.41x	11.2%	55.9%	55.9%
9	Seagate Campus	Fremont, CA	UBS AG	1	$32,000,000	3.9%	574,775	Industrial	1.83x	13.6%	66.2%	66.2%
10	Meridian Plaza	Carmel, IN	UBS AG	1	$31,500,000	3.8%	314,164	Office	1.36x	11.6%	69.1%	69.1%

	Top 3 Total/Weighted Average			3	$225,125,000	27.3%			2.21x	13.4%	46.7%	46.7%
	Top 5 Total/Weighted Average			66	$346,625,000	42.0%			2.01x	13.2%	48.6%	48.6%
	Top 10 Total/Weighted Average			71	$553,375,000	67.1%			2.08x	13.9%	50.0%	50.0%
	Non-Top 10 Total/Weighted Average			75	$271,823,605	32.9%			1.76x	13.8%	55.0%	52.8%
(1)	In the case of Loan Nos. 1, 2, 4, 5, 7 and 9, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 8, the UW NCF DSR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s).
(2)	In the case of Loan Nos. 1, 2 and 4, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an “as-portfolio,” an “as-complete,” “as-hypothetical” or an “as-stabilized” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
7

Structural and Collateral Term Sheet	BBCMS 2023-C20
Collateral Characteristics
Pari Passu Companion Loan Summary
No.	Loan Name	Mortgage Loan Seller	Trust Cut-off Date Balance	Total Mortgage Loan Cut-off Date Balance	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Loan(s) Original Balance
1	Fashion Valley Mall	BANA, Barclays, BMO	$82,500,000	$450,000,000	(1)	(1)	(1)	Future Securitization(s)	$367,500,000
2	CX - 250 Water Street	BANA	$75,125,000	$531,500,000	(2)	(2)	(2)	BANK 2023-BNK45 MSWF 2023-1 BMARK 2023-B38 Future Securitization(s)	$55,000,000 $65,625,000 $53,150,000 $282,600,000
4	Healthcare Trust MOB Portfolio	Barclays, SGFC	$61,500,000	$240,000,000	BBCMS 2023-C20	KeyBank	LNR	Future Securitization(s)	$178,500,000
5	One & Two Commerce Square	BANA, Barclays	$60,000,000	$220,000,000	(1)	(1)	(1)	Future Securitization(s)	$160,000,000
7	Great Lakes Crossing Outlets	BMO	$49,250,000	$180,000,000	BMARK 2023-B38	Midland	LNR	BMO 2023-C4 BMARK 2023-B38 BMO 2023-C5(3) Future Securitization(s)	$25,750,000 $50,000,000 $37,500,000 $17,500,000
9	Seagate Campus	UBS AG	$32,000,000	$172,000,000	(1)	(1)	(1)	Future Securitization(s)	$140,000,000
11	Gloucester Premium Outlets	Barclays, SGFC	$25,000,000	$75,000,000	BBCMS 2023-C19	KeyBank	K-Star	BBCMS 2023-C19	$50,000,000
12	Oxmoor Center	Barclays, SGFC	$22,500,000	$90,000,000	(1)	(1)	(1)	Future Securitization(s)	$67,500,000
13	South Lake at Dulles	SGFC	$20,500,000	$60,500,000	BBCMS 2023-C19	KeyBank	K-Star	BBCMS 2023-C19	$40,000,000
17	Barbours Cut IOS	AREF2	$15,675,000	$93,500,000	MSWF 2023-1	Wells Fargo	Argentic	MSWF 2023-1 Future Securitization(s)	$65,000,000 $12,825,000
18	6330 West Loop South	BANA	$14,983,960	$49,546,961	(1)	(1)	(1)	Future Securitization(s)	$34,600,000
20	Wyndham National Hotel Portfolio	UBS AG	$13,597,319	$131,440,750	UBS 2019-C18	Wells Fargo	Rialto	UBS 2019-C18 BBCMS 2021-C10 BBCMS 2021-C11 WFCM 2021-C61 BMO 2022-C1 BMO 2022-C2 BBCMS 2022-C18	$35,000,000 $10,000,000 $20,000,000 $10,000,000 $20,000,000 $10,000,000 $25,000,000
23	Cross Island Plaza	BMO	$12,500,000	$42,500,000	BMO 2023-C5(3)	Midland	Rialto	BMO 2023-C5(3)	$30,000,000
(1)	In the case of Loan Nos. 1, 5, 9, 12 and 18, the related Whole Loan will be serviced under the BBCMS 2023-C20 pooling and servicing agreement until such time that the lead servicing pari passu companion loan is securitized, at which point the Whole Loan will be serviced under the related trust and servicing agreement or pooling and servicing agreement for such future securitization. The initial controlling noteholder is one of the originators of the related whole loan or an affiliate.
(2)	In the case of Loan No. 2, the related Whole Loan will be serviced under the BANK 2023-BNK45 pooling and servicing agreement until such time that the lead servicing pari passu companion loan is securitized, at which point the Whole Loan will be serviced under the related trust and servicing agreement or pooling and servicing agreement for such future securitization. The initial controlling noteholder is one of the originators of the related whole loan or an affiliate.
(3)	The BMO 2023-C5 securitization is expected to close on or about June 21, 2023.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
8

Structural and Collateral Term Sheet	BBCMS 2023-C20
Collateral Characteristics
Additional Debt Summary
No.	Loan Name	Trust Cut-off Date Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Debt Cut-off Date Balance(1)	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(2)	Total Debt UW NCF DSCR	Mortgage Loan Cut-off Date LTV(2)	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield(2)	Total Debt UW NOI Debt Yield
8	North Run Business Park	$34,000,000	$0	$4,500,000	$38,500,000	1.41x	1.16x	55.9%	63.3%	11.2%	9.8%
(1)	In the case of Loan No. 8, subordinate debt represents a mezzanine loan.
(2)	Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI Debt Yield calculations include any related Pari Passu Companion Loans (if applicable), but exclude any related Subordinate Companion Loan(s) and/or mezzanine loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
9

Structural and Collateral Term Sheet	BBCMS 2023-C20
Collateral Characteristics
Mortgaged Properties by Type(1)
					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(2)(4)
Retail	Super Regional Mall	2	$105,000,000	12.7%	2.80x	17.5%	37.4%	37.4%
	Outlet Center	2	74,250,000	9.0	2.44x	16.8%	47.2%	47.2%
	Anchored	2	19,500,000	2.4	1.50x	11.0%	58.6%	58.6%
	Shadow Anchored	7	7,107,000	0.9	3.08x	21.0%	31.8%	31.8%
	Single Tenant	1	225,000	0.0	3.08x	21.0%	31.8%	31.8%
	Subtotal:	14	$206,082,000	25.0%	2.56x	16.8%	42.7%	42.7%
Office	Medical	64	$81,283,960	9.9%	1.63x	11.9%	55.1%	54.7%
	CBD	2	72,500,000	8.8	1.52x	13.0%	52.2%	52.2%
	Suburban	2	52,000,000	6.3	1.69x	12.4%	63.5%	63.5%
	Subtotal:	68	$205,783,960	24.9%	1.61x	12.4%	56.2%	56.0%
Industrial	Warehouse/Distribution	1	$67,500,000	8.2%	1.67x	11.6%	63.0%	63.0%
	Flex	1	34,000,000	4.1	1.41x	11.2%	55.9%	55.9%
	R&D/Manufacturing	1	32,000,000	3.9	1.83x	13.6%	66.2%	66.2%
	Other	1	15,675,000	1.9	1.55x	11.3%	50.3%	50.3%
	Subtotal:	4	$149,175,000	18.1%	1.63x	11.9%	60.7%	60.7%
Mixed Use	Lab/Office	1	$75,125,000	9.1%	1.66x	9.3%	48.8%	48.8%
	Office/Retail	1	6,495,229	0.8	1.47x	13.4%	55.0%	48.7%
	Multifamily/Retail	1	2,540,000	0.3	1.20x	8.9%	70.6%	70.6%
	Subtotal:	3	$84,160,229	10.2%	1.63x	9.6%	49.9%	49.5%
Hospitality	Limited Service	46	$27,401,076	3.3%	1.60x	15.1%	56.5%	46.3%
	Full Service	2	25,930,925	3.1	2.10x	17.4%	49.5%	47.9%
	Select Service	1	13,000,000	1.6	1.76x	16.2%	56.5%	52.0%
	Extended Stay	1	5,495,415	0.7	3.51x	31.0%	33.3%	29.0%
	Subtotal:	50	$71,827,416	8.7%	1.95x	17.3%	52.2%	46.6%
Other	Data Center	1	$60,000,000	7.3%	3.00x	18.1%	40.0%	40.0%
Multifamily	Garden	1	$16,000,000	1.9%	1.20x	9.8%	63.5%	59.9%
	Student Housing	1	14,770,000	1.8	1.58x	12.2%	59.2%	59.2%
	Subtotal:	2	$30,770,000	3.7%	1.38x	11.0%	61.4%	59.6%
Manufactured Housing(5)	Manufactured Housing	4	$17,400,000	2.1%	1.54x	11.8%	53.1%	50.6%
Total / Weighted Average:		146	$825,198,605	100.0%	1.97x	13.9%	51.6%	50.9%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 4, 5, 7, 9, 11, 12, 13, 17, 18, 20 and 23, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 8, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan Nos. 1, 2, 4, 14, 15, 20 and 21, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an “as-portfolio,” an “as-complete,” an “as-hypothetical” or an “as-stabilized” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
(5)	Manufactured Housing includes one property with a subtype “Manufactured Housing/RV Park.”
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
10

Structural and Collateral Term Sheet	BBCMS 2023-C20
Collateral Characteristics

Mortgaged Properties by Location(1)
				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(2)(4)
California	5	$128,536,967	15.6%	2.64x	16.6%	43.1%	43.1%
Virginia	4	114,816,659	13.9%	2.38x	15.2%	47.4%	47.4%
Massachusetts	4	76,939,250	9.3%	1.66x	9.4%	48.9%	48.9%
Alabama	3	74,248,675	9.0%	1.69x	12.0%	62.0%	61.5%
Pennsylvania	8	65,947,313	8.0%	1.55x	13.4%	51.4%	51.4%
Michigan	8	62,494,854	7.6%	2.31x	16.5%	46.9%	46.2%
Texas	11	56,182,701	6.8%	1.39x	11.2%	56.9%	54.8%
Ohio	6	38,480,362	4.7%	1.74x	13.2%	53.2%	52.2%
Indiana	3	33,437,250	4.1%	1.38x	11.6%	68.1%	68.1%
New Jersey	4	27,538,688	3.3%	2.33x	15.4%	50.6%	50.6%
Tennessee	3	25,937,660	3.1%	2.04x	16.1%	51.8%	51.6%
New York	9	22,824,740	2.8%	1.50x	10.8%	58.9%	58.8%
Kentucky	1	22,500,000	2.7%	1.50x	13.3%	58.8%	58.8%
Missouri	3	13,788,474	1.7%	1.75x	16.1%	56.8%	51.7%
Oregon	7	9,133,801	1.1%	1.43x	11.1%	53.1%	49.3%
Mississippi	1	7,058,332	0.9%	1.85x	16.7%	52.3%	45.8%
Illinois	3	6,814,602	0.8%	3.21x	27.6%	36.4%	32.9%
Florida	11	6,683,000	0.8%	1.75x	12.1%	52.7%	52.7%
Colorado	3	6,114,613	0.7%	1.52x	11.1%	58.1%	58.1%
Arizona	5	4,136,911	0.5%	1.71x	12.6%	54.4%	51.5%
Wisconsin	6	4,068,500	0.5%	1.85x	12.8%	51.1%	51.1%
Wyoming	6	2,769,379	0.3%	1.56x	14.8%	61.1%	46.7%
South Carolina	2	2,337,000	0.3%	1.75x	12.1%	52.7%	52.7%
Georgia	2	1,888,563	0.2%	1.75x	12.1%	52.7%	52.7%
Nebraska	4	1,569,432	0.2%	1.56x	14.8%	61.1%	46.7%
North Carolina	2	1,466,000	0.2%	2.11x	14.5%	47.0%	47.0%
New Mexico	3	1,462,259	0.2%	1.56x	14.8%	61.1%	46.7%
Maryland	2	1,450,020	0.2%	3.00x	20.7%	33.3%	32.6%
Kansas	5	1,249,595	0.2%	1.56x	14.8%	61.1%	46.7%
Oklahoma	2	941,302	0.1%	1.71x	12.7%	54.5%	51.4%
Montana	2	565,114	0.1%	1.56x	14.8%	61.1%	46.7%
Iowa	2	510,687	0.1%	1.56x	14.8%	61.1%	46.7%
Nevada	1	393,685	0.0%	1.56x	14.8%	61.1%	46.7%
Louisiana	1	276,935	0.0%	1.56x	14.8%	61.1%	46.7%
Utah	1	226,719	0.0%	1.56x	14.8%	61.1%	46.7%
South Dakota	1	207,676	0.0%	1.56x	14.8%	61.1%	46.7%
North Dakota	1	144,424	0.0%	1.56x	14.8%	61.1%	46.7%
Minnesota	1	56,463	0.0%	1.56x	14.8%	61.1%	46.7%
Total / Weighted Average:	146	$825,198,605	100.0%	1.97x	13.9%	51.6%	50.9%
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
11

Structural and Collateral Term Sheet	BBCMS 2023-C20
Collateral Characteristics
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 4, 5, 7, 9, 11, 12, 13, 17, 18, 20 and 23, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 8, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan Nos. 1, 2, 4, 14, 15, 20 and 21, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an “as-portfolio,” an “as-complete,” an “as-hypothetical” or an “as-stabilized” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
12

Structural and Collateral Term Sheet	BBCMS 2023-C20
Collateral Characteristics
Cut-off Date Principal Balance
						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
$2,540,000	-	$4,999,999	2	$7,340,000	0.9%	7.42537%	119	1.35x	10.2%	66.3%	66.3%
$5,000,000	-	$9,999,999	7	43,468,068	5.3%	7.05662%	119	2.02x	16.3%	47.0%	43.7%
$10,000,000	-	$19,999,999	10	153,015,537	18.5%	6.88981%	104	1.60x	13.2%	56.7%	53.8%
$20,000,000	-	$29,999,999	3	68,000,000	8.2%	6.76454%	79	2.01x	14.1%	54.9%	54.9%
$30,000,000	-	$49,999,999	4	146,750,000	17.8%	7.07751%	105	1.86x	13.9%	57.3%	57.3%
$50,000,000	-	$64,999,999	3	181,500,000	22.0%	6.72788%	99	2.09x	14.5%	48.1%	48.1%
$65,000,000	-	$82,500,000	3	225,125,000	27.3%	5.91712%	118	2.21x	13.4%	46.7%	46.7%
Total / Weighted Average:			32	$825,198,605	100.0%	6.62544%	106	1.97x	13.9%	51.6%	50.9%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
4.85000	-	4.99000	1	$13,597,319	1.6%	4.85000%	77	1.56x	14.8%	61.1%	46.7%
5.00000	-	5.99900	3	217,625,000	26.4%	5.71454%	118	2.59x	15.3%	39.8%	39.8%
6.00000	-	6.99900	13	309,077,415	37.5%	6.51741%	114	1.93x	13.7%	54.2%	53.7%
7.00000	-	7.49900	9	142,674,258	17.3%	7.19489%	114	1.67x	13.2%	57.0%	56.2%
7.50000	-	8.18000	6	142,224,614	17.2%	7.85252%	64	1.44x	12.8%	57.8%	57.0%
Total / Weighted Average:			32	$825,198,605	100.0%	6.62544%	106	1.97x	13.9%	51.6%	50.9%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
60	5	$149,483,960	18.1%	7.61495%	58	1.54x	12.9%	57.8%	57.6%
84	1	19,500,000	2.4%	7.03000%	83	2.18x	17.6%	48.6%	48.6%
120	26	656,214,645	79.5%	6.38801%	117	2.06x	14.0%	50.3%	49.5%
Total / Weighted Average:	32	$825,198,605	100.0%	6.62544%	106	1.97x	13.9%	51.6%	50.9%

Remaining Term to Maturity in Months

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
56	-	59	5	$149,483,960	18.1%	7.61495%	58	1.54x	12.9%	57.8%	57.6%
77	-	83	2	33,097,319	4.0%	6.13439%	81	1.93x	16.4%	53.7%	47.8%
115	-	116	3	149,375,000	18.1%	5.94584%	115	2.05x	13.0%	48.0%	48.0%
118	-	120	22	493,242,326	59.8%	6.56431%	119	2.08x	14.3%	50.7%	50.0%
Total / Weighted Average:			32	$825,198,605	100.0%	6.62544%	106	1.97x	13.9%	51.6%	50.9%
(1)	In the case of Loan Nos. 1, 2, 4, 5, 7, 9, 11, 12, 13, 17, 18, 20 and 23, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 8, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 1, 2, 4, 14, 15, 20 and 21, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an “as-portfolio,” an “as-complete,” an “as-hypothetical” or an “as-stabilized” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
13

Structural and Collateral Term Sheet	BBCMS 2023-C20
Collateral Characteristics
Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only	22	$723,992,000	87.7%	6.58422%	106	2.02x	13.8%	51.0%	51.0%
270	1	13,597,319	1.6%	4.85000%	77	1.56x	14.8%	61.1%	46.7%
360	9	87,609,286	10.6%	7.24160%	108	1.60x	14.3%	55.1%	50.7%
Total / Weighted Average:	32	$825,198,605	100.0%	6.62544%	106	1.97x	13.9%	51.6%	50.9%

Remaining Amortization Term in Months

						Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only			22	$723,992,000	87.7%	6.58422%	106	2.02x	13.8%	51.0%	51.0%
	227		1	13,597,319	1.6%	4.85000%	77	1.56x	14.8%	61.1%	46.7%
358	-	360	9	87,609,286	10.6%	7.24160%	108	1.60x	14.3%	55.1%	50.7%
Total / Weighted Average:			32	$825,198,605	100.0%	6.62544%	106	1.97x	13.9%	51.6%	50.9%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only	21	$648,867,000	78.6%	6.70865%	105	2.07x	14.4%	51.3%	51.3%
Interest Only - ARD	1	75,125,000	9.1%	5.50950%	115	1.66x	9.3%	48.8%	48.8%
Amortizing Balloon	6	60,806,605	7.4%	7.00017%	95	1.69x	15.6%	55.2%	48.3%
Interest Only, Amortizing Balloon	4	40,400,000	4.9%	6.80004%	118	1.47x	12.5%	57.0%	53.1%
Total / Weighted Average:	32	$825,198,605	100.0%	6.62544%	106	1.97x	13.9%	51.6%	50.9%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
1.20x	-	1.39x	5	$70,923,960	8.6%	7.49006%	79	1.28x	10.9%	65.1%	63.3%
1.40x	-	1.69x	14	359,207,973	43.5%	6.79483%	103	1.57x	11.6%	55.5%	54.8%
1.70x	-	1.79x	3	80,000,000	9.7%	6.53809%	119	1.75x	12.9%	52.7%	51.8%
1.80x		1.89x	2	45,489,258	5.5%	7.07262%	119	1.84x	14.5%	62.1%	60.2%
1.90x	-	2.49x	3	65,000,000	7.9%	6.37498%	87	2.24x	15.5%	51.7%	51.7%
2.50x	-	3.51x	5	204,577,415	24.8%	6.04256%	118	2.96x	18.6%	37.3%	37.2%
Total / Weighted Average:			32	$825,198,605	100.0%	6.62544%	106	1.97x	13.9%	51.6%	50.9%
(1)	In the case of Loan Nos. 1, 2, 4, 5, 7, 9, 11, 12, 13, 17, 18, 20 and 23, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 8, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 1, 2, 4, 14, 15, 20 and 21, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an “as-portfolio,” an “as-complete,” an “as-hypothetical” or an “as-stabilized” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
14

Structural and Collateral Term Sheet	BBCMS 2023-C20
Collateral Characteristics
LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
31.5%	-	49.9%	8	$304,702,415	36.9%	5.98159%	115	2.57x	16.2%	41.0%	40.9%
50.0%	-	59.9%	15	331,574,911	40.2%	7.05963%	100	1.67x	12.9%	54.0%	53.3%
60.0%	-	64.9%	6	122,881,279	14.9%	6.66090%	107	1.53x	11.7%	62.7%	60.4%
65.0%	-	69.9%	2	63,500,000	7.7%	7.35252%	89	1.60x	12.6%	67.6%	67.6%
70.0%	-	70.6%	1	2,540,000	0.3%	7.29000%	119	1.20x	8.9%	70.6%	70.6%
Total / Weighted Average:			32	$825,198,605	100.0%	6.62544%	106	1.97x	13.9%	51.6%	50.9%

LTV Ratios as of the Maturity Date(1)(3)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
29.0%	-	49.9%	13	$350,929,645	42.5%	6.06774%	114	2.43x	16.0%	42.9%	41.6%
50.0%	-	59.9%	13	329,928,960	40.0%	7.06045%	97	1.64x	12.5%	55.0%	54.5%
60.0%	-	63.5%	2	73,500,000	8.9%	6.62746%	119	1.66x	11.6%	62.9%	62.9%
63.6%	-	70.6%	4	70,840,000	8.6%	7.36007%	92	1.57x	12.4%	67.5%	67.5%
Total / Weighted Average:			32	$825,198,605	100.0%	6.62544%	106	1.97x	13.9%	51.6%	50.9%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Defeasance	21	$467,963,068	56.7%	6.76699%	110	2.06x	14.7%	51.9%	51.4%
Yield Maintenance	9	220,610,537	26.7%	6.75326%	90	1.96x	14.4%	51.7%	50.0%
Defeasance or Yield Maintenance	2	136,625,000	16.6%	5.93420%	117	1.70x	10.6%	50.6%	50.6%
Total / Weighted Average:	32	$825,198,605	100.0%	6.62544%	106	1.97x	13.9%	51.6%	50.9%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Refinance	24	$641,824,286	77.8%	6.68335%	106	1.89x	13.4%	51.8%	51.2%
Acquisition	7	167,699,319	20.3%	6.35011%	104	2.34x	16.0%	50.9%	49.7%
Recapitalization	1	15,675,000	1.9%	7.20000%	119	1.55x	11.3%	50.3%	50.3%
Total / Weighted Average:	32	$825,198,605	100.0%	6.62544%	106	1.97x	13.9%	51.6%	50.9%
(1)	In the case of Loan Nos. 1, 2, 4, 5, 7, 9, 11, 12, 13, 17, 18, 20 and 23, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 8, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 1, 2, 4, 14, 15, 20 and 21, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an “as-portfolio,” an “as-complete,” an “as-hypothetical” or an “as-stabilized” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
15

Structural and Collateral Term Sheet	BBCMS 2023-C20
Collateral Characteristics
Previous Securitization History(1)

No.	Mortgage Loan Seller	Loan Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
18	BANA	6330 West Loop South	Bellaire, TX	Office	$14,983,960	1.8%	MSC 2018-H3
21.01	SMC	Holiday Inn Express Brookhaven	Brookhaven, MS	Hospitality	$7,058,332	0.9%	COMM 2014-CR21
29	SGFC	Lagoons MHC / RV Park	Rockport, TX	Manufactured Housing	$5,500,000	0.7%	JPMBB 2013-C12
30	SMC	Homewood Suites Schaumburg	Schaumburg, IL	Hospitality	$5,495,415	0.7%	WFRBS 2013-C16
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
16

Structural and Collateral Term Sheet	BBCMS 2023-C20
Class A-2(1)
No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Date Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
5	One & Two Commerce Square	Philadelphia, PA	$60,000,000	7.3%	$60,000,000	40.2%	60	59	1.52x	13.5%	51.4%	51.4%
10	Meridian Plaza	Carmel, IN	31,500,000	3.8%	31,500,000	21.1%	60	59	1.36x	11.6%	69.1%	69.1%
12	Oxmoor Center	Louisville, KY	22,500,000	2.7%	22,500,000	15.1%	60	59	1.50x	13.3%	58.8%	58.8%
13	South Lake at Dulles	Herndon, VA	20,500,000	2.5%	20,500,000	13.7%	60	56	2.19x	13.6%	54.9%	54.9%
18	6330 West Loop South	Bellaire, TX	14,983,960	1.8%	14,396,476	9.6%	60	58	1.20x	11.4%	62.2%	59.8%
Total / Weighted Average:			$149,483,960	18.1%	$148,896,476	99.8%	60	58	1.54x	12.9%	57.8%	57.6%
(1)	The table above presents the mortgage loans whose balloon payment would be applied to pay down the certificate balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or the anticipated repayment date. Each Class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.
(2)	Reflects the percentage equal to the Maturity Date Balance divided by the initial Class A-2 Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
17

Structural and Collateral Term Sheet	BBCMS 2023-C20
Class A-3(1)
No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Date Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
14	Doubletree Downtown Chattanooga	Chattanooga, TN	$19,500,000	2.4%	$19,500,000	65.3%	84	83	2.18x	17.6%	48.6%	48.6%
20	Wyndham National Hotel Portfolio	Various, Various	13,597,319	1.6%	10,382,971	34.7%	120	77	1.56x	14.8%	61.1%	46.7%
Total / Weighted Average:			$33,097,319	4.0%	$29,882,971	100.0%	99	81	1.93x	16.4%	53.7%	47.8%
(1)	The table above presents the mortgage loans whose balloon payment would be applied to pay down the certificate balance of the Class A-3 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or the anticipated repayment date. Each Class of Certificates, including the Class A-3 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.
(2)	Reflects the percentage equal to the Maturity Date Balance divided by the initial Class A-3 Certificate Balance.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
18

Structural and Collateral Term Sheet	BBCMS 2023-C20
Structural Overview
■ Assets:	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class S and Class R Certificates (collectively, the “Certificates”) will be entitled to distributions solely with respect to the mortgage loans.
■ Accrual:	Each Class of Certificates (other than the Class S and Class R Certificates) will accrue interest on a 30/360 basis. The Class S and Class R Certificates will not accrue interest.
■ Distribution of Interest:

On each Distribution Date, accrued interest for each Class of Certificates (other than the Class S and Class R Certificates) at the applicable pass-through rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A and Class X-B Certificates (the “Senior Certificates”), on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The pass-through rate applicable to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR Certificates (collectively, the “Principal Balance Certificates”) on each Distribution Date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

The pass-through rate for the Class X-A Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-B Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-S and Class B Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The Class S Certificates will not have a pass-through rate. On each Distribution Date, any excess interest collected in respect of any mortgage loan in the trust with an anticipated repayment date, solely to the extent received from the related borrower during the related collection period, will be distributed to the holders of the Class S Certificates.

See “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Distribution of Principal:

On any Distribution Date prior to the Cross-Over Date, payments in respect of principal will be distributed:

first, to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to the Class A-SB planned principal balance for the related Distribution Date set forth in Annex E to the Preliminary Prospectus, second, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, fourth, to the Class A-3 Certificates, until the Certificate Balance of such Class is reduced to zero, fifth, to the Class A-4 Certificates, until the Certificate Balance of such Class is reduced to zero, sixth, to the Class A-5 Certificates, until the Certificate Balance of such Class is reduced to zero and seventh to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to zero and then to the Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, payments in respect of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
19

Structural and Collateral Term Sheet	BBCMS 2023-C20
Structural Overview

Certificates, pro rata based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR Certificates have been reduced to zero as a result of the allocation of realized losses to such Classes.

The Class X-A and Class X-B Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-S and Class B Certificates.

The Class S Certificates will have no certificate balance, notional amount, credit support, pass-through rate, rated final distribution date or rating, and will not be entitled to distributions of principal. The Class S Certificates will be entitled to distributions of excess interest collected on the mortgage loan with an anticipated repayment date solely to the extent received from the related borrower and will represent beneficial ownership of the grantor trust, as further described in “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Yield Maintenance / Fixed Penalty Allocation:

If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the Certificate Administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (1) to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR or Class J-RR Certificates, the product of (a) the yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such Class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates as described above, and (3) to the Class X-B Certificates, any remaining portion of such yield maintenance charge or prepayment premium not distributed as described above.

No yield maintenance charges or prepayment premiums will be distributed to the Class S or Class R Certificates.

■ Realized Losses:

On each Distribution Date, the losses on the mortgage loans will be allocated first to the Class J-RR, Class H-RR, Class G-RR, Class F-RR, Class E-RR, Class D-RR, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of all such Classes have been reduced to zero, and then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, pro rata, based on the Certificate Balance of each such Class, until the Certificate Balance of each such Class has been reduced to zero. The notional amounts of the Class X-A and Class X-B Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amounts of the Class X-A and Class X-B Certificates, respectively.

Losses on each pari passu Whole Loan will be allocated, pro rata, between the related mortgage loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances and with respect to any Whole Loan with one or more subordinate companion loans, first to the related Subordinate Companion Loan(s) until their principal balances have been reduced to zero and then to the related mortgage loan and any related Pari Passu Companion loans (if any), pro rata, based on their respective principal balances.

■ Interest Shortfalls:	A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of appraisal reductions to reduce P&I Advances; (c) shortfalls resulting from the payment of interest on Advances made by the Master Servicer, the Special
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Asset Representations Reviewer; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class S and Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority of Distributions” in the Preliminary Prospectus.
■ Appraisal Reduction Amounts:

With respect to mortgage loans serviced under the Pooling and Servicing Agreement, upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and the Special Servicer will calculate the Appraisal Reduction Amount. The “Appraisal Reduction Amount” is generally the amount by which the current principal balance of the related mortgage loan or Serviced Whole Loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds the sum of (a) 90% of the appraised value of the related mortgaged property, (b) the amount of any escrows, letters of credit and reserves and (c) all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan or Serviced Whole Loan; over the sum as of the due date in the month of the date of determination of (a) to the extent not previously advanced, unpaid interest at the mortgage rate, (b) all P&I Advances on the Mortgage Loan and all servicing advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds and interest on those advances, and (c) all due and unpaid real estate taxes, insurance premiums, ground rents, unpaid special servicing fees and other amounts due and unpaid.

With respect to the Non-Serviced Whole Loans, any Appraisal Reduction Amount will be similarly determined pursuant to the related lead securitization trust and servicing agreement or pooling and servicing agreement, as applicable, under which the non-serviced whole loan is serviced.

In general, any Appraisal Reduction Amounts that are allocated to the mortgage loans are notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) beginning with the Class J-RR Certificates for certain purposes, including certain voting rights and the determination of the controlling class and the determination of an Operating Advisor Consultation Event. As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related mortgage loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then-outstanding (i.e., first, to the Class J-RR Certificates; second, to the Class H-RR Certificates; third, to the Class G-RR Certificates; fourth, to the Class F-RR Certificates, fifth to the Class E-RR Certificates, sixth to the Class D-RR Certificates; seventh, to the Class C Certificates; eighth, to the Class B Certificates, ninth, to the Class A-S Certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates).

With respect to each Serviced Whole Loan, the Appraisal Reduction Amount is notionally allocated pro rata, between the related mortgage loan and any related serviced pari passu companion loan(s), based upon their respective principal balances.

■ Master Servicer Advances:	The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain servicing advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. With respect to any Non-Serviced Whole Loan, the master servicer or trustee, as applicable, under the related lead securitization servicing agreement will have the primary obligation to make any required servicing advances with respect to such Non-Serviced Whole Loan.
■ Whole Loans:	Each of the mortgaged properties identified above under “Collateral Characteristics—Pari Passu Companion Loan Summary” secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. Such “—Pari Passu Companion Loan Summary” section includes further information regarding the various notes in
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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each whole loan, the holders of such notes, the lead servicing agreement for each such whole loan, and the master servicer and special servicer under such lead servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.
■ Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan will be applied (after reimbursement of advances and certain trust fund expenses) first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.
■ Sale of Defaulted Loans and REO Properties:

The Special Servicer is required to use reasonable efforts to solicit offers for any defaulted loan or REO property (other than a non-serviced mortgage loan) if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and a sale would be in the best economic interests of the certificateholders (or, in the case of any Serviced Whole Loan, the certificateholders and any holders of the related Serviced Companion Loans, as a collective whole, taking into account the pari passu or subordinate nature of any related Serviced Companion Loan), on a net present value basis.

In the case of each non-serviced mortgage loan, under certain circumstances permitted under the related intercreditor agreement, to the extent that such non-serviced mortgage loan is not sold together with the related non-serviced companion loan by the special servicer for the related Non-Serviced Whole Loans, the Special Servicer will be entitled to sell (with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing, with respect to any mortgage loan other than an Excluded Loan) such non-serviced mortgage loan if it determines in accordance with the servicing standard that such action would be in the best interests of the certificateholders.

The Special Servicer is generally required to accept the highest cash offer received from any person for any defaulted loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Purchase Price”) except as described in the Preliminary Prospectus.

With respect to the Serviced Whole Loans, any such sale of the related defaulted loan is required to also include the related Pari Passu Companion Loans, if any, and the prices will be adjusted accordingly.

With respect to the mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the mezzanine lenders may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan, and the holder of a subordinate Companion Loan may have the option to purchase the related whole loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the Special Servicer does not receive a cash offer at least equal to the Purchase Price, the Special Servicer may purchase the defaulted loan at the Purchase Price or accept the first cash offer received from any person that is determined to be a fair price and will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related mortgaged property and the state of the local economy for such defaulted loan or REO property, if the highest offeror is a person other than a party to the Pooling and Servicing Agreement, the Directing Certificateholder, any sponsor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer, with respect to a defaulted whole loan, the depositor, Master Servicer, Special Servicer (or independent contractor engaged by the Special Servicer) or the trustee for the securitization of a Companion Loan and each holder of any related Companion Loan or mezzanine loan (but only with respect to the related mortgage loan), or any known affiliate of any such person (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee will determine (unless (i) the offer is equal to or greater than Purchase Price and (ii) the offer is the highest offer received) (based upon the most recent appraisal or updated appraisal conducted in accordance with the terms of the Pooling and Servicing Agreement) whether the offer constitutes a fair price for the defaulted loan or REO property provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties, and the Trustee may conclusively rely on the opinion

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property.

If the Special Servicer does not receive any offers that are at least equal to the Purchase Price, the Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the Special Servicer determines in consultation with the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing), other than with respect to any Excluded Loan, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders and, with respect to any Serviced Whole Loan, the holder of the related Companion Loans, as a collective whole, as if such certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender, and taking into account the pari passu or subordinate nature of any related Companion Loan, so long as such lower offer was not made by the Special Servicer or any of its affiliates. If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Special Servicer, Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or grantor trust or cause any REMIC of the trust fund to fail to qualify as a REMIC or the grantor trust to fail to qualify as a grantor trust.

The foregoing applies to mortgage loans serviced under the Pooling and Servicing Agreement. With respect to each Non-Serviced Whole Loan, if the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, determines to sell the related Companion Loan(s) as described above, then the applicable special servicer will be required to sell the related non-serviced mortgage loan included in the BBCMS 2023-C20 Trust and the related Companion Loan(s), as a single loan. In connection with any such sale, the then-applicable special servicer will be required to follow procedures substantially similar to those set forth above.

■ Control Eligible Certificates:	Class D-RR, Class E-RR, Class F-RR , Class G-RR, Class H-RR and Class J-RR Certificates.
■ Control Rights:

The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will be (i) with respect to any Servicing Shift Mortgage Loan, the Loan-Specific Directing Certificateholder and (ii) with respect to each mortgage loan (other than a Servicing Shift Mortgage Loan and any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement. With respect to any mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan or any Servicing Shift Whole Loans), unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking, certain actions with respect to such mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan). With respect to any mortgage loan that has or may in the future have mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

A “Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

An “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

An “Excluded Loan” means a mortgage loan or Whole Loan as to which the Directing Certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any Control Termination Event) with respect to which, as of any date of determination, with respect to the Directing Certificateholder (except for purposes of determining whether the Servicing Shift Mortgage Loan or Servicing Shift Whole Loan is an Excluded Loan with respect to the related Loan-Specific Directing Certificateholder) or the holder of the majority of the controlling class is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans in this securitization.

With respect to the Serviced Whole Loans, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consultation rights of the holder of the related Pari Passu Companion Loans or Subordinate Companion Loans pursuant to the related intercreditor agreement.

With respect to any Non-Serviced Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder or controlling class representative under the applicable trust and servicing agreement or pooling and servicing agreement (or, in the case of Non-Serviced Whole Loans with Subordinate Companion Loans, the holder of the related Subordinate Companion Loan), as applicable.

■ Directing Certificateholder:	LD III Sub XII, LLC or an affiliate is expected to be appointed as the initial directing certificateholder with respect to all serviced mortgage loans (other than the Servicing Shift Mortgage Loan and any Excluded Loans).
■ Controlling Class:

The “Controlling Class” will at any date of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class. Each holder of a certificate of the Controlling Class is referred to herein as a “Controlling Class Certificateholder”.

The Controlling Class as of the Closing Date will be the Class J-RR Certificates; provided that if at any time the principal balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate Class of Control Eligible Certificates that has a certificate balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts.

■ Control Termination Event:

A “Control Termination Event” will occur with respect to any mortgage loan when the senior most Class of Control Eligible Certificates has a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

The “Cumulative Appraisal Reduction Amount” as of any date of determination and for any mortgage loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.

An “AB Modified Loan” means any corrected loan (1) that became a corrected loan (which includes for purposes of this definition any non-serviced mortgage loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing such non-serviced mortgage loan) due to a modification thereto that resulted in the creation of an AB note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.

The “Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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sum of (in the case of a Whole Loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of a non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the Special Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts.

Upon the occurrence and during the continuance of a Control Termination Event, the Controlling Class will no longer have any control rights. After the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to any mortgage loan other than an Excluded Loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

■ Consultation Termination Event:

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided that a Consultation Termination Event will be deemed not continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all certificateholders.

■ Operating Advisor Consultation Event:	An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR Certificates in the aggregate (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.
■ Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such Class, to no longer be the Controlling Class.
■ Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any Class of Control Eligible Certificates that are determined at any date of determination to no longer be the Controlling Class as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a supplemental appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan (or Serviced Whole Loan) that results in the Class becoming an Appraised-Out Class.

Upon receipt of that supplemental appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the supplemental appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted, and if so warranted, and will be required to recalculate the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based on the supplemental appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a supplemental appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

■ Operating Advisor:

The Operating Advisor will initially be Park Bridge Lender Services LLC. The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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specially serviced loans. With respect to each mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan, the Operating Advisor will be responsible for:

●                  reviewing the actions of the Special Servicer with respect to any Specially Serviced Loan;

●                 reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website and (ii) each Asset Status Report (as defined in the Preliminary Prospectus) (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

●                 recalculating and reviewing for accuracy and consistency with the Pooling and Servicing Agreement the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts, Cumulative Appraisal Reduction Amounts and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan; and

●                 preparing an annual report (if any mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or an Operating Advisor Consultation Event occurred during the prior calendar year) that sets forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event (as defined below), with respect to major decisions on non-Specially Serviced Loans) during the prior calendar year on an “asset-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply with and (2) any material deviations from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan). In preparing any Operating Advisor Annual Report (as defined in the Preliminary Prospectus), the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan, after the Operating Advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

●                  to consult (on a non-binding basis) with the Special Servicer in respect of Asset Status Reports and

●                  to consult (on a non-binding basis) with the Special Servicer to the extent it has received a Major Decision Reporting Package with respect to Major Decisions processed by the Special Servicer.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the Special Servicer would be in the best interest of the certificateholders as a collective whole, then, the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders (which, for this purpose, is the holders of Principal Balance Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or certificate owners that are not affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
26

Structural and Collateral Term Sheet	BBCMS 2023-C20
Structural Overview

certificateholders elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time.

■ Replacement of Operating Advisor:

The Operating Advisor may be terminated or removed under certain circumstances and a replacement operating advisor appointed as described in the Preliminary Prospectus.

If a Consultation Termination Event has occurred and is continuing, the Operating Advisor may be removed and replaced without cause upon the affirmative direction of certificate owners holding at least 75% of the voting rights of all Certificates (taking into account the application of Cumulative Appraisal Reduction Amounts), following a proposal from certificate owners holding not less than 25% of the voting rights of all Certificates (taking into account the application of Cumulative Appraisal Reduction Amounts). The certificateholders who initiate a vote on a termination and replacement of the Operating Advisor without cause must cause the Rating Agencies to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement.

Any replacement operating advisor (or the personnel responsible for supervising the obligations of the replacement operating advisor) must be an entity (A) that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the Operating Advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any of the Rating Agencies has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction publicly citing servicing concerns with the operating advisor in its capacity as special servicer or operating advisor on such commercial mortgage-backed securities transaction as the sole or a material factor in such rating action; (B) that can and will make the representations and warranties of the operating advisor set forth in the Pooling and Servicing Agreement; (C) that is not (and is not affiliated (including Risk Retention Affiliated) with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Directing Certificateholder, the Third-Party Purchaser, a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates); (D) that has not been paid by any Special Servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor special servicer to become the Special Servicer; (E) that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five years of experience in collateral analysis and loss projections and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets and (F) that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any mortgage loan, any companion loan or securities backed by a companion loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer). Any Operating Advisor is prohibited from making an investment in any Class of Certificates in the Trust as described in the Preliminary Prospectus.

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 12 C.F.R. 244.2 of the Credit Risk Retention Rules.

■ Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent mortgage loans. An “Asset Review Trigger” will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable collection period are Delinquent Loans (2)(A) prior to and including the second anniversary of the Closing Date at least 10 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable collection period or (B) after the second anniversary of the Closing Date, at least 15 mortgage loans are Delinquent Loans

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
27

Structural and Collateral Term Sheet	BBCMS 2023-C20
Structural Overview

and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable collection period.

Following the determination that an Asset Review Trigger has occurred, the Certificate Administrator will include in the Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur. Once an Asset Review Trigger has occurred, Certificateholders evidencing not less than 5% of the Voting Rights may deliver to the Certificate Administrator a written direction requesting a vote on whether to commence an Asset Review (as defined in the Preliminary Prospectus) within 90 days after the filing of the Form 10-D reporting the occurrence of the Asset Review Trigger (an “Asset Review Vote Election”). If directed by such Certificateholders, a vote of all Certificateholders will commence and an Asset Review will occur if more than a majority of Certificateholders voting (assuming Certificateholders representing a minimum of 5% of the Voting Rights respond) vote affirmatively within 150 days of the Asset Review Vote Election. If the vote does not come to pass within such 150-day period, then no further votes will occur unless and until (A) an additional mortgage loan becomes a Delinquent Loan after the expiration of such 150 day period, (B) a new Asset Review Trigger occurs or an Asset Review Trigger is otherwise in effect, (C) Certificateholders representing 5% of the Voting Rights again elect to cause a vote of all the Certificateholders and (D) such vote has occurred within 150 after the election described in clause (C) above.

■ Replacement of the Asset Representations Reviewer:	The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer (as defined in the Preliminary Prospectus), and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed.
■ Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer may generally be replaced at any time and without cause by the Directing Certificateholder.

If the Special Servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan or Serviced Whole Loan (any such mortgage loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (an “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder, the resigning Special Servicer will be required to use commercially reasonable efforts to select the Excluded Special Servicer.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

The Operating Advisor may also recommend the replacement of the Special Servicer at any time as described in “Operating Advisor” above.

■ Replacement of Special Servicer by Vote of Certificateholders:	After the occurrence and during the continuance of a Control Termination Event that relates to any mortgage loan, upon (a) the written direction of holders of the Principal Balance Certificates
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
28

Structural and Collateral Term Sheet	BBCMS 2023-C20
Structural Overview

evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Cumulative Appraisal Reduction Amounts are allocable) of the Principal Balance Certificates requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related securities, the Certificate Administrator will be required to post such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with a qualified replacement special servicer designated by such holders of Certificates.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer or the Asset Representations Reviewer described above, the holders of Certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of realized losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all Principal Balance Certificates on an aggregate basis.

With respect to each Serviced Whole Loan, the holders of the related Pari Passu Companion Loans, under certain circumstances following a servicer termination event with respect to the Special Servicer, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to any Non-Serviced Whole Loan, the BBCMS 2023-C20 trust as holder of the related mortgage loan has similar termination rights in the event of a servicer termination event with respect to the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, as described above, which may be exercised by the Directing Certificateholder prior to the Control Termination Event. However, the successor special servicer will be selected pursuant to the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, by the related directing holder prior to a control event under such trust and servicing agreement or pooling and servicing agreement, as applicable. The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in the Preliminary Prospectus.
■ Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the Pooling and Servicing Agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the Depositor by a Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a request to repurchase a mortgage loan (a “Repurchase Request”) is not “Resolved” (as defined below) within 180 days after the related Mortgage Loan Seller receives such Repurchase Request (a “Resolution Failure”), then the Enforcing Servicer (as defined below) will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
29

Structural and Collateral Term Sheet	BBCMS 2023-C20
Structural Overview

Mortgage Loan Seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the Enforcing Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

The Enforcing Servicer will be required to consult with any Certificateholder or Certificate Owner that delivers a notice of its intent to exercise its dispute resolution rights (a “Requesting Certificateholder”) so that a Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods. If a Requesting Certificateholder elects to exercise its right to refer the matter to either mediation or arbitration, then it will become the party responsible for enforcing the Repurchase Request and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. Failure to make an election to exercise that right or failure to begin the elected form of proceedings within the certain timeframe set forth in the Pooling and Servicing Agreement will generally waive the Certificateholders’ or Certificate Owners’ rights with respect to the related Repurchase Request.

The “Enforcing Servicer” will be the Special Servicer.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller makes a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement.

■ Investor Communications:

The Certificate Administrator is required to include on any Form 10-D any request received from a Certificateholder to communicate with other Certificateholders related to Certificateholders exercising their rights under the terms of the Pooling and Servicing Agreement. Any Certificateholder wishing to communicate with other Certificateholders regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement should deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator at the address below:

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group – BBCMS Mortgage Trust 2023-C20

With a copy to: trustadministrationgroup@computershare.com

■ Master Servicer and Special Servicer Compensation:

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan, any related REO loan and any related Serviced Companion Loan that are Specially Serviced Loans that will accrue at the related servicing fee rate described in the Preliminary Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each specially serviced loan and REO loan (other than a non-serviced mortgage loan) at the special servicing fee rate described in the Preliminary Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan is the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a mortgage loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses described in the Preliminary Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related mortgage loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
30

Structural and Collateral Term Sheet	BBCMS 2023-C20
Structural Overview

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.00% of the outstanding principal balance of the related mortgage loan or Serviced Whole Loan, as applicable, on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (other than a non-serviced mortgage loan) or Serviced Companion Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan and/or related Serviced Companion Loan (other than all assumption fees, assumption application fees, consent fees, loan service transaction fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

A “Workout Fee” will generally be payable with respect to each corrected loan and will be equal to the lesser of (i) an amount calculated at a rate of 1.00% of payments (other than penalty charges and Excess Interest) of principal and interest on the respective mortgage loan for so long as it remains a corrected loan and (ii) $1,000,000 in the aggregate with respect to any particular corrected loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the Special Servicer in respect of that corrected loan (including any related Serviced Companion Loan) equal to $25,000.

The “Excess Modification Fee Amount” for any corrected loan is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related Serviced Companion Loan) and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO loan being a corrected loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each specially serviced mortgage loan or REO property (and each related Serviced Companion Loan) for which the special servicer receives (a) a full, partial or discounted payoff, or (b) any liquidation proceeds or insurance and condemnation proceeds (including with respect to the related Companion Loan, if applicable). The Liquidation Fee for each specially serviced mortgage loan will be an amount equal to the lesser of (i) 1.0% of the liquidation proceeds (exclusive of default interest) (or, if such rate would result in an aggregate liquidation fee of less than $25,000, then such higher rate as would result in an aggregate Liquidation Fee equal to $25,000 and (ii) $1,000,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan (including a Serviced Companion Loan) or REO property as additional compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Similar fees to those described above will be payable to the applicable special servicer for the Non-Serviced Whole Loans under the related trust and servicing agreement or pooling and servicing agreement, as applicable.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no Liquidation Fee will be payable to the Special Servicer upon the purchase of any Specially Serviced Loan or an REO property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan (as defined in the Preliminary Prospectus).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
31

Structural and Collateral Term Sheet	BBCMS 2023-C20
Structural Overview
■ Deal Website:

The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:

■                 special notices,

■                 summaries of any final asset status reports,

■                 appraisals in connection with Appraisal Reduction Events (as defined in the Preliminary Prospectus) plus any second appraisals ordered,

■                 an “Investor Q&A Forum,”

■                 a voluntary investor registry, and

■                 SEC EDGAR filings.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
32

Structural and Collateral Term Sheet	BBCMS 2023-C20
No. 1 – Fashion Valley Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
33

Structural and Collateral Term Sheet	BBCMS 2023-C20
No. 1 – Fashion Valley Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
34

Structural and Collateral Term Sheet	BBCMS 2023-C20
No. 1 – Fashion Valley Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
35

Structural and Collateral Term Sheet	BBCMS 2023-C20
No. 1 – Fashion Valley Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
36

Structural and Collateral Term Sheet	BBCMS 2023-C20
No. 1 – Fashion Valley Mall
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BANA, Barclays, BMO	Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA):	AAAsf/AAA(sf)	Title:	Fee
Original Principal Balance(1):	$82,500,000	Property Type – Subtype:	Retail – Super Regional Mall
Cut-off Date Principal Balance(1):	$82,500,000	Net Rentable Area (SF):	1,377,155
% of IPB:	9.998%	Location:	San Diego, CA
Loan Purpose:	Refinance	Year Built / Renovated(5):	1969 / 2023
Borrower:	Fashion Valley Mall, LLC	Occupancy(6):	94.0%
Borrower Sponsor:	Simon Property Group, L.P.	Occupancy Date:	5/15/2023
Interest Rate:	5.73000%	4th Most Recent NOI (As of):	$82,934,141 (12/31/2019)
Note Date:	5/25/2023	3rd Most Recent NOI (As of):	$72,772,653 (12/31/2020)
Maturity Date:	6/1/2033	2nd Most Recent NOI (As of):	$79,065,945 (12/31/2021)
Interest-only Period:	120 months	Most Recent NOI (As of):	$80,846,012 (12/31/2022)
Original Term:	120 months	UW Economic Occupancy:	89.9%
Original Amortization Term:	None	UW Revenues:	$103,974,716
Amortization Type:	Interest Only	UW Expenses:	$19,972,427
Call Protection(2):	L(25),D(89),O(6)	UW NOI:	$84,002,289
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$82,302,958
Additional Debt(1)(3):	Yes	Appraised Value / Per SF(7):	$1,430,000,000 / $1,038
Additional Debt Balance(1):	$367,500,000	Appraisal Date:	4/5/2023
Additional Debt Type(1):	Pari Passu

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$327
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$327
Insurance:	$0	Springing	N/A	Cut-off Date LTV(7):	31.5%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV(7):	31.5%
TI/LC Reserve:	$0	Springing	N/A	UW NCF DSCR:	3.15x
Gap Rent Reserve:	$4,458,079	$0	N/A	UW NOI Debt Yield:	18.7%
Outstanding TI/LC:	$24,345,615	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$450,000,000	100.0%	Loan Payoff	$417,362,939	92.7%
			Upfront Reserves	28,803,694	6.4
			Return of Equity	2,571,188	0.6
			Closing Costs	1,262,178	0.3
Total Sources	$450,000,000	100.0%	Total Uses	$450,000,000	100.0%
(1)	The Fashion Valley Mall Mortgage Loan (as defined below) is part of a whole loan evidenced by 20 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $450.0 million (the “Fashion Valley Mall Whole Loan”). The Financial Information in the chart above reflects the Fashion Valley Mall Whole Loan.
(2)	The lockout period will be at least 25 months beginning with and including the first payment date on July 1, 2023. Defeasance of the Fashion Valley Mall Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized (the “REMIC Prohibition Period”) and (ii) May 25, 2026 (the “Permitted Release Date”). The assumed lockout period is based on the expected BBCMS 2023-C20 closing date in July 2023. The actual lockout period may be longer. If the Permitted Release Date has occurred but the REMIC Prohibition Period has not occurred, the borrower may prepay the Fashion Valley Mall Whole Loan in whole (but not in part) provided that such prepayment includes an amount equal to the yield maintenance premium.
(3)	The borrower utilized an approximately $2.5 million C-PACE loan to complete energy efficient upgrades at the Fashion Valley Mall Property (as defined below). The C-PACE loan has a ten-year term with final payment occurring in September 2025. The annual debt service is $312,351 and the remaining balance as of March 2023 was $866,043. The debt service is included as an assessment on the Fashion Valley Mall Property’s real estate tax bills and is a recoverable expense.
(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(5)	The Fashion Valley Mall Property is undergoing a renovation that is planned to be completed by the end of 2023.
(6)	Occupancy includes all tenants in place and excludes all Release Parcels (as defined below). As of May 15, 2023, the Fashion Valley Mall Property was 96.0% occupied inclusive of Retail Development Program (“RDP”) tenants. These tenants have been excluded from the underwriting as RDP lease terms are for less than a year and can be terminated by the landlord at any time with 30 days’ notice.
(7)	The Appraised Value represents the hypothetical as-is value, which excludes the value attributed to Release Parcels. Based on the actual as-is value of $1,450,000,000 the Cut-off Date LTV and Maturity Date LTV are 31.0% and 31.0%, respectively. See “Partial Release” below.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
37

Structural and Collateral Term Sheet	BBCMS 2023-C20
No. 1 – Fashion Valley Mall

The Loan. The Fashion Valley Mall mortgage loan (the “Fashion Valley Mall Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in a super regional mall in San Diego, California (the “Fashion Valley Mall Property”). The Fashion Valley Mall Whole Loan consists of 20 pari passu notes and accrues interest at a rate of 5.73000% per annum. The Fashion Valley Mall Whole Loan has a ten-year term and is interest-only for the entire term. The Fashion Valley Mall Whole Loan was co-originated on May 25, 2023 by Bank of America, N.A. (“BANA”), JPMorgan Chase Bank, National Association (“JPM”), Barclays Capital Real Estate Inc. (“Barclays”) and Bank of Montreal (“BMO”). The non-controlling Notes A-1-3, A-3-3, A-4-2 and A-4-3, with an aggregate original principal balance of $82,500,000, will be included in the BBCMS 2023-C20 securitization trust. The remaining notes are currently held by BANA, JPM, BMO and Barclays or their respective affiliates and are expected to be contributed to one or more future securitization trust(s). The Fashion Valley Mall Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2023-C20 trust until the controlling Note A-1-1 is securitized, whereupon the Fashion Valley Mall Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$60,000,000	$60,000,000	BANA	Yes
A-1-2	45,000,000	45,000,000	BANA	No
A-1-3	25,000,000	25,000,000	BBCMS 2023-C20	No
A-1-4	20,000,000	20,000,000	BANA	No
A-2-1	35,000,000	35,000,000	JPM	No
A-2-2	30,000,000	30,000,000	JPM	No
A-2-3	25,000,000	25,000,000	JPM	No
A-2-4	10,000,000	10,000,000	JPM	No
A-3-1	22,500,000	22,500,000	BMO	No
A-3-2	20,000,000	20,000,000	BMO	No
A-3-3	17,500,000	17,500,000	BBCMS 2023-C20	No
A-3-4	15,000,000	15,000,000	BMO	No
A-3-5	12,500,000	12,500,000	BMO	No
A-3-6	12,500,000	12,500,000	BMO	No
A-4-1	35,000,000	35,000,000	Barclays	No
A-4-2	25,000,000	25,000,000	BBCMS 2023-C20	No
A-4-3	15,000,000	15,000,000	BBCMS 2023-C20	No
A-4-4	10,000,000	10,000,000	Barclays	No
A-4-5	10,000,000	10,000,000	Barclays	No
A-4-6	5,000,000	5,000,000	Barclays	No
Whole Loan	$450,000,000	$450,000,000

The Property. The Fashion Valley Mall Property is a Class A, open-air, super-regional mall that was constructed in 1969 on an 81.44-acre plot of land in the Mission Valley section of San Diego, California. The Fashion Valley Mall Property consists of 1,377,155 square feet of net rentable area and provides parking via 7,512 surface parking and parking garage spaces (approximately 5.5 spaces per 1,000 square feet). The Fashion Valley Mall Property is home to six anchor department stores, including Neiman Marcus (excluded from underwriting), Bloomingdale’s, Nordstrom, Macy’s and JCPenney (excluded from underwriting), and an 18-screen AMC Theatres.

The parcels relating to the Neiman Marcus and JCPenney stores, including their related parking structures and spaces, are permitted to be freely released by the borrower, therefore all square footage and any rent for those tenants has been excluded in the lender’s underwriting and no value has been given to either parcel in the appraised value. The information

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
38

Structural and Collateral Term Sheet	BBCMS 2023-C20
No. 1 – Fashion Valley Mall

relating to the Fashion Valley Mall Property in this term sheet does not include either the Neiman Marcus or JCPenney parcels (each, a “Release Parcel”), unless otherwise expressly stated herein. See “Partial Release” below.

As of May 15, 2023, the Fashion Valley Mall Property was 94.0% leased by over 150 tenants and 96.0% leased including three additional RDP tenants. 859,488 square feet (62.4% of net rentable area) is occupied by the 14 anchor tenants, three of which are subject to ground leases under which the tenants own their improvements. As of the trailing 12-month period ending March 2023, the Fashion Valley Mall Property generated over $1.06 billion in total sales, and in-line sales of $1,424 per square foot (excluding Apple and Tesla). The Fashion Valley Mall Property is the only full-price location in the San Diego market for many retailers and restaurants, including Armani Exchange, Bloomingdale’s, Burberry, Cartier, Coach, Dior, Gucci, Hugo Boss, Neiman Marcus, Omega, Prada, Rolex, Saint Laurent, Salvatore Ferragamo and Tory Burch.

The Fashion Valley Mall Property is currently undergoing an estimated $84.9 million cosmetic renovation that will include removal of outdated architectural elements, installing additional landscaping and an experiential water feature, replacing and relocating escalators and elevators, renovating restrooms, adding outdoor cabana rooms, and building a landscaped park at the food court. The borrower sponsor has spent approximately $34 million to date, and the renovation is expected to be fully complete by year-end 2023.

Major Tenants.

Nordstrom (220,486 square feet, 16.0% of NRA, 0.0% of underwritten base rent): Nordstrom (Moody’s/S&P/Fitch: Ba1/BB+/BBB-) was founded in 1901 as a retail shoe business in Seattle, Washington, Nordstrom offers an extensive selection of brand-name and private label merchandise for women, men, young adults and children focused on apparel, shoes, beauty, accessories and home goods. The Nordstrom lease at the Fashion Valley Mall Property has an original commencement date of August 28, 1981 and ground lease expiration date of December 31, 2080. Nordstrom does not pay base rent but is responsible for Common Area and Maintenance (“CAM”) charges. Nordstrom’s reported sales at the Fashion Valley Mall Property were $147,000,000 for year-end 2022.

Bloomingdale’s (201,502 square feet, 14.6% of NRA, 0.05% of underwritten base rent): Founded in 1872 and headquartered in New York, New York, Bloomingdale’s (Moody’s/S&P/Fitch: Ba2/BB+/BBB-) is a department store chain with over 2,500 employees and 60 stores in the United States. Bloomingdale’s offers a variety of shopping services including stylists, beauty, gift shopping, tailoring and wedding registry. The Bloomingdale’s store at the Fashion Valley Mall Property is an original tenant at the Fashion Valley Mall Property from 1969. Bloomingdale’s has a ground lease expiration date of January 31, 2035 with three 15-year renewal options. Bloomingdale’s reported sales at the Fashion Valley Mall Property were $40,400,000 for year-end 2022.

Macy’s (196,120 square feet, 14.2% of NRA, 0.05% of underwritten base rent): Founded in 1858 and headquartered in New York, New York, Macy’s (Moody’s/S&P/Fitch: Ba2/BB+/BBB-) is a department store chain that operates approximately 725 stores in the United States and Washington, D.C., as well as Guam and Puerto Rico. Macy’s has three banners that include Macy’s, bluemercury, and Bloomingdale’s (and accompanying e-commerce sites), that sell men's, women's, and children's apparel and accessories, cosmetics, and home furnishings, among other merchandise. The Macy’s store at the Fashion Valley Mall Property is an original tenant at the Fashion Valley Mall Property since 1969. Macy’s has a ground lease expiration date of January 31, 2026 with two, 21-year renewal options remaining so long as there is no event of default. Macy’s reported sales at the Fashion Valley Mall Property were $51,000,000 for year-end 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
39

Structural and Collateral Term Sheet	BBCMS 2023-C20
No. 1 – Fashion Valley Mall
Historical and Current Occupancy(1)
2020(2)	2021(2)	2022(2)	Current(3)
96.1%	98.0%	96.7%	94.0%
(1)	Occupancy does not include the Release Parcels.
(2)	Historical occupancies are as of December 31 for each respective year and are inclusive of RDP tenants.
(3)	Current Occupancy is as of May 15, 2023 and includes all tenants in place and tenants with signed leases as of the reporting period. The Fashion Valley Mall Property was 96.0% occupied inclusive of RDP tenants. These tenants have been excluded from the underwriting as RDP lease terms are for less than a year and can be terminated by the landlord at any time with 30 days’ notice.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(1)	UW Base Rent(1)	% of Total UW Base Rent(1)	TTM March 2023 Sales $(3)	Sales PSF/Screen(3)	Occ Cost	Lease Expiration Date
Anchor Tenants
Nordstrom(4)	Ba1/BB+/BBB-	220,486	16.0%	$0.00	$0	0.0%	$147,000,000	$667	0.1%	12/31/2080
Bloomingdale's(4)	Ba2/BB+/BBB-	201,502	14.6	$0.17	33,450	0.05	$40,400,000	$200	0.4%	1/31/2035
Macy's(4)	Ba2/BB+/BBB-	196,120	14.2	$0.17	33,866	0.05	$51,000,000	$260	0.3%	1/31/2026
Anchor Tenants Subtotal / Wtd. Avg.		618,108	44.9%	$0.11	$67,316	0.1%
Junior Anchor Tenants
Forever 21	NR/NR/NR	53,787	3.9%	$34.32	$1,845,796	2.5%	$7,558,543	$141	25.3%	1/31/2026
AMC Theatres	Caa2/CCC+/NR	51,610	3.7	$30.25	1,561,203	2.1	$8,674,735	$481,930(5)	23.6%	12/31/2024
The Container Store	NR/B/NR	24,432	1.8	$40.00	977,280	1.3	$10,946,269	$448	12.3%	5/31/2030
Zara(6)	NR/NR/NR	21,726	1.6	$104.38	2,267,760	3.1	$27,873,804	$1,283	12.5%	9/30/2022
Pottery Barn	NR/NR/NR	19,920	1.4	$55.81	1,111,639	1.5	$9,321,064	$468	22.7%	1/31/2024
H&M(6)	NR/BBB/NR	14,106	1.0	$67.13	946,934	1.3	$8,576,263	$608	21.6%	1/31/2023
Victoria's Secret	B1/BB-/NR	12,559	0.9	$159.88	2,007,925	2.8	$9,921,287	$790	27.4%	1/31/2025
Jr. Anchor Tenants Subtotal / Wtd. Avg.		198,140	14.4%	$54.10	$10,718,536	14.7%
Remaining Occupied		478,320	34.7%	$129.72	62,046,033	85.2%
Occupied Collateral Total / Wtd. Avg.		1,294,568	94.0%	$56.26	$72,831,885	100.0%

Vacant Space		82,587	6.0%

Collateral Total		1,377,155	100.0%

(1)	Based on the underwritten rent roll dated May 15, 2023 inclusive of rent steps through May 2024 and overage and percent in lieu rent as of the 12 months ended March 2023 sales for certain tenants.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	All sales information presented herein with respect to the Fashion Valley Mall Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor. Sales for anchor tenants are as of year end 2022.
(4)	The Nordstrom, Bloomingdale’s and Macy’s tenants are subject to ground leases. Nordstrom does not pay base rent but is responsible for CAM charges.
(5)	Based on AMC Theatres’ 18 screens.
(6)	Leases for both Zara and H&M are subject to renewal. Both tenants continue to pay rent. We cannot assure you whether or when either lease will be renewed.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
40

Structural and Collateral Term Sheet	BBCMS 2023-C20
No. 1 – Fashion Valley Mall
Tenant Sales(1)
	2017	2018	2019	2020(2)	2021	2022	TTM March 2023
Gross Mall Sales	$608,514,305	$682,415,790	$1,085,890,001	$717,229,387	$983,426,151	$1,050,104,045	$1,055,000,320
Gross Mall Sales (Ex-Apple / Tesla)(3)	$490,756,985	$501,039,180	$812,226,260	$629,072,676	$890,646,999	$979,138,467	$978,542,475
Sales PSF (Inline < 10,000 SF)	$1,235	$1,410	$1,675	$1,095	$1,503	$1,534	$1,599
Sales PSF (Inline < 10,000 SF, Ex-Apple / Tesla)(3)	$966	$989	$998	$895	$1,297	$1,378	$1,424
Occupancy Cost (Inline < 10,000 SF)(4)	13.1%	11.9%	10.3%	15.8%	11.7%	11.5%	11.1%
Occupancy Cost (Inline < 10,000 SF, Ex-Apple / Tesla)(3)(4)	16.8%	17.0%	17.3%	19.4%	13.6%	12.8%	12.5%
(1)	All sales information presented herein with respect to the Fashion Valley Mall Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor. The sales information in this table includes the Release Parcels. Sales for anchor tenants were only provided between 2019-2022 and TTM March 2023 anchor sales are for year-end 2022.
(2)	The Fashion Valley Mall Property was closed due to the COVID-19 pandemic from March 29, 2020 through May 23, 2020.
(3)	The Apple lease commenced on February 1, 2023. The Tesla lease expired on January 31, 2022.
(4)	Occupancy Cost is calculated by the sum of rent, percentage rent, CAM and taxes divided by annual sales.

Major Tenant Sales(1)
Tenant Name	2017	2018	2019	2020(2)	2021	2022	TTM March 2023	TTM March 2023 Sales PSF/Screen
Nordstrom	N/A	N/A	$140,200,000	$98,100,000	$135,600,000	$147,000,000	$147,000,000	$667
Bloomingdale's	N/A	N/A	$39,200,000	$23,500,000	$39,200,000	$40,400,000	$40,400,000	$200
Macy's	N/A	N/A	$57,000,000	$31,400,000	$51,300,000	$51,000,000	$51,000,000	$260
Forever 21	$11,925,965	$11,976,850	$10,716,695	$5,952,591	$10,081,242	$8,133,078	$7,558,543	$141
AMC Theatres	$10,517,462	$12,823,064	$11,531,806	$4,257,851	$4,274,855	$8,769,754	$8,674,735	$481,930(3)
The Container Store	$10,450,544	$9,597,623	$9,861,732	$7,571,965	$11,483,773	$11,346,954	$10,946,269	$448
Zara	$14,422,358	$14,978,373	$17,324,258	$12,031,385	$19,974,922	$27,250,373	$27,873,804	$1,283
Pottery Barn	$7,453,111	$6,644,660	$6,762,824	$5,612,810	$7,815,960	$9,311,118	$9,321,064	$468
H&M	$8,601,793	$7,292,426	$7,681,442	$5,924,805	$7,965,235	$8,670,202	$8,576,263	$608
Victoria's Secret	$10,524,915	$10,079,554	$9,918,003	$6,919,209	$9,686,990	$10,372,731	$9,921,287	$790
(1)	All sales information presented herein with respect to the Fashion Valley Mall Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor. TTM March 2023 anchor sales are for year-end 2022.
(2)	The Fashion Valley Mall Property was closed due to the COVID-19 pandemic from March 29, 2020 through May 23, 2020.
(3)	Based on AMC Theatres’ 18 screens.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
41

Structural and Collateral Term Sheet	BBCMS 2023-C20
No. 1 – Fashion Valley Mall
Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(1)	% of UW Base Rent Expiring(1)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(1)	Cumulative % of UW Base Rent Expiring(1)
Vacant	NAP	82,587	6.0%	NAP	NAP	82,587	6.0%	NAP	NAP
2023 & MTM	16	65,119	4.7	$7,383,543	10.1%	147,706	10.7%	$7,383,543	10.1%
2024	21	138,793	10.1	9,777,149	13.4	286,499	20.8%	$17,160,692	23.6%
2025	10	40,591	2.9	5,789,837	7.9	327,090	23.8%	$22,950,529	31.5%
2026	8	268,169	19.5	4,432,342	6.1	595,259	43.2%	$27,382,871	37.6%
2027	13	52,290	3.8	6,395,710	8.8	647,549	47.0%	$33,778,581	46.4%
2028	16	56,510	4.1	7,440,994	10.2	704,059	51.1%	$41,219,574	56.6%
2029	16	36,387	2.6	4,722,754	6.5	740,446	53.8%	$45,942,329	63.1%
2030	17	89,563	6.5	9,430,718	12.9	830,009	60.3%	$55,373,047	76.0%
2031	8	19,726	1.4	2,091,762	2.9	849,735	61.7%	$57,464,809	78.9%
2032	8	24,906	1.8	2,871,986	3.9	874,641	63.5%	$60,336,795	82.8%
2033	18	62,768	4.6	10,362,452	14.2	937,409	68.1%	$70,699,248	97.1%
2034 & Thereafter	7	439,746	31.9	2,132,637	2.9	1,377,155	100.0%	$72,831,885	100.0%
Total	158	1,377,155	100.0%	$72,831,885	100.0%
(1)	Based on the underwritten rent roll dated May 15, 2023 inclusive of rent steps through May 2024 and overage and percent in lieu rent as of the 12 months ended March 2023 sales for certain tenants.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

Environmental. The Phase I environmental assessment dated April 10, 2023 identified a recognized environmental condition (the “REC”) at the Fashion Valley Mall Property in connection with a building used for automotive repair located at 6977 Friars Road, which is a part of the Release Parcels. The REC was identified based on the duration of hazardous waste generation pertaining to automotive repair, limitations during the property inspection in which observation of the tenant space was not allotted, observations during 2020 reconnaissance, the potential of an unregistered gasoline underground storage tank and violations reported under compliance inspections from the San Diego County Department of Environmental Health (which have been cured). The lender obtained a remedial cost estimate ranging from $157,603-$1,579,956 to assess and remediate the auto service center for potential impacts. See “Description of the Mortgage Pool—Mortgage Pool Characteristics —Environmental Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
42

Structural and Collateral Term Sheet	BBCMS 2023-C20
No. 1 – Fashion Valley Mall
Operating History and Underwritten Net Cash Flow(1)
	2019	2020(2)	2021	2022	Underwritten	Per SF	%(3)
Base Rent	$65,244,678	$62,076,239	$55,990,692	$56,783,656	$62,582,702	$45.44	55.8%
Contractual Rent Steps(4)	0	0	0	0	1,475,982	1.07	1.3
Gross Up Vacancy	0	0	0	0	9,925,306	7.21	8.9
Overage Rent(5)	2,964,021	2,858,448	7,036,298	8,776,710	6,515,626	4.73	5.8
Percentage Rent in Lieu(5)	18,238	1,817,988	3,439,192	2,870,199	2,257,576	1.64	2.0
Expense Reimbursement	28,751,732	28,054,338	26,714,510	26,406,200	29,319,699	21.29	26.2
Net Rental Income	$96,978,669	$94,807,013	$93,180,692	$94,836,765	$112,076,890	$81.38	100.0%
Vacancy / Credit Loss	427,991	8,190,545	614,970	219,541	11,319,487	8.22	10.1
Temporary Tenant Income	2,674,141	1,598,280	2,629,279	3,201,937	1,227,157	0.89	1.1
Other Income(6)	2,478,795	1,414,802	1,823,959	2,325,352	1,990,156	1.45	1.8
Effective Gross Income	$101,703,614	$89,629,550	$97,018,960	$100,144,513	$103,974,716	$75.50	92.8%
Total Expenses	18,769,473	16,856,897	17,953,015	19,298,501	19,972,427	14.50	19.2
Net Operating Income	$82,934,141	$72,772,653	$79,065,945	$80,846,012	$84,002,289	$61.00	80.8%
Capital Expenditures	0	0	0	0	195,237	0.14	0.2
TI/LC	0	0	0	0	1,504,094	1.09	1.4
Net Cash Flow	$82,934,141	$72,772,653	$79,065,945	$80,846,012	$82,302,958	$59.76	79.2%
(1)	Based on the underwritten rent roll dated May 15, 2023.
(2)	The Fashion Valley Mall Property was closed due to the COVID-19 pandemic from March 29, 2020 through May 23, 2020.
(3)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(4)	Contractual Rent Steps were taken through May 2024.
(5)	Underwritten Overage Rent and Underwritten Percentage Rent in Lieu are based on the terms of applicable leases using TTM March 2023 sales figures.
(6)	Other Income is based on the borrower sponsor's projections. Includes Media Participation, Simon Ad panels, and miscellaneous income. Underwritten parking income excludes $400,000 of projected gross parking income from the Neiman Marcus garage. $80,000 of projected parking income expenses are excluded from underwritten expenses too.

The Market. The Fashion Valley Mall Property is located in San Diego, California, within the San Diego metropolitan statistical area (the “San Diego MSA”) and the West San Diego Beach submarket. The San Diego MSA is the second largest metropolitan area in California, behind Los Angeles, with a population of over three million people. The Fashion Valley Mall Property is located in a high-traffic corridor near Interstate 8 and Highway 163. It is the only true luxury center in San Diego County and draws affluent shoppers from a 20-mile radius, as well as tourists and international shoppers from Mexico.

According to the appraisal, the vacancy rate as of year-end 2022 was 6.2% for the San Diego retail market, and 3.4% for the West San Diego Beach submarket. The average asking rental rate for the same period was $32.39 per square foot for the San Diego retail market and $37.88 per square foot for the West San Diego Beach submarket. According to the appraisal, the estimated 2022 population within a five-, seven- and ten-mile radius was 526,945, 807,687 and 1,219,300, respectively. Additionally, for the same period, the average household income within the same radii was $107,685, $111,999 and $109,418, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C20
No. 1 – Fashion Valley Mall

The following table presents certain information relating to comparable retail centers for the Fashion Valley Mall Property:

Competitive Retail Center Summary(1)
Property	Year Built / Renovated or Expanded	Total NRA (SF)	Total Occupancy	Distance to Subject	Sales PSF	Major Tenants
Fashion Valley Mall	1969 / 2023	1,377,155(2)	94.0%(2)	NAP	$1,424(3)	Macy’s Bloomingdale’s Nordstrom Forever 21
Westfield UTC	1977 / 1997	1,189,411	96.0%	6.0 miles	$970	Macy’s Nordstrom Tesla
Westfield Mission Valley	1960 / 2004	1,216,321	90.0%	1.0 mile	$600	Bloomingdale’s Outlet Macy’s Backstage Nordstrom Rack Target
Grossmont Center	1961 / N/A	939,000	88.0%	9.0 miles	$473	CVS Macy’s Target Walmart
Plaza Bonita	1981 / 2007	1,029,029	85.0%	10.0 miles	$593	JCPenney Macy’s Nordstrom Rack
Chula Vista Center	1962 / 2012	862,620	64.0%	11.0 miles	$496	Burlington JCPenney Macy’s
(1)	Based on a third party report, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated May 15, 2023.
(3)	Represents sales per square foot as of TTM March 31, 2023 for in-line tenants (excluding Apple and Tesla). All sales information presented herein with respect to the Fashion Valley Mall Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor. Sales PSF inclusive of tenants that have been open for 12 months or more.

The Borrower. The borrowing entity for the Fashion Valley Mall Whole Loan is Fashion Valley Mall, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the Fashion Valley Mall borrower delivered a non-consolidation opinion in connection with the origination of the Fashion Valley Mall Whole Loan.

The Borrower Sponsors. The borrower sponsor is Simon Property Group, L.P. (“Simon”) and the non-recourse carveout guarantors are Simon and PPF Retail, LLC (“PPF”). Simon and PPF’s liability as the non-recourse carveout guarantor (or if any affiliate of Simon Property Group, L.P. is the non-recourse carveout guarantor) is limited to 20% ($90,000,000) of the original principal amount of the Fashion Valley Mall Whole Loan, plus all reasonable out-of-pocket costs and expenses incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty. There is no separate environmental indemnity for the Fashion Valley Mall Whole Loan; however, environmental losses are a recourse carveout which is guaranteed by Simon.

Simon is the operating partnership of Simon Property Group Inc. (NYSE: SPG / Moody’s: A3, S&P: A-), which is a global leader in the ownership of shopping, dining, entertainment and mixed-use destinations and an S&P 100 company. As of December 31, 2022, Simon owned or had an interest in 230 properties comprising over 184 million square feet in North America, Asia and Europe. Simon also owns an 80% interest in The Taubman Realty Group, or TRG, which owns 24 regional, super-regional, and outlet malls in the U.S. and Asia. Additionally, as of December 31, 2022, Simon had a 22.4% ownership interest in Klépierre, a publicly traded, Paris-based real estate company, which owns shopping centers in 14 European countries. As of June 2023, Simon had an equity market capitalization of over $41 billion.

PPF is a real estate core fund managed by Morgan Stanley Real Estate Advisors. The fund is located in New York, NY and invests across the United States and targets investments in the retail, multi-family, office and industrial sectors. As of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C20
No. 1 – Fashion Valley Mall

March 31, 2022, Prime Property Fund managed 526 investments, with a total value of more than $44.4 billion in gross real estate assets.

Property Management. The Fashion Valley Mall Property is managed by Simon Management Associates, LLC, an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) $24,345,615 for outstanding tenant improvement allowances and leasing commissions and (ii) $4,458,079 for outstanding gap rent.

Tax Escrows – On a monthly basis after the occurrence of a Control Event (as defined below) or during the continuance of a Lockbox Event Period (as defined below) or at any time taxes are not paid by the borrower prior to the assessment of any penalty, the borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

Insurance Escrows – After the occurrence of a Control Event, or during the continuance of a Lockbox Event Period, except if the Fashion Valley Mall Property is insured under an acceptable blanket policy, the borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis.

Replacement Reserves – After the occurrence of a Control Event or during the continuance of a Lockbox Event Period, the borrower is required to escrow approximately $16,270 on a monthly basis for replacements and repairs to be made at the Fashion Valley Mall Property.

Rollover Reserves – After the occurrence of a Control Event or during the continuance of a Lockbox Event Period, the borrower is required to escrow approximately $125,341 on a monthly basis for ongoing leasing reserves.

A “Lockbox Event Period” means the period commencing upon the occurrence of (i) an event of default, (ii) bankruptcy action of the borrower or property manager (if the property manager is an affiliate) and the property manager is not replaced within 60 days with a qualified manager, or (iii) the debt yield based on the trailing four calendar quarters is less than 12.0% for two consecutive calendar quarters. A Lockbox Event Period will end (a) with respect to clause (i) above, if the event of default has been accepted by the lender, (b) with respect to clause (ii) above, if the property manager is replaced with 60 days or the bankruptcy action with respect to the borrower or property manager is dismissed within 90 days without adverse consequences to the Fashion Valley Mall Property, or (c) with respect to clause (iii) above, the debt yield based on the trailing four calendar quarters is greater than or equal to 12.0% for two consecutive calendar quarters; provided, however, that (A) no event of default or other Lockbox Event Period is continuing, (B) the borrower has paid all of the lender’s reasonable expenses incurred in connection with the cure of such Lockbox Event Period, including reasonable attorney’s fees and expenses, (C) the borrower may not cure a Lockbox Event Period more than a total of five times in the aggregate during the term of the Fashion Valley Mall Whole Loan, and (D) in no event may the borrower cure a Lockbox Event Period caused by a bankruptcy action of the borrower.

A “Control Event” means if one or more of (i) Simon Property Group, Inc. and (ii) Simon Property Group, L.P. does not own at least 50% of the direct or indirect interests in the borrower or does not control the borrower.

Lockbox / Cash Management. The Fashion Valley Mall Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within two business days after receipt. During the continuance of a Lockbox Event Period, all funds in the lockbox account are required to be swept on a weekly basis and to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the Fashion Valley Mall Whole Loan, or if (ii) no Lockbox Event Period is continuing, disbursed to the borrower.

Subordinate and Mezzanine Debt. None.

Partial Release. The borrower may obtain a release of one or more Release Parcel for no consideration, subject to the satisfaction of certain conditions including, but not limited to, (i) no loan event of default has occurred and is continuing, (ii) a Control Event has not occurred, (iii) the borrower delivers to the lender evidence reasonably satisfactory to a prudent

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C20
No. 1 – Fashion Valley Mall

lender that the Release Parcel has been (or will be upon recordation of the applicable transfer documentation which will occur contemporaneously with the release of the Release Parcel) legally subdivided from the remainder of the Fashion Valley Mall Property and constitutes one or more separate tax lots, (iv) the Fashion Valley Mall Property will comply with all zoning laws and be serviced by adequate parking and access, (v) the borrower certifies to the lender that the remaining property with all easements appurtenant and other permitted encumbrances thereto will not, strictly as a result of such transfer and release of the Release Parcel, be in violation of certain reciprocal easement agreements or any then applicable law, statute, rule or regulation, (vi) if the Release Parcel is conveyed to or owned by an affiliate of the borrower, the borrower will be required to satisfy certain affiliate Release Parcel conditions with respect to relocation and re-tenanting, and (vii) satisfaction of any REMIC release conditions.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
46

Structural and Collateral Term Sheet	BBCMS 2023-C20
No. 2 – CX - 250 Water Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
47

Structural and Collateral Term Sheet	BBCMS 2023-C20
No. 2 – CX - 250 Water Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
48

Structural and Collateral Term Sheet	BBCMS 2023-C20
No. 2 – CX - 250 Water Street
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BANA	Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/ KBRA):	BBBsf/BBB	Title:	Fee
Original Principal Balance(1):	$75,125,000	Property Type – Subtype:	Mixed Use – Lab/Office
Cut-off Date Principal Balance(1):	$75,125,000	Net Rentable Area (SF):	479,004
% of IPB:	9.1%	Location:	Cambridge, MA
Loan Purpose:	Refinance	Year Built / Renovated:	2022 / NAP
Borrower:	DW Propco EF, LLC	Occupancy:	98.7%
Borrower Sponsors:	DivcoWest Real Estate Services, LLC, California State Teachers’ Retirement System and Teacher Retirement System of Texas	Occupancy Date:	1/27/2023
Interest Rate(2):	5.50950%	4th Most Recent NOI (As of)(6):	NAV
Note Date:	1/27/2023	3rd Most Recent NOI (As of)(6):	NAV
Anticipated Repayment Date(2):	2/10/2033	2nd Most Recent NOI (As of)(6):	NAV
Interest-only Period(2):	120 months	Most Recent NOI (As of)(6):	NAV
Original Term(2):	120 months	UW Economic Occupancy:	99.0%
Original Amortization Term:	None	UW Revenues:	$62,561,733
Amortization Type(2):	Interest Only - ARD	UW Expenses:	$13,277,931
Call Protection(3):	L(24),YM1(5),DorYM1(84),O(7)	UW NOI:	$49,283,802
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$49,164,051
Additional Debt(1):	Yes	Appraised Value / Per SF(7):	$1,090,000,000 / $2,276
Additional Debt Balance(1):	$456,375,000	Appraisal Date:	1/1/2023
Additional Debt Type(1):	Pari Passu

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$1,110
RE Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$1,110
Insurance:	$0	Springing	N/A	Cut-off Date LTV(7):	48.8%
TI/LC Reserve:	$0	Springing	N/A	Maturity Date LTV(2)(7):	48.8%
Other Reserves(5):	$17,593,844	$0	N/A	UW NCF DSCR:	1.66x
				UW NOI Debt Yield:	9.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$531,500,000	98.6%	Loan Payoff	$473,876,626	87.9%
Cash Equity Contribution	7,497,903	1.4	Outstanding TI Payment(8)	44,192,678	8.2
			Upfront Reserves	17,593,844	3.3
			Closing Costs	3,334,755	0.6
Total Sources	$538,997,903	100.0%	Total Uses	$538,997,903	100.0%
(1)	The CX - 250 Water Street Mortgage Loan (as defined below) is part of a whole loan evidenced by 20 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $531.5 million (the “CX - 250 Water Street Whole Loan”). The Financial Information in the chart above reflects the CX - 250 Water Street Whole Loan.
(2)	The CX - 250 Water Street Whole Loan is structured with an anticipated repayment date (the “ARD”) of February 10, 2033 and a final maturity date of February 10, 2038. The initial interest rate for the CX - 250 Water Street Whole Loan is 5.50950% per annum. After the ARD, the interest rate will increase to a per annum rate equal to the greater of (i) 7.50950% and (ii) the sum of the swap rate in effect on the ARD plus 4.28000%. The metrics presented above are calculated based on the ARD.
(3)	The CX - 250 Water Street Whole Loan may be voluntarily prepaid in whole beginning on the payment date in March 2025 with the payment of a yield maintenance premium if such prepayment occurs prior to the payment date in August 2032. In addition, the CX – 250 Water Street Whole Loan may be defeased in whole at any time after the earlier to occur of (i) January 27, 2026 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed defeasance lockout period is based on the expected BBCMS 2023-C20 closing date in July 2023. The actual defeasance lockout period may be longer.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C20
No. 2 – CX - 250 Water Street
(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(5)	The Other Reserves represents a Base Building Work Reserve ($5,932,952), an Outstanding TI/LC Reserve ($7,160,274) and an Outstanding Linkage Fees Reserve ($4,500,617).
(6)	Historical financial information is not applicable because the CX - 250 Water Street Property (as defined below) was built in 2022.
(7)	Appraised Value represents the “Prospective Market Value Upon Completion & Stabilization”, which assumes that, as of January 1, 2023, remaining construction balances are paid, outstanding tenant improvements are paid to the tenant, the tenant has commenced rent payments, and retail space leasing costs are paid, all of which have occurred other than payment of $5,932,952 for base building work, $7,160,274 for tenant improvements and future retail leasing costs. Such amounts for base building work and tenant improvements were fully reserved by the lender at loan origination. The appraisal concluded to an “as-is” appraised value of $960,000,000 as of May 4, 2022. The “as-is” appraised value results in a Cut-off Date LTV and Maturity Date LTV of 55.4% for the CX - 250 Water Street Whole Loan. The appraisal concluded to an “as dark” appraised value of $920,000,000 as of May 4, 2022. The “as dark” appraised value results in a Cut-off Date LTV and Maturity Date LTV of 57.8% for the CX - 250 Water Street Whole Loan.
(8)	Outstanding tenant improvements were paid directly to E.R. Squibb & Sons LLC by the borrower sponsors at origination.

The Loan. The CX - 250 Water Street mortgage loan (the “CX - 250 Water Street Mortgage Loan”) is part of a fixed rate whole loan that is evidenced by 20 pari passu promissory notes in the aggregate original principal amount of $531,500,000 and secured by the borrower’s fee interest in a 479,004 square foot mixed-use, life sciences laboratory and office property located in Cambridge, Massachusetts (the “CX - 250 Water Street Square Property”). The CX - 250 Water Street Whole Loan was co-originated by Bank of America, N.A. (“BANA”), Wells Fargo Bank, National Association (“WFB”), Goldman Sachs Bank USA (“GS”) and 3650 Real Estate Investment Trust 2 LLC (“3650”). The non-controlling Notes A-2, A-6 and A-8 with an aggregate original principal balance of $75,125,000, will be included in the BBCMS 2023-C20 securitization trust. The remaining notes are summarized in the table below. Notes A-1, A-3, A-5, A-7, A-10, A-11, A-14, A-19 and A-20 are expected to be contributed to one or more future securitization trust(s). The CX - 250 Water Street Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2023-BNK45 trust until the securitization of the controlling Note A-1. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

The CX - 250 Water Street Whole Loan has a 10-year interest-only term through the ARD of February 10, 2033 and a final maturity date of February 10, 2038. After the ARD, the interest rate will increase to a per annum rate equal to the greater of (i) 7.50950%, and (ii) the sum of the swap rate in effect on the ARD plus 4.28000% (“Adjusted Interest Rate”), however, interest accrued at the excess of the Adjusted Interest Rate over the initial interest rate will be deferred as described below under “Lockbox / Cash Management.” From the origination date through the ARD, the CX - 250 Water Street Whole Loan accrues interest at a rate of 5.50950% per annum.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$56,250,000	$56,250,000	BANA	Yes
A-2, A-6, A-8	75,125,000	75,125,000	BBCMS 2023-C20	No
A-3, A-5, A-7	100,000,000	100,000,000	BANA	No
A-4, A-12	55,000,000	55,000,000	BANK 2023-BNK45	No
A-10, A-11, A-14	65,625,000	65,625,000	MSWF 2023-1	No
A-9, A-13, A-15, A-16	73,200,000	73,200,000	WFB	No
A-17, A-18	53,150,000	53,150,000	Benchmark 2023-B38	No
A-19, A-20	53,150,000	53,150,000	3650	No
Whole Loan	$531,500,000	$531,500,000

The Property. The CX - 250 Water Street Property consists of a Class A, LEED Gold (targeted), mixed-use, life sciences laboratory and office building located in Cambridge, Massachusetts that was recently developed by the borrower sponsors. The CX - 250 Water Street Property is a part of Cambridge Crossing, a 43-acre, mixed-use, master-planned area located in East Cambridge, which is being developed by Divco (as defined herein), who owns all but four parcels. Cambridge Crossing broke ground in May 2017 and upon completion is expected to include over 16 buildings, 2.1 million square feet of science and technology space, 2.4 million square feet of residential space, 100,000 square feet of dining and retail space and 11 acres of green and open space. Over 2.1 million square feet of space has already started construction or been completed and major tenants include Philips, Sanofi and Bristol Myers Squibb. Cambridge Crossing is at the intersection of Cambridge, Somerville and Boston, and is accessible to all parts of the greater Boston area via two MBTA stations (Green and Orange lines), nearby commuter and Amtrak trains, an on-site shuttle, and dedicated bike lanes throughout. Cambridge Crossing is approximately 3.5 miles from Boston Logan International Airport.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
50

Structural and Collateral Term Sheet	BBCMS 2023-C20
No. 2 – CX - 250 Water Street

The CX – 250 Water Street Property was designed by Jacobs and Ennead and construction was completed in 2022. The CX - 250 Water Street Property is a nine-story building with post-COVID design features and includes laboratory space (approximately 60.0% NRA), office space (approximately 40.0% NRA), ground floor retail (6,424 square feet), two penthouse mechanical levels, three below-grade parking levels with 355 parking spaces (0.74 spaces per 1,000 SF), bike storage, a fitness center and an indoor solarium. The CX - 250 Water Street Property has 15’ - 20’ ceiling heights and six passenger elevators. Adjacent to the building is open green space with a playing field and a plaza to host food trucks. The CX - 250 Water Street Property is 98.7% leased to E.R. Squibb & Sons LLC (wholly owned by Bristol Myers Squibb (“BMY”)).

Major Tenant.

E.R. Squibb & Sons LLC (472,580 square feet, 98.7% of NRA, 100.0% of underwritten base rent): E.R. Squibb & Sons LLC is a wholly owned subsidiary of BMY (rated A+/A2 by S&P/Moody’s), which is the guarantor under the E.R. Squibb & Sons LLC leases. Founded in 1887, BMY is a global biopharmaceutical company headquartered in New York, New York. BMY focuses on making critical advances in oncology, hematology, immunology, and cardiovascular disease among other fields. BMY has had several high-profile drugs successfully receive approval, with notable recent releases and current pipeline drugs including Abecma (approved: multiple myeloma), Zeposia (approved: multiple sclerosis) and Breyanzi (approved: lymphoma). BMY (NYSE: BMY) is publicly traded and had revenues of $46.2 billion in 2022. As of May 2023, BMY had a market capitalization of approximately $138.7 billion.

The CX - 250 Water Street Property is expected to serve as BMY’s research and early development center, where it is expected to consolidate approximately 550 employees from multiple locations in the Boston area. BMY is entitled to receive an approximate $106.3 million ($225 PSF) tenant improvement allowance, of which approximately $7.2 million remained outstanding as of the origination date and was fully reserved by the lender. In addition to such tenant improvement allowance, BMY reportedly is investing an additional $169.0 million ($358 PSF) toward the buildout of its space. The tenant is currently completing its work and is anticipated to take occupancy in the third quarter of 2023.

E.R. Squibb & Sons LLC leases all of the laboratory and office space at the CX – 250 Water Street Property through October 31, 2037, with two, 10-year renewal options and no termination option. E.R. Squibb & Sons LLC’s original lease was for 415,900 SF (floors 1-8) before expanding to lease the remaining 56,680 square feet on floor 9. The rent commencement dates of the BMY leases at the CX - 250 Water Street Property were July 1, 2022 and November 1, 2022. The blended starting base rent for the E.R. Squibb & Sons LLC leases is $90.48 PSF (NNN). Base rent for floors 1-8 is $88.50 PSF and base rent for floor 9 is $105.00 PSF, with both leases including approximately 2.5% and 2.75% annual rent steps, respectively. E.R. Squibb & Sons LLC did not receive any free rent as part of its lease. The blended in-place rent at the CX - 250 Water Street Property is approximately 27.1% below the appraisal’s concluded market rent of $115.00 PSF (NNN).

E.R. Squibb & Sons LLC has a contraction option for its lease with respect to the floor 9 lease premises, which, if exercised, would be effective October 31, 2032, upon 18-30 months’ notice and payment of a contraction fee equal to an estimated $8.3 million. E.R. Squibb & Sons LLC has subleased a portion of the floor 9 space (45,500 square feet, 9.6% of E.R. Squibb & Sons LLC’s leased NRA or 9.5% of the total building NRA) to Eterna Therapeutics Inc. (NASDAQ: ERNA) at a sublease rent of $120 PSF with 3.0% annual increases, which sublease is coterminous with the effective date of E.R. Squibb & Sons LLC’s contraction option. Eterna Therapeutics Inc. received a tenant improvement allowance of $190 PSF from E.R. Squibb & Sons LLC to build out its space. Eterna Therapeutics Inc. has a termination option in year 7 of the sublease term and has one 5-year extension option.

Environmental. The Phase I environmental assessment (“ESA”) dated May 24, 2022 identified a controlled recognized environmental condition at the CX - 250 Water Street Property resulting from former industrial and rail yard use (primarily lead and petroleum impacts to soil) and the presence of urban fill, which is common in the area surrounding Boston. Remedial actions are anticipated to be completed in connection with the completion of construction at the CX - 250 Water Street Property, and when completed, are expected to result in regulatory closure for the CX - 250 Water Street Property, according to the ESA. See “Description of the Mortgage Pool—Mortgage Pool Characteristics —Environmental Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
51

Structural and Collateral Term Sheet	BBCMS 2023-C20
No. 2 – CX - 250 Water Street
Historical and Current Occupancy
2020(1)	2021(1)	2022(1)	Current(2)
N/A	N/A	N/A	98.7%
(1)	Historical occupancies are not applicable because the CX - 250 Water Street Property was built in 2022.
(2)	Represents occupancy as of January 27, 2023.

Top Tenant Summary(1)
Tenant	Suite	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
E.R. Squibb & Sons LLC	100 – 800	A2/A+/NR	415,900	86.8%	$88.50	$36,807,150	86.1%	10/31/2037
E.R. Squibb & Sons LLC(3)	900	A2/A+/NR	56,680	11.8	$105.00	5,951,400	13.9	10/31/2037
Occupied Collateral Total / Wtd. Avg.			472,580	98.7%	$90.48	$42,758,550	100.0%

Vacant Space			6,424	1.3%

Collateral Total			479,004	100.0%

(1)	Based on underwritten rent roll dated January 27, 2023.
(2)	The credit ratings are those of the direct parent company, BMY, which is the guarantor under the leases.
(3)	E.R. Squibb & Sons LLC has a contraction option for its lease with respect to the floor on floor 9 on the last day of the 10th lease year (October 31, 2032) with 18-30 months’ notice and a contraction payment equal to an estimated $8.3 million. E.R. Squibb & Sons LLC has subleased a portion of the floor 9 space (45,500 square feet) to Eterna Therapeutics Inc. through October 31, 2032. Eterna Therapeutics Inc. has a termination option in year 7 of the sublease term and has one five-year extension option.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	6,424	1.3%	NAP	NA	P	6,424	1.3%	NAP	NAP
MTM	0	0	0.0	$0	0.0%		6,424	1.3%	$0	0.0%
2023	0	0	0.0	0	0.0		6,424	1.3%	$0	0.0%
2024	0	0	0.0	0	0.0		6,424	1.3%	$0	0.0%
2025	0	0	0.0	0	0.0		6,424	1.3%	$0	0.0%
2026	0	0	0.0	0	0.0		6,424	1.3%	$0	0.0%
2027	0	0	0.0	0	0.0		6,424	1.3%	$0	0.0%
2028	0	0	0.0	0	0.0		6,424	1.3%	$0	0.0%
2029	0	0	0.0	0	0.0		6,424	1.3%	$0	0.0%
2030	0	0	0.0	0	0.0		6,424	1.3%	$0	0.0%
2031	0	0	0.0	0	0.0		6,424	1.3%	$0	0.0%
2032	0	0	0.0	0	0.0		6,424	1.3%	$0	0.0%
2033	0	0	0.0	0	0.0		6,424	1.3%	$0	0.0%
2034 & Thereafter	2	472,580	98.7	42,758,550	100.0		479,004	100.0%	$42,758,550	100.0%
Total	2	479,004	100.0%	$42,758,550	100.0%
(1)	Based on the underwritten rent roll dated January 27, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
52

Structural and Collateral Term Sheet	BBCMS 2023-C20
No. 2 – CX - 250 Water Street
Underwritten Net Cash Flow(1)
	Underwritten	Per SF	%(2)
Base Rent(3)	$43,079,750	$89.94	68.2%
Straight Line Rent(4)	5,689,409	11.88	9.0%
Total Reimbursements	12,827,911	26.78	20.3%
Parking Income	1,596,600	3.33	2.5%
Net Rental Income	$63,193,670	$131.93	100.0%
Vacancy/Credit Loss	(631,937)	(1.32)	(1.0%)
Effective Gross Income	$62,561,733	$130.61	99.0%
Total Expenses	13,277,931	27.72	21.2%
Net Operating Income	$49,283,802	$102.89	78.8%
Capital Expenditures	119,751	0.25	0.2%
TI/LC	0	0.00	0.0%
Net Cash Flow	$49,164,051	$102.64	78.6%
(1)	Historical financial information is not available because the CX - 250 Water Street Property was built in 2022.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Based on the in-place rent roll dated January 27, 2023 for contractual leases. The rent commencement dates for the CX - 250 Water Street Property was in July 2022 and November 2022.
(4)	Straight-line average rent credit was taken for the E.R. Squibb & Sons LLC leases (BMY is the investment grade rated parent company) through the loan term.

The Market. The CX - 250 Water Street Property is located in Cambridge, Massachusetts, within the Boston core-based statistical area, directly north of the City of Boston and separated from Boston’s central business district (“CBD”) by the Charles River. Cambridge is bordered by Somerville to the north and Watertown to the west. Cambridge is acclaimed for its mix of venture capital, National Institutes of Health (“NIH”) funding and state investments. In recent years, Cambridge has become a life sciences and biotechnology hub not only for the Northeast, but for the entire United States. 18 of the top 20 life sciences companies are in East Cambridge. Cambridge is home to over 5,000 private business establishments, including Watson Health, Amgen, Facebook and Apple, among others.

The Cambridge market is best known for its innovation and high concentration of research and development operations. Cambridge has one of the highest densities of college educated people in the world, with three major NIH hospitals and 42 colleges, universities and community colleges in the Boston/Cambridge area, including Harvard University and Massachusetts Institute of Technology. There are over 11,000 undergraduate students and over 11,000 graduate students living in Cambridge.

Submarket Statistics for Lab Space
Submarket	Inventory (SF)	Overall Vacancy Rate	YTD Overall Absorptions (SF)	Under Construction (SF)	Direct Avg. Rent	Direct Avg. Rent (Class A)
East Cambridge	8,159,000	3.5%	0	2,169,000	$102.78	$110.00
Mid Cambridge	2,951,620	1.0%	(29,562)	0	$115.00	$115.00
West Cambridge	1,406,102	0.0%	1,589	326,616	$96.18	$100.00
Total/Wtd. Avg.	12,516,722	2.5%	(27,973)	2,495,616	$104.92	$110.06
Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
53

Structural and Collateral Term Sheet	BBCMS 2023-C20
No. 2 – CX - 250 Water Street
Summary of Comparable Leases
Property	Year Built	Tenant Name	Lease Start Date	Term (yrs.)	Lease Type	Tenant Size (SF)	Base Rent PSF	Rent Steps/yr	TI PSF
CX - 250 Water Street(1)(2) Cambridge, MA	2022	E.R. Squibb & Sons LLC	Jul/Nov-22	15.0	NNN	472,580	$90.48	2.53%	$225.00
325 Binney Cambridge, MA	2024	Moderna Therapeutics	Jan-24	15.0	NNN	462,000	$117.00	3.00%	$225.00
Lab Building Somerville, MA	2021	Generate Biomedicines, Inc.	Apr-22	10.1	NNN	71,330	$82.30	2.75%	$250.00
One Rogers/ Charles Park Cambridge, MA	1984	Flagship Entities	Nov-23	10.0	NNN	388,000	$115.00	3.00%	$200.00
The Richards Building Cambridge, MA	1989	Vericel Corporation	Mar-22	10.0	NNN	57,159	$102.00	3.00%	$75.00
University Park Cambridge, MA	2000	Brigham and Women's	Feb-21	5.0	NNN	112,410	$100.00	3.00%	$0.00
Average(3)				10.0		218,180	$103.26		$150.00
Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated January 27, 2023.
(2)	The information is based on the weighted average of the E.R. Squibb & Sons LLC leases and includes both office and lab spaces. The lease to E.R. Squibb & Sons LLC for floors 1-8 started on November 1, 2022 for 415,900 square feet at a base rent PSF of $88.50 with 2.5% annual increases. The lease to E.R. Squibb & Sons LLC for floor 9 started on July 1, 2022 for 56,680 square feet at a base rent PSF of $105.00 with 2.75% annual increases.
(3)	Average excludes the CX - 250 Water Street Property.

The Borrower. The borrower is DW Propco EF, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the CX - 250 Water Street Whole Loan.

The Borrower Sponsors. There is no non-recourse carveout guarantor or environmental indemnitor for the CX - 250 Water Street Whole Loan separate from the borrower. The borrower sponsors are a joint venture between DivcoWest Real Estate Services, LLC (“Divco”), California State Teachers’ Retirement System (“CalSTRS”) and Teacher Retirement System of Texas (“TRS”).

Founded in 1993, Divco is a multidisciplinary investment firm headquartered in San Francisco, California, with over 190 employees across seven investment offices. Divco is a developer, owner and operator of real estate throughout the United States, with expertise in Boston, having invested in and managed over 22 commercial properties in the area, including offices in the Seaport, Financial District, and East Cambridge submarkets. Most notably, Divco owned and operated One Kendall Square, a life sciences office campus in the Kendall Square submarket. As of September 30, 2022, Divco had over $17.7 billion in assets under management. Since inception, Divco has acquired approximately 59.7 million square feet.

CalSTRS is reported to be the nation’s second largest public pension fund, with assets totaling approximately $311.1 billion as of April 30, 2023. CalSTRS’ investment portfolio is diversified into nine asset categories, including nearly 16.31% (approximately $50.7 billion as of April 30, 2023) allocated to real estate investments in institutional Class A commercial assets across the United States. Divco and CalSTRS have a 20-year history working together, with over $1.5 billion co-invested into various Divco-sponsored investment vehicles.

Established in 1937, TRS provides retirement and related benefits for those employed by the public schools, colleges and universities supported by the State of Texas. As of August 31, 2022, the agency was serving approximately 1.9 million participants and had assets under management of nearly $184 billion. TRS is the largest public retirement system in Texas in both membership and assets.

Property Management. The CX - 250 Water Street Property is managed by Divco West Real Estate Services, Inc., an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) $7,160,274 for a reserve with respect to outstanding tenant improvement allowances and leasing commissions, (ii) $5,932,952 for a base building reserve with respect to construction of the CX - 250 Water Street Property, and (iii) $4,500,617 for a reserve with respect to outstanding linkage fees. The borrower is required to pay the Somerville Affordable Housing Trust Fund linkage fees in

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
54

Structural and Collateral Term Sheet	BBCMS 2023-C20
No. 2 – CX - 250 Water Street

the amount of $2,250,309 on August 18, 2023 and August 18, 2024, pursuant to the Project Mitigation Agreement, between the City of Somerville and the borrower.

Tax Escrows – During a Trigger Period (as defined below), the borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the estimated annual real estate taxes.

Insurance Escrows – During a Trigger Period, or if the borrower fails to maintain a blanket insurance policy, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of estimated annual insurance premiums.

Rollover Reserves – During a Lease Sweep Period (as defined below), all excess cash will be swept into the rollover reserve.

A “Trigger Period” will occur:

(i)	commencing upon the ARD (with no cure or end date);
(ii)	commencing upon the occurrence of an event of default under the CX - 250 Water Street Whole Loan until waived or cured;
(iii)	on any date from and after June 30, 2023, commencing when the debt service coverage ratio is less than 1.45x based on the CX - 250 Water Street Whole Loan for two consecutive calendar quarters, and ending upon the earlier to occur of (x) the debt service coverage ratio based on the CX - 250 Water Street Whole Loan being equal to or greater than 1.45x for two consecutive calendar quarters and (y) funds on deposit in the cash collateral account (without regard to prior disbursements from such account) equaling or exceeding $23,950,200; or
(iv)	during a Lease Sweep Period.

A “Lease Sweep Period” will commence (prior to the ARD) upon:

(i)	the earliest to occur of:
a.	the date that is 12 months prior to the earliest stated expiration of the Lease Sweep Lease (as defined below);
b.	the last date under such Lease Sweep Lease that the tenant has the right to give notice of its exercise of a renewal option; or
c.	with respect to any Lease Sweep Lease that is a Short Term Qualifying Lease (as defined below), the date that is 12 months prior to the ARD or the date that the lender reasonably determines that a Lease Sweep Period should commence in order for the aggregate amount of projected deposits into the rollover account for the period commencing on such date through the ARD to equal the Lease Sweep Deposit Amount (as defined below);
(ii)	the date of the early termination, early cancellation or early surrender of a Lease Sweep Lease (or any material portion thereof) prior to its then current expiration date or the receipt by the borrower or manager of written notice from the tenant under a Lease Sweep Lease of its intent to effect an early termination, early cancellation or early surrender of such Lease Sweep Lease prior to its then current expiration date;
(iii)	solely with respect to any Lease Sweep Lease under which neither the applicable tenant, nor any lease guarantor is an investment grade entity, if such tenant has ceased operating its business (i.e., “goes dark”) in a majority of its leased space at the property and the same has not been subleased in accordance with the terms of the loan documents, pursuant to a sublease on the same or substantially similar or better terms as the applicable Lease Sweep Lease;
(iv)	a monetary or material non-monetary default under a Lease Sweep Lease by the tenant; or
(v)	the occurrence of an insolvency proceeding with respect to the tenant under a Lease Sweep Lease, its parent company or any lease guarantor.

A Lease Sweep Period will end upon:

(A)	if triggered in the case of clause (i), (ii), (iii) and (iv) above, the entirety of the Lease Sweep Lease space is leased pursuant to one or more qualified leases and in the lender’s reasonable judgment, sufficient funds have been accumulated in the rollover account;
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
55

Structural and Collateral Term Sheet	BBCMS 2023-C20
No. 2 – CX - 250 Water Street
(B)	if triggered in the case of clause (i) above, the date on which the tenant under the Lease Sweep Lease irrevocably exercises its renewal or extension option or otherwise extends its Lease Sweep Lease in accordance with the terms of the loan documents with respect to all of its Lease Sweep Lease space, and, in the lender’s reasonable judgment, sufficient funds have been accumulated in the rollover account;
(C)	if triggered in the case of clause (ii) above, if the tenant under the applicable Lease Sweep Lease rescinds in writing the exercise of its notice exercising its early termination, cancellation or surrender right or option;
(D)	if triggered in the case of clause (iii) above, the circumstances giving rise to a Lease Sweep Period under clause (iii) no longer exist;
(E)	if triggered in the case of clause (iv) above, the date on which the subject default has been cured;
(F)	if triggered in the case of clause (v) above, either (1) the applicable insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender or (2) the applicable Lease Sweep Lease has been assumed or assumed and assigned to a third party in a manner reasonably satisfactory to the lender;
(G)	if triggered in the case of clauses (i), (ii), (iii), (iv) and/or (v) above, the CX - 250 Water Street Property has achieved a debt yield of not less than 7.5% and, in the lender’s reasonable judgment, sufficient funds have been accumulated in the rollover account; or
(H)	if triggered in the case of clauses (i), (ii), (iii), (iv) and/or (v) above, the date on which funds in the rollover account collected with respect to the Lease Sweep Lease space in question is equal to the Lease Sweep Deposit Amount applicable to such Lease Sweep Lease space.

A “Lease Sweep Lease” means (i) the BMY leases at the CX - 250 Water Street Property and (ii) any replacement lease that, either individually or when taken together with any other lease with the same tenant or its affiliates, covers the majority of the Lease Sweep Lease space.

A “Lease Sweep Tenant” means any tenant under a Lease Sweep Lease.

A “Lease Sweep Deposit Amount” means an amount equal to the total rentable square feet of the applicable Lease Sweep Lease space that is the subject of a Lease Sweep Period multiplied by $50.00.

A “Short Term Qualifying Lease” means any “qualified lease” that has an initial term which does not extend at least two years beyond the ARD.

Lockbox / Cash Management. The CX - 250 Water Street Whole Loan is structured with a hard lockbox and springing cash management. All rents are required to be deposited directly into a lender-controlled lockbox account. During a Trigger Period, funds on deposit in the lockbox account are required to be swept on a daily basis into a lender-controlled cash management account. Prior to the ARD (except during the continuance of an event of default under the CX – 250 Water Street Whole Loan), all excess cash is required to be transferred to a lender-controlled account as additional collateral for the CX - 250 Water Street Whole Loan, subject to certain permitted uses by the borrower described in the loan documents, and except as described with respect to a Lease Sweep Period. If the CX - 250 Water Street Whole Loan is not paid by the ARD, from and after the ARD, the CX - 250 Water Street Whole Loan will accrue interest at the Adjusted Interest Rate; however, interest accrued at the excess of the Adjusted Interest Rate over the initial interest rate will be deferred.

On and after the ARD (except during the continuance of an event of default under the CX – 250 Water Street Whole Loan), all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses will be required to be applied to the prepayment of the outstanding principal balance of the CX - 250 Water Street Whole Loan until the outstanding principal balance has been reduced to zero and then to any excess interest until the excess interest has been reduced to zero.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
56

Structural and Collateral Term Sheet	BBCMS 2023-C20
No. 3 – Phoenix Huntsville II

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
57

Structural and Collateral Term Sheet	BBCMS 2023-C20
No. 3 – Phoenix Huntsville II

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
58

Structural and Collateral Term Sheet	BBCMS 2023-C20
No. 3 – Phoenix Huntsville II
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$67,500,000	Title:	Fee
Cut-off Date Principal Balance:	$67,500,000	Property Type – Subtype:	Industrial – Warehouse/Distribution
% of IPB:	8.2%	Net Rentable Area (SF):	1,361,882
Loan Purpose:	Refinance	Location:	Huntsville, AL
Borrower:	Phoenix Huntsville II Industrial Investors LLC	Year Built / Renovated:	1979 / 2007
Borrower Sponsor:	Phoenix Investors	Occupancy(3):	100.0%
Interest Rate:	6.59950%	Occupancy Date:	6/6/2023
Note Date:	6/6/2023	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	6/6/2033	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(4):	NAV
Original Term:	120 months	Most Recent NOI (As of)(4):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$8,083,828
Call Protection:	L(25),D(89),O(6)	UW Expenses:	$242,515
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$7,841,314
Additional Debt:	No	UW NCF:	$7,546,499
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$107,100,000 / $79
Additional Debt Type:	N/A	Appraisal Date:	4/16/2023

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$50
Taxes:	$311,078	$40,931	N/A	Maturity Date Loan / SF:	$50
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	63.0%
Replacement Reserves:	$0	$11,349	$408,565	Maturity Date LTV:	63.0%
TI/LC:	$2,000,000	Springing	$1,000,000	UW NCF DSCR:	1.67x
Other(2):	$9,466,463	$0	N/A	UW NOI Debt Yield:	11.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$67,500,000	100.0%	Partnership Buyout(5)	$27,280,522	40.4%
			Loan Payoff	24,455,740	36.2
			Upfront Reserves	11,777,542	17.4
			Closing Costs(6)	2,836,025	4.2
			Return of Equity	1,150,171	1.7
Total Sources	$67,500,000	100.0%	Total Uses	$67,500,000	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	Other Reserves consist of an initial Tenant Improvements and Leasing Commissions Funds of approximately $6.6 million and an initial Rent Concession Reserve of approximately $2.8 million.
(3)	American Hyperion Solar Module Manufacturing LLC (“Hyperion”) executed a 7.5-year lease in May 2023 to occupy the entire Phoenix Huntsville II Property (as defined below). Reserves in the amount of approximately $9.5 million were established at origination, which represent (i) a tenant improvement allowance of approximately $4,085,646, (ii) unpaid leasing commissions of approximately $2,295,781, (iii) four months of rent to cover the free rent period from July through October 2023 in the amount of approximately $2,835,036 and (iv) landlord’s work in the amount of $250,000.
(4)	Historical cash flow is not available as the borrower sponsor acquired the Phoenix Huntsville II Property in April 2021. The prior tenant vacated in 2021.
(5)	A portion of proceeds at origination were used to buy out a preferred partnership interest for a total of approximately $27,280,522, which comprises approximately $21,400,790 for the Phoenix Huntsville II Property and approximately $5,879,732 for another property that was required to be bought out at the same time.
(6)	Closing Costs include an interest rate buydown of $2,362,500.

The Loan. The Phoenix Huntsville II mortgage loan (the “Phoenix Huntsville II Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $67,500,000 and is secured by the borrower’s fee interest in a 1,361,882 square foot industrial warehouse/distribution facility in Huntsville, Alabama (the “Phoenix Huntsville II Property”). The Phoenix Huntsville II Mortgage Loan has a 10-year interest-only term and accrues interest at a rate of 6.59950% per annum.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
59

Structural and Collateral Term Sheet	BBCMS 2023-C20
No. 3 – Phoenix Huntsville II

The Property. The Phoenix Huntsville II Property is a single-tenant industrial warehouse/distribution facility containing 1,361,882 square feet of space located in Huntsville, Madison County, Alabama. Situated on 155.24 acres, the Phoenix Huntsville II Property features a single-story building constructed in 1979 and renovated in 2007 with 1,195 parking spaces (resulting in a ratio of approximately 0.9 spaces per 1,000 square feet of net rentable area). The Phoenix Huntsville II Property includes approximately 2.0% of office space, six drive-in doors, 50 dock-high doors, clear ceiling heights ranging from 23 feet to 42 feet, two freight elevators and is fully air-conditioned. In addition to the main building, there are also four auxiliary buildings (one maintenance building and three pump houses), which are not included in the leased area.

The Phoenix Huntsville II Property is currently 100.0% occupied by Hyperion under a new 7.5-year lease that expires in January 2031. The borrower sponsor is required to contribute approximately $4.1 million of tenant improvement allowance for base building improvements (escrowed at origination and not to be released until its rent commencement date of November 1, 2023). Tenant improvements will consist of fit out expenses such as electrical distribution, office updating, warehouse racking, and miscellaneous base building improvements.

Sole Tenant. Hyperion (1,361,882 square feet; 100.0% of NRA; 100.0% of underwritten base rent): Hyperion is the module brand launched by Runergy for the U.S. market in 2021. Runergy is ranked 3rd in global photovoltaic cell sales by PVInfoLink from 2019 to 2022. Runergy has 50,000 tons of polysilicon capacity in Ningxia and over 25GW cell capacity around the world. Hyperion is headquartered in California with established production facilities in Thailand. Hyperion executed a 7.5-year lease at the Phoenix Huntsville II Property in May 2023 with a lease start date of August 1, 2023 and an expiration date of January 31, 2031. The lease is structured as triple net with a current base rent of $6.07 per square foot, increasing annually on November 1 by an average of approximately 2.7% through lease expiration. Hyperion has one, 57-month renewal option and two, five-year renewal options and no termination options.

The following table presents certain information relating to the historical and current occupancy of the Phoenix Huntsville II Property:

Historical and Current Occupancy
2022(1)	Current(2)
NAV	100.0%
(1)	Hyperion executed a 7.5-year lease in May 2023 to occupy the entire Phoenix Huntsville II Property. The prior tenant vacated the Phoenix Huntsville II Property in 2021.
(2)	Current Occupancy is based on the underwritten rent roll dated June 6, 2023.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Hyperion	NR/NR/NR	1,361,882	100.0%	$6.07	$8,266,778	100.0%	1/31/2031
Occupied Collateral Total / Wtd. Avg.		1,361,882	100.0%	$6.07	$8,266,778	100.0%
Vacant Space		0	0.0%
Collateral Total		1,361,882	100.0%

(1)	Based on the underwritten rent roll dated June 6, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the tenant lease expiration of the Phoenix Huntsville II Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NA	P
2023 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2031	1	1,361,882	100.0	8,266,778	100.0	1,361,882	100.0%	$8,266,778	100.0%
2032	0	0	0.0	0	0.0	1,361,882	100.0%	$8,266,778	100.0%
2033	0	0	0.0	0	0.0	1,361,882	100.0%	$8,266,778	100.0%
2034 & Beyond	0	0	0.0	0	0.0	1,361,882	100.0%	$8,266,778	100.0%
Total	1	1,361,882	100.0%	$8,266,778	100.0%
(1)	Based on the underwritten rent roll dated June 6, 2023.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

The following table presents certain information relating to the underwritten cash flows of the Phoenix Huntsville II Property:

Operating History and Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place	$8,266,778	$6.07	97.2%
Vacant Income	0	0.00	0.0
Rent Steps	0	0.00	0.0
Gross Potential Rent	$8,266,778	$6.07	97.2%
Total Reimbursements	242,515	0.18	2.9
Other Income	0	0.00	0.0
Net Rental Income	$8,509,293	$6.25	100.0%
(Vacancy/Credit Loss)	(425,465)	(0.31)	(5.0)
Effective Gross Income	$8,083,828	$5.94	95.0%
Total Expenses	242,515	0.18	3.0
Net Operating Income	$7,841,314	$5.76	97.0%
Capital Expenditures	136,188	0.10	1.7
TI/LC	158,626	0.12	2.0
Net Cash Flow	$7,546,499	$5.54	93.4%
(1)	Historical cash flow is not available as the borrower sponsor acquired the Phoenix Huntsville II Property in April 2021. The prior tenant vacated in 2021.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Environmental. According to Phase I environmental assessment dated April 18, 2023, there was no evidence of any recognized environmental conditions at the Phoenix Huntsville II Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The Market. The Phoenix Huntsville II Property is located in Huntsville, Alabama and forms part of the Huntsville, AL Metropolitan Statistical Area (“MSA”). The top three industries within the MSA are services, manufacturing, and retail trade. Major employers in the MSA include U.S. Army/Redstone Arsenal, Huntsville Hospital, NASA/Marshall Space Flight Center, The Boeing Co., and Huntsville city schools. Redstone Arsenal is a major federal research-and-development, testing, and engineering facility with more than 60 different federal organizations and contractors having operations here. Redstone Arsenal is responsible for approximately 104,000 jobs in and around the state of Alabama. Huntsville is home to NASA's Marshall Space Flight Center the largest space museum in the world, U.S. Space & Rocket Center. In addition, the Port of Huntsville is approximately 17.6 miles southwest of the Phoenix Huntsville II Property. The Port of Huntsville contains the Huntsville International Airport, International Intermodal Center and Jetplex Industrial Park (4,000 acres). The Port of Huntsville is located to serve the Tennessee Valley region and beyond.

Primary access to the Phoenix Huntsville II Property is provided by US Highway 72, which provides access from southwestern Tennessee, throughout North Mississippi, North Alabama, and southeastern Tennessee. According to a third-party market research report, the estimated 2023 population within a one-, three- and five-mile radius of the Phoenix Huntsville II Property is 325, 24,055, and 73,671, respectively. Additionally, for the same period, the average household income within a one-, three- and five-mile radius is $107,524, $91,243, and $93,950, respectively.

According to the appraisal, the Phoenix Huntsville II Property is located in the Huntsville, AL Industrial market within the North Huntsville industrial submarket. According to a third-party market research report, the North Huntsville industrial submarket has an inventory of approximately 10.1 million square feet and a vacancy rate of 18.0%. The overall rental rate in the submarket for industrial space is $7.75 per square foot, an increase of 11.5% over 2022. The appraiser concluded to a market rent of $5.80 per square foot for warehouse space at the Phoenix Huntsville II Property.

The following table presents certain information relating to comparable industrial sales for the Phoenix Huntsville II Property:

Comparable Industrial Sales(1)
Property / Location	Gross Building Area (SF)	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF	Cap Rate
Phoenix Huntsville II	1,361,882(2)	1979 / 2007	100.0%(2)(3)
Huntsville, AL
34 Commerce Drive	1,032,869	1996 / 2021	100.0%	Aug-22	$80,500,000	$77.94	5.57%
Gaffney, SC
578 Robinson Road	1,400,580	2021 / NAP	100.0%	Nov-21	$119,496,294	$85.32	4.57%
Greer, SC
2500 West Park Drive	758,488	2000 / NAP	100.0%	Oct-21	$59,816,060	$78.86	3.89%
Gainesville, GA
545 Logistics Center Parkway	924,840	2017 / NAP	100.0%	Sep-21	$76,400,000	$82.61	4.30%
Pendergrass, GA
3101 Anderson Road	701,860	2005 / NAP	100.0%	Jun-21	$49,000,000	$69.81	NAV
Opelika, AL
646 James Record Road Southwest	555,766	1972 / NAP	100.0%	May-21	$48,000,000	$86.37	8.10%
Huntsville, AL
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated June 6, 2023.
(3)	The prior tenant vacated the Phoenix Huntsville II Property in 2021. Hyperion executed a 7.5-year lease in May 2023 to occupy the entire Phoenix Huntsville II Property.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to comparable industrial leases for the Phoenix Huntsville II Property:

Comparable Industrial Rental Summary(1)
Property Name/Location	Year Built	Gross Building Area (SF)	Tenant Size (SF)	Tenant Name	Clear Height	Rent PSF	Commencement	Lease Term (Months)
Phoenix Huntsville II	1979	1,361,882(2)	1,361,882(2)	Hyperion	23' - 42’	$6.07(2)	Aug-23(2)	90(2)
Huntsville, AL
7550 Wood Road	2022	500,400	500,400	Unis	40'	$6.24	Oct-22	63
Douglasville, GA
Jetplex Lane	2022	337,137	337,137	FedEx Ground Package	32' - 36’	$6.38	Sep-22	180
Madison, AL
12220 Carolina Logistics Drive	2022	1,006,462	1,006,462	Amazon	40'	$5.50	Jun-22	144
Pineville, NC
Will Walker Road	2021	529,568	529,568	Mercedes Benz US	32'	$5.60	Jan-22	120
Vance, AL
3901 Lakeshore Parkway	2021	290,879	290,795	FedEx Ground Package	36' - 40’	$5.91	Aug-21	180
Bessemer, AL
Mooresville Road	2021	213,600	213,600	Carter Express	32'	$6.95	Aug-21	NAV
Madison, AL
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated June 6, 2023.

The Borrower. The borrowing entity for the Phoenix Huntsville II Mortgage Loan is Phoenix Huntsville II Industrial Investors LLC, a single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Phoenix Huntsville II Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is Phoenix Investors, a Limited Liability Company, which is the affiliated management company for the guarantors’ investments. Phoenix Investors is a national commercial real estate firm based in Milwaukee, Wisconsin that redevelops former manufacturing facilities throughout the United States. Phoenix Investors’ affiliated companies hold interests in approximately 64 million square feet of industrial, retail, office and single tenant net-leased properties across 29 states. Phoenix Investors engages in the renovation and repositioning of large, former single tenant industrial facilities throughout the United States that were previously owned by corporate entities, real estate investment trusts or financial institutions.

The non-recourse carveout guarantors of the Phoenix Huntsville II Mortgage Loan are Irrevocable Children's Trust Dated 7/22/91 and Irrevocable Children's Trust No. 2 Dated 7/22/91. The non-recourse carveout guarantors have previously had ownership interests in entities that were subject to foreclosures and bankruptcies. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Property Management. The Phoenix Huntsville II Property is managed by the borrower sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow (i) approximately $311,078 for real estate taxes, (ii) $2,000,000 for tenant improvements and leasing commissions and (iii) approximately $9,466,463 for unfunded obligations consisting of (a) a tenant improvement allowance of approximately $4,085,646, (b) unpaid leasing commissions of approximately $2,295,781, (c) four months of rent to cover the free rent period from July through October 2023 in the amount of approximately $2,835,036 and (d) landlord’s work in the amount of $250,000.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $40,931; provided the monthly escrow for taxes will be waived for the amount of taxes paid by any tenant(s) at the Phoenix Huntsville II Property, provided that (i) the premises leased pursuant to the applicable lease constitutes a separate tax lot or lots and does not constitute a portion of any other tax lot not demised by the applicable lease, (ii) the applicable lease demises the entirety of each relevant tax parcel, (iii) such lease remains in full force and effect and no default will have occurred and be continuing beyond any applicable notice and cure period, (iv) the then current term under such lease is scheduled to expire no earlier than (a) if such installments of taxes are due and payable annually, 12 months after the date on which the next installment of taxes or other assessments (if any) are due, (b) if such installments of taxes are due and payable semi-annually, six months after the date on which the next

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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installment of taxes or other assessments (if any) are due, or (c) if such installments of taxes are due and payable quarterly, three months after the date on which the next installment of taxes or other assessments (if any) are due, (v) no Material Tenant Trigger Event (as defined below) has occurred and is continuing, (vi) the applicable tenant is obligated pursuant to its lease to pay all taxes and other assessments (if any) relating to each relevant tax parcel directly to the applicable governmental authority, and (vii) the applicable tenant performs such obligations in a timely manner and the borrower provides written evidence reasonably acceptable to the lender of such performance by the applicable tenant to the lender.

Insurance Escrows – On a monthly basis, the borrower is required to deposit 1/12th of an amount which would be sufficient to pay insurance premiums for the renewal of coverages; provided that the monthly escrow for insurance will be waived for insurance premiums paid directly by any tenant(s) at the Phoenix Huntsville II Property, provided that (i) the applicable lease demises the entirety of the Phoenix Huntsville II Property, (ii) such lease remains in full force and effect and no defaults under such lease have occurred and are continuing beyond any applicable notice and cure period, (iii) the then current term under such lease is scheduled to expire no earlier than 12 months after the date on which such insurance premiums are (or would be) due and payable, (iv) no Material Tenant Trigger Event has occurred and be continuing, (v) the applicable tenant is obligated pursuant to the express terms of its lease to maintain insurance in accordance with the terms and provisions of the Phoenix Huntsville II Mortgage Loan documents and such tenant is paying the insurance premiums directly to the agent or insurer, (vi) all insurance required to be maintained pursuant to the Phoenix Huntsville II Mortgage Loan documents is provided to the lender and (vii) the applicable tenant performs such obligations in a timely manner and the borrower provides the lender with evidence of renewal policies and, if requested by the lender, paid receipts for the payment of insurance premiums prior to the delinquency thereof.

Replacement Reserves – On a monthly basis, the borrower is required to deposit $11,349 for replacement reserves subject to a cap of $408,565.

Rollover Reserve – On a monthly basis, the borrower is required to deposit approximately $17,036 for rollover reserves if at any time the balance of the reserve equals or falls below $250,000, until such time as the reserve is restored to a cap of $1,000,000.

Lockbox / Cash Management. The Phoenix Huntsville II Mortgage Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below). Revenues from the Phoenix Huntsville II Property are required to be deposited directly into the lockbox account or, if received by the borrower or the property manager, deposited within three business days of receipt. During the continuance of a Cash Management Trigger Event, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Phoenix Huntsville II Mortgage Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment on the Phoenix Huntsville II Mortgage Loan, operating expenses and cash management bank fees) will be applied as follows: (a) if a Material Tenant Trigger Event has occurred and is continuing, the monthly Material Tenant (as defined below) deposit to a Material Tenant rollover reserve, (b) if a Cash Sweep Trigger Event (as defined below) has occurred and is continuing, the remaining amount to the lender-controlled excess cash flow account or (c) if no Material Tenant Trigger Event or Cash Sweep Trigger Event has occurred and is continuing, to the borrower.

A “Cash Management Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Phoenix Huntsville II Mortgage Loan documents, (ii) any bankruptcy action involving any of the borrower, the guarantors, the key principal or the property manager, (iii) the trailing 12-month period debt service coverage ratio falling below 1.30x, (iv) the indictment for fraud or misappropriation of funds by any of the borrower, the guarantors, the key principal or an affiliated or third-party property manager (provided that, in the case of the third-party property manager, such fraud or misappropriation is related to any of the Phoenix Huntsville II Property), or any director or officer of the aforementioned or (v) a Material Tenant Trigger Event, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, the filing being discharged, stayed or dismissed within 45 days for the borrower, the guarantors or the key principal, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the borrower’s, the guarantors’, the key principal’s or the property manager’s monetary obligations, (c) with respect to clause (iii) above, the trailing 12-month debt service coverage ratio being at least 1.35x for two consecutive calendar quarters, (d) with respect to clause (iv) above, the dismissal of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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applicable indictment with prejudice or acquittal of the applicable person, or the replacement of the property manager with a third-party property manager that constitutes a qualified property manager under the Phoenix Huntsville II Mortgage Loan documents or (e) with respect to clause (v) above, the cure of such Material Tenant Trigger Event.

A “Cash Sweep Trigger Event” means a period commencing upon the occurrence of (i) an event of default under the Phoenix Huntsville II Mortgage Loan documents, (ii) any bankruptcy action involving any of the borrower, the guarantors, the key principal or the property manager or (iii) the trailing 12-month period debt service coverage ratio falling below 1.30x, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, as to an involuntary filing, the filing being discharged, stayed or dismissed within 45 days for any of the borrower, the guarantors or the key principal, or within 120 days for the property manager, and the lender’s determination that such filing does not materially affect the borrower’s, the guarantors’, the key principal’s or the property manager’s monetary obligations or (c) with respect to clause (iii) above, the trailing 12-month debt service coverage ratio is at least 1.35x for two consecutive calendar quarters.

A “Material Tenant Trigger Event” means a period commencing upon the occurrence of (i) a Material Tenant giving notice of its intention to terminate or cancel or not to extend or renew its lease, (ii) on or prior to the date that is 12 months prior to the then applicable expiration date under the applicable Material Tenant lease, if the Material Tenant does not extend or renew such Material Tenant lease, (iii) on or prior to the date a Material Tenant is required under its Material Tenant lease to notify the borrower of its election to extend or renew its lease, if such Material Tenant does not give notice, (iv) an event of default under a Material Tenant lease occurs and continues beyond any applicable notice and/or cure period, (v) a bankruptcy action of a Material Tenant or a lease guarantor of any Material Tenant lease occurring, (vi) a Material Tenant lease being terminated in whole or in part or (vii) a Material Tenant “going dark”, vacating, ceasing to occupy or ceasing to conduct business in the ordinary course at the Phoenix Huntsville II Property or a portion thereof (viii) a Material Tenant announces or discloses publicly its intent to relocate from, or vacate, all or any portion of its space or (ix) all or any portion of a Material Tenant’s space is marketed for sublease by such Material Tenant (other than marketing by such Material Tenant in the normal course of such Material Tenant’s business operations to a supplier or vendor of such Material Tenant that is then supplying goods or services to such Material Tenant at the Phoenix Huntsville II Property) and expiring upon (a) with respect to clause (i) above, the date that (1) the applicable Material Tenant revokes or rescinds all termination or cancellation notices, (2) the applicable Material Tenant lease is extended on terms satisfying the requirements of the Phoenix Huntsville II Mortgage Loan documents or (3) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, (b) with respect to clause (ii) above, the date that (1) the applicable Material Tenant lease is extended on terms satisfying the requirements of the Phoenix Huntsville II Mortgage Loan documents or (2) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, (c) with respect to clause (iii) above, the date that (1) the applicable Material Tenant lease is extended on terms satisfying the requirements of the Phoenix Huntsville II Mortgage Loan documents or (2) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant, (d) with respect to clause (iv) above, a cure of the applicable event of default, (e) with respect to clause (v) above, the affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty), (f) with respect to clause (vi) above, all or substantially all of the applicable Material Tenant space being leased to a replacement tenant, (g) with respect to clause (vii) above, the Material Tenant re-commencing its normal business operations at the Phoenix Huntsville II Property or a portion thereof such that it is no longer dark, and has not vacated, ceased to conduct business in the ordinary course, at the Phoenix Huntsville II Property, (h) with respect to clause (viii) above, (1) the Material Tenant delivers written evidence of the public unconditional revocation or recission of its intent to relocate or vacate all or the applicable portion of its space or (2) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant and (i) with respect to clause (ix) above, (1) the delivery of written evidence of the cessation of all marketing efforts with respect to the Material Tenant’s space or (2) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant.

A “Material Tenant” means (i) Hyperion or (ii) any tenant at the Phoenix Huntsville II Property that, together with its affiliates, either (a) leases no less than 20% of the total rentable square footage of the Phoenix Huntsville II Property or (b) accounts for (or would account for) no less than 20% of the total in-place base rent at the Phoenix Huntsville II Property.

Subordinate and Mezzanine Debt. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Permitted Future Mezzanine Debt. The borrower is permitted a one-time right to incur a future mezzanine loan, subject to the satisfaction of the requirements set forth in the Phoenix Huntsville II Mortgage Loan documents, which include, but are not limited to: (i) no event of default under the Phoenix Huntsville II Mortgage Loan documents is continuing; (ii) the aggregate loan-to-value ratio based on the Phoenix Huntsville II Mortgage Loan and the mezzanine loan is no greater than 63.0%; (iii) the actual combined debt service coverage ratio based on the Phoenix Huntsville II Mortgage Loan and the mezzanine loan is no less than 1.67x; (iv) the actual combined net operating income debt yield based on the Phoenix Huntsville II Mortgage Loan and the mezzanine loan is no less than 11.2%; (v) the borrower will continue to comply with the terms of the Phoenix Huntsville II Mortgage Loan documents, including, without limitation, the single purpose entity covenants; (vi) the execution of an intercreditor agreement acceptable to the lender and satisfactory to the rating agencies; and (vii) receipt of a rating agency confirmation.

Partial Release. The Phoenix Huntsville II Mortgage Loan documents provide for the potential release of all or a portion of a parcel (but no more than two releases permitted) totaling approximately 34.0 acres located in the southeast corner of the Phoenix Huntsville II Property (the “Release Parcel”). The potential partial release will only be permitted (i) in connection with a third-party sale, (ii) if a separate tax parcel can be created for the parcel to be released, (iii) the requested partial release does not negatively impact the ongoing operations (i.e., access, parking, utilities, etc.) of the Phoenix Huntsville II Property after such release and (iv) such release satisfies additional conditions and requirements set forth in the Phoenix Huntsville II Mortgage Loan documents. No paydown will be required in connection with the release of this collateral. Notwithstanding the foregoing, the potential partial release may be conveyed to an affiliate of the borrower or any guarantor so long as such affiliate does not solicit, attempt to solicit, permit or enter into any lease or other occupancy agreement with any tenant or such tenant’s affiliates at the Release Parcel other than pursuant to (a) the prior written consent of the lender, (b) in connection with an expansion request made by such tenant or its affiliates, but only to the extent (i) there is no vacant space at the remaining Phoenix Huntsville II Property to accommodate the expansion request, (ii) such tenant remains in occupancy of all of its premises at the remaining Phoenix Huntsville II Property, and (iii) the lease covering such expansion space at the outparcel is a separate and distinct lease and does not amend or modify any of the terms or provisions of the existing lease with such tenant or its affiliates encumbering the remaining Phoenix Huntsville II Property, or (c) in connection with the leasing of all or a portion of the Phoenix Huntsville II Property to a replacement tenant pursuant to a lease entered into in accordance with the terms and conditions of the Phoenix Huntsville II Mortgage Loan documents on terms and conditions reasonable acceptable to the lender and to the extent such replacement tenant requires additional space which is not available at the remaining Phoenix Huntsville II Property; provided, however that the lease covering such additional space at the Release Parcel is a separate and distinct lease and is not cross-defaulted with the replacement lease for the remaining Phoenix Huntsville II Property. Pursuant to the Phoenix Huntsville II Mortgage Loan documents, the borrower has the right to request in the future that the lender consider adding three additional vacant, unimproved and non-income producing parcels of land to the Release Parcel, which additional parcels may be released in accordance with the terms and conditions of the Phoenix Huntsville II Mortgage Loan documents. The lender’s consent to the foregoing will not be unreasonably withheld, provided that the borrower satisfies the conditions set forth in the Phoenix Huntsville II Mortgage Loan documents.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 4 – Healthcare Trust MOB Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	Barclays, SGFC	Single Asset / Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA):	NR/BBB-(sf)	Title:	Various
Original Principal Balance(1):	$61,500,000	Property Type – Subtype:	Office – Medical
Cut-off Date Principal Balance(1):	$61,500,000	Net Rentable Area (SF):	1,247,943
% of IPB:	7.5%	Location:	Various
Loan Purpose:	Refinance	Year Built / Renovated:	Various / Various
Borrowers(2):	Various	Occupancy:	96.5%
Borrower Sponsor:	Healthcare Trust Operating	Occupancy Date:	5/24/2023
	Partnership, L.P.	4th Most Recent NOI (As of)(5):	$15,108,391 (12/31/2020)
Interest Rate:	6.45300%	3rd Most Recent NOI (As of)(5):	$18,702,482 (12/31/2021)
Note Date:	5/24/2023	2nd Most Recent NOI (As of)(5):	$26,544,839 (12/31/2022)
Maturity Date:	6/6/2033	Most Recent NOI (As of):	$26,932,240 (TTM 3/31/2023)
Interest-only Period:	120 months	UW Economic Occupancy:	95.0%
Original Term:	120 months	UW Revenues:	$39,365,086
Original Amortization Term:	None	UW Expenses:	$10,218,760
Amortization Type:	Interest Only	UW NOI:	$29,146,326
Call Protection(3):	L(12),YM1(13),DorYM1(88),O(7)	UW NCF:	$27,420,277
Lockbox / Cash Management:	Hard / Springing	Appraised Value / Per SF(6):	$455,000,000 / $365
Additional Debt(1):	Yes	Appraisal Date(6):	3/24/2023
Additional Debt Balance(1):	$178,500,000
Additional Debt Type(1):	Pari Passu

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$192
Taxes:	$643,802	$321,901	N/A	Maturity Date Loan / SF:	$192
Insurance:	$6,283	$1,257	N/A	Cut-off Date LTV(6):	52.7%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV(6):	52.7%
TI/LC Reserve:	$0	Springing	N/A	UW NCF DSCR:	1.75x
Other:	$5,319,348	Springing	N/A	UW NOI Debt Yield:	12.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$240,000,000	100.0%	Loan Payoff	$196,076,830	81.7%
			Return of Equity	29,390,626	12.2
			Closing Costs(7)	8,563,111	3.6
			Upfront Reserves	5,969,433	2.5
Total Sources	$240,000,000	100.0%	Total Uses	$240,000,000	100.0%
(1)	The Healthcare Trust MOB Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by 14 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $240.0 million (the “Healthcare Trust MOB Portfolio Whole Loan”). The Financial Information in the chart above reflects the metrics of the Healthcare Trust MOB Portfolio Whole Loan.
(2)	The borrowers are 59 Delaware limited liability companies and special purpose entities that are subsidiaries of Healthcare Trust Operating Partnership, L.P. See the footnotes to Annex A-1 in the Preliminary Prospectus for the names of each entity.
(3)	Defeasance of the Healthcare Trust MOB Portfolio Whole Loan is permitted at any time after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) May 24, 2026. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BBCMS 2023-C20 securitization trust in July 2023. The actual defeasance lockout period may be longer.
(4)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(5)	The borrower sponsor progressively acquired the Healthcare Trust MOB Portfolio Properties (as defined below) between 2013 and 2023, which resulted in an increase in historical NOI due to limited operating history for certain properties. For additional information on how many Healthcare Trust MOB Portfolio Properties were owned by the borrower sponsor for any year, see “Historical and Current Occupancy” below.
(6)	The Appraised Value represents the “as portfolio” value which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “as-is” appraised values on a stand-alone basis is $444,475,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the aggregate stand-alone appraised “as-is” values are 54.0% and 54.0%, respectively. Appraisal Dates for the Healthcare Trust MOB Portfolio Properties range from March 20, 2023 to April 5, 2023.
(7)	Closing Costs include an interest rate buydown of $3,240,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The Loan. The Healthcare Trust MOB Portfolio mortgage loan (the “Healthcare Trust MOB Portfolio Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee and/or leasehold interests in a 1,247,943 square foot medical office portfolio comprised of 62 properties located in 19 states (the “Healthcare Trust MOB Portfolio Properties”). The Healthcare Trust MOB Portfolio Whole Loan was co-originated by Barclays, SGFC and KeyBank National Association, consists of 14 pari passu notes and accrues interest at a rate of 6.45300% per annum. The Healthcare Trust MOB Portfolio Whole Loan has a 10-year term, is interest-only for the full term of the loan and accrues interest on an Actual/360 basis. The controlling Note A-1, being contributed by Barclays, and non-controlling Notes A-6 and A-8, being contributed by Barclays and SGFC, respectively, with an aggregate original principal balance of $61,500,000, will be included in the BBCMS 2023-C20 securitization trust. The Healthcare Trust MOB Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2023-C20 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	BBCMS 2023-C20	Yes
A-2(!)	$30,000,000	$30,000,000	Barclays	No
A-3(1)	$20,000,000	$20,000,000	Barclays	No
A-4(1)	$10,000,000	$10,000,000	Barclays	No
A-5(1)	$5,000,000	$5,000,000	Barclays	No
A-6	$3,000,000	$3,000,000	BBCMS 2023-C20	No
A-7(1)	$20,600,000	$20,600,000	SGFC	No
A-8	$18,500,000	$18,500,000	BBCMS 2023-C20	No
A-9(1)	$9,100,000	$9,100,000	SGFC	No
A-10(1)	$6,400,000	$6,400,000	SGFC	No
A-11(1)	$5,400,000	$5,400,000	SGFC	No
A-12(1)	$40,000,000	$40,000,000	KeyBank	No
A-13(1)	$20,000,000	$20,000,000	KeyBank	No
A-14(1)	$12,000,000	$12,000,000	KeyBank	No
Whole Loan	$240,000,000	$240,000,000
(1)	Expected to be contributed to one or more future securitization trust(s). Note denominations are subject to change.

The Properties. The Healthcare Trust MOB Portfolio Properties are comprised of 62 medical office buildings located across 19 different states and totaling 1,247,943 square feet. The Healthcare Trust MOB Portfolio Properties are currently 96.5% leased to approximately 107 tenants, with approximately 24.0% of the tenancy being investment grade rated. 57 of the Healthcare Trust MOB Portfolio Properties are located on-campus or near a hospital and/or are affiliated with a hospital campus or health system and all provide outpatient care. The borrower sponsor acquired the Healthcare Trust MOB Portfolio between 2013 and 2023 for a reported cost of $403.7 million. The five largest individual properties based on allocated loan amount are the Belpre V Cancer Center – Belpre, OH property (6.2% of square feet, 17.6% of underwritten base rent), the Glendale MOB- Farmington Hills, MI property (3.6% of square feet, 3.7% of underwritten base rent), the 1600 State Street property (2.5% of square feet, 2.6% of underwritten base rent), the Palm Valley Medical Plaza – Goodyear, AZ property (3.1% of square feet, 2.9% of underwritten base rent) and the Eastside Cancer Institute – Greenville, SC property (2.5% of square feet, 2.1% of underwritten base rent), with no other individual property representing more than 3.6% of square feet or 3.0% of underwritten base rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents detailed information with respect to each of the Healthcare Trust MOB Portfolio Properties:

Portfolio Summary
Property Name/Location	Year Built/ Renovated	SF(1)	Occupancy(1)	Allocated Whole Loan Amount (“ALA”)	% of ALA	Appraised Value(2)	UW NOI
Belpre V Cancer Center - Belpre, OH	2020/NAP	77,367	100.0%	$47,060,000	19.6%	$87,150,000	$5,465,509
Glendale MOB - Farmington Hills, MI	1988/NAP	44,639	93.9%	$7,990,000	3.3%	$14,800,000	$1,047,768
1600 State Street	1977/2006	30,642	100.0%	$6,860,000	2.9%	$12,700,000	$814,292
Palm Valley Medical Plaza - Goodyear, AZ	1995/NAP	38,637	96.8%	$5,720,000	2.4%	$10,600,000	$722,580
Eastside Cancer Institute - Greenville, SC	1999/NAP	30,924	100.0%	$5,560,000	2.3%	$10,300,000	$686,452
Aurora Healthcare Center - Waterford, WI	1999/NAP	23,662	100.0%	$5,130,000	2.1%	$9,500,000	$612,774
Beaumont Medical Center - Warren, MI	2005/NAP	35,219	54.5%	$5,080,000	2.1%	$9,400,000	$467,769
Millennium Eye Care - Freehold, NJ	1985/2009	25,164	100.0%	$4,990,000	2.1%	$9,250,000	$698,290
757 Franciscan Medical - Munster, IN	2008/2012	37,040	100.0%	$4,970,000	2.1%	$9,200,000	$760,957
Vascular Surgery Associates - Tallahassee, FL	2008/2018	20,000	100.0%	$4,700,000	2.0%	$8,700,000	$553,992
Decatur Medical Office Building - Decatur, GA	1993/2022	20,800	100.0%	$4,590,000	1.9%	$8,500,000	$535,783
Aurora Healthcare Center - Wautoma, WI	2004/NAP	21,048	100.0%	$4,540,000	1.9%	$8,400,000	$545,079
Greenfield Medical Plaza - Gilbert, AZ	2001/NAP	28,488	90.5%	$4,270,000	1.8%	$7,900,000	$594,151
Swedish American MOB - Roscoe, IL	2014/NAP	25,200	93.7%	$4,270,000	1.8%	$7,900,000	$523,490
West Michigan Surgery Center - Big Rapids, MI	1982, 2015 /NAP	20,404	100.0%	$4,180,000	1.7%	$7,750,000	$552,983
UMPC - Sir Thomas Court - Harrisburg, PA	1994/NAP	24,000	100.0%	$4,170,000	1.7%	$7,725,000	$462,232
Eastern Carolina ENT - Greenville, NC	2001/NAP	22,528	100.0%	$4,160,000	1.7%	$7,700,000	$509,976
Lancaster Medical Arts MOB - Lancaster	1988/NAP	30,623	100.0%	$4,140,000	1.7%	$7,675,000	$477,483
UMPC - Fisher Road - Mechanicsburg, PA	1990/NAP	15,000	100.0%	$3,980,000	1.7%	$7,375,000	$434,519
Pensacola Nephrology MOB - Pensacola, FL	2011/2021	18,435	100.0%	$3,830,000	1.6%	$7,100,000	$451,276
Kingwood Executive Center - Kingwood, TX	2005/NAP	29,120	88.0%	$3,830,000	1.6%	$7,100,000	$462,467
Lee Memorial Health System - Fort Myers, FL	1998/2021	24,174	100.0%	$3,560,000	1.5%	$6,600,000	$448,229
Greenville Health System - Greenville, SC	1997/NAP	21,603	100.0%	$3,560,000	1.5%	$6,600,000	$461,316
UMPC - Chambers Hill - Harrisburg, PA	1955/2018	11,000	100.0%	$3,510,000	1.5%	$6,500,000	$384,791
Rockwall Medical Plaza - Rockwall, TX	2008/NAP	18,176	100.0%	$3,420,000	1.4%	$6,330,000	$456,104
Pioneer Spine Sports - West Springfield	2008/NAP	15,000	100.0%	$3,350,000	1.4%	$6,200,000	$423,804
Women's Healthcare Group MOB - York, PA	1993/NAP	21,316	100.0%	$3,330,000	1.4%	$6,175,000	$356,226
OrthoOne Hilliard - Hilliard, OH	2006/NAP	24,836	100.0%	$3,210,000	1.3%	$5,950,000	$452,536
Metropolitan Eye Lakeshore Surgery - St. Clair Shores, MI	1985/NAP	17,594	100.0%	$3,130,000	1.3%	$5,800,000	$370,923
St Peter’s - Albany, NY - 5 Palisades	1999/NAP	44,323	100.0%	$3,130,000	1.3%	$5,800,000	$541,122
Crittenton MOB - Washington Township, MI	2002/2021, 2022	19,561	92.7%	$3,100,000	1.3%	$5,750,000	$398,182
Surgery Center of Temple - Temple, TX	2008/NAP	10,400	100.0%	$3,020,000	1.3%	$5,600,000	$330,966
RAI Care Center-Clearwater, FL	1973/2009	14,936	100.0%	$2,970,000	1.2%	$5,500,000	$384,937
Medical Center V - Peoria, AZ	2002/NAP	33,615	100.0%	$2,920,000	1.2%	$5,400,000	$459,358
MetroHealth Buckeye Health - Cleveland, OH	2004/NAP	25,070	100.0%	$2,920,000	1.2%	$5,400,000	$350,365
South Douglas MOB - Midwest City, OK	2004/NAP	20,756	100.0%	$2,890,000	1.2%	$5,350,000	$371,363
Crittenton MOB - Sterling Heights, MI	1997/2019, 2021-2022	16,936	72.0%	$2,860,000	1.2%	$5,300,000	$203,889
SPHP MOB, Albany, NY	1994/NAP	20,780	100.0%	$2,810,000	1.2%	$5,200,000	$354,946
Atlanta Gastroenterology Associates – Lawrenceville, GA	2007/NAP	10,500	100.0%	$2,780,000	1.2%	$5,150,000	$333,945
Bone and Joint Specialists - Merrillville, IN	1985/2008	15,504	100.0%	$2,590,000	1.1%	$4,800,000	$339,002
St. Peter’s - Albany, NY - 2 Palisades	1989/NAP	27,840	100.0%	$2,540,000	1.1%	$4,700,000	$340,876
1550 State Street	1977/NAP	13,968	100.0%	$2,540,000	1.1%	$4,700,000	$302,452
St Lukes Heart Vascular Center - East Stroudsburg	2008/NAP	13,410	100.0%	$2,440,000	1.0%	$4,525,000	$254,237
Naidu Clinic - Odessa, TX	1984/NAP	12,901	100.0%	$2,120,000	0.9%	$3,920,000	$259,087
Aurora Healthcare Center - Kiel, WI	2004/NAP	9,842	100.0%	$2,110,000	0.9%	$3,900,000	$254,878
Florida Medical Heartcare - Tampa, FL	1988/NAP	10,472	100.0%	$2,050,000	0.9%	$3,800,000	$240,885
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Property Name/Location	Year Built/ Renovated	SF(1)	Occupancy(1)	Allocated Whole Loan Amount (“ALA”)	% of ALA	Appraised Value(2)	UW NOI
Florida Medical Wesley Chapel - Tampa, FL	1990/NAP	10,368	100.0%	$2,000,000	0.8%	$3,700,000	$238,588
Aurora Healthcare Center - Green Bay, WI	2007/NAP	9,318	100.0%	$2,000,000	0.8%	$3,700,000	$240,858
Center for Advanced Dermatology - Lakewood, CO	2005/NAP	7,650	100.0%	$1,890,000	0.8%	$3,500,000	$222,720
Pioneer Spine Sports - Springfield	1981/2005	11,000	80.7%	$1,890,000	0.8%	$3,500,000	$180,773
Pioneer Spine Sports - Northampton	2008/NAP	10,563	83.2%	$1,840,000	0.8%	$3,400,000	$88,180
DaVita Dialysis - Hudson, FL	1982/2009	8,984	100.0%	$1,730,000	0.7%	$3,200,000	$225,326
Florida Medical Clinic - Tampa, FL	1985/NAP	9,724	100.0%	$1,730,000	0.7%	$3,200,000	$204,772
St Peter’s - Albany, NY - 4 Palisades	1992/NAP	28,597	88.5%	$1,620,000	0.7%	$3,000,000	$198,759
5825 Shoreview Lane North	1999/NAP	6,510	100.0%	$1,300,000	0.5%	$2,400,000	$153,777
Fresenius Medical Care - Winfield, AL	2008/NAP	5,564	100.0%	$1,240,000	0.5%	$2,300,000	$178,762
Florida Medical Tampa Palms - Tampa, FL	2006/NAP	6,522	100.0%	$1,240,000	0.5%	$2,300,000	$151,324
Florida Medical Somerset - Tampa, FL	2002/NAP	6,027	100.0%	$1,190,000	0.5%	$2,200,000	$139,984
DaVita Bay Breeze Dialysis Center - Largo, FL	1995/2012	7,247	100.0%	$1,080,000	0.5%	$2,000,000	$130,422
St. Peter’s - Troy, NY - 2 New Hampshire	2000/NAP	18,842	83.4%	$1,080,000	0.5%	$2,000,000	$180,509
Aurora Healthcare Center - Greenville, WI	2005/NAP	4,088	100.0%	$860,000	0.4%	$1,600,000	$105,867
1586 State Street	1956/NAP	3,486	100.0%	$430,000	0.2%	$800,000	$51,466
Total/Wtd. Avg.		1,247,943	96.5%	$240,000,000	100.0%	$455,000,000	$29,146,326

(1)	Information is based on the underwritten rent roll as of May 24, 2023.
(2)	The Total Appraised Value is the result of the “as portfolio” value, which includes a portfolio premium to the portfolio properties if sold together on a bulk basis. The sum of the “as-is” appraised values on a stand-alone basis would result in a total Appraised Value of $444,475,000.

Major Tenants.

St. Peter’s Health Partners (98,078 square feet; 7.9% of the NRA; 6.7% of underwritten rent): St. Peter’s Health Partners includes St. Peter’s Health Partners Medical Associates, P.C., St. Peter’s Hospital of Albany, St. Peter’s Health Partners and SPHPMA (collectively, “St. Peter’s”). St. Peter’s is a healthcare system that runs hospitals in the Albany, New York area. St. Peter’s is the largest not-for-profit health care network in northeastern New York with more than 185 locations. St. Peter’s is a tenant at five of the Healthcare Trust MOB Portfolio Properties totaling 98,078 square feet, including the SPHP MOB, Albany, NY property, the St. Peter’s - Troy, NY - 2 New Hampshire property, the St. Peter’s - Albany, NY - 2 Palisades property, the St Peter’s - Albany, NY - 4 Palisades property and the St Peter’s - Albany, NY - 5 Palisades property. St. Peter’s provides a variety of services at these properties including cardiology, pulmonology, critical care and internal medicine. St. Peter’s has lease expiration dates spanning from October 2023 to July 2028 at the Healthcare Trust MOB Portfolio Properties.

Pinnacle Health Hospitals (80,623 square feet; 6.5% of the NRA; 5.3% of underwritten rent): Pinnacle Health Hospitals includes UPMC Pinnacle Lancaster and Pinnace Health Hospitals (collectively, “Pinnacle”). Pinnacle is a health care group based primarily in the Northeast Philadelphia, Pennsylvania and Bucks County, Pennsylvania areas. Pinnacle has seven hospitals and over 160 outpatient clinics and ancillary facilities. Pinnacle is located at four of the Healthcare Trust MOB Portfolio Properties totaling 80,623 square feet, including the UPMC - Chambers Hill - Harrisburg, PA property, the UPMC - Fisher Road - Mechanicsburg, PA property, the UPMC - Sir Thomas Court - Harrisburg, PA property and the Lancaster Medical Arts MOB – Lancaster property. Pinnacle provides a variety of services at these properties, including chronic care, pediatric care, gynecology, skin care and mental health services. Pinnacle has lease expiration dates spanning from October 2027 through January 2032.

Belpre V Cancer Center (77,367 square feet; 6.2% of the NRA; 17.6% of underwritten rent): Belpre V Cancer Center (“Belpre V”) is part of the Memorial Health System, which is a not-for-profit integrated health care provider in the Mid-Ohio Valley. Belpre V is the sole tenant at the Belpre V Cancer Center - Belpre, OH property. The Belpre V Cancer Center - Belpre, OH property is used as a cancer center, providing gastroenterology services, heart and vascular services, neuroscience services, pulmonary and respiratory services, a spine center and diagnostic services. Belpre V has a lease expiration date in February 2038.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Environmental. According to Phase I environmental assessments dated between January 3, 2023 and April 14, 2023, there was no evidence of any recognized environmental conditions at the Healthcare Trust MOB Portfolio Properties, with the exception of the South Douglas MOB - Midwest City, OK property, at which the potential for petroleum contamination was identified based on the property’s historical use as an automobile sales facility from the early 1960s until the early 2000s. The related Phase I environmental assessment also identified a controlled recognized environmental condition at the Belpre V Cancer Center – Belpre, OH property in connection with residual concentrations of petroleum-impacted soil associated with former underground storage tanks and fuel dispensers, for which a no further action letter was issued subject to certain restrictions. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

Historical and Current Occupancy(1)
2020(2)	2021(3)	2022(4)	Current(5)
96.2%	97.0%	96.9%	96.5%
(1)	Historical occupancies represent the average portfolio occupancy of each year.
(2)	2020 historical occupancy is based on 39 of Healthcare Trust MOB Portfolio Properties as the other properties were subsequently acquired.
(3)	2021 historical occupancy is based on 53 of Healthcare Trust MOB Portfolio Properties as the other properties were subsequently acquired.
(4)	2022 historical occupancy is based on 57 of Healthcare Trust MOB Portfolio Properties as the other properties were subsequently acquired.
(5)	Current occupancy is as of May 24, 2023.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Number of Leases	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total Base Rent	Lease Expiration Date
St. Peter’s	NR/NR/NR	5	98,078	7.9%	$21.98	$2,155,979	6.7%	Various(4)
Pinnacle	A2/NR/NR	4	80,623	6.5	21.17	1,707,123	5.3	Various(5)
Belpre V	NR/NR/NR	1	77,367	6.2	73.21	5,664,109	17.6	2/28/2038
Aurora Health Center	Aa3/NR/NR	5	67,958	5.4	24.48	1,663,612	5.2	12/31/2032
Willamette Orthopedic Group LLC	NR/NR/NR	4	54,606	4.4	25.09	1,370,023	4.3	2/28/2035
Prisma Health-Upstate	A3/NR/A-	2	52,527	4.2	21.25	1,116,247	3.5	Various(6)
Top Tenants.		21	431,159	34.5%	$31.72	$13,677,093	42.5%
Remaining Tenants		114	772,541	61.9	23.97	18,521,404	57.5
Occupied Collateral Total / Wtd. Avg.		135	1,203,700	96.5%	$26.75	$32,198,497	100.0%
Vacant Space		NAP	44,243	3.5%

Collateral Total		135	1,247,943	100.0%

(1)	Based on the underwritten rent roll dated May 24, 2023.
(2)	In certain instances, ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	UW Base Rent and UW Base Rent PSF is inclusive of $414,557 of underwritten rent steps.
(4)	St. Peter’s leases 98,078 square feet across five properties: (i) 18,433 square feet with a lease expiration date of December 31, 2027 and 2,347 square feet with a lease expiration date of April 30, 2027 at the SPHP MOB, Albany, NY property; (ii) 27,840 square feet with a lease expiration date of July 31, 2028 at the St. Peter’s – Albany, NY – 2 Palisades property; (iii) 857 square feet with a lease expiration date of December 31, 2024, 880 square feet with a lease expiration date of March 31, 2025 and 9,229 square feet with a lease expiration date of April 30, 2025 at the St. Peter’s – Albany, NY – 4 Palisades property; (iv) 17,222 square feet with a lease expiration date of July 31, 2027 and 5,555 square feet with a lease expiration date of December 31, 2027 at the St. Peter’s – Albany, NY – 5 Palisades property; and (v) 15,715 square feet with a lease expiration date of October 31, 2023 at the St. Peter’s – Troy, NY – 2 New Hampshire property.
(5)	Pinnacle leases 80,623 square feet across four properties: (i) 30,623 square feet with a lease expiration date of August 31, 2031 at the Lancaster Medical Arts MOB – Lancaster property; (ii) 15,000 square feet with a lease expiration date of January 31, 2032 at the UPMC – Fisher Road – Mechanicsburg, PA property; (iii) 24,000 square feet with a lease expiration date of October 31, 2027 at the UPMC – Sir Thomas Court – Harrisburg, PA property; and (iv) 11,000 square feet with a lease expiration date of December 31, 2028 at the UPMC – Chambers Hill – Harrisburg, PA property.
(6)	Prisma Health - Upstate leases 52,527 square feet across two properties: (i) 21,603 square feet with a lease expiration date of September 30, 2033 at the Greenville Health System – Greenville, SC property and (ii) 30,924 square feet with a lease expiration date of June 30, 2028 at the Eastside Cancer Institute – Greenville, SC property.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	44,243	3.5%	NAP	NA	P	44,243	3.5%	NAP	NAP
2023 & MTM	13	38,463	3.1	$951,938	3.0%		82,706	6.6%	$951,938	3.0%
2024	15	54,800	4.4	1,353,113	4.2		137,506	11.0%	$2,305,051	7.2%
2025	15	64,335	5.2	1,401,695	4.4		201,841	16.2%	$3,706,745	11.5%
2026	13	64,198	5.1	1,372,107	4.3		266,039	21.3%	$5,078,852	15.8%
2027	21	228,532	18.3	4,701,311	14.6		494,571	39.6%	$9,780,163	30.4%
2028	13	158,533	12.7	4,417,143	13.7		653,104	52.3%	$14,197,306	44.1%
2029	8	105,843	8.5	2,338,027	7.3		758,947	60.8%	$16,535,333	51.4%
2030	11	100,763	8.1	2,664,598	8.3		859,710	68.9%	$19,199,931	59.6%
2031	4	45,030	3.6	802,638	2.5		904,740	72.5%	$20,002,569	62.1%
2032	9	110,245	8.8	2,874,624	8.9		1,014,985	81.3%	$22,877,193	71.1%
2033	6	60,863	4.9	1,374,264	4.3		1,075,848	86.2%	$24,251,457	75.3%
2034 & Beyond	7	172,095	13.8	7,947,040	24.7		1,247,943	100.0%	$32,198,497	100.0%
Total	135	1,247,943	100.0%	$32,198,497	100.0%
(1)	Based on the underwritten rent roll dated May 24, 2023.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring is inclusive of $414,557 of underwritten rent steps.

Operating History and Underwritten Net Cash Flow(1)(2)
	2020	2021	2022	T12 3/31/2023(3)	U/W(3)	U/W Per Square Foot
Base Rent	$16,229,547	$20,379,355	$29,092,788	$29,515,569	$31,783,940	$25.47
Rent Steps(4)	0	0	0	0	414,557	0.33
Straight-Line Rent	0	0	0	0	441,050	0.35
Expense Reimbursements	3,867,555	4,328,265	5,371,645	5,464,468	7,655,965	6.13
Vacant Income	0	0	0	0	1,073,403	0.86
Gross Potential Rent	$20,097,102	$24,707,619	$34,464,433	$34,980,037	$41,368,915	$33.15
Miscellaneous Income	5,003	55,850	80,943	80,008	64,617	0.05
In-Place Vacancy	0	0	0	0	(2,068,446)	(1.66)
Effective Gross Income	$20,102,104	$24,763,470	$34,545,376	$35,060,045	$39,365,086	31.54
Total Expenses	$4,993,714	$6,060,988	$8,000,537	$8,127,805	$10,218,760	$8.19
Net Operating Income	$15,108,391	$18,702,482	$26,544,839	$26,932,240	$29,146,326	$23.36
Capital Expenditures	0	0	0	0	478,107	0.38
TI / LC	0	0	0	0	1,247,943	1.00
Net Cash Flow	$15,108,391	$18,702,482	$26,544,839	$26,932,240	$27,420,277	$21.97
(1)	Based on the underwritten rent roll dated May 24, 2023.
(2)	The increases in historical Net Operating Income are due to the borrowers acquiring the Healthcare Trust MOB Portfolio Properties on a rolling basis throughout these years.
(3)	The increase between T12 3/31/2023 Net Operating Income and U/W Net Operating Income is due to the borrowers acquiring five of the Healthcare Trust MOB Portfolio Properties in 2023 prior to loan origination.
(4)	Contractual rent steps through May 31, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The Market. The Healthcare Trust MOB Portfolio Properties are geographically diverse with properties located in 19 different states. According to the appraisal, demand for medical office buildings (“MOB”) across the United States has experienced continued growth due to healthcare job growth, the aging population and medical office demand.

Healthcare Trust MOB Portfolio Properties Market Summary(1)
Property Name	Appraiser-Defined Market/Area(2)	MOB Market Occupancy	UW Rental Rate PSF(3)	Appraiser’s Concluded Market Rent
Belpre V Cancer Center - Belpre, OH	Marietta	NAV	$73.21	$51.00
Glendale MOB - Farmington Hills, MI	Detroit-Warren-Dearborn	90.6%	$28.33	$26.00
1600 State Street	Salem	96.2%	$27.54	$27.00
Palm Valley Medical Plaza - Goodyear, AZ	Phoenix-Mesa-Scottsdale	88.6%	$24.81	$23.50
Eastside Cancer Institute - Greenville, SC	Greenville-Anderson-Mauldin	93.0%	$22.02	$21.50
Aurora Healthcare Center - Waterford, WI	Racine County	88.9%	$24.48	$22.50
Beaumont Medical Center - Warren, MI	Detroit-Warren-Dearborn	90.6%	$35.87	$26.00
Millennium Eye Care - Freehold, NJ	Monmouth County	93.6%	$29.27	$25.00
757 Franciscan Medical - Munster, IN	Chicago-Naperville-Elgin	92.8%	$20.47	$18.50
Vascular Surgery Associates - Tallahassee, FL	Tallahassee	97.0%	$28.71	$28.00
Decatur Medical Office Building - Decatur, GA	Atlanta-Sandy Springs-Roswell	90.7%	$28.19	$27.50
Aurora Healthcare Center - Wautoma, WI	Waushara County	96.0%	$24.48	$23.00
Greenfield Medical Plaza - Gilbert, AZ	Phoenix-Mesa-Scottsdale	88.6%	$24.45	$25.00
Swedish American MOB - Roscoe, IL	Rockford	92.8%	$26.00	$25.08
West Michigan Surgery Center - Big Rapids, MI	Big Rapids	94.5%	$28.09	$27.00
UMPC - Sir Thomas Court - Harrisburg, PA	Harrisburg-Carlisle	92.9%	$19.28	$19.00
Eastern Carolina ENT - Greenville, NC	Greenville	94.6%	$23.46	$23.00
Lancaster Medical Arts MOB - Lancaster	Lancaster	96.7%	$14.44	$14.00
UMPC - Fisher Road - Mechanicsburg, PA	Harrisburg-Carlisle	92.9%	$28.01	$27.50
Pensacola Nephrology MOB - Pensacola, FL	Pensacola-Ferry Pass-Brent	95.0%	$25.96	$26.00
Kingwood Executive Center - Kingwood, TX	Houston-The Woodlands-Sugar Land	87.9%	$20.14	$22.00
Lee Memorial Health System - Fort Myers, FL	Cape Coral-Fort Myers	95.1%	$18.04	$18.00
Greenville Health System - Greenville, SC	Greenville-Anderson-Mauldin	93.0%	$20.15	$20.00
UMPC - Chambers Hill - Harrisburg, PA	Harrisburg-Carlisle	92.9%	$34.72	$31.50
Rockwall Medical Plaza - Rockwall, TX	Dallas-Fort Worth-Arlington	90.1%	$26.55	$26.00
Pioneer Spine Sports - West Springfield	Springfield	95.0%	$29.28	$28.00
Women's Healthcare Group MOB - York, PA	York-Hanover	95.8%	$17.32	$17.00
OrthoOne Hilliard - Hilliard, OH	Columbus	92.3%	$19.30	$16.56
Metropolitan Eye Lakeshore Surgery - St. Clair Shores, MI	Detroit-Warren-Dearborn	90.6%	$21.85	$24.00
St Peter’s - Albany, NY - 5 Palisades	Albany County	93.9%	$21.68	$23.50
Crittenton MOB - Washington Township, MI	Detroit-Warren-Dearborn	90.6%	$23.03	$24.00
Surgery Center of Temple - Temple, TX	Killeen-Temple	97.0%	$33.00	$33.00
RAI Care Center-Clearwater, FL	Tampa-St. Petersburg-Clearwater	93.8%	$26.74	$28.71
Medical Center V - Peoria, AZ	Arrowhead	88.8%	$25.69	$25.00
MetroHealth Buckeye Health - Cleveland, OH	Cleveland-Elyria	93.9%	$13.00	$15.00
South Douglas MOB - Midwest City, OK	Oklahoma City	NAV	$18.54	$20.00
Crittenton MOB - Sterling Heights, MI	Detroit-Warren-Dearborn	90.6%	$26.60	$24.00
SPHP MOB, Albany, NY	Albany	93.9%	$17.70	$21.00
Atlanta Gastroenterology Associates – Lawrenceville, GA	Atlanta-Sandy Springs-Roswell	90.7%	$32.96	$32.00
Bone and Joint Specialists - Merrillville, IN	Chicago-Naperville-Elgin	92.8%	$22.66	$24.00
St. Peter’s - Albany, NY - 2 Palisades	Albany County	93.9%	$24.39	$23.50
1550 State Street	Salem	96.2%	$22.44	$22.00

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Property Name	Appraiser-Defined Market/Area(2)	MOB Market Occupancy	UW Rental Rate PSF(3)	Appraiser’s Concluded Market Rent
St Lukes Heart Vascular Center - East Stroudsburg	East Stroudsburg	93.7%	$19.69	$20.00
Naidu Clinic - Odessa, TX	Midland-Odessa	94.5%	$20.21	$19.50
Aurora Healthcare Center - Kiel, WI	Manitowoc County	88.7%	$24.48	$22.50
Florida Medical Heartcare - Tampa, FL	Tampa-St. Petersburg-Clearwater	93.8%	$23.06	$22.52
Florida Medical Wesley Chapel - Tampa, FL	Tampa-St. Petersburg-Clearwater	93.8%	$23.06	$22.52
Aurora Healthcare Center - Green Bay, WI	Brown County	92.8%	$24.48	$23.00
Center for Advanced Dermatology - Lakewood, CO	Denver-Aurora-Lakewood	91.3%	$30.17	$30.00
Pioneer Spine Sports - Springfield	Springfield	95.0%	$24.42	$24.00
Pioneer Spine Sports - Northampton	Springfield	95.0%	$17.77	$25.00
DaVita Dialysis - Hudson, FL	Tampa-St. Petersburg-Clearwater	93.8%	$25.86	$26.00
Florida Medical Clinic - Tampa, FL	Tampa-St. Petersburg-Clearwater	93.8%	$21.82	$21.40
St Peter’s - Albany, NY - 4 Palisades	Albany	93.9%	$18.08	$23.50
5825 Shoreview Lane North	Salem	96.2%	$24.48	$24.00
Fresenius Medical Care - Winfield, AL	Birmingham	91.0%	$31.42	$26.75
Florida Medical Tampa Palms - Tampa, FL	Tampa-St. Petersburg-Clearwater	93.8%	$23.06	$22.52
Florida Medical Somerset - Tampa, FL	Tampa-St. Petersburg-Clearwater	93.8%	$23.06	$22.52
DaVita Bay Breeze Dialysis Center - Largo, FL	Tampa-St. Petersburg-Clearwater	93.8%	$18.65	$18.00
St. Peter’s - Troy, NY - 2 New Hampshire	Albany	93.9%	$26.26	$23.84
Aurora Healthcare Center - Greenville, WI	Outagamie County	91.6%	$24.48	$22.75
1586 State Street	Salem	96.2%	$15.30	$15.00
(1)	Source: Appraisals.
(2)	Appraiser data was based on the medical office market for each property if available. If unavailable, the appraiser data was based on the surrounding area. Some medical office market or area data was unavailable.
(3)	UW Rental Rate PSF is based on the underwritten rent roll dated May 24, 2023.

The Borrowers. The borrowers are 59 Delaware limited liability companies and special purpose entities that are subsidiaries of Healthcare Trust Operating Partnership, L.P. See the footnotes to Annex A-1 for the names of each entity. Each borrowing entity has two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Healthcare Trust MOB Portfolio Whole Loan. The non-recourse carve-out guarantor of the Healthcare Trust MOB Portfolio Whole Loan is Healthcare Trust Operating Partnership, L.P.

The Borrower Sponsor. The borrower sponsor is Healthcare Trust Operating Partnership, L.P. Healthcare Trust Operating Partnership, L.P. is a subsidiary of Healthcare Trust, Inc., a publicly registered real estate investment trust that is externally managed by AR Global Investments, LLC. Healthcare Trust, Inc. is focused on acquiring a diversified portfolio of healthcare real estate, with an emphasis on senior housing real estate and medical office buildings located in the United States. As of year-end 2022, Healthcare Trust, Inc. owned 202 properties, totaling approximately 9.1 million square feet across 34 states.

Escrows and Reserves. At origination, the borrowers deposited into escrow $289,100 for deferred maintenance, $4,760,872 for outstanding tenant improvements and leasing commissions, $269,376 for unfunded obligations for free rent, approximately $643,802 for real estate taxes and approximately $6,283 for insurance premiums.

Tax & Insurance Escrows – On a monthly basis, the borrowers are required to escrow approximately $321,901 for real estate taxes and approximately $1,257 for insurance premiums. The borrowers are not required to make monthly tax deposits for an individual property if (i) no event of default has occurred and is continuing, (ii) the applicable property is leased to a single tenant and that tenant is paying any taxes directly with satisfactory evidence given to the lender, (iii) no Cash Sweep Period (as defined below) is in effect and (iv) the applicable lease is in full force and effect and there is no event of default under the lease. The borrowers are not required to pay monthly insurance premiums if they obtain a blanket policy satisfactory to the lender or, in regard to an individual property, if (i) no event of default has occurred and is continuing, (ii) the applicable property is leased to a single tenant and that tenant is paying any insurance premiums directly with satisfactory evidence given to the lender, (iii) no Cash Sweep Period is in effect and (iv) the applicable lease is in full force and effect and there is no event of default under the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Replacement Reserve – During a Cash Sweep Period, the borrowers are required to escrow 1/12th of the product obtained by multiplying $0.20 by the aggregate square footage of the Healthcare Trust MOB Portfolio Properties (initially approximately $20,799 per month).

TI/LC Reserve – During a Cash Sweep Period, the borrowers are required to escrow 1/12th of the product obtained by multiplying $1.50 by the aggregate square footage of the Healthcare Trust MOB Portfolio Properties (initially approximately $155,993 per month).

A “Cash Sweep Period” will commence upon a Cash Sweep Event (as defined below).

Lockbox / Cash Management. The Healthcare Trust MOB Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrowers were required to establish a lockbox account and deliver letters to the tenants at the Healthcare Trust MOB Portfolio Properties directing them to pay all rents directly into a lender-controlled lockbox account. Additionally, all revenues and other monies received by the borrowers or related property manager are required to be deposited into the lockbox account within one business day upon receipt. During the occurrence and continuance of a Cash Sweep Event, all funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the Healthcare Trust MOB Portfolio Whole Loan documents, with all excess cash flow to be held as additional security for the Healthcare Trust MOB Portfolio Whole Loan.

A “Cash Sweep Event” will commence upon any of the following: (i) an event of default under the Healthcare Trust MOB Portfolio Whole Loan documents has occurred and is continuing; (ii) the debt yield being less than 9.5% for two consecutive calendar quarters; or (iii) a Belpre V Trigger Event (as defined below). A Cash Sweep Event will end, with respect to clause (i), the end of such event of default, with respect to clause (ii) above, an occurrence of a Debt Yield Cure (as defined below), or with respect to clause (iii) above, a Belpre V Trigger Event Cure (as defined below).

A “Debt Yield Cure” will occur upon the debt yield being greater than or equal to 9.5% for two consecutive calendar quarters based on the trailing 12-month period preceding the date of determination. The borrowers have the option to cure the debt yield event by (i) making a partial prepayment in the amount that results in a reduction of the then-outstanding principal balance of the Healthcare Trust MOB Portfolio Whole Loan sufficient to achieve a debt yield of at least 9.5% or (ii) obtaining a letter of credit in the amount equal to the excess cash flow that would have been swept in the three-month period immediately preceding the applicable determination date as acceptable to the lender. Each letter of credit will be effective for a three-month period upon which the borrowers can submit subsequent letter(s) of credit.

A “Belpre V Trigger Event” will commence upon any of the following: (i) Belpre V giving notice of its intent to terminate its lease; (ii) Belpre V going dark; (iii) Belpre V or its parent company filing for bankruptcy or insolvency; or (iv) Belpre V defaulting under the terms of its lease. A Cash Sweep Event due to a Belpre V Trigger Event will not commence if a Belpre V Reserve Funds Cap Cure (as defined below) occurs within five business days of such Belpre V Trigger Event.

A “Belpre V Trigger Event Cure” will occur, with respect to clause (i), (a) Belpre V rescinding its termination notice or (b) satisfaction of the Belpre V Replacement Lease Criteria (as defined below); with respect to clause (ii), (a) Belpre V resuming occupancy of the premises and delivery of an estoppel that the lease is in full force and effect or (b) the satisfaction of the Belpre V Replacement Lease Criteria; with respect to clause (iii), (a) Belpre V or its parent no longer being in bankruptcy or insolvency proceedings and the Belpre V lease or its guaranty (as applicable) has been affirmed, is unmodified and is in full force and effect or (b) satisfaction of the Belpre V Replacement Lease Criteria; and with respect to clause (iv), (a) the borrowers providing evidence satisfactory to the lender that the event of default is cured or (b) satisfaction of the Belpre V Replacement Lease Criteria.

The “Belpre V Replacement Lease Criteria” will occur upon the following: (i) the borrowers have entered into one or more Belpre V replacement leases; (ii) each Belpre V Replacement Tenant (as defined below) being in occupancy of the space covered by the applicable replacement lease; (iii) the borrowers providing (a) a copy of each executed Belpre V applicable replacement lease and updated tenant estoppels, (b) a subordination, non-disturbance and attornment agreement if requested by the lender, (c) satisfactory evidence that the borrowers have paid for and performed all tenant improvements related to such Belpre V Replacement Tenant, and (d) an updated rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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A “Belpre V Replacement Tenant” means a new tenant or tenants reasonably approved by the lender and leasing all or part of the Belpre V premises.

A “Belpre V Reserve Funds Cap Cure” means that (i) the borrowers have deposited $10,750,000 in cash, less, if applicable, the Belpre V replacement rent amount or in a letter of credit with the lender or (ii) during the applicable Cash Sweep Event, the amount on deposit in the excess cash flow reserve account exceeds $10,750,000.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. On any payment date following the payment date in (a) June 2024 (with the payment of a yield maintenance premium) or (b) on any payment date following the earlier of two years following the last note to be securitized or May 24, 2026 (with either a partial defeasance or payment of a yield maintenance premium), the borrowers may release any of the Healthcare Trust MOB Portfolio Properties with 15 days’ notice if the following conditions are met: (i) no event of default has occurred and is continuing; (ii) the borrowers pay all costs and provide customary documentation as described in the Healthcare Trust MOB Portfolio Whole Loan documents; (iii) after such release and defeasance, the debt service coverage ratio for the remaining properties is no less than the greater of (1) the debt service coverage ratio immediately preceding such release and (2) 1.69x; (iv) after such release or defeasance the net operating income debt yield for all remaining properties being no less than the greater of (1) the net operating income debt yield immediately preceding such release and (2) 11.94%; (v) satisfaction of customary REMIC requirements; (vi) payment of the release amount of 115.0% of the allocated loan amount for the release property; and (vii) other conditions as set forth in the Healthcare Trust MOB Portfolio Whole Loan documents.

Ground Leases. The Healthcare Trust MOB Portfolio Mortgage Loan is secured by the borrowers’ fee interests in the Healthcare Trust MOB Portfolio Properties, except that it is secured in part by the borrowers’ leasehold interest in certain parcels at each of the Greenville Health System - Greenville, SC property and the Decatur Medical Office Building - Decatur, GA property pursuant to ground leases for additional parking. The ground lease at the Greenville Health System - Greenville, SC property expires in September 2024 and automatically extends to September 2026 and will be subsequently extended automatically by additional two-year terms so long as neither party to the lease provides written notice of its intent not to renew at least 180 days prior to the expiration of the then-current term. The current ground rent is $5,069 per month with 3.0% annual increases. The parking at the Greenville Health System - Greenville, SC property is considered legal non-conforming without the ground lease spaces. The ground lease at the Decatur Medical Office Building - Decatur, GA property expires in November 2032 and is subject to one, ten-year extension. The current ground rent is $3,272 per month with 3.0% annual increases. The parking at the Decatur Medical Office Building - Decatur, GA property is considered legal conforming without the ground lease spaces, and the borrower is not required to provide the tenant with the additional parking spaces granted through the ground lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 5 – One & Two Commerce Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C20
No. 5 – One & Two Commerce Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C20
No. 5 – One & Two Commerce Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C20
No. 5 – One & Two Commerce Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 5 – One & Two Commerce Square
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BANA, Barclays	Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA):	NR/BBB(sf)	Title:	Fee
Original Principal Balance(1):	$60,000,000	Property Type – Subtype:	Office - CBD
Cut-off Date Principal Balance(1):	$60,000,000	Net Rentable Area (SF):	1,896,143
% of IPB:	7.3%	Location:	Philadelphia, PA
Loan Purpose:	Refinance	Year Built / Renovated:	1987, 1992 / 2013
Borrowers:	Commerce Square Partners-Philadelphia Plaza, L.P. and Philadelphia Plaza - Phase II, LP	Occupancy(2):	76.4%
Borrower Sponsor:	Brandywine Operating Partnership, L.P.	Occupancy Date:	5/17/2023
Interest Rate:	7.78750%	4th Most Recent NOI (As of)(5):	$31,585,470 (12/31/2020)
Note Date:	6/1/2023	3rd Most Recent NOI (As of)(5):	$22,215,377 (12/31/2021)
Maturity Date:	6/6/2028	2nd Most Recent NOI (As of):	$24,399,000 (12/31/2022)
Interest-only Period:	60 months	Most Recent NOI (As of):	$24,981,970 (TTM 4/30/2023)
Original Term:	60 months	UW Economic Occupancy:	76.6%
Original Amortization Term:	None	UW Revenues:	$55,090,239
Amortization Type:	Interest Only	UW Expenses:	$25,392,147
Call Protection:	L(24),YM1(29),O(7)	UW NOI:	$29,698,092
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$26,379,842
Additional Debt:	Yes	Appraised Value / Per SF:	$428,000,000 / $226
Additional Debt Balance(1):	$160,000,000	Appraisal Date:	3/30/2023
Additional Debt Type(1):	Pari Passu

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$116
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$116
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	51.4%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	51.4%
TI/LC Reserves(4):	$25,000,000	Springing	$25,000,000	UW NCF DSCR:	1.52x
Leasing Reserves:	$11,112,904	$0	N/A	UW NOI Debt Yield:	13.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$220,000,000	89.8%	Loan Payoff	$204,600,430	83.6%
Borrower Equity	24,825,039	10.1	Upfront Reserves(4)	36,112,904	14.8
			Closing Costs	4,111,705	1.7
Total Sources	$244,825,039	100.0%	Total Uses	$244,825,039	100.0%
(1)	The One & Two Commerce Square Mortgage Loan (as defined below) is part of a whole loan evidenced by 13 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $220.0 million (the “One & Two Commerce Square Whole Loan”). The Financial Information in the chart above reflects the One & Two Commerce Square Whole Loan.
(2)	Current occupancy is based on the underwritten rent roll as of May 17, 2023 and is inclusive of signed not occupied tenants. All outstanding landlord obligations, free and gap rent was reserved by the borrowers at closing.
(3)	See “Escrows and Reserves” below.
(4)	The borrowers delivered a letter of credit in lieu of cash for the $25,000,000 upfront tenant improvement and leasing reserve.
(5)	The decline in revenue was driven by three major tenants who gave notice to vacate in 2019 which brought the occupancy from 97.6% to the low 70%’s. The borrower sponsor was able to quickly backfill some smaller tenants with various new leases before the major tenants vacated their space. The borrower sponsor has since shifted its leasing strategy focusing on smaller tenants which has helped solidify a granular rent roll and will mitigate future concentration and rollover risks.

The Loan. The One & Two Commerce Square mortgage loan (the “One & Two Commerce Square Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interest in two office buildings with an aggregate of 1,896,143 square feet located in Philadelphia, Pennsylvania (the “One & Two Commerce Square Property”). The One & Two Commerce Square Whole Loan has a five-year interest only term and accrues interest at a rate of 7.78750% per annum. The One & Two Commerce Square Whole Loan was co-originated on June 1, 2023 by Bank of America, N.A. (“BANA”),

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
83

Structural and Collateral Term Sheet	BBCMS 2023-C20
No. 5 – One & Two Commerce Square

JPMorgan Chase Bank, National Association (“JPM”) and Barclays Capital Real Estate Inc. (“Barclays”). The non-controlling Notes A-2, A-4 (contributed by BANA) and Note A-5 (contributed by Barclays), with an aggregate original principal balance of $60,000,000, will be included in the BBCMS 2023-C20 securitization trust. The remaining notes are currently held by BANA, JPM and Barclays or their respective affiliates and are expected to be contributed to one or more future securitization trust(s). The One & Two Commerce Square Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2023-C20 trust, until the controlling Note A-1 is securitized, whereupon the One & Two Commerce Square Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans,” “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,833,333	$30,833,333	BANA	Yes
A-2	20,000,000	20,000,000	BBCMS 2023-C20	No
A-3	12,500,000	12,500,000	BANA	No
A-4	10,000,000	10,000,000	BBCMS 2023-C20	No
A-5	30,000,000	30,000,000	BBCMS 2023-C20	No
A-6	25,000,000	25,000,000	Barclays	No
A-7	10,000,000	10,000,000	Barclays	No
A-8	8,333,333	8,333,333	Barclays	No
A-9	30,000,000	30,000,000	JPM	No
A-10-1	12,500,000	12,500,000	JPM	No
A-10-2	12,500,000	12,500,000	JPM	No
A-11	10,000,000	10,000,000	JPM	No
A-12	8,333,333	8,333,333	JPM	No
Whole Loan	$220,000,000	$220,000,000

The Property. The One & Two Commerce Square Property is comprised of twin 40-story, multi-tenant, office buildings connected by an open-air courtyard with media wall and 48,725 square feet of ground floor retail space. The One & Two Commerce Square Property was built on a 2.97-acre site, spanning an entire city block, in Philadelphia, Pennsylvania and totals 1,896,143 square feet of net rentable area.

The One & Two Commerce Square Property is a LEED-Silver certified building with terraces on the north and south sides of the building featuring unobstructed panoramic views of Philadelphia. Building amenities include a fitness center with locker rooms, conference facilities, BEX community lounge and work area. The One & Two Commerce Square Property features an underground parking garage, with parking for 519 vehicles.

Since 2015, the borrower sponsor has invested approximately $15 million at the One & Two Commerce Square Property in capital expenditures, including upgrading the building lobbies, updating the courtyard and courtyard fountain, modernizing the elevator systems and updating signage.

As of May 17, 2023, the One & Two Commerce Square Property was 76.4% leased to 91 tenants representing various industries including finance, law, insurance, pharmaceuticals, accounting, biotech and other. The largest tenant represents only 7.3% of net rentable area.

Major Tenants.

Price Water House Coopers LLP (138,413 square feet; 7.3% of NRA; 9.4% of underwritten rent). Price Water House Coopers LLP (“PwC”) is an international professional services company that provides audit, tax, and advisory services with approximately 328,000 employees across the world. PwC has one of the largest professional services network in the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
84

Structural and Collateral Term Sheet	BBCMS 2023-C20
No. 5 – One & Two Commerce Square

world and is considered one of the Big Four accounting firms, along with Deloitte, EY and KPMG. PwC reported a gross revenue of $50.3 billion as for the trailing 12 months ending June 30, 2022.

PwC has been in occupancy at the One & Two Commerce Square Property since 1999, originally under a sublease, then under a direct lease commencing December 2013. PwC’s current lease has an expiration in April 2030, with three, five-year renewal options. PwC pays a base rent of $22.50 per square foot, with $0.50 per square foot annual increases. PwC occupies six floors of the One & Two Commerce Square Property. PwC subleases a portion of its space (23,037 square feet) to the Jewish Federation of Greater Philadelphia, which is co-terminus with the prime lease. PwC has no existing contraction or termination options.

Stradley, Ronon, Stevens & Young (69,111 square feet; 3.6% of NRA; 5.1% of underwritten rent). Stradley, Ronon, Stevens & Young (“Stradley Ronon”) is a law firm that provides legal services on corporate & securities, litigation, education, investment management, employment & labor, financial services, real estate, tax, and others. Stradley Ronon has provided services in more than 230 markets, including 80 countries abroad with about 200 lawyers. Stradley Ronon was founded in Philadelphia and the One & Two Commerce Square Property serves as its headquarters.

Stradley Ronon has been in occupancy at the One & Two Commerce Square Property since 1988 and has expanded and renewed multiple times. Stradley Ronon currently occupies three floors under a lease dated November 2014 and expiring in December 2033, with two, five-year renewal options with 24 months’ notice. Stradley Ronon pays a base rent of $24.33 per square foot, with a 2.5% annual increase. Stradley Ronon has no existing contraction options but does have a termination right with notice by February 1, 2029 and payment of a termination fee, which if exercised would be effective January 31, 2031.

Pond Lehocky Giordano Disability (66,315 square feet; 3.5% of NRA; 3.8% of underwritten rent). Pond Lehocky Giordano Disability (“Pond Lehocky”) is a law firm in Pennsylvania that provides legal services on worker’s compensation, social security disability, long-term disability, short-term disability, and other legal needs. Pond Lehocky has grown rapidly since its inception and is now one of the largest workers’ compensation and disability firms in the United States, with over 200 employees, including more than 30 attorneys.

Pond Lehocky has been in occupancy at the One & Two Commerce Square Property for more than eight years and has a lease expiration in June 2028. Pond Lehocky pays a base rent of $19.13 per square foot, with 3% annual increases. Pond Lehocky occupies portions of three floors of the One & Two Commerce Square Property and currently subleases a portion of its space (15,838 square feet) to Morgan & Morgan Philadelphia, LLC through January 31, 2026. Pond Lehocky does not have any contraction or termination options.

Environmental. According to the Phase I environmental report dated April 6, 2023, the One & Two Commerce Square Property maintains two 3,500-gallon diesel underground storage tanks (“USTs”) located within the sub-grade of the One & Two Commerce Square Property parking garage. The most recent tank integrity tests (August 2, 2022 and June 28, 2022), reported that the USTs are not subject to any leaks. However, based on the age of the USTs systems and the potential for UST systems to impact the subsurface, the presence of the two active USTs represents a recognized environmental condition. The lender determined there is no impact to the One & Two Commerce Square Property given the lack of indication of any releases, the compliant nature of all above ground storage tanks, and the lack of indication of any significant observations regarding damaged or friable asbestos containing materials. The borrowers maintain a pollution liability portfolio insurance policy from ACE American Insurance Company with a $20,000,000 limit. See “Description of the Mortgage Pool—Mortgage Pool Characteristics —Environmental Considerations” in the Preliminary Prospectus.

Historical and Current Occupancy(1)
2020	2021	2022	Current(2)
88.0%	79.0%	78.3%	76.4%
(1)	Historical occupancies are as of December 31 of each respective year. In 2019, three major tenants gave notice to vacate which brought the occupancy from 97.6% to the low 70%’s. The borrowers’ sponsor was able to quickly backfill some smaller tenants with various new leases before the major tenants vacated its space. The borrower sponsor has since shifted their leasing strategy focusing on smaller tenants which has helped solidify a granular rent roll and will mitigate future concentration and rollover risks.
(2)	Current occupancy is based on the underwritten rent roll as of May 17, 2023 and is inclusive of signed not occupied tenants.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
85

Structural and Collateral Term Sheet	BBCMS 2023-C20
No. 5 – One & Two Commerce Square
Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
PwC(3)	NR/NR/NR	138,413	7.3%	$22.50	$3,114,292	9.4%	4/30/2030
Stradley Ronon(4)	NR/NR/NR	69,111	3.6	24.33	1,681,471	5.1	12/31/2033
Pond Lehocky (5)	NR/NR/NR	66,315	3.5	19.13	1,268,937	3.8	6/30/2028
Wolters Kluwer Health, Inc.(6)	A3/BBB+/NR	65,389	3.4	19.61	1,282,442	3.9	3/31/2029
Jazz Pharmaceuticals, Inc.(7)	NR/NR/NR	59,672	3.1	25.08	1,496,323	4.5	4/30/2029
Hill International, Inc.(8)	NR/NR/NR	59,497	3.1	22.20	1,320,833	4.0	10/31/2027(9)
Grant Thornton LLP	NR/NR/NR	51,140	2.7	21.00	1,073,940	3.2	12/31/2024
PREIT Associates, L.P.(10)	NR/NR/NR	44,057	2.3	18.32	807,124	2.4	9/30/2032
TD Bank, N.A.(11)	Aa2/NR/NR	43,969	2.3	20.73	911,477	2.7	2/28/2030
Convene 20th & Market, LLC	NR/NR/NR	41,936	2.2	20.40	855,494	2.6	8/31/2034
Major Tenants		639,499	33.7%	$21.60	$13,812,335	41.6%
Other Tenants		809,341	42.7%	$23.98	$19,404,055	58.4%
Occupied Collateral Total		1,448,840	76.4%	$22.93	$33,216,390	100.0%
Vacant Space		447,303	23.6%
Collateral Total		1,896,143	100.0%

(1)	Based on the underwritten rent roll dated May 17, 2023 and is inclusive of signed not occupied tenants, rent steps through June 2024 and straight-line rent steps through the lesser of the end of the loan term or the lease expiration date for investment grade tenants.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	PwC subleases a portion of its space (23,037 square feet) to the Jewish Federation of Greater Philadelphia. The sublease is coterminous with the PwC lease.
(4)	Stradley Ronon has a termination right for all of its leased space with notice by February 1, 2029 and payment of a termination fee, which if exercised would be effective January 31, 2031.
(5)	Pond Lehocky subleases a portion of its space (15,838 square feet) to Morgan & Morgan Philadelphia, LLC. The sublease expires on January 31, 2026.
(6)	Wolters Kluwer Health, Inc. has a termination option for its space on March 31, 2026, with a notice no later than September 30, 2024 and a payment of a termination fee.
(7)	Jazz Pharmaceuticals, Inc. has a termination option with 12 months’ notice and payment of a termination fee, which if exercised would be effective December 31, 2025.
(8)	Hill International, Inc. subleases a portion of its space (29,724 square feet) to Zarwin, Baum, DeVito, Kaplan, Schaer & Toddy, P.C. The sublease expires on April 30, 2027.
(9)	Hill International, Inc. has two leases expiring April 30, 2027 (29,724 square feet) and October 31, 2027 (29,773 square feet).
(10)	PREIT Associates, L.P. has two termination options with 24 months’ notice and payment of a termination fee, which if exercised would be effective December 31, 2024 or December 20, 2026.
(11)	TD Bank, N.A. has a termination option with 15 months’ notice and payment of a termination fee, which if exercised would be effective October 31, 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
86

Structural and Collateral Term Sheet	BBCMS 2023-C20
No. 5 – One & Two Commerce Square
Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	447,303	23.6%	NAP	NAP	447,303	23.6%	NAP	NAP
2023 & MTM	10	24,801	1.3	$479,707	1.4%	472,104	24.9%	$479,707	1.4%
2024	20	186,068	9.8	4,299,229	12.9	658,172	34.7%	$4,778,935	14.4%
2025	6	26,192	1.4	716,231	2.2	684,364	36.1%	$5,495,166	16.5%
2026	10	66,416	3.5	1,764,139	5.3	750,780	39.6%	$7,259,305	21.9%
2027	10	129,306	6.8	2,671,319	8.0	880,086	46.4%	$9,930,624	29.9%
2028	13	152,682	8.1	3,190,880	9.6	1,032,768	54.5%	$13,121,504	39.5%
2029	11	186,387	9.8	4,238,676	12.8	1,219,155	64.3%	$17,360,179	52.3%
2030	9	216,908	11.4	4,887,917	14.7	1,436,063	75.7%	$22,248,096	67.0%
2031	10	107,603	5.7	2,868,384	8.6	1,543,666	81.4%	$25,116,480	75.6%
2032	2	44,057	2.3	807,124	2.4	1,587,723	83.7%	$25,923,604	78.0%
2033	10	164,271	8.7	4,396,628	13.2	1,751,994	92.4%	$30,320,232	91.3%
2034 & Beyond(3)	13	144,149	7.6	2,896,158	8.7	1,896,143	100.0%	$33,216,390	100.0%
Total	124	1,896,143	100.0%	$33,216,390	100.0%
(1)	Based on the underwritten rent roll dated May 17, 2023 and is inclusive of signed not occupied tenants, rent steps through June 2024 and straight-line rent steps through the lesser of the end of the loan term or the lease expiration date for investment grade tenants.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(3)	2034 & Beyond is inclusive of variance square footage attributable to storage space for which no U/W Base Rent was attributed.

Operating History and Underwritten Net Cash Flow(1)
	2020	2021(2)	2022	T-12 4/30/2023	Underwritten	Per SF	%(3)
In-Place Rent	$35,849,499	$27,922,144	$29,078,215	$28,539,075	$30,726,994	$16.20	43.2%
Rent Steps and SL Rent(4)	0	0	0	0	1,710,086	0.90	2.4
Signed Not Occupied Rent	0	0	0	0	779,311	0.41	1.1
Gross-Up Vacant Rent	0	0	0	0	10,081,840	5.32	14.2
Expense Recoveries	21,434,786	19,357,798	19,208,229	17,638,845	19,341,543	10.20	27.2
Gross-Up Vacant Recoveries	0	0	0	0	5,950,139	3.14	8.4
Gross Potential Rent	$57,284,285	$47,279,942	$48,286,444	$46,177,920	$68,589,912	$36.17	96.4%
Other Income	740,499	560,687	859,307	850,483	712,252	0.38	1.0
Net Parking Revenue	1,230,091	905,626	1,605,872	1,774,756	1,820,054	0.96	2.6
Net Rental Income	$59,254,875	$48,746,255	$50,751,623	$48,803,159	$71,122,218	$37.51	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(16,031,979)	(8.46)	(22.5)
Effective Gross Income	$59,254,875	$48,746,255	$50,751,623	$48,803,159	$55,090,239	$29.05	77.5%

Total Expenses	$27,669,405	$26,530,878	$26,352,623	$23,821,189	$25,392,147	$13.39	46.1%

Net Operating Income	$31,585,470	$22,215,377	$24,399,000	$24,981,970	$29,698,092	$15.66	53.9%

Capital Expenditures	0	0	0	0	474,036	0.25	0.9
TI/LC	0	0	0	0	2,844,215	1.50	5.2

Net Cash Flow	$31,585,470	$22,215,377	$24,399,000	$24,981,970	$26,379,842	$13.91	47.9%
(1)	Based on the underwritten rent roll dated May 17, 2023.
(2)	The decline in revenue was driven by three major tenants who gave notice to vacate in 2019 which brought the occupancy from 97.6% to the low 70%’s. The borrower sponsor was able to quickly backfill some smaller tenants with various new leases before the major tenants vacated their space. The borrower sponsor has since shifted its leasing strategy focusing on smaller tenants which has helped solidify a granular rent roll and will mitigate future concentration and rollover risks.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Includes contractual rent steps taken through June 2024 and straight-line rent steps taken through the lesser of the end of the loan term or the lease expiration date for investment grade tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
87

Structural and Collateral Term Sheet	BBCMS 2023-C20
No. 5 – One & Two Commerce Square

The Market. The One & Two Commerce Square Property is located in Philadelphia, Pennsylvania at the western edge of Center City, across the Schuylkill River from University City. The One & Two Commerce Square Property is approximately a 10-minute walk to the 30th Street Station, Philadelphia’s main transit hub, less than a half mile from Interstate 76 and in close proximity to Interstates 676 and 95. Center City Philadelphia is the commercial, financial and governmental core of the seventh largest metropolitan area in the U.S. According to a third-party data provider, the Philadelphia central business district office market is outperforming other major downtowns across the country, due to a number of factors including Philadelphia’s employment base driven by healthcare, education and government industries, along with high construction costs that have kept new office supply limited for decades.

The One & Two Commerce Square Property is located in the Philadelphia-Camden-Wilmington, PA-NJ-DE-MD metropolitan statistical area and the Market West office submarket. According to the appraisal, as of the fourth quarter of 2022, the Market West office submarket had an inventory of 28,770,887 square feet, a total vacancy of 13.8% and an average asking rent of $35.01 per square foot. The One & Two Commerce Square Property is considered a part of the trophy class of Philadelphia’s office market, which includes the top fifteen assets and top 19% of rentable area in the market. The trophy office market has historically commanded a 30% rent premium and average vacancy rate of 5.4%.

The 2022 population within a 0.25-, 0.50- and one-mile radius of the One & Two Commerce Square Property was 11,141, 28,932 and 96,595, respectively. The 2022 average household income within the same radii was $143,878, $155,817 and $149,005, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the One & Two Commerce Square Property:

Category	Market Rent (PSF)	Lease Term (Yrs)
Low Rise (1-9)	$20.00	5.0
Low Rise Large (1-9)	$19.00	10.0
Mid Rise 1 (10-17)	$22.00	5.0
Mid Rise 1 Large (10-17)	$21.00	10.0
Mid Rise 2 (18-29)	$24.00	5.0
Mid Rise 2 Large (18-29)	$23.00	10.0
High Rise (30-41)	$27.00	5.0
High Rise Large (30-41)	$26.00	10.0
Interior Retail	$30.00	10.0
Market Retail	$60.00	10.0

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
88

Structural and Collateral Term Sheet	BBCMS 2023-C20
No. 5 – One & Two Commerce Square

The following table presents recent leasing data at comparable properties to the One & Two Commerce Square Property:

Comparable Office Leases(1)
Property Name	Year Built / Renovated	Occ.	Total NRA (SF)	Tenant	Lease Date/ Term (yrs.)	Lease Size (SF)	Base Rent PSF	TIs (PSF) / Free Rent (mos.)	Reimb.	Escalations
One & Two Commerce Square Philadelphia, PA	1987, 1992 / 2013	76.4%(2)	1,896,143(2)	PwC(2)	Dec-13 / 16.4(2)	138,413(2)	$22.50(2)	NAP	NNN	$0.50 /yr
Two Liberty Place	1990 / NAP	89.7%	951,372	FWM Holdings	Feb-22 / 11.0	5,799	$46.50	$82.00 / 12	Base Plus Electric	2.25%/yr
1735 Market Street	1990 / NAP	87.7%	1,286,936	UBS Wealth Management	Aug-22 / 11.0	22,825	$35.00	$90.00 / 12	NNN	2.50%/yr
1717 Arch Street	1990 / NAP	NAP	1,029,413	Metlife Investment Management	Apr-22 / 5.4	20,903	$33.75	$30.00 / 5	NNN	2.50%/yr
1600 Market Street	1980 / 1997	78.7%	862,030	Security Risk Advisors	Apr-21 / 11.3	21,687	$35.25	$75.00 / 16	Base Plus Electric	2.25%/yr
1700 Market Street	1969 / 2018	83.0%	848,709	CommonGrounds	Nov-19 / 11.0	62,461	$33.00	$70.00 / 10	Base Plus Electric	2.25%/yr
2222 Market Street	2023 / NAP	NAP	308,000	Morgan Lewis	Feb-23 / 21.0	308,000	$44.95	$90.00 / 12	NNN	2.0%/yr
1650 Arch Street	1974 / 2001	NAP	608,210	GSA	Oct -22 / 17.0	106,748	$28.39	$65.00 / N/A	Base Plus Electric	2.0%/yr
One Liberty Place	1987 / NAP	95.5%	1,200,000	JP Morgan Chase	Dec-22 / 11.0	33,172	$42.64	$70.00 / 12	Base Plus Electric	2.0%/yr

(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Information obtained from the underwritten rent roll dated May 17, 2023.

The Borrowers. The borrowers are Commerce Square Partners-Philadelphia Plaza, L.P. and Philadelphia Plaza - Phase II, LP, each a special purpose, bankruptcy remote entity and a Delaware limited partnership and Pennsylvania limited partnership respectively, each of which has a special purpose, bankruptcy remote Delaware limited liability company as its general partners. Each general partner has two independent directors acting with respect to itself, the borrowers and certain related TRS subsidiary entities. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the One & Two Commerce Square Whole Loan. The borrowers are indirectly a joint venture between Brandywine Operating Partnership, L.P. and GIC.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor of the One & Two Commerce Square Whole Loan is Brandywine Operating Partnership, L.P.

Brandywine Operating Partnership, L.P., is owned and controlled by Brandywine Realty Trust (“BRT”). BRT (NYSE: BDN / S&P: BBB-), one of the largest publicly traded, full-service integrated real estate companies in the United States with a market capitalization of approximately $760 million as of June 2023. Organized as a real estate investment trust, BRT owns, develops, leases and manages a portfolio of 165 urban, town center and transit-oriented properties totaling 23.0 million square feet as of September 30, 2022, with a core focus in the Philadelphia, Austin and Washington, D.C. markets (excluding assets held for sale). BRT has completed over 6.3 million square feet of ground-up new development in the Philadelphia market, with over 8 million additional square feet in the pipeline.

GIC is a leading global investment firm established in 1981 to secure Singapore’s financial future. As the manager of Singapore’s foreign reserves, GIC is uniquely positioned across a wide range of asset classes and active strategies globally. These include equities, fixed income, real estate, private equity, venture capital, and infrastructure. GIC seeks to add meaningful value to its investments. Headquartered in Singapore, GIC has a global talent force of over 1,900 people in 11 key financial cities and has investments in over 40 countries.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Property Management. The One & Two Commerce Square Property is managed by BDN Management Inc., an affiliate of the borrowers.

Escrows and Reserves. At origination, the borrowers deposited (i) $9,200,744 for outstanding tenant improvement allowances and outstanding leasing commissions, and (ii) $1,912,160 for outstanding free rent and gap rent obligations.

Tax Escrows – During a Trigger Period (as defined below), the borrowers are required to escrow 1/12th of the annual estimated tax payments.

Insurance Escrows – During a Trigger Period and if there is no blanket policy in place, the borrowers are required to escrow 1/12th of the annual estimated insurance payments.

Replacement Reserve – During a Trigger Period, the borrowers are required to deposit monthly replacement reserves equal to approximately $39,503 (1/12th of $0.25 per square foot per annum).

TI/LC Reserves – At origination, the borrowers deposited as a letter of credit $25,000,000 to be used for tenant improvements and leasing commissions. During the continuance of a Trigger Period, the borrowers will be required to deposit $237,018 on a monthly basis to the TI/LC Reserves. Additionally, when (i) the balance of the TI/LC Reserves is less than $15,000,000 and (ii) the TI/LC Reserve Occupancy (as defined below) falls below 85%, the One & Two Commerce Square Whole Loan will require a cash sweep until the balance returns to $25,000,000. Further, the non-recourse carveout guarantor has provided a guaranty for an additional $20,000,000 to the TI/LC Reserves, which guaranty will be reduced by any amounts contributed to the TI/LC Reserves after the loan origination date.

A “Trigger Period” means the period commencing upon the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrowers, (iii) the debt yield is less than 8.85% for two consecutive calendar quarters, or (iv) the debt service coverage ratio falls below 1.20x (based on a 30-year amortization schedule) for two consecutive calendar quarters. A Trigger Period will end (a) with respect to clause (i) above, if the cure of the event of default has been accepted by the lender and no other event of default the exists, (b) with respect to clause (ii) above, in the event such bankruptcy action was involuntary, such bankruptcy action is dismissed within 30 days, (c) with respect to clause (iii) above, the debt yield is greater than or equal to 8.85% for two consecutive calendar quarters, or (d) with respect to clause (iv) above, the debt service coverage ratio is greater than or equal to 1.20x (based on a 30-year amortization schedule) for two consecutive calendar quarters.

The “TI/LC Reserve Occupancy” means an amount on any date equal to (a) the leased net rentable area of the One & Two Commerce Square Property without giving effect to any lease which either has (i) an expiration date within 12 months of such date (after giving effect to any renewal or extension options) or (ii) a termination option (excluding customary termination options in connection with a casualty or condemnation) that may be validly exercised by the tenant under the applicable lease within 12 months of such date, divided by (b) the aggregate net rentable square footage of the One & Two Commerce Square Property.

Lockbox / Cash Management. The One & Two Commerce Square Whole Loan documents require a hard lockbox with springing cash management. All rents from the One & Two Commerce Square Property are required to be deposited directly to the lockbox account by tenants and, so long as a Trigger Period is not continuing, funds in the lockbox account will be transferred to the borrowers’ operating account. During a Trigger Period, the borrowers will not have access to the funds in the lockbox account and such funds will be transferred to the lender-controlled cash management account and disbursed according to the One & Two Commerce Square Whole Loan documents. During a Trigger Period all excess cash is required to be either (i) during a period described under “TI/LC Reserves” above, deposited into the TI/LC Reserves, or (ii) held by the lender as additional security for the One & Two Commerce Square Whole Loan; provided that excess cash will be disbursed at the direction of the borrowers in the event of shortfalls in certain monthly expense items.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA):	BBB-sf/AA-(sf)	Title:	Fee
Original Principal Balance:	$60,000,000	Property Type - Subtype:	Other - Data Center
Cut-off Date Principal Balance:	$60,000,000	Net Rentable Area (SF):	132,285
% of Pool by IPB:	7.3%	Location:	Ashburn, VA
Loan Purpose(1):	Acquisition	Year Built / Renovated:	2010 / NAP
Borrower:	GI TC Devin Shafron, LLC	Occupancy:	100.0%
Borrower Sponsor:	TechCore, LLC	Occupancy Date:	3/30/2023
Interest Rate:	5.95000%	4th Most Recent NOI (As of)(2):	NAV
Note Date:	5/26/2023	3rd Most Recent NOI (As of)(2):	NAV
Maturity Date:	6/6/2033	2nd Most Recent NOI (As of)(2):	NAV
Interest-only Period:	120 months	Most Recent NOI (As of)(2):	NAV
Original Term:	120 months	UW Occupancy:	95.0%
Original Amortization:	None	UW Revenues:	$14,600,511
Amortization Type:	Interest Only	UW Expenses:	$3,741,981
Call Protection:	L(24),YM1(89),O(7)	UW NOI:	$10,858,530
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$10,867,712
Additional Debt:	No	Appraised Value / Per SF:	$150,000,000 / $1,134
Additional Debt Balance:	N/A	Appraisal Date:	4/7/2023
Additional Debt Type:	N/A

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$454
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$454
Insurance:	$169,979	Springing	N/A	Cut-off Date LTV:	40.0%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	40.0%
				UW NCF DSCR:	3.00x
				UW NOI Debt Yield:	18.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$60,000,000	39.7%	Purchase Price(3)	$150,000,000	99.3%
Sponsor Equity	91,080,769	60.3	Closing Costs	910,791	0.6
			Upfront Reserves	169,979	0.1

Total Sources	$151,080,769	100.0%	Total Uses	$151,080,769	100.0%
(1)	The Ashburn Data Center Property was acquired by the borrower on February 1, 2023, and the Ashburn Data Center Mortgage Loan is recapitalizing the borrowers acquisition.
(2)	Historical NOI is unavailable because the borrower recently acquired the Ashburn Data Center Property (as defined below) and the prior owner did not provide such information.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Ashburn Data Center mortgage loan (the “Ashburn Data Center Mortgage Loan”) is secured by the borrower’s fee interest in a data center totaling approximately 132,285 square feet, located in Ashburn, Virginia (the “Ashburn Data Center Property”). The Ashburn Data Center Mortgage Loan is a 10-year, interest only term and accrues interest at a rate of 5.95000% per annum.

The Property. The Ashburn Data Center Property is situated on approximately eight acres of land in Ashburn, Virginia. The Ashburn Data Center Property is located in Loudoun County within Digital Realty Trust’s larger 98-acre data center campus which is in close proximity to Washington D.C. and the Dulles International Airport. The Ashburn Data Center Property is located adjacent to the area that is commonly referred to as “Data Center Alley,” which is within the Northern Virginia data center market. According to the appraisal, Loudoun County is home to more than 25 million square feet of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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data centers and it hosts over 3,500 technology companies resulting in it having the world’s largest concentration of data centers.

The Ashburn Data Center Property was constructed in 2010 and is 100.0% occupied as of March 30, 2023 and is leased to two major tenants, Oracle and Morgan Stanley. The data center facility boasts a total critical IT load of 9,000 kW (as defined below) across a 67,500 square foot raised area in a 2N / N+1 redundancy configuration. Morgan Stanley and Oracle are attributed 2.25 megawatts and 6.75 megawatts respectively. The Ashburn Data Center Property was previously foreclosed upon in 2021 after a material tenant vacated the Ashburn Data Center Property in 2022. The foreclosing lender leased up the vacated space to Oracle and sold the Ashburn Data Center Property to the borrower sponsor who was unrelated to the previous ownership. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Ashburn Data Center Property has a weighted average (by underwritten base rent) remaining lease term of 6.3 years. Investment grade rated tenants, Oracle and Morgan Stanley, account for 99.2% of underwritten base rent, with telecom tenants representing the remaining 0.8% of underwritten base rent.

Major Tenants.

Oracle (91,809 square feet; 6.75 MW; 69.4% of NRA; 62.1% of underwritten base rent). Oracle (NYSE: ORCL) is a multinational technology corporation headquartered in Austin, Texas, providing cloud-based deployments, on premises deployments, and hybrid deployments. Customers use Oracle technology to build, deploy, run, manage, and support their internal and external products, services, and business operations. Oracle is a member of the S&P 100 and is assigned investment grade corporate credit ratings by Moody’s (Baa2), S&P (BBB) and Fitch (BBB). Oracle has maintained over $35 billion in annual revenue for the last 12 years. As of May 16, 2023, Oracle had a market capitalization of $265.26 billion. Oracle has been located at the Ashburn Data Center Property since 2022 and has no termination options.

Morgan Stanley (38,715 square feet; 2.25 MW; 29.3% of NRA; 37.1% of underwritten base rent). Morgan Stanley is a global financial services firm headquartered in New York, New York, providing investment banking, securities, wealth management and investment management services. With offices in more than 41 countries and over 80,000 employees worldwide, Morgan Stanley serves clients worldwide including corporations, governments, institutions, and individuals. Morgan Stanley is a member of the S&P 100 and is investment grade rated by Moody’s (A1), S&P (A-) and Fitch (A+). As of May 16, 2023, Morgan Stanley had a market capitalization of $138.54 billion.

Morgan Stanley has been a tenant at the Ashburn Data Center Property since 2010 and amended its lease in 2014 when Morgan Stanley requested a 120-month extension through 2025. According to the tenant, Morgan Stanley powers its sales and trading platforms for the New York Stock Exchange and Asian Markets through its servers onsite at the Ashburn Data Center Property. Morgan Stanley has invested a significant amount of capital in the space and the servers being taken offline would result in a service interruption of large magnitude. Morgan Stanley has one, five-year renewal option remaining and no termination options.

Environmental. According to the Phase I environmental report dated April 28, 2023, there are no recognized environmental conditions with recommendations for further action at the Ashburn Data Center Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents detailed information with respect to the Ashburn Data Center Property:

Top Tenant Summary(1)
Tenant	Ratings (Moody’s/S&P/Fitch)(2)	Net Rentable Area (SF)	% of Net Rentable Area	UW Base Rent Per Sq. Ft.	UW Base Rent(3)	% of Total UW Base Rent	Lease Expiration
Oracle	Baa2 / BBB / BBB	91,809	69.4%	$103.11(4)	$9,466,469	62.1%	8/31/2032
Morgan Stanley	A1 / A- / A+	38,715	29.3	$146.12(5)	5,657,114	37.1	3/31/2025
Total Major Tenants		130,524	98.7%	$115.87	$15,123,582	99.2%
Other Tenants(6)		1,761	1.3%	$65.58	$115,479	0.8%
Total Occupied		132,285	100.0%	$115.20	$15,239,062	100.0%
Vacant		0	0.0
Total / Wtd. Avg.		132,285	100.0%

(1)	Based on the underwritten rent roll dated March 30, 2023.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Includes straight-lined rent and contractual rent steps through July 2023.
(4)	Of the 91,809 square feet of total Oracle space, 89,042 square feet of that is Data Hall space to which Oracle rents on a kilowatt (“kW”) per month basis. The in-place rent on the Data Hall space is equal to $96.50 per kW per month and Oracle is leasing a total of 6,750 kW. The lease calls for annual escalations based on CPI but is floored by a 2.0% minimum and is capped by a 5.0% maximum. The UW Base Rent reflects the straight-lined rent through Oracle’s lease term and results in $115.84 per kW per month on the Data Hall space.
(5)	Of the 38,715 square feet of total Morgan Stanley space, 29,043 square feet of that is Data Hall space to which Morgan Stanley rents on a kW per month basis. The in-place rent on the Data Hall space is equal to $193.18 per kW per month and Morgan Stanley is leasing a total of 2,250 kW. The lease calls for annual escalations of 3.0% and the UW Base Rent reflects the straight-lined rent through Morgan Stanley’s lease term and results in $202.24 per kW per month on the Data Hall space. Morgan Stanley’s Data Hall space rent is higher than Oracle’s due to Morgan Stanley’s 2N configuration compared to Oracle’s N+1 configuration, and 2N is considered the superior technology and provides for better redundancy protection.
(6)	Other tenants consist of four telecom tenants which all generate UW Base Rent and 1,756 square feet of Digital Realty Trust space. The Digital Realty Trust space includes office and storage space and is not attributed any UW Base Rent at the Ashburn Data Center Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2023 & MTM(3)	4	4	0.0%	$78,298	0.5%	4	0.0%	$78,298	0.5%
2024	0	0	0.0%	$0	0.0	4	0.0%	$78,298	0.5%
2025	2	38,716	29.3%	5,694,295	37.4	38,720	29.3%	$5,772,593	37.9%
2026	0	0	0.0%	$0	0.0	38,720	29.3%	$5,772,593	37.9%
2027	0	0	0.0%	$0	0.0	38,720	29.3%	$5,772,593	37.9%
2028	0	0	0.0%	$0	0.0	38,720	29.3%	$5,772,593	37.9%
2029	0	0	0.0%	$0	0.0	38,720	29.3%	$5,772,593	37.9%
2030	0	0	0.0%	$0	0.0	38,720	29.3%	$5,772,593	37.9%
2031	0	0	0.0%	$0	0.0	38,720	29.3%	$5,772,593	37.9%
2032	1	91,809	69.4%	9,466,469	62.1	130,529	98.7%	$15,239,062	100.0%
2033	0	0	0.0%	$0	0.0	130,529	98.7%	$15,239,062	100.0%
2034 & Beyond(4)	2	1,756	1.3%	$0	0.0	132,285	100.0%	$15,239,062	100.0%
Total	9	132,285	100.0%	$15,239,062	100.0%
(1)	Based on the underwritten rent roll dated March 30, 2023.
(2)	Includes straight-lined rent and contractual rent steps through July 2023.
(3)	These leases represent four telecom tenants which are all attributed UW Base Rent at the Ashburn Data Center Property.
(4)	This space represents storage and office space allocated to Digital Realty Trust. Digital Realty Trust is the developer of the 98-acre data center campus where the Ashburn Data Center Property is located. There is no UW Base Rent attributed to this space.

Operating History and Underwritten Net Cash Flow(1)
	U/W	U/W per Sq. Ft.	%(2)
Rents in Place	$13,414,076	$101.40	87.3%
Rent Steps(3)	1,824,986	$13.80	11.9%
Gross Potential Rent	$15,239,062	$115.20	99.2%
Other Income	$123,402	$0.93	0.8%
Net Rental Income	$15,362,464	$116.13	100.0%
(Vacancy/Credit Loss)	$761,953	$5.76	5.0%
Effective Gross Income	$14,600,511	$110.37	95.0%
Total Expenses	$3,741,981	$28.29	25.6%
Net Operating Income	$10,858,530	$82.08	74.4%
Capital Expenditures	$19,843	$0.15	0.1%
TI/LC(4)	($29,025)	($0.22)	(0.2%)
Net Cash Flow	$10,867,712	$82.15	74.4%
(1)	Based on the underwritten rent roll dated March 30, 2023.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Rent Steps primarily consists of straight-lined rent totaling $1,823,204 for investment grade rated tenants which reflects the difference in average rent through the lease term and in-place rents. The $1,823,204 adjustment consists of $1,574,273 for Oracle, $248,931 for Morgan Stanley and $1,782 for the remainder.
(4)	TI/LC includes a $360,000 credit for the 12-month cash sweep prior to the maturity of the Oracle lease, which expires in August 2032.

The Market. The Ashburn Data Center Property is located in Ashburn, Virginia, which is approximately 30 miles from Washington D.C., roughly 37 miles from Alexandria and approximately 7 miles from Dulles International Airport. Loudoun

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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County offers bus transportation to Washington D.C., Dulles International Airport and Rosslyn, Virginia. Primary regional access to the area is provided via VA Route 7, VA Route 267 and VA Route 28. Interstate 267 is the primary east-west interstate in the Northern Virginia region and provides access directly to Washington D.C. to the east.

The Ashburn Data Center Property is strategically located in the Northern Virginia data center market, which is the largest data center market in the world. Approximately 70% of the entire world’s internet traffic flows through the market on a daily basis. As of 2022, there was roughly 12 million square feet of data center space in the market and more than 2,000 MW of capacity, which is more than double the size of the next largest data center market in the United States. According to the appraisal, the estimated 2022 population within a one-, three-, and five-mile radius was 8,135, 79,058, and 201,032, respectively. Additionally, as of 2022 the median household income within a one-, three-, and five-mile radius was $119,270, $166,968, and $152,896, respectively.

In the last decade alone, there has been nearly $12 billion invested in Virginia’s information technology sector, creating more than 3,000 data center jobs and 10,000 support positions in Loudoun County. Absorption in the market has increased from 90 MW of capacity in 2016 to 350 MW in 2021. As of 2022, in the Northern Virginia data center market, there is more than 5 million square feet in active construction and 800 MW of critical IT capacity expected to be completed through 2024. In total, there is approximately 25 million square feet of planned expansion in the market.

Additionally, the Northern Virginia data center market is primed for future growth upon its status as the largest data center market in the U.S. Main drivers of future growth include low power rates, affordable land, tax incentives that are specific to data centers, and proximity to a primary internet exchange connectivity point. Data center demand has also accelerated due to the COVID-19 pandemic as telecommuting, gaming and other telecommunications-based interaction have all become more prominent. From March 2020 to July 2020 alone, Loudoun County received seven fast track applications, totaling 3 million square feet of data center space development. Companies that have submitted fast track applications are Aligned, Digital Realty Trust, Equinix and others. Amazon, Microsoft, Meta and Google have all already acquired land in the Northern Virginia data center market. Amazon, Meta and Google all have plans of further expansion of their existing built out space. Beyond technology companies, given the recent moves by Boeing and Raytheon, the Washington-Arlington-Alexandria metro area is now home to four of the top five aerospace and defense companies in the United States.

The following table presents certain information relating to comparable data center sales for the Ashburn Data Center Property

Comparable Data Center Sales(1)
Property / Location	City, State	Critical IT Load (kW)	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price per MW ($ Millions)	Adjusted Price per MW ($Millions)	Cap Rate
Ashburn Data Center	Ashburn, VA	9,000	2010 / NAP	100.0%(2)	3/3/2023	$150,000,000	$16.67		6.0%
Ashburn, VA
Confidential	Secondary	2,000	1919-1967 / 2005-2016	100.0%	Feb-23	$55,000,000	$27.50	$16.67	6.8%
Confidential
Confidential	Major	6,000	1982 / 2010-2011	100.0%	Jul-22	$87,500,000	$14.58	$17.11	5.4%
Confidential
Confidential	Major	45,000	2019 / NAP	100.0%	Apr-22	$710,000,000	$15.78	$17.06	4.0%
Confidential
Confidential	Major	17,250	2010 / NAP	93.0%	Jan-22	$222,500,000	$12.90	$16.10	6.0%
Confidential
Confidential	Major	4,000	1999 / NAP	100.0%	Dec-21	$80,000,000	$20.00	$19.76	6.3%
Confidential
Confidential	Major	3,000	2009 / NAP	100.0%	Nov-21	$96,000,000	$32.00	$19.97	4.8%
Confidential
(1)	Source: Appraisal unless otherwise noted.
(2)	Source: Underwritten Rent Roll dated March 30, 2023.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C20
No. 6 – Ashburn Data Center

The Borrower. The borrower of the Ashburn Data Center Mortgage Loan is GI TC Devin Shafron, LLC, a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Ashburn Data Center Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is TechCore, LLC (“TechCore”). TechCore is a core real estate fund established by CalPERS and GI Partners in 2012 to invest in technology-advantaged properties in the United States. These properties include data centers, internet gateways, corporate campuses for technology tenants, and life science properties located in core metropolitan cities and leased to industry leading tenants. TechCore has acquired 19 properties, has invested in over 3.6 million square feet of stabilized core technology-advantaged real estate and continues to actively invest in this sector. TechCore received $555 million in an additional round of funding from CalPERS in 2022 for further expansion into the industrial and technology-related space. As of December 2022, TechCore had a net worth of approximately $2.1 billion and liquidity of approximately $37.5 million.

Property Management. The Ashburn Data Center Property is managed by Digital Nova Manager, LLC,

Escrows and Reserves. At loan origination, the borrowers deposited $169,979 for insurance reserves.

Real Estate Tax Reserves - The borrower is required to deposit monthly an amount equal to 1/12th of the estimated annual real estate taxes into the tax reserve account, provided that, such requirement will be waived if the borrower has provided the lender with evidence of timely payment of taxes and no material event of default (as defined in the Ashburn Data Center Mortgage Loan documents) for 30 or more consecutive days.

Insurance Reserves – The borrower is required to deposit monthly an amount equal to 1/12th of estimated insurance premiums, into the insurance reserve account, provided that such requirement will be waived if (i) the borrower maintains a blanket policy in accordance with the Ashburn Data Center Mortgage Loan documents or (ii) the borrower has provided the lender with evidence of timely payment of insurance and no material event of default for 30 or more consecutive days. At loan origination, such requirement was waived as the borrowers obtained an acceptable blanket insurance policy.

Replacement Reserve - On each monthly payment date during the continuance of a Cash Sweep Period (as defined below), the borrower is required to deposit $2,204.75 into a replacement reserve account.

Lockbox / Cash Management.   The Ashburn Data Center Mortgage Loan is structured with an in-place hard lockbox and springing cash management. At loan origination, the borrower was required to direct all tenants to remit all rents directly to the applicable lockbox account. The borrower has established a lockbox account for the exclusive benefit of the lender into which the tenants will be instructed to pay rents directly or in the event that the borrower or property manager receives such funds, will deposit all rents within two business days of receipt. On each business day during which no Cash Sweep Period is continuing, all amounts in the lockbox account are required to be remitted to a borrower-controlled operating account. Upon the occurrence of a Cash Sweep Period, all funds in the lockbox account are required to be swept into the cash management account controlled by the lender and, on each payment date, are required to be applied in accordance with the Ashburn Data Center Mortgage Loan documents as required in the following order of priority: (i) first, to the tax reserve account, (ii) second, to the insurance reserve account, (iii) third, for the payment of monthly operating expenses, (iv) fourth, for payment of debt service on the Ashburn Data Center Mortgage Loan, (v) fifth, to the capital expenditure reserve account, (vi) sixth, during the continuance of a Cash Sweep Period caused solely by an event of default or the debt yield falling below 9.75% at the end of any fiscal quarter, all amounts remaining will be deposited into the excess cash flow account and (vii) seventh, during any Specified Tenant Sweep Event (as defined below), all excess cash flow will be deposited into the lease sweep reserve account.

A “Cash Sweep Period” means the period commencing upon the occurrence of (a) an event of default under the Ashburn Data Center Mortgage Loan documents, (b) the occurrence of a Specified Tenant Sweep Event and, at any point in time prior to the three year period immediately preceding the maturity date, the borrower failing to timely make a cash deposit or a letter of credit in an amount equal to two years of excess cash flow that would have been generated pursuant to the applicable lease with the Specified Tenant as of the date of the commencement of the applicable Specified Tenant Sweep Event (the “Specified Tenant Credit Support”) as provided in the Ashburn Data Center Mortgage Loan documents, or (c) the debt yield falls below 9.75% at the end of any fiscal quarter and the borrower failing to timely make a cash deposit

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C20
No. 6 – Ashburn Data Center

or provide a letter of credit in an amount equal to $2,250,000 as provided in the Ashburn Data Center Mortgage Loan documents which will cease the cash flow sweep caused by a debt yield failure for a 12-month period.

The Cash Sweep Period expires upon (x) with regard to clause (a) above, the cure or waiver of such event of default, (y) with regard to clause (b) above, the earliest to occur of (i) the cure of such Specified Tenant Sweep Event, (ii) at any point in the time prior to the three year period immediately preceding the maturity date, the borrower providing the applicable Specified Tenant Credit Support or the funds deposited into the lease sweep reserve account as the result of an ongoing Specified Tenant Sweep Event are equal to an amount equivalent to the Specified Tenant Credit Support or (iii) the debt service coverage ratio for the Property (excluding any revenue from the lease with the Specified Tenant which is subject to the applicable Specified Tenant Sweep Event) is equal to or greater than 3.00x or (z) with regard to clause (c) above, the debt yield is greater or equal to 9.75% for one fiscal quarter. The borrower has the option to cease the cash flow sweep caused by a debt yield failure for a 12-month period by depositing an amount to the excess cash flow reserve account or posting a letter of credit in an amount such that the total amount in the account equals $2,250,000. The borrower can pursue this option to avoid or stop such cash flow sweep on an annual basis ($2,250,000 would need to be deposited/posted in each instance and no credit is given for previous amounts deposited/posted).

A “Specified Tenant Sweep Event” means (i) the occurrence of any of the following with respect to any Specified Tenant (as defined below): (a) unless (x) the Specified Tenant or its lease guarantor (if applicable) maintains a long term unsecured debt rating of at least “BBB-“ by S&P, “Baa3” by Moody’s and equivalent rating by the other applicable rating agencies, (y) the Specified Tenant’s lease has a remaining term which extends at least five years beyond the maturity date and (z) at least three years remain prior to the maturity date, the Specified Tenant vacates or goes dark for a period of more than 90 consecutive days; (b) the Specified Tenant (or its lease guarantor) files for bankruptcy, is adjudged bankrupt, is insolvent, or otherwise makes a general assignment for the benefit of creditors, (c) the Specified Tenant fails to extend or renew its lease by the date that is the earlier of (y) 12 months prior to the scheduled lease expiration date or (z) the date under the lease by which such Specified Tenant is required to give notice of exercising the renewal option; (d) the Specified Tenant gives notice of termination of its lease or notice of intention to vacate or go dark; or (e) such Specified Tenant commits an event of default under its lease which continues beyond any applicable cure or grace period and (ii) as of the occurrence of any of the events described in clause (i) immediately above, the debt service coverage ratio for the Property (excluding any revenue from the lease with the Specified Tenant which is subject to any of the events described in clause (i) immediately above) is less than 3.00x.

A “Specified Tenant” means (i) Oracle (or a replacement tenant thereof), (ii) Morgan Stanley (or a replacement tenant thereof), or (iii) any other tenant occupying more than 20% of the net rentable area of the Ashburn Data Center Property or any other tenant whose annual rent represents more than 20% of the total annual rent from the Ashburn Data Center Property.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C20
No. 7 – Great Lakes Crossing Outlets

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
100

Structural and Collateral Term Sheet	BBCMS 2023-C20
No. 7 – Great Lakes Crossing Outlets

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
101

Structural and Collateral Term Sheet	BBCMS 2023-C20
No. 7 – Great Lakes Crossing Outlets

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 7 – Great Lakes Crossing Outlets
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA):	NR/BBB-(sf)	Title:	Fee
Original Principal Balance(1):	$49,250,000	Property Type – Subtype:	Retail – Outlet Center
Cut-off Date Principal Balance(1):	$49,250,000	Net Rentable Area (SF):	1,128,332
% of IPB:	6.0%	Location:	Auburn Hills, MI
Loan Purpose:	Refinance	Year Built / Renovated:	1998 / 2010
Borrower:	Taubman Auburn Hills Associates Limited Partnership	Occupancy(5):	89.6%
Borrower Sponsor:	The Taubman Realty Group LLC	Occupancy Date:	11/30/2022
Interest Rate:	6.52100%	4th Most Recent NOI (As of):	$34,244,744 (12/31/2019)
Note Date:	1/5/2023	3rd Most Recent NOI (As of):	$27,851,384 (12/31/2020)
Maturity Date:	2/1/2033	2nd Most Recent NOI (As of):	$32,911,337 (12/31/2021)
Interest-only Period:	120 months	Most Recent NOI (As of):	$31,655,635 (TTM 11/30/2022)
Original Term:	120 months	UW Economic Occupancy:	92.6%
Original Amortization Term:	None	UW Revenues:	$47,000,639
Amortization Type:	Interest Only	UW Expenses:	$15,438,872
Call Protection(2):	L(29),D(85),O(6)	UW NOI:	$31,561,767
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$29,734,689
Additional Debt(1):	Yes	Appraised Value / Per SF:	$400,000,000 / $355
Additional Debt Balance(1):	$130,750,000	Appraisal Date:	11/10/2022
Additional Debt Type(1):	Pari Passu

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$160
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$160
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	45.0%
Replacement Reserves:	$0	Springing	$519,033	Maturity Date LTV:	45.0%
TI / LC:	$0	$94,028	$2,256,664	UW NCF DSCR:	2.50x
Other:	$1,805,623	$0	N/A	UW NOI Debt Yield:	17.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$180,000,000	99.5%	Loan Payoff	$177,589,210	98.1%
Borrower Sponsor Equity	962,977	0.5	Upfront Reserves	1,805,623	1.0
			Closing Costs	1,568,144	0.9
Total Sources	$180,962,977	100.0%	Total Uses	$180,962,977	100.0%
(1)	The Great Lakes Crossing Outlets Mortgage Loan (as defined below) is part of a whole loan evidenced by 11 pari passu notes with an aggregate original principal balance of $180,000,000. Financial Information in the chart above reflects the Cut-off Date Balance and Maturity Date Balance of the Great Lakes Crossing Outlets Whole Loan (as defined below). For additional information, see “The Loan” below.
(2)	The defeasance lockout period will be at least 29 payments beginning with and including the first payment date of March 1, 2023. The borrower sponsor has the option to defease the entire $180.0 million Great Lakes Crossing Outlets Whole Loan in whole (and not in part) after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized (the “REMIC Prohibition Period”) and (ii) March 1, 2026 (the “Permitted Release Date”). The assumed defeasance lockout period of 29 months is based on the expected closing date of the BBCMS 2023-C20 securitization in July 2023. The actual lockout period may be longer. If the Permitted Release Date has occurred but the REMIC Prohibition Period has not occurred, the borrower may prepay the Great Lakes Crossing Outlets Whole Loan in whole (but not in part) provided that such prepayment includes an amount equal to the yield maintenance premium.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	Other reserves include the Initial Outstanding TI/LC reserve (approximately $1,581,204) and the initial Gap Rent Reserve (approximately $224,418).
(5)	Occupancy includes all tenants in place and tenants with signed leases as of the reporting period. Occupancy excludes non-collateral tenants.

The Loan. The Great Lakes Crossing mortgage loan (the “Great Lakes Crossing Outlets Mortgage Loan”) has an original and Cut-off Date principal balance of $49,250,000 and is part of a whole loan evidenced by 11 pari passu promissory notes in the aggregate original principal amount of $180,000,000 (the “Great Lakes Crossing Outlets Whole Loan”). The Great Lakes Crossing Outlets Mortgage Loan is evidenced by the non-controlling Notes A-1-2, A-1-3, and A-3-2, which have an aggregate outstanding principal balance as of the Cut-off Date of $49,250,000. The Great Lakes

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C20
No. 7 – Great Lakes Crossing Outlets

Crossing Outlets Whole Loan is secured by the borrower’s fee interest in a 1,128,332 square foot retail outlet center property located in Auburn Hills, Michigan (the “Great Lakes Crossing Outlets Property”). The Great Lakes Crossing Outlets Whole Loan was co-originated on January 5, 2023 by Bank of Montreal (“BMO”), Goldman Sachs Bank USA (“GS”), and DBR Investments Co. Limited (“DBRI”). The Great Lakes Crossing Outlets Whole Loan has a 10-year term and is interest only for the entire term. The Great Lakes Crossing Outlets Whole Loan proceeds were used to refinance the existing debt on the Great Lakes Crossing Outlets Property, fund upfront reserves, and pay origination costs. The Great Lakes Crossing Outlets Whole Loan accrues interest at a fixed rate of 6.52100% per annum. The Great Lakes Crossing Outlets Mortgage Loan is being serviced pursuant to the pooling and servicing agreement for the Benchmark 2023-B38 securitization. The table below summarizes the promissory notes that comprise the Great Lakes Crossing Outlets Whole Loan. The relationship between the holders of the Great Lakes Crossing Outlets Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$27,500,000	$27,500,000	Benchmark 2023-B38	Yes
A-1-2	$17,500,000	$17,500,000	BBCMS 2023-C20	No
A-1-3	$17,500,000	$17,500,000	BBCMS 2023-C20	No
A-1-4(1)	$17,500,000	$17,500,000	GS	No
A-2-1-A	$12,500,000	$12,500,000	BMO 2023-C5	No
A-2-1-B	$7,500,000	$7,500,000	Benchmark 2023-B38	No
A-2-2	$15,000,000	$15,000,000	Benchmark 2023-B38	No
A-2-3	$15,000,000	$15,000,000	BMO 2023-C5	No
A-3-1	$25,750,000	$25,750,000	BMO 2023-C4	No
A-3-2	$14,250,000	$14,250,000	BBCMS 2023-C20	No
A-3-3	$10,000,000	$10,000,000	BMO 2023-C5	No
Whole Loan	$180,000,000	$180,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The Great Lakes Crossing Outlets Property is a retail outlet center comprised of a single-story shopping center, totaling 1,357,631 square feet, of which 229,299 square feet is not included in the collateral, on an approximately 163.76-acre site in Auburn Hills, Michigan. The Great Lakes Crossing Outlets Property was built in 1998 and renovated in 2010. The Great Lakes Crossing Outlets Property has a total of 7,797 parking spaces, resulting in a ratio of approximately 6.91 spaces per 1,000 square feet of collateral. As of November 30, 2022, the Great Lakes Crossing Outlets Property was 89.6% occupied by 169 tenants. The collateral does not include 229,299 of square feet owned by Bass Pro Shops Outdoor World and AMC Theatre.

Major Tenants.

Burlington Coat Factory (81,082 square feet; 7.2% of NRA, 2.5% of underwritten base rent, Moody’s/S&P/Fitch: NR/BB+/NR): Founded in 1972 and headquartered in Burlington, New Jersey, Burlington Coat Factory (“Burlington”) is a nationally recognized off-price retailer headquartered in New Jersey. As of the fiscal year ending in 2022, Burlington operates 927 stores in 46 states and Puerto Rico. The firm is a Fortune 500 company and its common stock trades on the New York Stock Exchange under the ticker symbol “BURL”. Burlington’s stores offer an extensive selection of in-season, fashion-focused merchandise at up to 60% off other retailers’ prices, including women’s ready-to-wear apparel, menswear, youth apparel, baby, beauty, footwear, accessories, home, toys, gifts and coats. Burlington’s lease expires in January 2030 and has two 5-year renewal options remaining.

Round 1 Bowling Amusement (59,071 square feet; 5.2% of NRA, 3.2% of underwritten base rent, Moody’s/S&P/Fitch: NR/NR/NR): Founded in 2009 and headquartered in Brea, California, Round 1 Bowling Amusement (“Round 1”) is a multi-entertainment complex offering an array of activities including bowling, arcade games, billiards, ping pong, darts, food and drinks. Round 1’s parent company was founded in Japan in 1993 and opened its first United States location in 2010 in Los Angeles. Round 1’s lease expires in September 2027 and has two 5-year renewal options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 7 – Great Lakes Crossing Outlets

Forever 21 (47,203 square feet, 4.2% of NRA, 1.6% of underwritten base rent, Moody’s/S&P/Fitch: NR/NR/NR): Founded in 1984 and headquartered in Los Angeles, California, Forever 21 is a global fashion retailer. Forever 21 has more than 540 locations worldwide and online, Forever 21 operates to make high style designs and fashion basics accessible to all consumers. Forever 21’s lease expired in January of 2023; however, the tenant is still in occupancy and current on rent. Lease renewal discussions are ongoing with the borrower sponsor and if a new lease is executed, rent will be applied retroactively.

Environmental. According to a Phase I environmental report dated November 16, 2022, there was no evidence of any recognized environmental conditions at the Great Lakes Crossing Outlets Property. However, the Phase I report identified an environmental issue at the Great Lakes Crossing Outlets Property in connection with a wetlands conservation easement agreement between the borrower and the Michigan Department of Environment, Great Lakes and Energy. The assessor recommended maintenance of the onsite regulated wetlands in accordance with the conservation easement agreement.

The following table presents certain information relating to the historical and current occupancy of the Great Lakes Crossing Outlets Property:

Historical and Current Occupancy
2019(1)	2020(1)	2021(1)	Current(2)
92.9%	91.0%	91.9%	89.6%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of November 30, 2022. Occupancy includes all tenants in place and tenants with signed leases as of the reporting period. Occupancy excludes non-collateral tenants.

The following table presents certain information relating to the largest tenants based on net rentable area of the Great Lakes Crossing Outlets Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date
Burlington Coat Factory(4)	NR/BB+/NR	81,082	7.2%	$12.67	$1,026,943	2.5%	1/31/2030
Round 1 Bowling Amusement(4)	NR/NR/NR	59,071	5.2	$22.13	1,307,500	3.2	9/30/2027
Forever 21(4)(5)	NR/NR/NR	47,203	4.2	$14.26	673,193	1.6	1/31/2023
Marshalls(4)	NR/NR/NR	35,191	3.1	$21.16	744,692	1.8	1/31/2027
TJ Maxx(4)	A2/A/NR	34,766	3.1	$21.16	735,699	1.8	1/31/2027
Nordstrom Rack(4)	Ba1/BB+/BBB-	34,613	3.1	$17.00	588,421	1.4	6/30/2030
Legoland Discovery Center(4)	B2/B-/NR	32,543	2.9	$10.82	352,178	0.9	12/31/2031
Planet Fitness	NR/NR/NR	27,710	2.5	$14.48	401,373	1.0	12/31/2028
Camille La Vie	NR/NR/NR	22,963	2.0	$16.72	383,835	0.9	1/31/2028
Arhaus The Loft	NR/NR/NR	22,726	2.0	$22.66	515,023	1.3	1/31/2030
Major Tenants		397,868	35.3%	$16.91	$6,728,859	16.5%
Other Tenants		612,876	54.3%	$55.70	$34,137,204	83.5%
Occupied Collateral Total / Wtd. Avg.		1,010,744	89.6%	$40.43	$40,866,062	100.0%
Vacant Space		117,588	10.4%
Collateral Total		1,128,332	100.0%

(1)	Based on underwritten rent roll dated as of November 30, 2022.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent are comprised of underwritten base rent inclusive of contractual rent steps through January 2024, percentage rent in lieu, total recoveries (excluding utilities) at step and overage rent.
(4)	Anchor tenants for the Great Lakes Crossing Outlets Property represent approximately 28.8% of Net Rentable Area (SF) and approximately 13.3% of Total UW Base Rent.
(5)	Forever 21’s lease expired in January 2023; however, the tenant is in occupancy and current on rent. Lease renewal discussions are ongoing with the borrower sponsor and if a new lease is executed, rent will be applied retroactively. We cannot assure you that the Forever 21 lease will be renewed.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 7 – Great Lakes Crossing Outlets

The following table presents certain information relating to the tenant lease expirations at the Great Lakes Crossing Outlets Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring (SF)	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)		Cumulative Net Rentable Area Expiring (SF)	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	117,588	10.4%	NAP	NA	P	117,588	10.4%	NAP	NAP
2023 & MTM	33	149,599	13.3	$5,576,821	13.6%		267,187	23.7%	$5,576,821	13.6%
2024	38	88,679	7.9	4,847,810	11.9		355,866	31.5%	$10,424,632	25.5%
2025	34	141,288	12.5	8,770,136	21.5		497,154	44.1%	$19,194,767	47.0%
2026	16	43,108	3.8	3,665,300	9		540,262	47.9%	$22,860,067	55.9%
2027	20	187,481	16.6	6,903,724	16.9		727,743	64.5%	$29,763,791	72.8%
2028	14	124,499	11.0	4,180,946	10.2		852,242	75.5%	$33,944,737	83.1%
2029	8	34,775	3.1	1,377,153	3.4		887,017	78.6%	$35,321,890	86.4%
2030	9	183,219	16.2	3,885,077	9.5		1,070,236	94.9%	$39,206,967	95.9%
2031	3	38,939	3.5	854,484	2.1		1,109,175	98.3%	$40,061,451	98.0%
2032	4	3,576	0.3	446,249	1.1		1,112,751	98.6%	$40,507,699	99.1%
2033	1	15,581	1.4	358,363	0.9		1,128,332	100.0%	$40,866,062	100.0%
2034 & Beyond	0	0	0.0	0	0.0		1,128,332	100.0%	$40,866,062	100.0%
Collateral Total	180	1,128,332	100.0%	$40,866,062	100.0%
(1)	Based on the underwritten rent roll dated as of November 30, 2022.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring are comprised of underwritten base rent inclusive of contractual rent steps through January 2024, percentage rent in lieu, total recoveries (excluding utilities) at step and overage rent.

The following table presents certain information relating to the operating history and underwritten cash flows of the Great Lakes Crossing Outlets Property:

Operating History and Underwritten Net Cash Flow(1)
	2019	2020	2021	TTM(2)	Underwritten	Per Square Foot	%(3)
Rents in Place	$27,351,881	$24,157,616	$25,715,947	$27,665,175	$28,969,473	$25.67	57.1%
Other Revenue/Rents(4)	21,677,084	19,516,740	19,612,241	19,003,929	21,777,155	19.30	42.9
Gross Potential Rent	$49,028,964	$43,674,356	$45,328,188	$46,669,104	$50,746,628	$44.97	100.0%
(Vacancy/Credit Loss)	(479,579)	(2,965,788)	1,933,578	(244,977)	(3,745,989)	(3.32)	(7.4)
Effective Gross Income	$48,549,386	$40,708,568	$47,261,766	$46,424,127	$47,000,639	$41.65	92.6%

Total Expenses(5)	$14,304,642	$12,857,184	$14,350,428	$14,768,491	$15,438,872	$13.68	32.8%

Net Operating Income	$34,244,744	$27,851,384	$32,911,337	$31,655,635	$31,561,767	$27.97	67.2%

Capital Expenditures	0	0	0	0	259,516	0.23	0.6
TI / LC	0	0	0	0	1,567,562	1.39	3.3

Net Cash Flow	$34,244,744	$27,851,384	$32,911,337	$31,655,635	$29,734,689	$26.35	63.3%
(1)	Based on the underwritten rent roll dated as of November 30, 2022.
(2)	TTM represents the trailing 12-month period ending November 30, 2022.
(3)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Other Revenue/Rents consists of overage rent, short term temporary tenant rent, RMU/center ops rents, market revenue from vacant units total commercial reimbursement revenue and other revenue.
(5)	Total Expenses include real estate taxes and a management fee equal to 4.0% of Effective Gross Income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 7 – Great Lakes Crossing Outlets

The Market. The Great Lakes Crossing Outlets Property is located in Auburn Hills, Michigan, within the Detroit metropolitan statistical area (the “Detroit MSA”). According to the appraisal, the Detroit MSA has grown to be the second largest metropolitan area in the Midwest, having a strategic regional location, a good transportation system, and a large manufacturing base. The presence of Ford, General Motors and Chrysler has historically supported much of the economic growth and employment in the Detroit MSA, and as of the past few decades is beginning to rely on the healthcare industry for long-term growth. According to the appraisal, as of August 2022, the unemployment rate in the Detroit MSA was 3.5%, representing a 2.65% increase in employment from the year prior.

The Great Lakes Crossing Outlets Property is located alongside I-75, which according to the appraisal, has a daily traffic count of 71,265 vehicles. According to the appraisal, the Great Lakes Crossing Outlets Property is conveniently accessible to the 2.1 million residents that live within the trade area, providing a strong local customer base. Further, given its proximate location to Canada, the Great Lakes Crossing Outlets Property benefits from cross-border commerce. According to the appraisal, as of 2022, the estimated population within a one-mile, three-mile and five-mile radius totaled 2,140, 42,016 and 135,040 people, respectively, and average household income for the same radii was $89,356, $90,320 and $99,774, respectively.

According to the appraisal, the Great Lakes Crossing Outlets Property is situated within the Detroit retail market and the Pontiac submarket. As of the third quarter of 2022, the Detroit retail market contained total inventory of approximately 260.5 million square feet with an approximate 5.0% vacancy rate and average annual rental rates of $17.80 per square foot, and the Pontiac submarket contained a total inventory of approximately 8.2 million square feet with an approximate 2.7% vacancy rate and average annual rental rates of $17.93 per square foot.

The appraiser identified five comparable retail properties to the Great Lakes Crossing Outlets Property:

Competitive Retail Center Summary(1)
Property Name/Location	Year Built / Renovated or Expanded	Total NRA (SF)(2)	Total Occupancy	Distance to Subject	Sales PSF(2)	Anchor Tenants
Great Lakes Crossing Outlets 4000 Baldwin Road Auburn Hills, MI	1998 / 2010	1,128,332	89.6%(2)	NAP	$503.40(3)	Burlington Coat Factory Round 1 Bowling Amusement Forever 21 Marshalls TJ Maxx Nordstrom Rack Legoland Discovery Center
Westfield Santa Anita Arcadia, CA	1973 / 2014, 2021	1,480,000	89.0%	2,287 miles	$608.00	JCPenney Nordstrom Macy’s
Biltmore Fashion Park Scottsdale, AZ	1963 / 2021	384,342	87.0%	2,024 miles	$830.00	Saks Fifth Avenue Macy’s
Westfield Brandon Brandon, FL	1995 / 2007	1,149,543	93.0%	1,213 miles	$711.00(4)	Dillard’s Macy’s JCPenney
Galleria Edina Edina, MN	1974 / 2006	398,585	99.0%	720 miles	$891.00	Rypen Furniture
University Mall South Burlington, VT	1979 / 2018	613,915	95.0%	637 miles	$325.00	Target JCPenney Kohl’s
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated as of November 30, 2022, including four tenants that have signed leases but have not taken physical occupancy. The Total NRA (SF) and Sales PSF information represented in the above table for the Great Lakes Crossing Outlets Property is only for the collateral for the Great Lakes Crossing Outlets Whole Loan.
(3)	Based on October 2022 trailing 12 months reported sales figures.
(4)	Includes Apple sales figures. Sales excluding Apple are $550.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The Borrower. The borrower is Taubman Auburn Hills Associates Limited Partnership, a Delaware limited partnership. The borrower is a single purpose bankruptcy-remote entity with two independent managers in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Great Lakes Crossing Outlets Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is The Taubman Realty Group LLC (“Taubman”). Founded in 1950, Taubman develops and manages regional, super-regional and outlet shopping centers. Including Great Lakes Crossing Outlets, Taubman owns and operates 24 regional, super-regional and outlet malls across 11 states, Puerto Rico, China, and South Korea.

Pursuant to the Great Lakes Crossing Outlets Whole Loan documents, so long as one or more of Taubman, Simon Property Group, Inc., Simon Property Group, L.P. or an affiliate of any of the foregoing is the non-recourse carveout guarantor, the non-recourse carveout guarantor’s liability is limited to 20% of the outstanding principal balance of the Great Lakes Crossing Outlets Whole Loan at such time, in the aggregate, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the related guaranty or the preservation of the lender’s rights under such guaranty

Property Management. The Great Lakes Crossing Outlets Property is managed by The Taubman Company LLC, which is an affiliate of the borrower sponsor.

Escrows and Reserves. At origination of the Great Lakes Crossing Outlets Whole Loan, the borrower was required to deposit into escrow (i) $1,581,204.38 for a reserve with respect to outstanding tenant improvement allowances, leasing commissions and unfunded obligations under leases for the tenants Kids Empire, Nordstrom Rack, Showcase, Tumi, UGG and Vineyard Vines (the “Outstanding TI/LC Reserve”) and (ii) $224,418.36 for a reserve with respect to gap rent under leases for the tenants Savvy Sliders, Cotton On Kids, Cotton On and Kids Empire (the “Gap Rent Reserve”). In lieu of remitting such amounts for deposit, provided that no event of default is continuing, the borrower may fund the Outstanding TI/LC Reserve or the Gap Rent Reserve by delivering to the lender (i) upon at least 10 days’ written notice to the lender, a qualifying letter of credit in the applicable amount or (ii) a qualifying guaranty in the applicable amount, in each case in accordance with the Great Lakes Crossing Outlets Whole Loan documents.

Tax Escrows – During a Lockbox Event Period (as defined below) or at any time (x) any taxes are not paid by the borrower prior to the assessment of any penalty for late payment and prior to the date that such taxes become delinquent (unless the borrower is contesting such taxes in accordance with the terms of the Great Lakes Crossing Outlets Whole Loan documents), or (y) upon request of the lender, the borrower fails to promptly provide evidence reasonably satisfactory to the lender that such taxes have been paid prior to the assessment of any penalty for late payment and prior to the date that such taxes become delinquent (unless the borrower is contesting such taxes in accordance with the terms of the Great Lakes Crossing Outlets Whole Loan documents), the borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the reasonably estimated annual real estate taxes; in lieu of remitting such amounts for deposit, the borrower may fund the tax reserve by delivering to the lender (i) upon at least 10 days’ written notice to the lender, a qualifying letter of credit in such amount or (ii) provided that no event of default is continuing, a qualifying guaranty in such amount, in each case in accordance with the Great Lakes Crossing Outlets Whole Loan documents.

Insurance Escrows – In the event that during a Lockbox Event Period the borrower has not provided satisfactory evidence to the lender that the Great Lakes Crossing Outlets Property is covered by policies that are being maintained as part of a reasonably acceptable blanket insurance policy in accordance with the Great Lakes Crossing Outlets Whole Loan documents, on each monthly payment date during the Lockbox Event Period, the borrower is required to deposit into an insurance reserve, 1/12th of reasonably estimated insurance premiums; in lieu of remitting such amounts for deposit, the borrower may fund the insurance reserve by delivering to the lender (i) upon at least 10 days’ written notice to the lender, a qualifying letter of credit in such amount or (ii) provided that no event of default is continuing, a qualifying guaranty in such amount, in each case in accordance with the Great Lakes Crossing Outlets Whole Loan documents.

Replacement Reserve – On each monthly payment date during a Lockbox Event Period, the borrower is required to deposit into a replacement reserve, an amount equal to $21,626.36 if the balance on deposit in the replacement reserve account is less than $519,032.72 for reasonably estimated replacements and repairs required to be made to the Great Lakes Crossing Outlets Property during each calendar year; provided, however, that in lieu of remitting such amounts for

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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deposit, the borrower may fund the replacement reserve by delivering to the lender (i) upon at least 10 days’ written notice to the lender, a qualifying letter of credit in such amount or (ii) provided that no Control Event (as defined below) or event of default is continuing, a qualifying guaranty in such amount, in each case in accordance with the Great Lakes Crossing Outlets Whole Loan documents.

TI/LC Reserve – The borrower is required to deposit into a rollover reserve, on a monthly basis, an amount equal to $94,027.67 if the balance of the rollover reserve falls below $2,256,664; in lieu of remitting such amounts for deposit, the borrower may fund the rollover reserve by delivering to the lender (i) upon at least 10 days’ written notice to the lender, a qualifying letter of credit in such amount or (ii) provided that no Control Event or event of default is continuing, a qualifying guaranty in such amount, in each case in accordance with the Great Lakes Crossing Outlets Whole Loan documents.

A “Control Event” means that any combination of Taubman, Simon Property Group, Inc. or Simon Property Group, L.P. does not own, in the aggregate, at least 30% of the direct or indirect interests in the borrower or does not control the borrower.

Lockbox / Cash Management. The Great Lakes Crossing Outlets Whole Loan is structured with a hard lockbox and springing cash management. At origination of the Great Lakes Crossing Outlets Whole Loan, the borrower was required to direct each tenant to remit all rents directly to a lender-controlled lockbox account. In addition, the borrower is required to, and is required to cause the property manager to, cause all amounts constituting rents received by the borrower or the property manager with respect to the Great Lakes Crossing Outlets Property to be deposited into the lockbox account or a lender-controlled cash management account by the end of the second business day following receipt. In addition, the borrower is required to, and is required to cause the property manager to, instruct all persons that maintain open accounts with the borrower or property manager with respect to the Great Lakes Crossing Outlets Property or with whom the borrower or property manager does business on an “accounts receivable” basis with respect to the Great Lakes Crossing Outlets Property to deliver all payments due under such accounts to the lockbox account. On a weekly basis during the continuance of a Lockbox Event Period under the Great Lakes Crossing Outlets Whole Loan documents, all amounts in the lockbox are required to be remitted to the cash management account. On a daily basis at any time no Lockbox Event Period is in effect, all amounts in the lockbox account are required to be remitted to a borrower-controlled operating account.

Notwithstanding anything to the contrary in the foregoing, the borrower may maintain an account in its name into which it may deposit or cause to be deposited rents from persons who are parties to a Great Lakes Crossing Outlets License Agreement (as defined below) and miscellaneous amounts received by the borrower that are not rents, payments, reimbursements or other amounts paid under leases, provided that if a Lockbox Event Period exists, at the lender’s direction, the borrower is required to direct all persons who are parties to a Great Lakes Crossing Outlets License Agreement to deliver all sums due under such Great Lakes Crossing Outlets License Agreements directly to the lockbox account. To the extent any such sums are collected directly by the borrower or property manager, the borrower is required to, and is required to cause the property manager to, cause all such sums received by the borrower or property manager to be deposited into the lockbox account by the end of the second business day following receipt.

On each due date during the continuance of a Lockbox Event Period, all funds on deposit in the cash management account after payment of debt service on the Great Lakes Crossing Outlets Whole Loan, required reserves and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for the Great Lakes Crossing Outlets Whole Loan.

A “Great Lakes Crossing Outlets License Agreement” means any license or occupancy agreement granted by the borrower (or a predecessor-in-interest) to (i) an operator of a cart, kiosk or similar merchandising facilities located in the common areas of the Great Lakes Crossing Outlets Property or (ii) a licensee or occupant of an in-line space for a term of one year or less.

A “Lockbox Event” means the occurrence of: (i) an event of default; (ii) any bankruptcy action of the borrower; (iii) a bankruptcy action of the property manager if the property manager is an affiliate of the borrower, provided that the property manager is not replaced within 60 days with a qualified property manager; or (iv) a Debt Yield Trigger Event (as defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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A “Lockbox Event Period” means the period commencing on the occurrence of a Lockbox Event and continuing until the occurrence of the applicable Lockbox Termination Event (as defined below).

A “Debt Yield Trigger Event” means, as of any date of determination, the debt yield based on the trailing four calendar quarter period immediately preceding such date of determination is less than 12.00% for two consecutive calendar quarters.

A “Lockbox Termination Event” means (a) if the Lockbox Event is caused solely by the occurrence of a Debt Yield Trigger Event, the achievement of a debt yield for the Great Lakes Crossing Outlets Whole Loan of 12.00% or greater for two consecutive calendar quarters, (b) if the Lockbox Event is caused solely by an event of default, the acceptance by the lender of a cure of such event of default (which cure the lender is not obligated to accept and may reject or accept in its sole and absolute discretion) provided that the lender has not accelerated the Great Lakes Crossing Outlets Whole Loan, moved for a receiver or commenced foreclosure proceedings or (c) if the Lockbox Event is caused solely by a bankruptcy action of the property manager, if the borrower replaces the property manager with a qualified property manager under a replacement property management agreement within 60 days or such bankruptcy action of the property manager is discharged or dismissed within 90 days without any adverse consequences to the Great Lakes Crossing Outlets Property or the Great Lakes Crossing Outlets Whole Loan; provided, however, that, each such Lockbox Termination Event is subject to the following conditions: (i) no other Lockbox Event has occurred and is continuing, (ii) no other event of default has occurred and is continuing under the Great Lakes Crossing Outlets Whole Loan documents, (iii) the borrower may not cure a Lockbox Event (x) more than a total of five times in the aggregate during the term of the Great Lakes Crossing Outlets Whole Loan or (y) triggered by a bankruptcy action of the borrower at any time during the term of the Great Lakes Crossing Outlets Whole Loan and (iv) the borrower has paid all of the lender’s reasonable out-of-pocket expenses incurred in connection with such Lockbox Termination Event, including reasonable attorney’s fees and expenses.

Subordinate Debt. None.

Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 8 – North Run Business Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 8 – North Run Business Park

Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	BMO, SMC	Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA):	NR/BBB-(sf)	Title:	Fee
Original Principal Balance:	$34,000,000	Property Type – Subtype:	Industrial – Flex
Cut-off Date Principal Balance:	$34,000,000	Net Rentable Area (SF):	386,087
% of IPB:	4.1%	Location:	Richmond, VA
Loan Purpose:	Refinance	Years Built / Renovated:	1987, 1988, 1990, 1999 / NAP
Borrower:	North Run LH LLC	Occupancy(3):	90.3%
Borrower Sponsors:	Ronald J. Cohen, Alan D. Cohen and Marital Trust U/W of Dana Cohen F/B/O Ronald J. Cohen	Occupancy Date:	5/31/2023
Interest Rate:	7.37000%	4th Most Recent NOI (As of):	$3,402,294 (12/31/2020)
Note Date:	6/1/2023	3rd Most Recent NOI (As of):	$3,698,336 (12/31/2021)
Maturity Date:	6/6/2033	2nd Most Recent NOI (As of):	$3,867,969 (12/31/2022)
Interest-only Period:	120 months	Most Recent NOI (As of):	$3,825,210 (TTM 3/31/2023)
Original Term:	120 months	UW Economic Occupancy:	90.1%
Original Amortization Term:	None	UW Revenues:	$4,892,244
Amortization Type:	Interest Only	UW Expenses:	$1,100,928
Call Protection:	L(25),D(91),O(4)	UW NOI:	$3,791,316
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$3,594,412
Additional Debt(1):	Yes	Appraised Value / Per SF:	$60,800,000 / $157
Additional Debt Balance(1):	$4,500,000	Appraisal Date:	4/2/2023
Additional Debt Type(1):	Mezzanine

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap		Mortgage Loan	Total Debt
Taxes:	$32,865	$32,865	N/A	Cut-off Date Loan / SF:	$88	$100
Insurance:	$27,204	$3,886	N/A	Maturity Date Loan / SF:	$88	$100
Replacement Reserves:	$0	$5,148	N/A	Cut-off Date LTV Ratio(1):	55.9%	63.3%
TI / LC:	$1,200,000	Springing	$1,000,000	Maturity Date LTV Ratio(1):	55.9%	63.3%
Deferred Maintenance:	$42,900	$0	N/A	UW NCF DSCR(1):	1.41x	1.16x
Other Reserves:	$2,611,628	$0	N/A	UW NOI Debt Yield(1):	11.2%	9.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$34,000,000	88.3%	Loan Payoff	$31,826,955	82.7%
Mezzanine Loan(1)	4,500,000	11.7	Upfront Reserves	3,914,597	10.2
			Return of Equity	1,612,463	4.2
			Closing Costs	1,145,985	3.0
Total Sources	$38,500,000	100.0%	Total Uses	$38,500,000	100.0%
(1)	Concurrently with the funding of the North Run Business Park Mortgage Loan (as defined below), MSC – Richmond Flex HoldCo, LLC, an affiliate of Morrison Street Capital, funded a mezzanine loan in the amount of $4,500,000 (the “North Run Business Park Mezzanine Loan” and together with the North Run Business Park Mortgage Loan, the “North Run Business Park Total Debt”). The North Run Business Park Mezzanine Loan accrues interest at a rate of 12.5000% per annum. The North Run Business Park Mezzanine Loan is coterminous with the North Run Business Park Mortgage Loan. An intercreditor agreement was entered into between the lenders under the North Run Business Park Mortgage Loan and the lender under the North Run Business Park Mezzanine Loan. Based on the North Run Business Park Total Debt, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are 63.3%, the DSCR based on Underwritten NOI / NCF is 1.22x / 1.16x, and the Debt Yield based on Underwritten NOI / NCF is 9.8% / 9.3%. See “Mezzanine Debt” below.
(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(3)	As of May 31, 2023, Convergint Technologies is not in occupancy or paying rent. The Convergint Technologies lease is expected to commence on October 2, 2023. If the borrower fails to deliver the space to Convergint Technologies within 120 days after October 7, 2023, Convergint Technologies has the right to terminate its lease with written notice to the borrower. Furthermore, Iglesia de Cristo Casa de Dios Corp. (“Iglesia”) is currently month-to-month in its original suite, which is 6,185 square feet. Iglesia executed an amendment to expand its space at the North Run Business Park Property (as defined below) to 9,754 square feet on December 12, 2022. Iglesia will begin paying rent on the expansion space on October 1, 2023. The occupancy of 90.3% assumes that Convergint Technologies has taken occupancy of its space and Iglesia has moved into its expansion space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The Loan. The North Run Business Park mortgage loan (the “North Run Business Park Mortgage Loan”) has an original and Cut-off Date principal balance of $34,000,000 and is secured by the borrower’s fee interest in a 386,087 square foot industrial flex property located in Richmond, Virginia (the “North Run Business Park Property”). The North Run Business Park Mortgage Loan was co-originated on June 1, 2023 by Bank of Montreal (“BMO”) and Starwood Mortgage Capital LLC (“SMC”). The North Run Business Park Mortgage Loan has a 10-year term and is interest only for the entire term. The North Run Business Park Mortgage Loan proceeds were used to refinance the existing debt on the North Run Business Park Property, fund upfront reserves, pay origination costs and return equity to the borrower. The North Run Business Park Mortgage Loan accrues interest at a fixed rate of 7.37000% per annum.

The Property. The North Run Business Park Property is an industrial flex property comprised of five single-story buildings, totaling 386,087 square feet situated on an approximately 35.31-acre site in Richmond, Virginia. The North Run Business Park Property was built in 1987, 1988, 1990 and 1999. The North Run Business Park Property has a total of 1,054 parking spaces, resulting in a ratio of approximately 2.73 spaces per 1,000 square feet of collateral. As of May 31, 2023, the North Run Business Park Property was 90.3% occupied by 35 tenants.

Major Tenants.

Enthalpy Analytical, Inc. (52,180 square feet; 13.5% of NRA, 15.1% of underwritten base rent, Moody’s/S&P/Fitch: NR/NR/NR): Enthalpy Analytical, Inc. (“Enthalpy Analytical”) is a national network of accredited environmental laboratories that provides clients with testing support, regulatory expertise, and high-quality data. Enthalpy Analytical analyzes pollutants and other constituents in air, soil, water, and tobacco products. The tenant is analyzing electronic cigarette samples in its space to identify brands that meet local standard for sale. Enthalpy Analytical has been a tenant at the North Run Business Park Property since July 2012 under a lease expiring in July 2030. Enthalpy Analytical has two, five-year renewal options remaining and no early termination options.

Convergint Technologies (31,744 square feet; 8.2% of NRA, 9.2% of underwritten base rent, Moody’s/S&P/Fitch: NR/NR/NR): Convergint Technologies is a $2.3 billion global, systems integrator that designs, installs, and services electronic security, cybersecurity, fire and life safety, building automation, and audio-visual systems. Convergint Technologies is a global company operating in over 200 locations internationally. Convergint Technologies’ lease expires in March 2031. As of May 31, 2023, the borrower is in the process of building out the tenant’s space and Convergint Technologies is not in occupancy or paying rent. The Convergint Technologies lease is expected to commence on October 2, 2023. If the borrower fails to deliver the space to Convergint Technologies within 120 days after October 7, 2023, Convergint Technologies has the right to terminate its lease with written notice to the borrower.

The Goulet Pen Company, LLC (23,494 square feet, 6.1% of NRA, 6.3% of underwritten base rent, Moody’s/S&P/Fitch: NR/NR/NR): The Goulet Pen Company, LLC (“The Goulet Pen Company”) is a fountain pen retailer headquartered in Richmond, Virginia. The Goulet Pen Company utilizes its space as the office headquarters and distribution hub for its website. The Goulet Pen Company houses the sales and customer service functions in the office portion of its space and distributes products from the warehouse portion of its space. The Goulet Pen Company has been a tenant at the North Run Business Park Property since May 2017 under a lease expiring in April 2025. The Goulet Pen Company has one, five-year renewal option remaining and no early termination options.

ePac Richmond, LLC (19,822 square feet, 5.1% of NRA, 3.7% of underwritten base rent, Moody’s/S&P/Fitch: NR/NR/NR): ePac Richmond, LLC (“ePac Flexible Packaging”) was founded in 2016 in Madison, Wisconsin, and currently has locations throughout the United States, Canada, the United Kingdom, Europe, Africa, Australia, and the Asia Pacific region. ePac Flexible Packaging is a global technology-driven custom flexible packaging company that produces standup pouches, lay flat pouches, rollstock, and connected packaging solutions. ePac Flexible Packaging has been a tenant at the North Run Business Park Property since November 2019 under a lease expiring in June 2030. ePac Flexible Packaging has one, five-year renewal option remaining and no early termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 8 – North Run Business Park

US Geological Survey (GSG) (19,277 square feet, 5.0% of NRA, 8.2% of underwritten base rent, Moody’s/S&P/Fitch: Aaa/AA+ /AAA): US Geological Survey (GSG) (“USGS”) was created by an act of Congress in 1879 as the science arm of the Department of the Interior, to provide earth, water, biological, and mapping data and expertise to bear in support of decision-making on environmental, resource, and public safety issues. USGS has been a tenant at the North Run Business Park Property since October 2013 under a 16,534 square foot lease expiring in October 2028. Additionally, USGS signed an additional 2,743 square foot lease in January 2022 expiring in October 2028. USGS has one, five-year extension option remaining and may terminate its lease, in whole or in part, at any time effective after October 22, 2025, by providing not less than 180 days’ prior written notice to the borrower. The effective date of the termination will be the day following the expiration of the required notice period or the termination date set forth in the notice, whichever is later.

Environmental. According to a Phase I environmental report dated May 18, 2023, there was no evidence of any recognized environmental conditions at the North Run Business Park Property.

The following table presents certain information relating to the historical and current occupancy of the North Run Business Park Property:

Historical and Current Occupancy
2020(1)	2021(1)	2022(1)	Current(2)(3)
87.7%	91.9%	91.2%	90.3%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of May 31, 2023.
(3)	Current occupancy assumes that Convergint Technologies has taken occupancy of its space and Iglesia has moved into its expansion space.

The following table presents certain information relating to the largest tenants based on net rentable area of the North Run Business Park Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date
Enthalpy Analytical	NR/NR/NR	52,180	13.5%	$11.96	624,073	15.1%	7/31/2030
Convergint Technologies(4)	NR/NR/NR	31,744	8.2	$11.95	379,341	9.2	3/31/2031
The Goulet Pen Company	NR/NR/NR	23,494	6.1	$11.00	258,325	6.3	4/30/2025
ePac Flexible Packaging	NR/NR/NR	19,822	5.1	$7.69	152,506	3.7	6/30/2030
USGS	Aaa/AA+/AAA	19,277	5.0	$17.53	337,903	8.2	10/22/2028
Major Tenants		146,517	37.9%	$11.96	$1,752,147	42.5%
Other Tenants		201,988	52.3%	$11.74	$2,371,701	57.5%
Occupied Collateral Total / Wtd. Avg.(4)		348,505	90.3%	$11.83	$4,123,848	100.0%
Vacant Space		37,582	9.7%
Collateral Total		386,087	100.0%

(1)	Based on the underwritten rent roll dated as of May 31, 2023.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent are comprised of underwritten base rent inclusive of contractual rent steps through May 1, 2024.
(4)	As of May 31, 2023, Convergint Technologies is not in occupancy or paying rent. The Convergint Technologies lease is expected to commence on October 2, 2023. If the borrower fails to deliver the space to Convergint Technologies within 120 days after October 7, 2023, Convergint Technologies has the right to terminate its lease with written notice to the borrower. Furthermore, Iglesia is currently month-to-month in its original suite, which is 6,185 square feet. Iglesia executed an amendment to expand its space at the North Run Business Park Property to 9,754 square feet on December 12, 2022. Iglesia will begin paying rent on the expansion space on October 1, 2023. The occupancy of 90.3% assumes that Convergint Technologies has taken occupancy of its space and Iglesia has moved into its expansion space.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 8 – North Run Business Park

The following table presents certain information relating to the tenant lease expirations at the North Run Business Park Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring (SF)	% of NRA Expiring(3)	UW Base Rent Expiring(4)	% of UW Base Rent Expiring(4)	Cumulative Net Rentable Area Expiring (SF)	Cumulative % of NRA Expiring(3)	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring(4)
Vacant	NAP	37,582	9.7%	NAP	NAP	37,582	9.7%	NAP	NAP
2023 & MTM	3	9,162	2.4	$148,310	3.6%	46,744	12.1%	$148,310	3.6%
2024	12	79,833	20.7	951,622	23.1	126,577	32.8%	$1,099,932	26.7%
2025	4	60,987	15.8	594,220	14.4	187,564	48.6%	$1,694,151	41.1%
2026	6	36,394	9.4	474,447	11.5	223,958	58.0%	$2,168,598	52.6%
2027	3	15,710	4.1	183,427	4.4	239,668	62.1%	$2,352,025	57.0%
2028	4	38,853	10.1	572,661	13.9	278,521	72.1%	$2,924,686	70.9%
2029	1	3,820	1.0	43,242	1.0	282,341	73.1%	$2,967,929	72.0%
2030	2	72,002	18.6	776,579	18.8	354,343	91.8%	$3,744,507	90.8%
2031	1	31,744	8.2	379,341	9.2	386,087	100.0%	$4,123,848	100.0%
2032	0	0	0.0	0	0.0	386,087	100.0%	$4,123,848	100.0%
2033	0	0	0.0	0	0.0	386,087	100.0%	$4,123,848	100.0%
2034 & Beyond	0	0	0.0	0	0.0	386,087	100.0%	$4,123,848	100.0%
Collateral Total	36	386,087	100.0%	$4,123,848	100.0%
(1)	Based on the underwritten rent roll dated as of May 31, 2023.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	As of May 31, 2023, Convergint Technologies is not in occupancy or paying rent. The Convergint Technologies lease is expected to commence on October 2, 2023. If the borrower fails to deliver the space to Convergint Technologies within 120 days after October 7, 2023, Convergint Technologies has the right to terminate its lease with written notice to the borrower. Furthermore, Iglesia is currently month-to-month in its original suite, which is 6,185 square feet. Iglesia executed an amendment to expand its space at the North Run Business Park Property to 9,754 square feet on December 12, 2022. Iglesia will begin paying rent on the expansion space on October 1, 2023. The % of NRA Expiring and Cumulative % of NRA Expiring assumes that Convergint Technologies has taken occupancy of its space and Iglesia has moved into its expansion space.
(4)	UW Base Rent Expiring, % of UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring are comprised of underwritten base rent inclusive of contractual rent steps through May 1, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C20
No. 8 – North Run Business Park

The following table presents certain information relating to the operating history and underwritten cash flows of the North Run Business Park Property:

Operating History and Underwritten Net Cash Flow(1)
	2019	2020	2021	2022	TTM(2)	Underwritten	Per Square Foot	%(3)
Rents in Place	$3,492,855	$3,842,725	$3,957,049	$4,177,594	$4,137,055	$4,497,917	$11.65	82.8%
Contractual Rent Steps(4)	0	0	0	0	0	69,356	0.18	1.3
Total Reimbursements	594,357	757,673	816,651	797,877	796,456	861,904	2.23	15.9
Gross Potential Rent	$4,087,212	$4,600,398	$4,773,700	$4,975,472	$4,933,511	$5,429,177	$14.06	100.0%
Other Income	22,649	0	21,000	0	0	0	0.00	0.0)
(Vacancy/Credit Loss)	(34,763)	(207,196)	(84,358)	(70,441)	(79,032)	(536,933)	(1.39)	(9.9)
Effective Gross Income	$4,075,098	$4,393,202	$4,710,342	$4,905,030	$4,854,480	$4,892,244	$12.67	90.1%
Total Expenses(5)	$959,721	$990,909	$1,012,006	$1,037,061	$1,029,270	$1,100,928	2.85	22.5%
Net Operating Income	$3,115,377	$3,402,294	$3,698,336	$3,867,969	$3,825,210	$3,791,316	$9.82	77.5%
Capital Expenditures	0	0	0	0	0	61,774	0.16	1.3
TI/LC	0	0	0	0	0	135,130	0.35	2.8
Net Cash Flow	$3,115,377	$3,402,294	$3,698,336	$3,867,969	$3,825,210	$3,594,412	$9.31	73.5%
(1)	Based on the underwritten rent roll dated May 31, 2023.
(2)	TTM represents the trailing 12-month period ending March 31, 2023.
(3)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Underwritten Contractual Rent Steps are underwritten through May 1, 2024.
(5)	Total Expenses include real estate taxes and a management fee equal to 3.0% of Effective Gross Income.

The Market. The North Run Business Park Property is located in Richmond, Virginia, within the Richmond Metropolitan Statistical Area (“MSA”). According to the appraisal, as of 2022 the MSA had a population of approximately 1.3 million residents and a median household income of $74,653. The top three industries within the MSA are healthcare/social assistance, retail trade, and educational services.

The North Run Business Park Property is located approximately 10 miles northwest of the Richmond Central Business District. According to the appraisal, the estimated 2022 population within a one-, three- and five-mile radius was 6,816, 68,765, and 181,835, respectively. Additionally, for the same period, the median household income within a one-, three- and five-mile radius was $61,976, $62,012, and $70,792, respectively.

According to the appraisal, the North Run Business Park Property is located within the Staples Mill / Parham warehouse submarket. According to the appraisal, as of the second quarter of 2023, the Staples Mill / Parham warehouse submarket had an inventory of approximately 2.1 million square feet, a vacancy rate of approximately 3.5% and average asking rent of $13.97 per square foot, triple net. The vacancy rate increased 1.00% quarter over quarter and is approximately 0.2% greater than the MSA vacancy rate. According to the appraisal, as of the second quarter of 2023, the Staples Mill / Parham submarket achieved average asking rent of $15.20 per square foot triple net, which indicates an increase from the previous quarter’s asking rent of $14.94 per square foot triple net, and an increase from the asking rent of $14.64 per square foot the prior year.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C20
No. 8 – North Run Business Park

The following table presents certain information relating to comparable industrial sales for the North Run Business Park Property:

Comparable Industrial Sales(1)
Property / Location	Gross Building Area (SF)	Year(s) Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF	Cap Rate
North Run Business Park	386,087(2)	1987, 1988, 1990, 1999 / NAP	90.3%(2)				6.75%
1450-1750 East Parham Road
Richmond, VA
Villa Park I	74,862	1991 / NAP	94.0%	May-22	$12,400,000	$165.64	6.25%
8040 Villa Park Drive
Richmond, VA
Deep Rock Flex	21,524	1984 / NAP	100.0%	Nov-21	$3,960,000	$183.98	6.59%
3941 Deep Rock Road
Richmond, VA
Deep Run Centre	88,118	1983 / NAP	100.0%	May-21	$12,350,000	$140.15	6.77%
3955 – 3995 Deep Rock Road
Richmond, VA
Crossways Commerce Center IV	52,056	1998 / NAP	100.0%	Feb-21	$7,500,000	$144.08	7.50%
1408 Stephanie Way
Chesapeake, VA
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated as of May 31, 2023. Occupancy assumes that Convergint Technologies has taken occupancy of its space and Iglesia has moved into its expansion space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 8 – North Run Business Park

The following table presents certain information relating to comparable industrial leases for the North Run Business Park Property:

Comparable Industrial Rental Summary(1)
Property Name/Location	Year(s) Built	Gross Building Area (SF)	Tenant Size (SF)	Tenant Name	Clear Height	Rent PSF	Commencement	Lease Term (Years)
North Run Business Park 1450-1750 East Parham Road Richmond, VA	1987, 1988, 1990, 1999	386,087(2)	Various(2)	Various(2)	14’ – 18’	$11.83(3)	Various(2)	Various(2)
1619 Diamond Springs Road 1619 Diamond Springs Road Virginia Beach, VA	1982	60,020	30,000 20,020	Norfolk Bonded Warehouse Vel-Tye	24’	$8.50 $7.96	May-22 Feb-19	5.0 5.0
Norfolk Business Center 2551 Eltham Avenue Norfolk, VA	1985	90,267	2,332	Aptive Environmental	14’	$17.50	Jun-21	3.0
Gateway II 2550 Ellsmere Avenue Norfolk, VA	1983	42,997	8,132	Leaffilter North, LLC	14’	$15.00	Nov-20	7.0
Deep Run Centre 3955 – 3995 Deep Rock Road Richmond, VA	1983	88,118	4,325	Roanoke Engineering	14’ – 18’	$8.35	Aug-21	3.0
Park Central II 8751 Park Central Drive Richmond, VA	2000	96,455	3,582	Confidential	14’	$13.29	Apr-20	3.0
12195 Harley Club Drive 12195 Harley Club Drive Ashland, VA	2008	34,800	34,800	Primoris	24’	$10.00	Jul-20	5.2
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated May 31, 2023.
(3)	Based on the weighted average underwritten leased tenants.

The Borrower. The borrower is North Run LH LLC, a Delaware limited liability company. The borrower is a single purpose bankruptcy-remote entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the North Run Business Park Mortgage Loan.

The Borrower Sponsors. The nonrecourse carve-out guarantors and sponsors are Ronald J. Cohen, Alan D. Cohen and Marital Trust U/W of Dana Cohen F/B/O Ronald J. Cohen. Ronald J. Cohen is a principal at Cohen Siegel Investors, a full-service real estate development firms that operates primarily in the Mid-Atlantic region of the United States. Ronald J. Cohen’s son, Alan D. Cohen, is a general contractor and president of ADC Builders and, over the past 30 years, has been co-manager of the Cohen Family Enterprises. Alan Cohen has been the general contractor for most of the new development accomplished by the Cohen Family Enterprises, including development of over 850 residential home lots delivered to national home builders.

Property Management. The North Run Business Park Property is managed by Colliers International Asset Services, LLC, a third-party property management company.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $1,213,190 for an existing TI/LC obligations reserve, $1,200,000 for tenant improvements and leasing commissions, $1,000,000 for a Convergint Technologies lease reserve, approximately $232,975 for a free rent reserve, approximately $165,463 for a gap rent reserve, $42,900 for immediate repairs, approximately $32,865 for real estate taxes and approximately $27,204 for insurance premiums.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments payable during the ensuing 12 months, which currently equates to approximately $32,865.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 8 – North Run Business Park

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the premiums payable during the ensuing 12 months, which currently equates to approximately $3,886.

Replacement Reserve – On a monthly basis, the borrower is required to deposit into escrow the amount of approximately $5,148 for replacement reserves (equal to approximately $0.16 per square foot annually).

TI/LC Reserve – On the 24th payment date occurring June 6, 2025 and on each payment date thereafter until the balance of the TI/LC reserve is at least $1,000,000 (the “TI/LC Reserve Cap”), the borrower is required to pay into escrow monthly the amount of $16,087 for TI/LC reserves (equal to approximately $0.50 per square foot annually). Following the balance of the TI/LC reserve reaching the TI/LC Reserve Cap, monthly reserve payments will resume at any time the balance of the TI/LC reserve falls below TI/LC Reserve Cap.

Lockbox / Cash Management. The North Run Business Park Mortgage Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Trigger Period (as defined below). The borrower is required to cause each tenant at the North Run Business Park Property to deposit rents directly into a lender-controlled lockbox account. In addition, the borrower is required to cause all rents received by the borrower or property manager with respect to the North Run Business Park Property to be deposited into such lockbox account within two business days of receipt. During the continuance of a Trigger Period, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the North Run Business Park Mortgage Loan documents, and excess funds on deposit in the cash management account (after payments of required monthly reserve deposits, debt service payment on the North Run Business Park Mortgage Loan, operating expenses and cash management bank fees) will be applied in accordance with the North Run Business Park Mortgage Loan documents.

A “Trigger Period” means a period commencing upon the occurrence of the earliest of (i) an event of default under the North Run Business Park Mortgage Loan or the North Run Business Park Mezzanine Loan, (ii) the North Run Business Park Total Debt debt yield being less than 7.95%, (iii) the debt service coverage ratio on the North Run Business Park Total Debt being less than 1.10x, and (iv) a Major Tenant Trigger Event (as defined below); and will end (x) with respect to clause (i) above, if the lenders have accepted a cure of such event of default; (y) with respect to clause (ii) and (iii) above, the North Run Business Park Total Debt debt yield and the debt service coverage ratio on the North Run Business Park Total Debt being equal to or greater than 7.95% and 1.10x, respectively, for two consecutive calendar quarters and (z) with respect to clause (iv) above, upon a Major Tenant Trigger Event ceasing to exist.

A “Major Tenant Trigger Event” means the occurrence of (i) any Major Tenant (as defined below) being in default of any monetary or material non-monetary term of its Major Tenant Lease (as defined below), (ii) any Major Tenant (a) terminating its lease or (b) notifying the borrower or property manager, in writing, that it intends to terminate its Major Tenant lease, (iii) any Major Tenant becoming insolvent or a debtor in any bankruptcy action, (iv) any Major Tenant going dark, (v) any Major Tenant failing to extend or renew the applicable Major Tenant Lease for a term of no less than five years by the earlier of the date the Major Tenant is required to provide notice of extension under the Major Tenant Lease or six months prior to the expiration of the Major Tenant Lease, or (vi) any Major Tenant subletting its premises or any material portion thereof without the prior written consent of the lenders, which consent will not be unreasonably withheld, conditioned or delayed.

A “Major Tenant” means Enthalpy Analytical, successor-in-interest to Arista Laboratories, Inc., and any other tenant occupying the Major Tenant Premises (as defined below).

“Major Tenant Premises” means the premises demised under and pursuant to the applicable Major Tenant Lease.

“Major Tenant Lease” means that certain lease agreement by and between Enthalpy Analytical, successor-in-interest to Arista Laboratories, Inc., as tenant, and North Run LH LLC, successor-in-interest to LIT Industrial Limited Partnership, as landlord, dated December 19, 2011, as the same may be amended from time to time.

Subordinate Debt. None.

Mezzanine Debt. Concurrently with the funding of the North Run Business Park Mortgage Loan, MSC – Richmond Flex HoldCo, LLC, an affiliate of Morrison Street Capital, funded a mezzanine loan in the amount of $4,500,000 secured by the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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mezzanine borrowers’ interests in the borrower, as collateral for the North Run Business Park Mezzanine Loan. The North Run Business Park Mezzanine Loan is coterminous with the North Run Business Park Mortgage Loan. The North Run Business Park Mezzanine Loan accrues interest at a rate of 12.5000% per annum.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 9 – Seagate Campus

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 9 – Seagate Campus

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 9 – Seagate Campus
Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance(2):	$32,000,000	Title:	Fee
Cut-off Date Principal Balance(2):	$32,000,000	Property Type – Subtype:	Industrial – R&D/Manufacturing
% of IPB:	3.9%	Net Rentable Area (SF):	574,775
Loan Purpose:	Acquisition	Location:	Fremont, CA
Borrower:	MC Kato Realty LLC	Year Built / Renovated:	2010 / 2016
Borrower Sponsor:	Kato Road Cypress Holdings, LLC	Occupancy:	100.0%
Interest Rate:	7.04000%	Occupancy Date:	5/24/2023
Note Date:	5/24/2023	4th Most Recent NOI (As of)(5):	NAV
Maturity Date:	6/6/2033	3rd Most Recent NOI (As of)(5):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(5):	NAV
Original Term:	120 months	Most Recent NOI (As of)(5):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$28,021,697
Call Protection(3):	L(25),D(88),O(7)	UW Expenses:	$4,631,757
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$23,389,940
Additional Debt(2):	Yes	UW NCF:	$22,468,077
Additional Debt Balance(2):	$140,000,000	Appraised Value / Per SF:	$260,000,000 / $452
Additional Debt Type(2):	Pari Passu	Appraisal Date:	4/13/2023

Escrows and Reserves(4)				Financial Information(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$299
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$299
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	66.2%
Replacement Reserve:	$0	Springing	N/A	Maturity Date LTV:	66.2%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.83x
Other:	$0	Springing	N/A	UW NOI Debt Yield:	13.6%
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$172,000,000	65.4%	Purchase Price	$260,000,000	98.9%
Borrower Sponsor Equity	90,443,933	34.4	Closing Costs	2,963,085	1.1
Other Sources(6)	519,152	0.2
Total Sources	$262,963,085	100.0%	Total Uses	$262,963,085	100.0%
(1)	The Seagate Campus Whole Loan (as defined below) was co-originated by UBS AG, Citi Real Estate Funding Inc. (“CREFI”) and Wells Fargo Bank, National Association (“WFB”).
(2)	The Seagate Campus Mortgage Loan (as defined below) is part of a whole loan evidenced by seven pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $172,000,000 (the “Seagate Campus Whole Loan”). The Financial Information in the above chart reflects the Seagate Campus Whole Loan.
(3)	Defeasance of the Seagate Campus Whole Loan in whole (but not in part) is permitted at any time after the earlier of (i) May 24, 2026 and (ii) the second anniversary of the closing date of the securitization that includes the last note of the Seagate Campus Whole Loan to be securitized.
(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(5)	Historical financial information is unavailable due to the acquisition of the Seagate Campus Property at origination of the Seagate Campus Whole Loan in a sale-leaseback transaction.
(6)	Other Sources primarily consists of prorated rent of approximately $519,152 from May 24, 2023 through May 31, 2023.

The Loan. The Seagate Campus mortgage loan (the “Seagate Campus Mortgage Loan”) is part of a whole loan secured by the borrower’s fee interest in a 574,775 square foot research and development / advanced manufacturing industrial property located in Fremont, California (the “Seagate Campus Property”). The Seagate Campus Whole Loan is comprised of seven pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $172,000,000. The Seagate Campus Mortgage Loan is evidenced by non-controlling Notes A-4 and A-5-1 with an aggregate outstanding principal balance as of the Cut-off Date of $32,000,000. The Seagate Campus Whole Loan was co-originated on May 24, 2023 by UBS AG, CREFI and WFB and accrues interest at a fixed rate of 7.04000% per annum. The Seagate Campus Whole Loan has an initial term of 10 years and is interest-only for the full term. The scheduled maturity date of the Seagate Campus Whole Loan is June 6, 2033.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The Seagate Campus Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2023-C20 trust until the controlling Note A-1 is securitized, whereupon the Seagate Campus Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$50,000,000	$50,000,000	CREFI	Yes
A-2(1)	20,000,000	20,000,000	CREFI	No
A-3(1)	16,000,000	16,000,000	CREFI	No
A-4	20,000,000	20,000,000	BBCMS 2023-C20	No
A-5-1	12,000,000	12,000,000	BBCMS 2023-C20	No
A-5-2(1)	11,000,000	11,000,000	UBS AG	No
A-6(1)	43,000,000	43,000,000	WFB	No
Whole Loan	$172,000,000	$172,000,000
(1)	Expected to be contributed to one or more future securitization transactions.

The Property. The Seagate Campus Property is a two-story, Class A, LEED-Gold Certified, research and development / advanced manufacturing facility totaling 574,775 square feet and is situated on approximately 30.0 acres in Fremont, California. The Seagate Campus Property was built in 2010 and is 100.0% leased to Seagate Technology LLC (“Seagate”) (NASDAQ: STX). The Seagate Campus Property features 103,000 square feet of class 10 to 1,000 clean rooms, a 260,000-gallon ultrapure water system, 21 kV of power, 6,000 tons of HVAC capacity, 25,000 square feet of warehouse space, rooftop solar panels, a full-service cafeteria and on-site fitness center. The warehouse space at the Seagate Campus Property features 24’ ceiling heights, 13 dock-high doors, one drive-in loading door, and six grade-level loading doors. The Seagate Campus Property has 705 parking stalls on site resulting in a parking ratio of approximately 1.23 spaces per 1,000 square feet. Seagate invested approximately $200,000,000 into the Seagate Campus Property in 2016 to construct the R&D labs and manufacturing clean rooms for its hard disk drive manufacturing operations.

Sole Tenant. Seagate (574,775 square feet; 100.0% of NRA; 100.0% of underwritten base rent). Founded in 1979, Seagate is a provider of data storage technology and infrastructure solutions. Seagate’s principal product is hard disk drives. Seagate also produces a range of data storage products including solid state drives, solid state hybrid drives, storage subsystems, and an edge-to-cloud mass data platform that includes data transfer shuttles and a storage-as-a-service cloud. As of July 1, 2022, Seagate had approximately 40,000 employees and uses the Seagate Campus Property as its operational headquarters.

Seagate’s lease at the Seagate Campus Property commenced in May 2023 and has a lease expiration in May 2028 with no termination options. Seagate is contractually obligated to renew its lease upon expiration of the initial five-year lease term and has two renewal options: (i) five years, with starting rent equal to the contractual fifth year rent plus 3.0%, with 3.0% annual increases thereafter; or (ii) ten years, with rent to reset to the greater of (a) the contractual fifth year rent plus 3.0%, with 3.0% annual increases thereafter or (b) 90.0% of the then-fair market value (“FMV”) rent, with 3.0% annual increases thereafter. To the extent Seagate elects the five-year extension option, Seagate would have an additional option to extend the term for 10 years.

Historical and Current Occupancy
2020(1)	2021(1)	2022(1)	Current(2)
NAV	NAV	NAV	100.0%
(1)	Historical occupancy is unavailable due to the acquisition of the Seagate Campus Property at origination of the Seagate Campus Whole Loan in a sale-leaseback transaction.
(2)	Current Occupancy is as of May 24, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date
Seagate	NR/BB+/BB+	574,775	100.0%	$43.26	$24,864,767	100.0%	5/31/2028(4)
Occupied Collateral Total / Wtd. Avg.		574,775	100.0%	$43.26	$24,864,767	100.0%
Vacant Space		0	0.0%
Collateral Total		574,775	100.0%
(1)	Based on the underwritten rent roll dated May 24, 2023.
(2)	Ratings provided are for the parent company of the entity shown in “Tenant” field whether or not the parent company guarantees the lease.
(3)	Includes contractual rent steps totaling approximately $724,217 underwritten through June 1, 2024.
(4)	Seagate is contractually obligated to renew its lease upon expiration of the initial five-year lease term and has two renewal options: (i) five years, with starting rent equal to the contractual fifth year rent plus 3.0%, with 3.0% annual increases thereafter, or (ii) ten years, with rent to reset to the greater of (a) the contractual fifth year rent plus 3.0%, with 3.0% annual increases thereafter or (b) 90.0% of the then-FMV rent, with 3.0% annual increases thereafter. To the extent Seagate elects the five-year extension option, Seagate would have an additional option to extend the term for 10 years.

The following table presents certain information relating to the tenant lease expiration of the Seagate Campus Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)(3)	% of UW Base Rent Expiring(2)(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)(3)	Cumulative % of UW Base Rent Expiring(2)(3)
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2023 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	1	574,775	100.0	24,864,767	100.0	574,775	100.0%	$24,864,767	100.0%
2029	0	0	0.0	0	0.0	574,775	100.0%	$24,864,767	100.0%
2030	0	0	0.0	0	0.0	574,775	100.0%	$24,864,767	100.0%
2031	0	0	0.0	0	0.0	574,775	100.0%	$24,864,767	100.0%
2032	0	0	0.0	0	0.0	574,775	100.0%	$24,864,767	100.0%
2033	0	0	0.0	0	0.0	574,775	100.0%	$24,864,767	100.0%
2034 & Beyond	0	0	0.0	0	0.0	574,775	100.0%	$24,864,767	100.0%
Total	1	574,775	100.0%	$24,864,767	100.0%
(1)	Based on the underwritten rent roll dated May 24, 2023.
(2)	Includes contractual rent steps totaling approximately $724,217 underwritten through June 1, 2024.
(3)	Seagate is contractually obligated to renew its lease upon expiration of the initial five-year lease term and has two renewal options: (i) five years, with starting rent equal to the contractual fifth year rent plus 3.0%, with 3.0% annual increases thereafter, or (ii) ten years, with rent to reset to the greater of (a) the contractual fifth year rent plus 3.0%, with 3.0% annual increases thereafter or (b) 90.0% of the then-FMV rent, with 3.0% annual increases thereafter. To the extent Seagate elects the five-year extension option, Seagate would have an additional option to extend the term for 10 years.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the underwritten cash flows of the Seagate Campus Property:

Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place	$24,140,550	$42.00	81.8%
Rent Steps	724,217	1.26	2.5
Gross Potential Rent	$24,864,767	$43.26	84.3%
Total Reimbursements	4,631,757	8.06	15.7
Net Rental Income	$29,496,523	$51.32	100.0%
(Vacancy/Credit Loss)	(1,474,826)	(2.57)	(5.0)
Other Income	0	0.00	0.0
Effective Gross Income	$28,021,697	$48.75	95.0%
Total Expenses	4,631,757	8.06	16.5
Net Operating Income	$23,389,940	$40.69	83.5%
Capital Expenditures	57,478	0.10	0.2
TI/LC	864,386	1.50	3.1
Net Cash Flow	$22,468,077	$39.09	80.2%
(1)	Historical financial information is unavailable due to the acquisition of the Seagate Campus Property at origination of the Seagate Campus Whole Loan in a sale-leaseback transaction.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Environmental. According to Phase I environmental assessment dated March 9, 2023, there was no evidence of any recognized environmental conditions at the Seagate Campus Property.

The Market. The Seagate Campus Property is located in Fremont, California within the Silicon Valley Regional R&D market. Primary access to the Seagate Campus Property is provided by Interstate 880 which is a north-south interstate highway in the San Francisco Bay area of Northern California. Fremont is the fourth largest city in the Bay Area with a population of 230,504 as of 2020. Fremont is influenced by its proximity to Silicon Valley and the tech industry presence in the local area. Top employers in Fremont include Tesla Motors Inc, LAM Research, and Synnex Corporation amongst others.

According to the appraisal, the Seagate Campus Property is located in the Fremont R&D submarket of the Silicon Valley Regional R&D market. As of December 31, 2022, the submarket had an inventory of approximately 18.18 million square feet and a vacancy rate of 6.5%. The appraiser concluded an annual market rent of $42.00 per square foot for the Seagate Campus Property.

According to the appraisal, the 2022 population and average household income within a one-, three- and five-mile radius of the Seagate Campus Property was 8,386, 56,129, and 189,822 and $219,043, $219,975 and $203,059, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to comparable industrial property sales for the Seagate Campus Property:

Comparable Industrial Sales(1)
Property / Location	Location	Year Built / Renovated	Transaction Date	Price	Price/SF	Size (SF)
Seagate Campus	Fremont, CA	2010 / 2016	May-23	$260,000,000	$452.35	574,775(2)
47488 Kato Road
Rio Tech Park	San Jose, CA	1984 / 2015	Apr-21	$169,200,000	$447.88	377,776
30-314 Rio Robles
3300 Olcott Street	Santa Clara, CA	1979 / NAP	May-21	$45,000,000	$425.88	105,664
3300 Olcott Street
Mt. Eden Business Park	Hayward, CA	1999 / NAP	Jun-21	$155,000,000	$418.93	369,986
25821-25901 Industrial Boulevard
Arden Corporate Park	Fremont, CA	1986 / 2014	Jul-21	$140,000,000	$452.51	309,387
6401-6607 Kaiser Drive
5300-5350 Hellyer Avenue	San Jose, CA	2000 / NAP	Nov-21	$64,250,000	$401.56	160,000
5300-5350 Hellyer Avenue
Montague Crossings	San Jose, CA	1985 / 2020	Nov-22	$94,700,000	$452.19	209,425
2520 & 2560 Junction Avenue and 541 East Trimble Road
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated May 24, 2023.

The Borrower. The borrowing entity for the Seagate Campus Whole Loan is MC Kato Realty LLC, a Delaware limited liability company and a single purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Seagate Campus Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Kato Road Cypress Holdings, LLC. Kato Road Cypress Holdings, LLC is an affiliate of Sixth Street, a global investment firm with over $65 billion in assets under management and committed capital.

Property Management. The Seagate Campus Property is self-managed.

Escrows and Reserves. At origination, the borrower was not required to deposit any upfront reserves.

Tax Escrows – On each monthly payment date, the borrower is required to deposit into a real estate tax reserve account 1/12th of the taxes that the lender estimates will be payable by the borrower over the next ensuing 12-month period; provided, however, so long as the Reserve Waiver Conditions (as defined below) are satisfied, the monthly tax deposits will be suspended.

Insurance Escrows – On each monthly payment date, the borrower is required to deposit into an insurance reserve account 1/12th of an amount which would be sufficient to pay the insurance premiums due by the borrower for the renewal of the coverage afforded by the insurance policies; provided, however, so long as the Reserve Waiver Conditions are satisfied and there is an approved blanket policy in place, the monthly insurance deposits will be suspended.

Replacement Reserve – On each monthly payment date, the borrower is required to deposit into a replacement reserve account $0 for replacements at the Seagate Campus Property; provided, however, if the lender determines in its reasonable discretion that additional replacements are required due to a material change in law, the lender may increase such deposit; provided further, however, so long as the Reserve Waiver Conditions are satisfied, the replacement deposits will be suspended.

Free Rent Reserve – To the extent that Seagate exercises its ten-year extension option in accordance with the Seagate Campus Whole Loan documents and the Seagate lease, then commencing March 6, 2027 and ending June 6, 2028, the borrower will be required to deposit into a free rent account approximately $1,159,492 on each monthly payment date.

“Reserve Waiver Conditions” means each of the following conditions: (i) the Specified Tenant (as defined below) continues to make the payments and perform the obligations required under the applicable Specified Tenant lease, in each case, relating to the obligations and liabilities for which the applicable reserve account was established and delivers evidence of the same by no later than the dates required in the Seagate Campus Whole Loan documents, (ii) the Single

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Tenant Condition (as defined below) is satisfied and (iii) no Trigger Period (as defined below) has occurred and is continuing.

A “Single Tenant Condition” means (i) a Single Tenant Lease (as defined below) is in full force and effect, (ii) no Specified Tenant Trigger Period (as defined below) is ongoing with respect to such lease, and (iii) no event of default will have occurred and then be continuing.

A “Single Tenant Lease” means the Seagate lease (or a single replacement lease with an un-affiliated third party, which is entered into in accordance with the terms of the Seagate Campus Whole Loan documents) whereby the entirety of the Seagate Campus Property is demised pursuant to such lease and the applicable lease is a “triple net” lease.

Lockbox / Cash Management. The Seagate Campus Whole Loan is structured with a hard lockbox and springing cash management. At origination of the Seagate Campus Whole Loan, the borrower was required to deliver a notice to Seagate directing them to remit all payments due under its lease directly to the lender-controlled lockbox account. The borrower is required to immediately deposit, or cause the property manager to immediately deposit, all revenue derived from the Seagate Campus Property into the lockbox account. All funds deposited into the lockbox are required to be released to the borrower on each business day unless a Trigger Period exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Seagate Campus Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds will be applied in accordance with the Seagate Campus Whole Loan documents.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence of an event of default, (ii) the debt service coverage ratio being less than 1.10x as of the end of any calendar quarter (“DSCR Trigger”); provided, however, no DSCR Trigger will be deemed to exist pursuant to this clause (ii) to the extent that the Single Tenant Condition is satisfied, and (iii) the occurrence of Specified Tenant Trigger Period, and (B) expiring upon (x) with regard to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (y) with regard to any Trigger Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.10x for one calendar quarter, and (z) with regard to any Trigger Period commenced in connection with clause (iii) above, a Specified Tenant Trigger Period ceasing to exist in accordance with the terms of the Seagate Campus Whole Loan documents.

A “Specified Tenant” means (i) Seagate, (ii) any other lessee(s) of the Specified Tenant space (or any portion thereof) and (iii) any guarantor(s) of the applicable related Specified Tenant lease(s).

A “Specified Tenant Trigger Period” means a period (A) commencing upon the earliest of (i) Specified Tenant being in monetary or material non-monetary default under the applicable Specified Tenant lease beyond all applicable notice and cure periods (including, without limitation, for the avoidance of doubt, Seagate’s failure to post the letter of credit (as defined in and when required under the Seagate lease), (ii) Specified Tenant failing to be in actual, legal possession of the Specified Tenant space (or applicable portion thereof), (iii) other than in connection with a Permitted Dark Event (as defined below), Specified Tenant failing to be open for business during customary hours and “going dark” in greater than 50% of the Specified Tenant space (or applicable portion thereof), (iv) Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant space (or applicable portion hereof), (v) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, (vi) any bankruptcy or similar insolvency of Specified Tenant, and (vii) if, as of December 6, 2031 (“Specified Tenant Extension Test Date”), the Specified Tenant has failed to extend or renew the Specified Tenant lease in accordance with the Seagate Campus Whole Loan documents, then a Specified Tenant Trigger Period will commence on the Specified Tenant Extension Test Date; provided, however, no Specified Tenant Trigger Period will be deemed to exist pursuant to clauses (i) – (vi) above during any period that the Collateral Cure Conditions (as defined below) are satisfied); and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below) or (2) (x) the borrower re-tenanting the entire Specified Tenant space (or applicable portion thereof) pursuant to one or more leases in accordance with the applicable terms and conditions of the Seagate Campus Whole Loan documents and (y) except to the extent the replacement lease is a Single Tenant Lease, the lender will have determined that the debt service coverage ratio will equal or exceed 1.25x and the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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applicable Specified Tenant excess cash flow condition in accordance with the applicable terms and conditions of the Seagate Campus Whole Loan documents is satisfied in connection therewith.

A “Permitted Dark Event” will be deemed to occur with respect to a tenant that has discontinued operations or “gone dark” in all or any portion of the premises demised pursuant to its lease to the extent (and for so long as) one or more of the following conditions is satisfied: (i) said discontinuation is effectuated in order to comply with governmental restrictions which restrict the use or occupancy of the Seagate Campus Property as a result of, or otherwise in connection with, the COVID-19 pandemic or any other pandemic or epidemic and the applicable tenant resumes operations in its demised premises within 90 days after such governmental restrictions are lifted, (ii) said discontinuation: (x) is related to ongoing standard and customary upgrades or renovations by the applicable tenant to said tenant’s demised premises pursuant to and in accordance with its lease, (y) said tenant is pursuing the applicable upgrades or renovation in a good faith diligent manner, and (z) the applicable closure is not anticipated to and does not actually last for a period in excess of 90 days, (iii) said discontinuation is in connection with an ongoing restoration of the Seagate Campus Property by the borrower in accordance with the Seagate Campus Whole Loan documents, and the applicable tenant resumes operations in its demised premises within 90 days after the applicable restoration is complete; or (iv) day-to-day fluctuation (as opposed to systematic discontinuance) in use of the premises demised pursuant to the applicable lease as a result of the existence of “work from home”, “flex work” or similar policies of the tenant with respect to its employees such that a portion of said employees are not physically present at the Seagate Campus Property during all or a portion of regular working hours on any given day and whereby the following conditions remain satisfied: (x) such tenant’s business continues to be generally administered in a manner that requires physical space similar to the demised premises, (y) a majority of such tenant’s demised premises remains available and functional for the use contemplated by said tenant’s lease and (z) onsite staff remain in place during normal business hours at the applicable premises to implement and provide standard and customary administrative services with respect to the applicable space (i.e. mailroom, reception, administrative assistance, etc.).

“Specified Tenant Cure Conditions” means each of the following, as applicable (a) with respect to a Specified Tenant Trigger Period described in clause (i) of the definition thereof, the applicable Specified Tenant has cured all monetary and material non-monetary defaults under the applicable Specified Tenant lease, (b) with respect to a Specified Tenant Trigger Period described in clause (ii) and (iii) of the definition thereof, the applicable Specified Tenant is in actual, physical possession of the Specified Tenant space (or applicable portion thereof) and, unless a Permitted Dark Event is ongoing with respect to the applicable Specified Tenant, open for business during customary hours and not “dark” in 50% or more of the Specified Tenant space (or applicable portion thereof), (c) with respect to a Specific Tenant Trigger Period described in clause (iv) of the definition thereof, the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (d) with respect to a Specific Tenant Trigger Period described in clause (vii) of the definition thereof, the applicable Specified Tenant has renewed or extended the applicable Specified Tenant lease in accordance with the terms of the Seagate Campus Whole Loan documents and the Specified Tenant lease for the applicable Specified Tenant renewal term, (e) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant lease, (1) the applicable Specified Tenant has affirmed the applicable Specified Tenant lease pursuant to a final, non-appealable order of a court of competent jurisdiction or (2) the applicable Specified Tenant lease has been assumed by the Specified Tenant under the Specified Tenant lease and assigned to a third party in compliance with the assignment and assumption requirements of the Specified Tenant lease, without modification of such Specified Tenant lease or any guaranty thereof, in a manner reasonably satisfactory to the lender pursuant to a final, non-appealable order of the bankruptcy court, and in connection therewith, in each case (whether under the foregoing clause (1) or clause (2)), and (f) with respect to a Specific Tenant Trigger Period described in clause (iv) of the definition thereof, the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease (unless a free rent period or similar rent concession is ongoing and all such free rent or the amount of the similar concession is reserved with the lender).

“Collateral Cure Conditions” will be deemed to exist if and for so long as the borrower deposits cash into an account with the lender or delivers to the lender a letter of credit which, in either case, serves as additional collateral for the Seagate Campus Whole Loan, in an amount equal to the Collateral Deposit Projection Amount (as defined below) if and to the extent a Trigger Period were to remain ongoing and, thereafter, for so long as the borrower elects to satisfy the Collateral Cure Conditions in order to avoid a Trigger Period (as set forth in clauses (i) through (vi) of the definition of Specified Tenant Trigger Period) on each one year anniversary of the date that the borrower made said deposit (or

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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delivered said letter of credit), the borrower is required to deposit additional cash collateral in the amount of the Collateral Deposit Projection Amount (as determined by the lender for the 12-month period following said anniversary date) or increase the amount of the letter of credit by an amount equal to the Collateral Deposit Projection Amount for the 12-month period following said anniversary date (as applicable). The collateral referenced in this definition is required to be returned to the borrower, provided that no other Trigger Period is then ongoing, at such time as the Trigger Period that the Collateral Cure Conditions relate to would have been cured had the borrower not satisfied the Collateral Cure Conditions.

A “Collateral Deposit Projection Amount” means as of the date of any determination, the sum of (x) all annualized rents as set forth on the then current rent roll plus (y) any other operating income for the Seagate Campus Property for the 12-month period following the date of determination, less any amounts due and payable pursuant to the cash management provisions of the Seagate Campus Whole Loan documents.

Subordinate and Mezzanine Debt. None.

Partial Release. The Seagate Campus Whole Loan documents permit the borrower to obtain a free release of the unimproved parcel (the “Unimproved Parcel”) from the lien of the Seagate Campus Whole Loan documents at any time after the earlier to occur of (x) 60 days following the closing date of the last note to be securitized and (y) May 24, 2024, provided that no event of default has occurred and is continuing, and upon satisfaction of certain conditions set forth in the Seagate Campus Whole Loan documents, including, without limitation, the following: (i) the borrower provides the lender with reasonable evidence that (A) the property remaining encumbered by the lien of the Seagate Campus Whole Loan documents (individually and/or collectively, as the context may require, the “Remaining Property”) complies in all material respects with all legal requirements (including, without limitation, all zoning (including any parking requirements) and building codes) and release of the Unimproved Parcel will not cause any leases to be violated in any material respects, (B) the Remaining Property will constitute a separate and legal lot for tax, subdivision, assessment and zoning purposes, (C) the release of the Unimproved Parcel will not materially adversely affect ingress or egress to or from the Remaining Property or access to utilities for the Remaining Property, (D) no improvements (other than surface improvements such as paving, curb cuts, lighting, gating, fencing, utility installations, sheds or trailers) will be constructed on the Unimproved Parcel between the origination of the Seagate Campus Whole Loan and the date the Unimproved Parcel is released, (E) the documents with respect to release of the Unimproved Parcel will not impose any new obligations upon, or otherwise further burden, the Remaining Property in any material way except in accordance with a Property Document Amendment (as defined below), (F) the borrower has obtained or caused to be obtained all necessary approvals, consents or permits with respect to the release of the Unimproved Parcel, (G) the documents executed in connection with the conveyance of the Unimproved Parcel must be reasonably acceptable to the lender, and (H) the release of the Unimproved Parcel will not (1) give rise to any right of any tenant at the Seagate Campus Property to terminate its lease or abate or reduce the rent payable thereunder or (2) otherwise have a material adverse effect, (ii) the borrower delivers a copy of any new easement or amendment to any applicable property document or other cross-easement agreement (“Property Document Amendment”), which may be effected directly or by reservation in the deed conveying the applicable Unimproved Parcel, to be executed on or prior to the date the Unimproved Parcel is released, which will be acceptable to the lender in its reasonable discretion (provided, however, such Property Document Amendment will be deemed reasonably acceptable to the lender (i.e. no lender consent will be required) so long as such Property Document Amendment will not (1) have a material adverse effect; (2) reduce the number of parking spaces on the Seagate Campus Property that remains subject to the lien of the Seagate Campus Whole Loan documents after giving effect to release of the Unimproved Parcel, (3) cause a breach of any lease in place at the Seagate Campus Property and/or (4) impose any new ongoing payment obligations on the Seagate Campus Property) and will conform with all legal requirements and may contain cross-easements for the benefit of the Unimproved Parcel and the Remaining Property in respect of access, driveways, parking, utilities, drainage flows, storm and sanitary sewers, and other customary purposes (and the lender will deliver a subordination of the liens of the Seagate Campus Whole Loan documents with regards to any recorded Property Document Amendment which complies with the foregoing requirements of this clause), and (iii) the borrower has delivered a REMIC opinion.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$31,500,000	Title:	Fee
Cut-off Date Principal Balance:	$31,500,000	Property Type – Subtype:	Office - Suburban
% of IPB:	3.8%	Net Rentable Area (SF):	314,164
Loan Purpose:	Refinance	Location:	Carmel, IN
Borrower:	G&I IX MJW Meridian Plaza LLC	Year Built / Renovated:	1986 / 2021
Borrower Sponsors:	David Luski, Adam Breen and Jean Marie Apruzzese	Occupancy:	81.6%
Interest Rate:	7.67000%	Occupancy Date:	5/1/2023
Note Date:	6/2/2023	4th Most Recent NOI (As of):	$3,558,539 (12/31/2020)
Maturity Date:	6/6/2028	3rd Most Recent NOI (As of):	$2,777,894 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$3,484,248 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of):	$3,809,229 (TTM 4/30/2023)
Original Amortization Term:	None	UW Economic Occupancy:	82.0%
Amortization Type:	Interest Only	UW Revenues:	$6,548,909
Call Protection:	L(25),D(28),O(7)	UW Expenses:	$2,884,658
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$3,664,251
Additional Debt:	No	UW NCF:	$3,324,980
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$45,600,000 / $145
Additional Debt Type:	N/A	Appraisal Date:	4/7/2023

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$100
Taxes:	$140,618	$54,084	N/A	Maturity Date Loan / SF:	$100
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	69.1%
Replacement Reserves:	$0	$6,545	N/A	Maturity Date LTV:	69.1%
TI/LC:	$2,000,000	$39,271	N/A	UW NCF DSCR:	1.36x
Other:	$453,109	$0	N/A	UW NOI Debt Yield:	11.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$31,500,000	84.8%	Loan Payoff	$32,655,150	87.9%
Borrower Sponsor Equity	5,660,504	15.2	Upfront Reserves	2,593,727	7.0
			Closing Costs(2)	1,911,627	5.1
Total Sources	$37,160,504	100.0%	Total Uses	$37,160,504	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	Closing Costs include an interest rate buydown of $1,350,000.

The Loan. The Meridian Plaza mortgage loan (the “Meridian Plaza Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $31,500,000 and is secured by the borrower’s fee interest in a three building 314,164 square foot suburban office property located in Carmel, Indiana (the “Meridian Plaza Property”). The Meridian Plaza Mortgage Loan has a five-year interest-only term and accrues interest at a rate of 7.67000% per annum.

The Property. The Meridian Plaza Property consists of three adjacent, three-story and four-story, Class A office buildings ranging in size from 68,759 square feet to 124,250 square feet, totaling 314,164 square feet located in Carmel, Indiana. Built in 1986 and renovated in 2021, the Meridian Plaza Property is situated on three contiguous parcels totaling approximately 17.8 acres. The Meridian Plaza Property contains a total of 1,033 total surface parking spaces (3.29 spaces per 1,000 square feet). The Meridian Plaza Property features an on-site fitness center, conference room/training areas, tenant lounges, and a café.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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As of May 1, 2023, the Meridian Plaza Property was 81.6% leased to 35 unique tenants across the three buildings. The top five tenants at the Meridian Plaza Property include: First Merchants Bank (12.8% NRA; 16.2% underwritten base rent; Baa1 by Moody’s), Bastian Solutions LLC (11.3% NRA; 11.9% underwritten base rent), Kinetic Advantage LLC (11.2% NRA; 14.5% underwritten base rent), American Auto Auction Group, LLC (5.8% NRA; 7.6% underwritten base rent; B3/B- by Moody’s/S&P) and Hylant of Indianapolis, LLC (4.8% NRA; 6.9% underwritten base rent).

The borrower sponsors acquired the Meridian Plaza Property between March and July 2018 for a total purchase price of $41.6 million ($132.41 per square foot). Since 2018, the borrower sponsors have invested approximately $6.5 million in tenant improvements and leasing commissions and approximately $1.6 million in capital improvements for a total cost basis of approximately $49.7 million.

Major Tenants.

First Merchants Bank (40,285 square feet; 12.8% of NRA; 16.2% of underwritten base rent; Baa1 by Moody’s): First Merchants Corporation was established in 1893 and is the largest financial services holding company located in Central Indiana. First Merchants Corporation provides personal banking, business banking, mortgage lending, treasury management services, and wealth management services with First Merchants Bank being the largest part of First Merchants Corporation.

First Merchants Bank occupies 40,285 square feet across four suites in the Three Meridian Plaza building, which represents its regional headquarters. The original lease commenced in April 2009 covering 20,222 square feet across two suites. After multiple extensions and expansions, First Merchants Bank reached its current occupancy. All four suites expire in February 2026, with a current weighted average underwritten base rental rate of $24.54 per square foot. First Merchants Bank has two, five-year renewal options for three of the suites (300, 310, 350) and no termination options.

Bastian Solutions LLC (35,423 square feet; 11.3% of NRA; 11.9% of underwritten base rent): Bastian Solutions LLC, established in 1952, is a systems integrator seeking out leading technologies in both material handling equipment and information systems coupled with operational strategies. Bastian Solutions LLC has grown into a global corporation with over 20 U.S. offices as well as international offices in Brazil, Canada, India, and Mexico. Additionally, Bastian Solutions LLC engineers and manufactures many of its own products, including Bastian Solutions conveyor and Exacta Supply Chain Software. Bastian Solutions LLC was acquired by Toyota Advanced Logistics in 2017.

Kinetic Advantage LLC (35,080 square feet; 11.2% of NRA; 14.5% of underwritten base rent): Kinetic Advantage LLC is an independent floorplan financing company providing complete inventory financing solutions for auction purchases, trade-ins, off-street purchases, dealer-to-dealer purchases, dealer-owned inventory, consumer loan payoffs, and buybacks. Kinetic Advantage LLC occupies 35,080 square feet across three suites in the Three Meridian Plaza building. The original lease commenced in April 2021 covering 34,310 square feet across two suites. In November 2021, Kinetic Advantage LLC expanded by an additional 770 square feet to its current occupancy. All three suites have leases expiring in February 2029, with a current underwritten base rental rate of $25.22 per square foot. Kinetic Advantage LLC has one, five-year renewal option and a one-time termination option exercisable by October 31, 2026 with 180 days’ notice and a termination fee equal to the payment of unamortized TI/LC costs with respect to the portion of the space terminated.

Environmental. According to a Phase I environmental assessment dated April 13, 2023, there was no evidence of any recognized environmental conditions at the Meridian Plaza Property.

Historical and Current Occupancy(1)
2020	2021	2022	Current(2)
80.4%	83.4%	84.8%	81.6%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is as of May 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date
First Merchants Bank	Baa1/NR/NR	40,285	12.8%	$24.54	$988,530	16.2%	2/28/2026
Bastian Solutions LLC(4)	NR/NR/NR	35,423	11.3%	$20.58	728,990	11.9%	Various
Kinetic Advantage LLC(5)	NR/NR/NR	35,080	11.2	$25.22	884,718	14.5%	2/28/2029
American Auto Auction Group, LLC(6)	B3/B-/NR	18,172	5.8%	$25.63	465,748	7.6%	11/30/2033
Hylant of Indianapolis, LLC	NR/NR/NR	15,222	4.8%	$27.60	420,127	6.9%	7/31/2026
F. Anthony Paganelli	NR/NR/NR	14,823	4.7%	$26.62	394,626	6.5%	4/30/2030
Indiana Retina MSO, LLC	NR/NR/NR	12,011	3.8%	$22.73	273,018	4.5%	1/31/2026
Indiana College of Sports and Medicine	NR/NR/NR	8,753	2.8%	$26.87	235,193	3.9%	8/31/2029
Indie Asset Partners(7)	NR/NR/NR	7,338	2.3%	$22.40	164,371	2.7%	5/31/2025
5 Metacom, Inc	NR/NR/NR	5,992	1.9%	$26.00	155,792	2.6%	6/30/2024
Ten Largest Tenants		193,099	61.5%	$24.40	$4,711,113	77.2%
Remaining Tenants		63,316	20.2%	$22.01	1,393,827	22.8%
Total Occupied		256,415	81.6%	$23.81	$6,104,940	100.0%
Vacant Space		57,749	18.4%
Total / Wtd. Avg.		314,164	100.0%
(1)	Based on the underwritten rent roll dated May 1, 2023.
(2)	In certain instances, ratings provided are those of the parent company of the entity or government shown, whether or not the parent company or government guarantees the lease.
(3)	Includes contractual rent steps totaling $170,094 through June 2024.
(4)	Bastian Solutions LLC leases 27,801 square feet expiring on June 30, 2024, 4,311 square feet expiring on July 31, 2024 and 3,311 square feet expiring on August 31, 2024.
(5)	Kinetic Advantage LLC has a one-time termination option exercisable by October 31, 2026 with 180 days’ notice and a termination fee equal to the payment of unamortized TI/LC costs with respect to the portion of the space terminated.
(6)	American Auto Auction Group, LLC has a one-time termination option exercisable by January 31, 2028 with 12 months’ notice and a termination fee equal to the payment of unamortized TI/LC costs in two equal installments.
(7)	Indie Asset Partners has a termination option exercisable by September 1, 2023 with six months’ notice and a termination fee equal to three months’ rent plus the unamortized TI/LC costs.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	57,749	18.4%	NAP	NAP	57,749	18.4%	NAP	NAP
2023 & MTM	9	14,337	4.6%	$96,425	1.6%	72,086	22.9%	$96,425	1.6%
2024	12	51,553	16.4%	1,150,544	18.8%	123,639	39.4%	$1,246,970	20.4%
2025	7	16,438	5.2%	414,995	6.8%	140,077	44.6%	$1,661,964	27.2%
2026	13	74,598	23.7%	1,872,366	30.7%	214,675	68.3%	$3,534,330	57.9%
2027	2	4,022	1.3%	104,678	1.7%	218,697	69.6%	$3,639,008	59.6%
2028	6	16,887	5.4%	439,623	7.2%	235,584	75.0%	$4,078,631	66.8%
2029	5	45,585	14.5%	1,165,936	19.1%	281,169	89.5%	$5,244,566	85.9%
2030	4	14,823	4.7%	394,626	6.5%	295,992	94.2%	$5,639,192	92.4%
2031	0	0	0.0%	0	0.0%	295,992	94.2%	$5,639,192	92.4%
2032	0	0	0.0%	0	0.0%	295,992	94.2%	$5,639,192	92.4%
2033 & Beyond	1	18,172	5.8%	465,748	7.6%	314,164	100.0%	$6,104,940	100.0%
Total	59	314,164	100.0%	$6,104,940	100.0%
(1)	Based on the underwritten rent roll dated May 1, 2023.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(3)	Includes contractual rent steps totaling $170,094 through June 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Operating History and Underwritten Net Cash Flow
	2020	2021	2022	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)	$5,672,733	$5,601,689	$6,162,353	$6,332,128	$6,104,940	$19.43	76.6%
Straight Line Rent(5)	0	0	0	0	12,637	0.04	0.2
Vacant Income	0	0	0	0	1,425,073	4.54	17.9
Gross Potential Rent	$5,672,733	$5,601,689	$6,162,353	$6,332,128	$7,542,651	$24.01	94.6%
Total Reimbursements	404,900	183,457	543,556	586,128	390,363	1.24	4.9
Other Income	29,317	100,003	39,882	40,969	40,969	0.13	0.5
Net Rental Income	$6,106,949	$5,885,149	$6,745,792	$6,959,225	$7,973,982	$25.38	100.0%
(Vacancy/Credit Loss)	(86,467)	(400,487)	(313,542)	(301,584)	(1,425,073)	(4.54)	(17.9)
Effective Gross Income	$6,020,483	$5,484,662	$6,432,250	$6,657,641	$6,548,909	$20.85	82.1%
Total Expenses	$2,461,944	$2,706,768	$2,948,001	$2,848,412	$2,884,658	$9.18	44.0%
Net Operating Income	$3,558,539	$2,777,894	$3,484,248	$3,809,229	$3,664,251	$11.66	56.0%
Capital Expenditures	0	0	0	0	78,541	0.25	1.2
TI/LC	0	0	0	0	260,731	0.83	4.0
Net Cash Flow	$3,558,539	$2,777,894	$3,484,248	$3,809,229	$3,324,980	$10.58	50.8%
(1)	TTM represents the trailing 12-month period ending April 30, 2023.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place is based on the underwritten rent roll dated May 1, 2023.
(4)	Underwritten Rents in Place is inclusive of rent steps totaling $170,094 through June 2024.
(5)	Straight Line Rent underwritten through the contractual lease terms for First Merchants Bank, rated Baa1 by Moody's.

The Market. The Meridian Plaza Property is located at 10333, 10401, and 10585 North Meridian Street in Carmel, Indiana, along the Meridian Corridor (US Highway 31), approximately 12.4 miles north of Indianapolis, Indiana and approximately 28.0 miles northwest of Indianapolis International Airport. According to a third-party market research report, North Meridian Street is a highly trafficked limited access highway, which experienced an average of 76,404 vehicles per day in 2022 at the corner of North Meridian Street and North Meridian Street North.

The Meridian Plaza Property is located within Hamilton County and is part of the Indianapolis-Carmel-Anderson, Indiana metropolitan statistical area (“MSA”). According to a third-party market research report, the estimated 2023 population of the MSA is approximately 2.2 million people, representing 31.5% of the state's total population. The top three industries within the MSA are services, manufacturing, and retail trade. Major employers in the MSA include Indiana University Health, St. Vincent Hospitals & Health Services, Community Health Network, Eli Lilly and Co., and Walmart Inc.

According to a third-party market research report, the estimated 2023 population within a one-, three- and five-mile radius of the Meridian Plaza Property is 4,253, 57,584, and 182,351, respectively. Additionally, for the same period, the average household income within a one-, three- and five-mile radius is $136,121, $130,738, and $136,297, respectively.

According to the appraisal, the Meridian Plaza Property is located in the Meridian Corridor office submarket within the Indianapolis office market. According to a third-party market research report, as of the first quarter of 2023, the Meridian Corridor office submarket has an inventory of approximately 5.3 million square feet and a vacancy rate of 16.3%. The overall rental rate in the submarket for office space is $23.06 per square foot. The appraiser concluded to a market rent of $23.00 to $26.00 per square foot for office space at the Meridian Plaza Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to comparable office leases 10,000 square feet or more for the Meridian Plaza Property:

Comparable Office Leases(1)
Property / Location	Year Built / Renovated	RSF	Tenant Size (SF)	Tenant	Rent PSF	Commencement Date	Lease Term (Months)	Structure
Meridian Plaza Carmel, IN	1986 / 2021	314,164(2)	18,172(2)	American Auto Auction Group, LLC	$25.63(2)	Jun-15(2)	222(2)	Modified Gross
Hamilton Crossing Carmel, IN	1987 / 2008	102,464	10,850 26,220	DCL Pathology Byrider	$16.50 $18.08	May-23 Feb-23	84 132	Modified Gross Modified Gross
River Crossing I & II Indianapolis, IN	1999 / 2001	205,729	28,674	Sanctuary Wealth	$19.94	Oct-22	60	Modified Gross
City Center at Penn Plaza Carmel, IN	2007 / 2017	142,387	30,011 12,460	Belden, Inc. Metronet	$21.50 $23.50	Jan-22 Nov-21	132 36	Modified Gross Modified Gross
Gateway One Fishers, IN	1999 / NAP	193,000	46,589	Quantigen, LLC	$20.25	Aug-21	120	Full Service
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated May 1, 2023. Rent PSF is inclusive of approximately $11,448 of contractual rent steps through June 2024.

The following table presents certain information relating to comparable office sales for the Meridian Plaza Property:

Comparable Office Sales(1)
Property / Location	RSF	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF
Meridian Plaza Carmel, IN	314,164(2)	1986 / 2021	81.6%(2)
Westar I & II Westerville, OH	279,933	2002 / NAP	88.0%	Jan-23	$31,000,000	$111
700 & 800 Tower Drive Troy, MI	459,594	1987 / 2018	95.0%	Aug-22	$59,230,000	$129
One & Two Chagrin Highlands Beachwood, OH	224,133	1998 / 2001	93.0%	Apr-22	$39,000,000	$174
Bicentennial Plaza One Columbus, OH	114,440	1997 / NAP	76.0%	Mar-22	$12,850,000	$112
River Crossing I & II Indianapolis, IN	205,729	1999 / 2001	100.0%	Aug-21	$35,050,000	$170
River Road I & II Indianapolis, IN	227,002	1997 / 2016	82.0%	Jul-21	$31,000,000	$137
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated May 1, 2023.

The Borrower. The borrower is G&I IX MJW Meridian Plaza LLC, a Delaware limited liability company. The borrower is structured to be a single purpose bankruptcy-remote entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Meridian Plaza Mortgage Loan. The non-recourse carveout guarantor for the Meridian Plaza Mortgage Loan is DRA Growth and Income Master Fund IX, LLC.

The Borrower Sponsors. The borrower sponsors are David Luski, Adam Breen and Jean Marie Apruzzese. The borrower sponsors are the key principals of DRA Advisors LLC. DRA Advisors LLC is a New York-based registered investment advisor specializing in real estate investment management services for institutional and private investors, including pension funds, university endowments, sovereign wealth funds, foundations, and insurance companies.

Property Management. The Meridian Plaza Property is managed by M & J Wilkow Properties, LLC, an affiliate of the borrower sponsors.

Escrows and Reserves. At origination, the borrower deposited (i) approximately $140,618 for real estate taxes, (ii) $2,000,000 for tenant improvements and leasing commissions, (iii) approximately $177,524 for rent concessions and (iv) $275,585 for outstanding tenant improvements, tenant allowances and leasing commissions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C20
No. 10 – Meridian Plaza

Tax Escrows – On a monthly basis, the borrower is required to deposit 1/12th of an amount that would be sufficient to pay taxes for the next ensuing 12 months (currently equivalent to approximately $54,084).

Insurance Escrows – On a monthly basis, the borrower is required to deposit 1/12th of an amount that would be sufficient to pay insurance premiums for the renewal of coverages; provided, such monthly deposits will be waived so long as the borrowers maintain a blanket insurance policy acceptable to the lender.

Replacement Reserve – On a monthly basis, the borrower is required to deposit approximately $6,545 for replacement reserves.

TI/LC Reserve – On a monthly basis, the borrower is required to deposit approximately $39,271 for rollover reserves.

Lockbox / Cash Management. The Meridian Plaza Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within two business days after receipt. During the continuance of a Cash Management Trigger Event (as defined below), all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Meridian Plaza Mortgage Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, the debt service payment on the Meridian Plaza Mortgage Loan, operating expenses and cash management bank fees) are required to be applied as follows: (a) if a Material Tenant Trigger Event (as defined below) has occurred and is continuing, to a Material Tenant (as defined below) rollover account, (b) if a Cash Sweep Trigger Event (as defined below) has occurred and is continuing, to the lender-controlled excess cash flow account or (c) if no Material Tenant Trigger Event or Cash Sweep Trigger Event has occurred and is continuing, to the borrower.

A “Cash Management Trigger Event” means a period commencing upon the occurrence of (i) an event of default, (ii) any bankruptcy action involving the borrower, the guarantor, the borrower sponsors or the property manager, (iii) the debt service coverage ratio falling below 1.20x, (iv) the indictment for fraud or misappropriation of funds of the borrower, the guarantor, the borrower sponsors or an affiliated or third-party property manager (provided that, in the case of the third-party property manager, such fraud or misappropriation is related to the Meridian Plaza Property), or any director or officer of the aforementioned or (v) a Material Tenant Trigger Event, and expiring upon (a) with respect to clause (i) above, the cure of such event of default and the acceptance of such cure by the lender, (b) with respect to clause (ii) above, the filing being discharged or dismissed within 65 days, and the lender’s determination that such filing does not materially increase the borrower’s, the guarantor’s or the borrower sponsors’ monetary obligations, or materially and adversely affect the borrower sponsors’, the guarantor’s or the property manager’s ability to carry out their obligations under the Meridian Plaza Mortgage Loan documents, as applicable, or, in the case of the property manager, the replacement of the property manager with a third-party property manager that constitutes a qualified property manager under the Meridian Plaza Mortgage Loan documents, (c) with respect to clause (iii) above, the debt service coverage ratio being at least 1.25x for two consecutive calendar quarters, (d) with respect to clause (iv) above, the dismissal of the applicable indictment with prejudice or acquittal of the applicable person, or the replacement of the property manager with a third-party property manager that constitutes a qualified property manager under the Meridian Plaza Mortgage Loan documents or (e) with respect to clause (v) above, the cure of such Material Tenant Trigger Event.

A “Cash Sweep Trigger Event” means a period commencing upon the occurrence of (i) an event of default, (ii) any bankruptcy action involving the borrower, the guarantor, the borrower sponsors or an affiliated property manager or (iii) the debt service coverage ratio falling below 1.20x, and expiring upon (a) with respect to clause (i) above, the cure of such event of default and the acceptance of such cure by the lender, (b) with respect to clause (ii) above, the filing being discharged or dismissed within 65 days, and the lender’s determination that such filing does not materially increase the borrower’s, the guarantor’s or the borrower sponsors’ monetary obligations, or materially and adversely affect the borrower sponsors’, the guarantor’s or the property manager’s ability to carry out their obligations under the Meridian Plaza Mortgage Loan documents, as applicable, or, in the case of the property manager, the replacement of the property manager with a third-party property manager that constitutes a qualified property manager under the Meridian Plaza Mortgage Loan documents or (c) with respect to clause (iii) above, the debt service coverage ratio being at least 1.25x for two consecutive calendar quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C20
No. 10 – Meridian Plaza

A “Material Tenant Trigger Event” means a period commencing upon the occurrence of (i) a Material Tenant giving notice of its intention to terminate, cancel or not to extend or renew its lease, (ii) with respect to the First Merchants Bank and Kinetic Advantage LLC leases, on or prior to the date that is 12 months prior to the then-applicable expiration date under its respective Material Tenant lease, if the applicable Material Tenant does not extend or renew such Material Tenant lease, (iii) on or prior to the date by which a Material Tenant is required under its Material Tenant lease to notify the borrower of its election to extend such Material Tenant lease, if the Material Tenant does not extend or renew such Material Tenant lease, (iv) an event of default under a Material Tenant lease occurring and continuing beyond any applicable notice and/or cure period, (v) a bankruptcy action of a Material Tenant or guarantor of any Material Tenant lease occurring, (vi) a Material Tenant lease being terminated or no longer being in full force and effect or (vii) a Material Tenant “going dark”, vacating, ceasing to occupy or ceasing to conduct business in the ordinary course at all or a portion of its Material Tenant space and expiring upon (a) with respect to clause (i), (ii), (iii), (vi) or (vii) above, the date that (x) the applicable Material Tenant lease is extended on terms satisfying the requirements of the Meridian Plaza Mortgage Loan documents or (y) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant satisfying the requirements of the Meridian Plaza Mortgage Loan documents, (b) with respect to clause (i) above, the date that the applicable Material Tenant revokes or rescinds all termination or cancellation notices, (c) with respect to clause (iv) above, a cure of the applicable event of default, (d) with respect to clause (v) above, the affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty) and (e) with respect to clause (vii) above, the Material Tenant re-commencing its normal business operations at its Material Tenant space or the applicable portion thereof at the Meridian Plaza Property.

A “Material Tenant” means (i) First Merchants Bank, (ii) Bastian Solutions LLC, (iii) Kinetic Advantage LLC or (iv) any tenant at the Meridian Plaza Property that, together with its affiliates, either (a) leases no less than 10% of the total rentable square footage of the Meridian Plaza Property or (b) accounts for (or would account for) no less than 10% of the total in-place base rent at the Meridian Plaza Property.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
140

Structural and Collateral Term Sheet	BBCMS 2023-C20
No. 11 – Gloucester Premium Outlets
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays, SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$25,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$25,000,000	Property Type–- Subtype:	Retail – Outlet Center
% of IPB:	3.0%	Net Rentable Area (SF):	378,515
Loan Purpose:	Refinance	Location:	Blackwood, NJ
Borrower:	Gloucester Premium Outlets, LLC	Year Built / Renovated:	2015 / NAP
Borrower Sponsor:	Simon Property Group, L.P.	Occupancy(6):	89.8%
Interest Rate:	6.12400%	Occupancy Date:	12/19/2022
Note Date:	2/3/2023	4th Most Recent NOI (As of)(7):	$12,542,389 (12/31/2019)
Maturity Date:	3/1/2033	3rd Most Recent NOI (As of)(7):	$9,669,364 (12/31/2020)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$10,789,634 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of):	$10,591,093 (TTM 9/30/2022)
Original Amortization Term:	None	UW Economic Occupancy:	78.9%
Amortization Type:	Interest Only	UW Revenues:	$18,425,444
Call Protection:	L(28),D(86),O(6)	UW Expenses:	$6,960,965
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$11,464,479
Additional Debt(1):	Yes	UW NCF:	$10,821,004
Additional Debt Balance(1):	$50,000,000	Appraised Value / Per SF:	$145,900,000 / $385
Additional Debt Type(1):	Pari Passu	Appraisal Date:	12/17/2022

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$198
Taxes(2):	$0	Springing	N/A	Maturity Date Loan / SF:	$198
Insurance(3):	$0	Springing	N/A	Cut-off Date LTV:	51.4%
Replacement Reserves(4):	$0	Springing	N/A	Maturity Date LTV:	51.4%
TI/LC(5):	$0	Springing	N/A	UW NCF DSCR:	2.32x
				UW NOI Debt Yield:	15.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$75,000,000	86.9%	Loan Payoff	$85,407,237	99.0%
Borrower Sponsor Equity	11,269,500	13.1	Closing Costs	862,263	1.0
Total Sources	$86,269,500	100.0%	Total Uses	$86,269,500	100.0%
(1)	The Gloucester Premium Outlets Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu notes totaling $75.0 million (the “Gloucester Premium Outlets Whole Loan”). The Financial Information in the chart above reflects the Cut-off Date Balance and Maturity Date Balance of the Gloucester Premium Outlets Whole Loan.
(2)	On a monthly basis after the occurrence of a Control Event (as defined below) or during a Lockbox Event Period (as defined below), the borrower is required to escrow 1/12th of the annual estimated tax payments. In lieu of monthly deposits to the real estate tax reserve, the borrower is permitted to provide a letter of credit for such amounts. A “Control Event” will occur if SPG LP and/or Simon Property Group, Inc. does not own at least 50% of the direct or indirect interests in the borrower or does not control the borrower. A “Lockbox Event Period” will commence upon the earliest of (i) an event of default, (ii) bankruptcy action of the borrower, (iii) bankruptcy action of the manager if the manager is an affiliate of the borrower and provided the manager is not replaced within 60 days with a Qualified Manager (as defined below) and (iv) a Debt Yield Trigger Event (as defined below). A Lockbox Event Period will be cured upon, the borrower paying all of the lender’s reasonable out-of-pocket expenses incurred in connection with the termination of the Lockbox Event Period and with respect to clause (i), the cure of such event of default and with respect to clause (iii), if the borrower replaces the manager with a Qualified Manager (as defined below) within 60 days or the bankruptcy action of the manager is discharged within 90 days without any adverse consequences to the Gloucester Premium Outlets Property (as defined below) or the Gloucester Premium Outlets Whole Loan and with respect to clause (iv), the occurrence of a Debt Yield Trigger Event Cure (as defined below). A “Qualified Manager” is (i) SPG LP and/or Simon Property Group, Inc. or an affiliate, (ii) a reputable and experienced professional management organization which (a) is not subject to any bankruptcy proceeding, (b) manages, together with its affiliates, (x) at least seven shopping centers of at least 400,000 square feet of gross leasable area and (y) retail properties and shopping centers other than the Gloucester Premium Outlets Property totaling at least 3.0 million square feet of gross leasable area, or (iii) a manager approved by the lender with written rating agency confirmation that the manager will not result in a downgrade, withdrawal or qualification of the current ratings of the securitization. A “Debt Yield Trigger Event” will occur when the debt yield based on the trailing four calendar quarters immediately preceding the determination date is less than 12.0% for two consecutive quarters. A “Debt Yield Trigger Event Cure” will occur when the debt yield is greater than or equal to 12.0% for two consecutive calendar quarters.
(3)	On a monthly basis after the occurrence of a Control Event, or during a Lockbox Event Period if the borrower has not provided satisfactory evidence to the lender that the Gloucester Premium Outlets Property is covered by a blanket insurance policy acceptable to the lender, the borrower is required to escrow 1/12th of the annual estimated insurance premium payments. In lieu of monthly deposits to the insurance reserve, the borrower is permitted to provide a letter of credit for such amounts.

(4)	On a monthly basis after the occurrence of Control Event or during a Lockbox Event Period, the borrower will be required to escrow $7,886. In lieu of monthly deposits to the replacement reserve, the borrower is permitted to provide a letter of credit for such amounts.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 11 – Gloucester Premium Outlets

(5)	On a monthly basis after the occurrence of Control Event or during a Lockbox Event Period, the borrower will be required to escrow $63,086. In lieu of monthly deposits to the TI/LC reserve, the borrower is permitted to provide a letter of credit for such amounts.
(6)	Occupancy includes temporary tenants. As of December 19, 2022, the Gloucester Premium Outlets Property was 77.5% leased excluding temporary tenants.
(7)	The decrease in 4th Most Recent NOI to 3rd Most Recent NOI is due to the impact of the COVID-19 pandemic on the retail sector and the Gloucester Premium Outlets Property.

The Loan. The Gloucester Premium Outlets mortgage loan (the “Gloucester Premium Outlets Mortgage Loan”) is part of the Gloucester Premium Outlets Whole Loan with an original principal balance of $75,000,000. The Gloucester Premium Outlets Whole Loan is secured by the borrower’s fee interest in an outlet center located in Blackwood, New Jersey totaling 378,515 square feet (the “Gloucester Premium Outlets Property”). The Gloucester Premium Outlets Whole Loan consists of four pari passu notes and accrues interest at a rate of 6.12400% per annum. The Gloucester Premium Outlets Whole Loan has a 10-year term, is interest-only for the full term of the loan and accrues interest on an Actual/360 basis. The non-controlling Notes A-1-2 and A-2-2, with an aggregate original principal balance of $25,000,000, will be included in the BBCMS 2023-C20 securitization trust. The controlling Note A-1-1 and non-controlling Note A-2-1 were contributed to the BBCMS 2023-C19 securitization trust. The Gloucester Premium Outlets Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2023-C19 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1-1	$36,666,667	$36,666,667	BBCMS 2023-C19	Yes
Note A-1-2	$18,333,333	$18,333,333	BBCMS 2023-C20	No
Note A-2-1	$13,333,333	$13,333,333	BBCMS 2023-C19	No
Note A-2-2	$6,666,667	$6,666,667	BBCMS 2023-C20	No
Whole Loan	$75,000,000	$75,000,000

The Property. The Gloucester Premium Outlets Property consists of a 378,515 square foot retail outlet center situated on approximately 59.3 acres in Blackwood, New Jersey, approximately 15 miles southeast of Philadelphia and 45 miles northwest of Atlantic City. The Gloucester Premium Outlets Property was built in 2015 as an open-air shopping center. There are 1,942 parking spaces (resulting in a ratio of approximately 5.1 spaces per 1,000 square feet) at the Gloucester Premium Outlets Property. As of December 19, 2022, the Gloucester Premium Outlets Property was 89.8% leased including temporary tenants and 77.5% leased excluding temporary tenants. The largest tenants at the Gloucester Premium Outlets Property are Nike Unite, Old Navy, Polo Ralph Lauren and Under Armour with the remaining space leased to various national and local tenants, such as Gap Outlet, Columbia Sportswear Company, Banana Republic Factory, Express Factory Outlet and Tommy Hilfiger. Sales on the majority of clothing and footwear purchases are tax-free. Based on the trailing 12 months ending in December 2022, the Gloucester Premium Outlets Property had total sales per square foot of $514 with an occupancy cost of 9.8% and comparable in-line sales for tenants less than 10,000 square feet of $470 per square foot with an occupancy cost of 11.2%.

Major Tenants.

Nike Unite (15,000 square feet; 4.0% of NRA; 3.3% of underwritten base rent). Nike Unite is an affiliate of Nike Inc., an American multinational corporation that is engaged in the design, development, manufacturing and worldwide marketing and sales of footwear, apparel, equipment, accessories and services. According to the borrower sponsor, the Nike Unite location at the Gloucester Premium Outlets Property had approximately $14.3 million in sales based on the trailing 12 months ending in December 2022, resulting in sales per square foot of approximately $953 and an occupancy cost of 4.8%. Nike Unite’s sales have grown by 8.0% compared to pre-COVID year end 2019 sales. Nike Unite has been in occupancy at the Gloucester Premium Outlets Property since it opened in 2015, has a lease expiration date in January 2026 and has one five-year renewal option.

Old Navy (14,004 square feet; 3.7% of NRA; 4.2% of underwritten base rent). Old Navy is an American clothing and accessories retailing company owned by Gap Inc. offering affordable apparel options for adults, children and babies. Old Navy commenced its current lease at the Gloucester Premium Outlets Property in November 2022, which includes an approximately 4,000 square foot expansion on their previous space. The Old Navy location at the Gloucester Premium Outlets Property had approximately $5.6 million in sales based on the trailing 12 months ending in December 2022,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 11 – Gloucester Premium Outlets

resulting in sales per square foot of approximately $397 and an occupancy cost of 13.3%. Old Navy’s lease has an expiration date in January 2031.

Polo Ralph Lauren (12,176 square feet; 3.2% of NRA; 1.9% of underwritten base rent). Polo Ralph Lauren is an American fashion company, offering products from the mid-range to luxury segments. The Polo Ralph Lauren location at the Gloucester Premium Outlets Property had approximately $6.2 million in sales based on the trailing 12 months ending in December 2022, resulting in sales per square foot of approximately $513 and an occupancy cost of 3.8%. Polo Ralph Lauren’s lease has an expiration date in November 2030, and it has four five-year renewal options remaining. Polo Ralph Lauren is the only tenant at the Gloucester Premium Outlets Property that pays percent-in-lieu rent, representing 3.0% of its sales up to and including $750 per square feet of its net rentable area and for the remainder of the same lease year, 2.0% of its sales.

Under Armour (11,503 square feet; 3.0% of NRA; 3.6% of underwritten base rent). Under Armour is an American sports equipment company that manufactures footwear, sports and casual apparel. The Under Armour location at the Gloucester Premium Outlets Property had approximately $9.0 million in sales based on the trailing 12 months ending in December 2022, resulting in sales per square foot of approximately $784 and an occupancy cost of 7.1%. Under Armour has been a tenant at the Gloucester Premium Outlets Property since August 2015 and has a lease expiration in August 2025.

Historical and Current Occupancy(1)
2019	2020(2)	2021(2)	Current(3)
87.0%	89.0%	86.0%	89.8%
(1)	Historical Occupancies are as of December 31 of each respective year and reflects occupancy including temporary tenants.

(2)	The decrease in occupancy from 2020 to 2021 is due to certain tenants exercising termination options during the COVID-19 pandemic.

(3)	Current Occupancy is as of December 19, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 11 – Gloucester Premium Outlets

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date	Sales PSF(4)	Occupancy Cost(4)
Nike Unite(5)	A1/AA-/NR	15,000	4.0%	$21.09	$316,348	3.3%	1/31/2026	$953	4.8%
Old Navy	Ba3/BB/NR	14,004	3.7	$28.71	$402,055	4.2	1/31/2031	$397	13.3%
Polo Ralph Lauren(6)(7)	A3/A-/NR	12,176	3.2	$15.39	$187,389	1.9	11/30/2030	$513	3.8%
Under Armour	Ba3/BB/NR	11,503	3.0	$29.94	$344,409	3.6	8/31/2025	$784	7.1%
Gap Outlet	Ba3/BB/NR	8,575	2.3	$29.28	$251,076	2.6	1/31/2026	$392	14.1%
Columbia Sportswear Company	NR/NR/NR	8,327	2.2	$35.47	$295,359	3.1	1/31/2026	$468	14.1%
Banana Republic Factory	Ba3/BB/NR	8,160	2.2	$29.28	$238,925	2.5	1/31/2026	$424	13.1%
Express Factory Outlet	NR/NR/NR	7,851	2.1	$34.84	$273,499	2.8	1/31/2026	$626	10.1%
Tommy Hilfiger	NR/NR/NR	7,847	2.1	$31.04	$243,571	2.5	8/31/2025	$307	19.3%
J. Crew Factory Store	NR/NR/NR	7,500	2.0	$25.33	$190,000	2.0	1/31/2024	$280	14.2%
Major Tenants		100,943	26.7%	$27.17	$2,742,630	28.3%
Other Tenants(8)		238,953	63.1%	$29.05	$6,940,739	71.7%
Occupied Collateral Total		339,896	89.8%	$28.49	$9,683,369	100.0%
Vacant Space		38,619	10.2%
Collateral Total		378,515	100.0%

(1)	Based on underwritten rent roll dated December 19, 2022.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent includes rent steps through January 2024.
(4)	Sales PSF and Occupancy Cost are based on sales from the trailing 12 months ending in December 2022.
(5)	Nike Unite has one, five-year renewal option.
(6)	Polo Ralph Lauren has four, five-year renewal options.
(7)	Polo Ralph Lauren percent in lieu rent underwritten to the borrower sponsor provided rent roll dated December 19, 2022, borrower sponsor provided sales data and contractual lease terms.
(8)	Other Tenants includes temporary tenants. Excluding temporary tenants, the Gloucester Premium Outlets Property was 77.5% occupied as of December 19, 2022.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 11 – Gloucester Premium Outlets
Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	38,619	10.2%	NAP	NAP	38,619	10.2%	NAP	NAP
2023 & MTM(3)	17	51,649	13.6	$709,409	7.3%	90,268	23.8%	$709,409	7.3%
2024	8	30,182	8.0	841,919	8.7	120,450	31.8%	$1,551,327	16.0%
2025	28	107,726	28.5	4,001,031	41.3	228,176	60.3%	$5,552,358	57.3%
2026	17	92,400	24.4	2,634,658	27.2	320,576	84.7%	$8,187,016	84.5%
2027	2	9,496	2.5	264,261	2.7	330,072	87.2%	$8,451,277	87.3%
2028	1	1,522	0.4	50,241	0.5	331,594	87.6%	$8,501,518	87.8%
2029	3	8,161	2.2	256,498	2.6	339,755	89.8%	$8,758,017	90.4%
2030	1	12,176	3.2	187,389	1.9	351,931	93.0%	$8,945,405	92.4%
2031	4	26,584	7.0	737,963	7.6	378,515	100.0%	$9,683,369	100.0%
2032	0	0	0.0	0	0.0	378,515	100.0%	$9,683,369	100.0%
2033	0	0	0.0	0	0.0	378,515	100.0%	$9,683,369	100.0%
2034 & Beyond	0	0	0.0	0	0.0	378,515	100.0%	$9,683,369	100.0%
Total	81	378,515	100.0%	$9,683,369	100.0%
(1)	Based on the underwritten rent roll dated December 19, 2022.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include rent steps through January 2024 and percent in lieu rent for Polo Ralph Lauren. Percent in lieu rent represents 3.0% of the trailing 12-month December 2022 sales for Polo Ralph Lauren up to and including $750 per square foot of its net rentable area, and for the remaining lease year thereafter, 2.0% of sales.
(3)	2023 & MTM include temporary tenants totaling 46,659 square feet. Excluding temporary tenants, the Gloucester Premium Outlets Property was 77.5% occupied as of December 19, 2022.

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$9,183,114	$8,927,455	$8,145,082	$8,351,073	$8,810,287	$23.28	38.4%
Contractual Rent Steps(3)	0	0	0	0	111,693	0.30	0.5
Percent in Lieu Rent(4)	741,041	318,858	237,108	204,170	187,389	0.50	0.8
Overage Rent	662,121	200,935	1,964,039	1,825,251	1,424,175	3.76	6.2
Temporary Tenant Rent	492,686	447,588	638,306	564,360	574,000	1.52	2.5
Vacant Income	0	0	0	0	4,837,836	12.78	21.1
Gross Potential Rent	$11,078,962	$9,894,836	$10,984,535	$10,944,854	$15,945,380	$42.13	69.5%
Total Reimbursements	7,236,956	6,661,768	6,067,245	6,182,830	6,984,900	18.45	30.5
Net Rental Income	$18,315,918	$16,556,604	$17,051,780	$17,127,684	$22,930,280	$60.58	100.0%
Other Income	399,727	297,045	355,043	367,894	333,000	0.88	1.5
(Vacancy/Credit Loss)	(175,669)	(1,473,798)	79,044	(65,341)	(4,837,836)	(12.78)	(21.1)
Effective Gross Income	$18,539,976	$15,379,851	$17,485,867	$17,430,237	$18,425,444	$48.68	80.4%
Total Expenses	$5,997,587	$5,710,487	$6,696,233	$6,839,144	$6,960,965	$18.39	37.8%
Net Operating Income(5)	$12,542,389	$9,669,364	$10,789,634	$10,591,093	$11,464,479	$30.29	62.2%
Total TI/LC, Capex/RR	0	0	0	0	643,476	1.70	3.5
Net Cash Flow	$12,542,389	$9,669,364	$10,789,634	$10,591,093	$10,821,004	$28.59	58.7%
(1)	TTM represents the trailing 12-month period ending September 30, 2022.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Contractual Rent Steps include rent steps through January 2024.
(4)	Percent in Lieu Rent represents 3.0% of the trailing 12-month December 2022 sales for Polo Ralph Lauren up to and including $750 per square foot of its net rentable area, and for the remaining lease year thereafter, 2.0% of sales.
(5)	The decrease in Net Operating Income from 2019 to 2020 is primarily driven by the impact of the COVID-19 pandemic on the retail sector.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
145

Structural and Collateral Term Sheet	BBCMS 2023-C20
No. 11 – Gloucester Premium Outlets

The Market. The Gloucester Premium Outlets Property is located in Blackwood, New Jersey, approximately 15 miles southeast of Philadelphia and 45 miles northwest of Atlantic City. Blackwood is considered a suburban location within the Philadelphia core-based statistical area and the eighth largest metropolitan statistical area in the United States. The Gloucester Premium Outlet Property’s proximity to Route 168, Route 42, College Road and Zimmerman Road allows access to shoppers from the surrounding area as well as travelers between Philadelphia and Atlantic City. According to the appraisal, as of 2022, the population within a one-mile, two-mile and three-mile radius totaled 6,243, 31,301 and 78,222 people, respectively, and average household income for the same radii was $92,840, $105,074 and $103,762, respectively.

According to the appraisal, the Gloucester Premium Outlets Property is situated within the Philadelphia retail market and the Camden County retail submarket. As of the third quarter of 2022, the total inventory of the Philadelphia retail market was approximately 62.9 million square feet with an 11.0% vacancy rate and asking rents of $21.59 per square foot. For the same time period, the total inventory for the Camden County retail submarket was approximately 6.5 million square feet with a 17.3% vacancy rate and asking rents of $16.86 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C20
No. 11 – Gloucester Premium Outlets

The appraiser identified three properties that are primary competition and five properties that are secondary competition to the Gloucester Premium Outlets Property:

Competitive Shopping Centers(1)
Property Name/Location	Year Built	Occ.	Size (SF)	Major Tenants	Sales PSF	Distance to Subject
Gloucester Premium Outlets 100, 200, 300, 400 and 600 Premium Outlets Drive Blackwood, NJ	2015	89.8%(2)	378,515(2)	Nike Unite Old Navy Polo Ralph Lauren Under Armour	$514(3)	--
Primary Competition
Tanger Outlets The Walk 1931 Atlantic Avenue Atlantic City, NJ	2003	80.0%	491,000	H&M Nike Factory Outlet Old Navy Outlet Polo Ralph Lauren	$440	46.0 miles southeast
Jackson Premium Outlets 537 Monmouth Road Jackson, NJ	1997	96.0%	285,000	Banana Republic Crate & Barrel Under Armour Nike Polo Ralph Lauren	$390	52.0 miles northeast
Philadelphia Premium Outlets 18 Lightcap Road Pottstown, PA	2007	94.0%	555,000	Last Call Neiman Marcus Nike Factory Outlet Polo Ralph Lauren Columbia Sportswear	$555	52.0 miles northwest
Secondary Competition
Deptford Mall 1750 Deptford Center Road Depford, NJ	1975	95.0%	1,040,000	Boscov’s JC Penney Macy’s Dick’s Sporting Goods	$585	5.0 miles north
Voorhees Town Center 2120 Voorhees Town Center Voorhees, NJ	1970	70.0%	733,000	Boscov’s Vacant – Macy’s	$150	7.5 miles northeast
Cherry Hill Mall Route 38 & Haddonfield Road Cherry Hill, NJ	1961	96.0%	1,306,000	JC Penney Macy’s Nordstrom	$936	12.0 miles north
Moorestown Mall 400 Route 38 Moorestown, NJ	1963	88.0%	922,846	Boscov’s Cooper Health Care (future) Turn 7 Liquidations	$453	15.0 miles northeast
King of Prussia Mall 160 North Gulph Road King of Prussia, PA	1962/1981	97.0%	2,600,000	Bloomingdale’s Dick’s Sporting Goods Macy’s Neiman Marcus Nordstrom Primark	$930	30.0 miles northwest
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated December 19, 2022.
(3)	Based on sales information provided by the borrower sponsor as of year-end 2022.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
147

Structural and Collateral Term Sheet	BBCMS 2023-C20
No. 12 – Oxmoor Center
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays, SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$22,500,000	Title:	Leasehold
Cut-off Date Principal Balance(1):	$22,500,000	Property Type – Subtype:	Retail - Super Regional Mall
% of IPB:	2.7%	Net Rentable Area (SF):	904,078
Loan Purpose:	Refinance	Location:	Louisville, KY
Borrower:	Hocker Oxmoor, LLC	Year Built / Renovated:	1971 / 1984, 2013, 2022
Borrower Sponsor:	BPR Nimbus LLC	Occupancy:	94.1%
Interest Rate:	8.12000%	Occupancy Date:	3/31/2023
Note Date:	5/25/2023	4th Most Recent NOI (As of):	$7,440,456 (12/31/2020)
Maturity Date:	6/1/2028	3rd Most Recent NOI (As of):	$7,214,734 (12/31/2021)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$8,373,346 (12/31/2022)
Original Term:	60 months	Most Recent NOI (As of)(3):	$8,364,787 (TTM 3/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	91.5%
Amortization Type:	Interest Only	UW Revenues:	$17,679,768
Call Protection(2):	L(25),D(31),O(4)	UW Expenses:	$5,692,700
Lockbox / Cash Management:	Hard / Springing	UW NOI(3):	$11,987,068
Additional Debt(1):	Yes	UW NCF:	$11,139,650
Additional Debt Balance(1):	$67,500,000	Appraised Value / Per SF:	$153,000,000 / $169
Additional Debt Type(1):	Pari Passu	Appraisal Date:	4/4/2023

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$100
Taxes(4):	$0	Springing	N/A	Maturity Date Loan / SF:	$100
Insurance(5):	$0	Springing	N/A	Cut-off Date LTV:	58.8%
Replacement Reserves(6):	$0	Springing	$183,389	Maturity Date LTV:	58.8%
TI/LC(7):	$11,882,926	Springing	$1,100,331	UW NCF DSCR:	1.50x
Ground Rent(8):	$0	Springing	N/A	UW NOI Debt Yield:	13.3%
Gap Rent Reserve:	$1,506,022	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$90,000,000	100.0%	Loan Payoff	$70,733,847	78.6%
			Upfront Reserves	13,388,948	14.9
			Return of Equity	3,515,904	3.9
			Closing Costs(9)	2,361,300	2.6
Total Sources	$90,000,000	100.0%	Total Uses	$90,000,000	100.0%
(1)	The Oxmoor Center Mortgage Loan (as defined below) is part of the Oxmoor Center Whole Loan (as defined below), which is comprised of six pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $90 million. The Financial Information in the chart above reflects the Oxmoor Center Whole Loan. The Oxmoor Center Whole Loan was co-originated by Barclays Capital Real Estate Inc. (“BCREI”) and Societe Generale Financial Corporation (“SGFC”).
(2)	The lockout period will be at least 25 months beginning with and including the first payment date on July 1, 2023. Defeasance is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) May 25, 2026. The assumed lockout period is based on the expected BBCMS 2023-C20 closing date in July 2023. The actual lockout period may be longer.
(3)	Refer to the Operating History and Underwritten Net Cash Flow table below regarding the increase in Most Recent NOI to UW NOI.
(4)	During the continuance of a Cash Management Period (as defined below), the borrower will be required to deposit on a monthly basis an amount equal to 1/12th of taxes due for the next ensuing 12 months. A “Cash Management Period” means a period commencing upon the earliest of the occurrence of (i) an event of default, (ii) the debt yield is less than 11.0% for two consecutive quarters and (iii) an anchor tenant trigger event as described within the Oxmoor Center Whole Loan documents.
(5)	During the continuance of a Cash Management Period, if the borrower has failed to maintain a blanket policy and the insurance premiums payable have been prepaid for less than one year in advance, the borrower will be required to deposit on a monthly basis an amount equal to 1/12th of insurance premiums payable for the renewal of coverage.
(6)	During the continuance of a Cash Management Period, other than a Cash Management Period due solely to the occurrence of an anchor tenant trigger event, the borrower will be required to deposit approximately $7,641 into the replacement reserve account on each monthly payment date, subject to a cap of approximately $183,389.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 12 – Oxmoor Center

(7)	During the continuance of a Cash Management Period, other than a Cash Management Period due solely to the occurrence of an anchor tenant trigger event, the borrower will be required to deposit approximately $45,847 into the rollover reserve account on each monthly payment date, subject to a cap of $1,100,331.
(8)	During the continuance of a Cash Management Period, the borrower will be required to deposit on a monthly basis an amount equal to 1/12th of the annual amount of ground rent due by the borrower under the ground lease.
(9)	Closing costs include an interest rate buydown of $1,579,592.

The Loan. The Oxmoor Center mortgage loan (the “Oxmoor Center Mortgage Loan”) is part of a whole loan evidenced by six pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of approximately $90,000,000 (the “Oxmoor Center Whole Loan”) secured by the borrower’s leasehold interest in a 904,078 square foot super regional mall located in Louisville, Kentucky (the “Oxmoor Center Property”). The Oxmoor Center Whole Loan was originated on May 25, 2023 by BCREI and SGFC and has a five-year, interest only term that accrues interest at a fixed rate of 8.12000% per annum. The scheduled maturity date of the Oxmoor Center Whole Loan is the due date that occurs on June 1, 2028. The Oxmoor Center Mortgage Loan is evidenced by the non-controlling Notes A-2, A-3 and A-5 with an outstanding aggregate principal balance as of the Cut-off Date of $22,500,000. The Oxmoor Center Mortgage Loan is being contributed to the BBCMS 2023-C20 securitization trust. The Oxmoor Center Mortgage Loan is expected to be serviced pursuant to the pooling and servicing agreement for the BBCMS 2023-C20 trust until the controlling Note A-1 is securitized, whereupon the Oxmoor Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The Oxmoor Center Property is subject to a ground lease between WMB 2, LLC and TWB Oxmoor 2, LLC, collectively as the lessor, and Hocker Oxmoor, LLC, as the lessee, with a term that is scheduled to expire on September 30, 2057 (the “Ground Lease”). The borrower has two, 20-year extension options for a fully extended ground lease maturity date of September 30, 2097. The current annual base ground rent as of the Cut-off Date is approximately $1,209,920. Base rent for each subsequent lease year will increase by 3% each year. At the lessee’s option, base rent resets every 20 years equal to the greater of 8% of the fair market value of the Oxmoor Center Property and the rent from five years prior to the reset. The next potential ground rent reset would be in 2039. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$45,000,000	$45,000,000	Barclays	Yes
A-2	$10,000,000	$10,000,000	BBCMS 2023-C20	No
A-3	$5,000,000	$5,000,000	BBCMS 2023-C20	No
A-4(1)	$17,500,000	$17,500,000	SGFC	No
A-5	$7,500,000	$7,500,000	BBCMS 2023-C20	No
A-6(1)	$5,000,000	$5,000,000	SGFC	No
Total	$90,000,000	$90,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The Oxmoor Center Property is located in Louisville, Kentucky and consists of a primarily one-story, 904,078 super regional mall anchored by Macy’s, Von Maur, Topgolf and Dick’s Sporting Goods. The Oxmoor Center Property is located on a 69.24-acre parcel of ground leased land. Since the Oxmoor Center Property’s construction in 1971, it has undergone extensions in 1984, 2013 and 2022. The most recent renovation included extensive redevelopment in order for Topgolf to commence its lease at the Oxmoor Center Property. In order to redevelop the Oxmoor Center Property, a large portion of the south wing of the Oxmoor Center Property was closed until Topgolf renovations begun. When Topgolf’s renovations began, vacant space was quickly leased to several tenants such as Urban Outfitters, Puttshack, The Eagle and Condado Tacos. In total, roughly $15.8 million was spent on the renovation. As of March 31, 2023, the Oxmoor Center Property was 94.1% occupied by 59 unique tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C20
No. 12 – Oxmoor Center

Major Tenants.

Macy’s (278,341 square feet; 30.8% of NRA; 0.3% of underwritten base rent): Founded in 1858 and headquartered in New York, New York, Macy’s (Moody’s/S&P/Fitch: Ba2/BB+) is a department store chain that operates approximately 725 stores in the United States and Washington, DC, as well as Guam and Puerto Rico. Macy’s has three banners that include Macy’s, bluemercury, and Bloomingdale’s (and accompanying e-commerce sites), that sell men's, women's, and children's apparel and accessories, cosmetics, and home furnishings, among other merchandise. Macy’s has been a tenant at the Oxmoor Center Property since 1971. Macy’s occupies the Oxmoor Center Property through a sub ground lease from the borrower with an expiration date, for its 271,390 square feet of retail space, of January 31, 2026 and has two, ten-year renewal options remaining with no termination options. The 6,951 square feet of storage space expires on July 31, 2025.

Von Maur (156,000 square feet; 17.3% of NRA; 2.7% of underwritten base rent): Von Maur is an upscale department store chain that was founded in Davenport, Iowa in the late 1800s. As of November 7, 2022 there were 37 Von Maur stores located in 15 different states as well as 70 dry goods specialty stores selling contemporary women’s fashion, accessories, shoes and gifts. Von Maur offers a wide selection of brand-name merchandise, open and elegant store design, and a focus on customer experience. The company seeks out markets with minimum populations of 400,000 to 500,000 people that are strategically located off a major artery to draw customers from a wide radius. Von Maur generated approximately $1 billion in sales in 2022. Von Maur has been a tenant at the Oxmoor Center Property since 2003 and has a current lease expiration date of August 31, 2028 along with five, ten-year renewal options and no termination options.

Topgolf (100,000 square feet; 11.1% of NRA; 4.3% of underwritten base rent): Topgolf is a sports entertainment complex that features an inclusive, high-tech golf game. The game is intended to be inclusive for people of all skill levels in golf. Topgolf’s more than 50 locations, both in the United States and internationally, feature entertainment, food and beverage, and music. In 2021, Topgolf merged with Callaway Golf Company, a leader in the global golf equipment and apparel market. The clothing and apparel offered by Callaway Golf Company adds an ideal complement to Topgolf’s leading golf entertainment brand. Approximately $15.8 million was spent on renovating the Oxmoor Center Property to accommodate Topgolf taking occupancy. Topgolf reported revenue of approximately $4.0 billion in 2022, which was a 27.5% increase from 2021. Topgolf has been at the Oxmoor Center Property since 2022 and is under a sub ground lease from the borrower. The sub ground lease has an expiration date of November 30, 2042 and has four, five-year renewal options remaining with no termination options.

Historical and Current Occupancy(1)
2019	2020	2021	2022	Current(2)
80.6%	78.9%	78.6%	94.0%	94.1%
(1)	Historical Occupancies are the physical occupancy taken at the end of each respective year.
(2)	Current Occupancy is as of March 31, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 12 – Oxmoor Center

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Sales PSF / Year(4)	UW Occ. Costs(4)	Lease Exp. Date
Macy’s(5)	Ba2/BB+/NR	278,341	30.8%	$0.11	$31,801	0.3%	$151	0.5%	Various(6)
Von Maur	NR/NR/NR	156,000	17.3	$2.00	312,000	2.6	$144	1.9%	8/31/2028
Topgolf	NR/B+/NR	100,000	11.1	$5.00	500,000	4.2	NAV	NAV	11/30/2042
Dick’s Sporting Goods	Baa3/BBB/NR	80,000	8.8	$10.92	873,317	7.3	NAV	NAV	1/31/2027
H&M(7)	NR/BBB/NR	26,894	3.0	$19.18	515,782	4.3	$160	12.0%	1/31/2024
Puttshack(8)	NR/NR/NR	25,569	2.8	$57.82	1,478,400	12.3	NAV	NAV	12/31/2038
Arhaus(9)	NR/NR/NR	15,992	1.8	$35.03	560,120	4.7	$635	8.8%	1/31/2030
Apple	Aaa/AA+/NR	12,157	1.3	$30.69	373,146	3.1	$4,735	0.6%	1/31/2030
Altar’d State/Arula	NR/NR/NR	10,444	1.2	$61.60	643,372	5.3	$264	27.3%	6/30/2032
Anthropologie	NR/NR/NR	10,314	1.1	$44.65	460,491	3.8	$212	25.3%	1/31/2028
Top 10 Tenants		715,711	79.2%	$8.03	$5,748,429	47.8%
Other Tenants		134,890	14.9%	$46.61	$6,287,107	52.2%
Occupied Collateral Total / Wtd. Avg.		850,601	94.1%	$14.15	$12,035,536	100.0%

Vacant Space		53,477	5.9%

Collateral Total		904,078	100.0%

(1)	Based on the underwritten rent roll as of March 31, 2023.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent include rent steps totaling $241,664 through May 2024 and UW Base Rent attributed to signed not occupied tenants totaling $1,852,489.
(4)	UW Occ. Costs is based upon the Sales PSF / Year as of the trailing 12-month period ending March 31, 2023 as provided by the tenants to the borrower or estimated based on anecdotal information provided by the tenants to the borrower.
(5)	Macy’s occupies 271,390 square feet of retail space and 6,951 square feet of storage space. Sales PSF / Year and UW Occ. Costs are only based on the retail portion of the space occupied by Macy’s.
(6)	The 271,390 square foot retail portion of Macy’s space expires on January 31, 2026 and the 6,951 square feet of storage space expires on July 31, 2025.
(7)	H&M is not attributed any UW Base Rent as it pays percent in lieu instead, which has been underwritten to $515,782. UW Occ. Cost is based on H&M’s underwritten percent in lieu.
(8)	The Puttshack lease is signed but is not currently occupying their space. Their lease commencement date is January 1, 2024.
(9)	Arhaus pays percent in lieu in addition to base rent. In total, Arhaus is attributed underwritten gross rent of $898,975 which is based on $233,222 of percent in lieu, $551,842 of in place base rent, $8,278 of rent steps and $105,633 of recoveries. UW Occ. Cost is based on Arhaus’s underwritten gross rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
151

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No. 12 – Oxmoor Center

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	53,477	5.9%	NAP	NAP	53,477	5.9%	NAP	NAP
2023 & MTM	7	13,066	1.4	$170,664	1.4%	66,543	7.4%	$170,664	1.4%
2024(3)	5	31,868	3.5	782,970	6.5	98,411	10.9%	$953,634	7.9%
2025	8	20,508	2.3	719,942	6.0	118,919	13.2%	$1,673,576	13.9%
2026	3	277,818	30.7	179,862	1.5	396,737	43.9%	$1,853,438	15.4%
2027	7	92,355	10.2	1,653,276	13.7	489,092	54.1%	$3,506,714	29.1%
2028	13	207,647	23.0	3,032,114	25.2	696,739	77.1%	$6,538,828	54.3%
2029	5	10,402	1.2	538,034	4.5	707,141	78.2%	$7,076,862	58.8%
2030	4	29,866	3.3	1,105,597	9.2	737,007	81.5%	$8,182,459	68.0%
2031	0	0	0.0	0	0.0	737,007	81.5%	$8,182,459	68.0%
2032	2	13,085	1.4	857,557	7.1	750,092	83.0%	$9,040,016	75.1%
2033	6	28,417	3.1	1,017,120	8.5	778,509	86.1%	$10,057,136	83.6%
2034 & Beyond	2	125,569	13.9	1,978,400	16.4	904,078	100.0%	$12,035,536	100.0%
Total	62	904,078	100.0%	$12,035,536	100.00%
(1)	Based on the underwritten rent roll as of March 31, 2023.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring includes rent steps totaling $241,664 through May 2024 and UW Base Rent attributed to signed not occupied tenants totaling $1,852,489.
(3)	UW Base Rent expiring in 2024 includes $515,782 of percent in lieu attributed to H&M, since it is being underwritten $0 in underwritten base rent.

Operating History andUnderwritten Net Cash Flow
	2020	2021	2022	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$8,126,259	$8,059,221	$8,061,920	$8,161,630	$11,278,090	$12.47	58.4%
Rent Steps(4)	0	0	0	0	241,664	0.27	1.3
Vacant Income	0	0	0	0	1,646,546	1.82	8.5
Percent In-Lieu	724,657	442,883	867,476	1,011,635	515,782	0.57	2.7
Gross Potential Rent	$8,850,916	$8,502,103	$8,929,396	$9,173,265	$13,682,082	$15.13	70.8%
Total Reimbursements	2,605,144	2,566,845	2,706,932	2,683,999	3,910,181	4.33	20.2
Other Income	992,498	1,266,565	1,907,311	1,907,516	1,734,051	1.92	9.0
Net Rental Income	$12,448,558	$12,335,513	$13,543,639	$13,764,780	$19,326,314	$21.38	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,646,546)	(1.82)	(8.5)
Effective Gross Income	$12,448,558	$12,335,513	$13,543,639	$13,764,780	$17,679,768	$19.56	91.5%
Total Expenses	5,008,102	5,120,779	5,170,292	5,399,993	5,692,700	6.30	32.2
Net Operating Income	$7,440,456	$7,214,734	$8,373,346	$8,364,787	$11,987,068	$13.26	67.8%
Capital Expenditures	0	0	0	0	99,696	0.11	0.6
TI/LC	0	0	0	0	747,722	0.83	4.2
Net Cash Flow	$7,440,456	$7,214,734	$8,373,346	$8,364,787	$11,139,650	$12.32	63.0%
(1)	TTM reflects the trailing 12-month period ending March 31, 2023.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	The increase in Rents in Place from TTM to Underwritten is primarily driven by newly signed leases by tenants that do not currently occupy their space including: (i) Puttshack (25,569 square feet, 2.8% of NRA) which accounts for approximately $1.5 million of base rent, (ii) Nike (4,900 square feet, 0.5% of NRA) which accounts for approximately $0.2 million of base rent and (iii) The Eagle (4,187 square feet, 0.5% of NRA) which accounts for approximately $0.2 million of base rent. Additionally, Underwritten Rents In Place includes six additional tenants with lease commencement dates commencing in 2023 totaling 30,230 square feet (3.3% of NRA) and approximately $1.1 million of base rent.
(4)	Includes contractual rent steps totaling $241,664 through May 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
152

Structural and Collateral Term Sheet	BBCMS 2023-C20
No. 12 – Oxmoor Center

The Market. The Oxmoor Center Property is located at the intersection of Interstate 264 and US Route 60, which is roughly 10 miles from downtown Louisville, Kentucky and seven miles east of the central business district. US Route 60 connects to Interstate 264 which provides easy access throughout the Louisville metropolitan statistical area (“Louisville MSA”). The immediate area acts as a primary commercial hub for the Louisville MSA as the Oxmoor Center Property and nearby Mall St. Matthews create retail traffic through the area. The Oxmoor Center Property is located between downtown Louisville to the west and suburbs to the east.

The Oxmoor Center Property is located in the East submarket, which is within the greater Louisville retail market. Average asking rents in the Louisville retail market have remained stable in recent years, increasing from $15.32 per square foot in 2018 to $15.40 per square foot in 2022. According to the appraisal, over the next five years average asking rents are expected to increase from $15.59 per square foot in 2023 to $16.42 in 2027. Average asking rent in the East submarket as of 2022 was $19.17 per square foot, which was higher than the greater market and is expected to increase to $20.69 per square foot in 2027 per the appraisal. Vacancy has been trending downward in the market from 10.6% in 2018 to 10.1% in 2022. As of 2022, average household income within a five-, ten-, and 15-mile radius was $105,416, $93,235 and $87,021. Population within a five-, ten- and 15-mile radius was 220,696, 622,147 and 964,699 as of 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
153

Structural and Collateral Term Sheet	BBCMS 2023-C20
No. 13 – South Lake at Dulles
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$20,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$20,500,000	Property Type – Subtype:	Office – Suburban
% of IPB:	2.5%	Net Rentable Area (SF):	269,873
Loan Purpose:	Acquisition	Location:	Herndon, VA
Borrower:	Mirabaud RE South Lake Owner LLC	Year Built / Renovated:	2008 / 2020
Borrower Sponsor(2):	Mirabaud RE South Lake Owner LLC	Occupancy:	100.0%
Interest Rate:	6.05800%	Occupancy Date:	3/2/2023
Note Date:	3/2/2023	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	3/5/2028	3rd Most Recent NOI (As of)(3):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(3):	NAV
Original Term:	60 months	Most Recent NOI (As of)(3):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	97.0%
Amortization Type:	Interest Only	UW Revenues:	$10,913,588
Call Protection:	L(23),YM1(30),O(7)	UW Expenses:	$2,696,610
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$8,216,978
Additional Debt(1):	Yes	UW NCF:	$8,149,510
Additional Debt Balance(1):	$40,000,000	Appraised Value / Per SF:	$110,250,000 / $409
Additional Debt Type(1):	Pari Passu	Appraisal Date:	2/1/2023

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$224
Taxes:	$418,815	$104,704	N/A	Maturity Date Loan / SF:	$224
Insurance:	$10,186	$10,186	N/A	Cut-off Date LTV:	54.9%
Replacement Reserves:	$0	$5,622	N/A	Maturity Date LTV:	54.9%
TI/LC Reserve:	$0	$0	N/A	UW NCF DSCR:	2.19x
Amazon Lease Parking Reserve(4):	$0	Springing	N/A	UW NOI Debt Yield:	13.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$60,500,000	53.2%	Purchase Price	$110,250,000	97.0%
Borrower Sponsor Equity	53,186,155	46.8	Closing Costs	3,007,154	2.6
			Reserves	429,001	0.4
Total Sources	$113,686,155	100.0%	Total Uses	$113,686,155	100.0%
(1)	The South Lake at Dulles Mortgage Loan (as defined below) is part of a whole loan evidenced by three pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $60.5 million (the “South Lake at Dulles Whole Loan”). The Financial Information in the chart above reflects the South Lake at Dulles Whole Loan.
(2)	There is no non-recourse carveout guarantor with respect to the South Lake at Dulles Whole Loan. At origination, the borrower entered into a master lease with Mirabaud RE South Lake LLC (the “Master Tenant”) for a five-year term with an expiration date of March 5, 2028 related to the South Lake at Dulles Property; provided, however, if any obligations remain outstanding under the South Lake at Dulles Whole Loan, the master lease may not expire without the prior written consent of the landlord or until the lender forecloses or accepts a deed-in-lieu of foreclosure with respect to the South Lake at Dulles Property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Shari’ah Compliant Loan” in the Preliminary Prospectus.
(3)	Historical NOI is unavailable as the South Lake at Dulles Property (as defined below) was acquired by the borrower at the origination of the South Lake at Dulles Whole Loan, and the prior owner did not provide such information.
(4)	The borrower was required to deposit an amount equal to $300,000 into the Amazon Lease Parking Reserve subaccount, which represents the estimated cost to create additional parking spaces and/or charging stations at the South Lake at Dulles Property as required by the Amazon lease.

The Loan. The South Lake at Dulles mortgage loan (the “South Lake at Dulles Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in a 269,873 square foot suburban office property located in Herndon, Virginia (the “South Lake at Dulles Property”). The South Lake at Dulles Whole Loan is structured to be Shari’ah compliant; to facilitate such compliance, the borrower has entered into a master lease, and the master lessee subleases the South Lake at Dulles Property to the end-user tenant. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
154

Structural and Collateral Term Sheet	BBCMS 2023-C20
No. 13 – South Lake at Dulles

Shari’ah Compliant Loan” in the Preliminary Prospectus. The South Lake at Dulles Whole Loan consists of three pari passu notes and accrues interest at a rate of 6.05800% per annum. The South Lake at Dulles Whole Loan has a five-year term and is interest-only for the term of the loan. The non-controlling Notes A-2 and A-3, with an aggregate original principal balance of $20,500,000, will be included in the BBCMS 2023-C20 securitization trust. The South Lake at Dulles Whole Loan is being serviced pursuant to the pooling and servicing agreement for the BBCMS 2023-C19 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	BBCMS 2023-C19	Yes
A-2	$10,500,000	$10,500,000	BBCMS 2023-C20	No
A-3	$10,000,000	$10,000,000	BBCMS 2023-C20	No
Total	$60,500,000	$60,500,000

The Property. The South Lake at Dulles Property is a 269,873 square foot suburban office building located in Herndon, Virginia. The South Lake at Dulles Property is solely occupied by Amazon.com Services, Inc. (“Amazon”). The South Lake at Dulles Property consists of one, ten-story building situated on an approximately 7.48-acre parcel. There is surface and garage parking available for 918 cars, resulting in a parking ratio of approximately 3.40 spaces per 1,000 square feet. The South Lake at Dulles Property was renovated in 2020 for approximately $42.0 million to customize the site for Amazon’s occupancy. Amazon invested approximately $18.0 million, approximately 43% of the total renovation investment. Renovations at the South Lake at Dulles Property included a full-service café with a coffee bar, conference facilities, a fitness center, mother’s room suites, tenant gaming rooms, EV charging stations in the parking garage, an outdoor dog park, bicycle room, updates to finishes in the main lobby and elevator lobbies, upgraded base building systems, and restrooms on each floor. Additionally, Amazon invested in new furniture and state-of-the-art workstations at the South Lake at Dulles Property. The Chief Security Officer of Amazon is located in the South Lake at Dulles Property and is one of the highest-ranking employees outside of Amazon’s headquarters in Seattle. Due to the sensitivity around his groups’ work, they required a separate high-security building to house the security and data center teams. The South Lake at Dulles Property was specifically designed to monitor the Amazon Web Services (“AWS”) data center infrastructure globally. All AWS data center facilities are monitored from the South Lake at Dulles Property, which contains a command-center style Network Operations Center (“NOC”) and Facilities Operations Center (“FOC”). The NOC and FOC are highly secure rooms, staffed 24/7 to monitor all AWS data centers globally.

Sole Tenant. Amazon.com Services, Inc. (269,873 square feet; 100.0% of NRA; 100.0% of underwritten base rent; Moody’s/S&P/Fitch: A1/AA/AA-): Amazon has been the sole tenant at the South Lake at Dulles Property since April 2020, and the South Lake at Dulles Property serves as support for AWS’s data center network. Founded in 1994 by Jeff Bezos, Amazon is the world’s largest online retailer. Amazon’s principal offerings include cloud computing, e-commerce, artificial intelligence and digital streaming services. AWS’ net sales increased 29% in 2022 to approximately $80 billion. Launched in 2006, AWS provides cloud computing services to businesses in 190 countries. As of November 2022, Amazon had approximately 110 active fulfillment centers in the United States and 185 centers globally. As of December 31, 2022, Amazon had approximately 1,541,000 employees worldwide. Amazon has a lease expiration in April 2032 and two, seven- year extension options remaining. Amazon has the right to terminate its lease with respect to up to four contiguous floors totaling 110,823 square feet (on floors 7-10) (the “Designated Contraction Space”) effective April 30, 2028 with 15 months’ prior written notice and payment of a contraction fee equal to the sum of certain unamortized costs related to the Designated Contraction Space, including (i) leasing commissions, (ii) rent abatements (less certain operating and tax expenses paid by the tenant as set forth in the related lease) and (iii) tenant improvements (each amortized on a straight line basis at the rate of 7% per annum over the period from April 18, 2020 through and including April 30, 2032). In the event that AWS exercises its contraction option, the entire contraction fee (approximately $8.6 million) will be escrowed with the lender and utilized for the re-tenanting of the contraction space. In addition, upon notice of Amazon’s intent to exercise the contraction option, a Cash Management Period (as defined within) will commence. A “Cash Management Period” will commence upon the occurrence of any of (i) the stated maturity date of March 5, 2028, (ii) an event of default under the South Lake at Dulles Whole Loan, (iii) the debt service coverage ratio being less than 1.25x as of any calendar quarter or (iv) the commencement of a lease sweep period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
155

Structural and Collateral Term Sheet	BBCMS 2023-C20
No. 13 – South Lake at Dulles
Historical and Current Occupancy(1)
2020	2021	2022	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are based on the sole tenant being in occupancy at the South Lake at Dulles Property since 2020 and are as of December 31 of each year, respectively.
(2)	Current Occupancy is as of March 2, 2023.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent(2)	Lease Expiration Date
Amazon	A1 / AA / AA-	269,873	100.0%	$40.67	$10,975,735	100.0%	4/30/2032(3)
Occupied Collateral Total / Wtd. Avg.		269,873	100.0%	$40.67	$10,975,735	100.0%
Vacant Space		0	0.0%
Collateral Total		269,873	100.0%

(1)	Based on the underwritten rent roll dated March 2, 2023.
(2)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent are based on in-place rent of $10,298,352, straight lined over the loan term to $10,975,735.
(3)	Amazon has two, seven-year extension options remaining.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2023 & MTM	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2028(4)	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2032	1	269,873	100.0	10,975,735	100.0		269,873	100.0%	$10,975,735	100.0%
2033	0	0	0.0	0	0.0		269,873	100.0%	$10,975,735	100.0%
2034 & Beyond	0	0	0.0	0	0.0		269,873	100.0%	$10,975,735	100.0%
Total	1	269,873	100.0%	$10,975,735	100.0%
(1)	Based on the underwritten rent roll dated March 2, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring are based on in-place rent of $10,298,352, straight lined over the loan term to $10,975,735.
(4)	Amazon has the right to terminate the Designated Contraction Space effective April 30, 2028 with 15 months’ prior written notice and payment of a contraction fee equal to the sum of certain unamortized costs related to the Designated Contraction Space, including (i) leasing commissions, (ii) rent abatements (less certain operating and tax expenses paid by the tenant as set forth in the related lease) and (iii) tenant improvements (each amortized on a straight line basis at the rate of 7% per annum over the period from April 18, 2020 through and including April 30, 2032). In the event that AWS exercises its contraction option, the entire contraction fee (approximately $8.6 million) will be escrowed with the lender and utilized for the re-tenanting of the contraction space. In addition, upon notice of Amazon’s intent to exercise the contraction option, a Cash Management Period will be implemented.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
156

Structural and Collateral Term Sheet	BBCMS 2023-C20
No. 13 – South Lake at Dulles

Underwritten Net Cash Flow
	Underwritten	Per Square Foot	%(1)
Straight Line Rent(2)	$10,975,735	$40.67	97.8%
Rent Steps	0	0.00	0.0
Gross Potential Rent	$10,975,735	$40.67	97.8%
Total Reimbursements	245,494	0.91	2.2
Net Rental Income	$11,221,229	$41.58	100.0%
(Vacancy/Credit Loss)	(337,534)	(1.25)	(3.0)
Other Income	29,893	0.11	0.3
Effective Gross Income	$10,913,588	$40.44	97.3%
Total Expenses	2,696,610	9.99	24.7
Net Operating Income	$8,216,978	$30.45	75.3%
Capital Expenditures	67,468	0.25	0.6
TI/LC	0	0.00	0.0
Net Cash Flow	$8,149,510	$30.20	74.7%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Underwritten Straight Line Rent is straight lined over the loan term to $10,975,735.

The Market. The South Lake at Dulles Property is located in Herndon, Virginia, approximately 26 miles west of Downtown Washington, D.C. The South Lake at Dulles Property is located along the south side of the Dulles Toll Road and west side of Sunrise Valley Drive, in the Reston/Herndon submarket of Fairfax County, Virginia. Primary regional access to the area is provided via Interstate 66, U.S. Route 50, VA Route 28 and the Dulles Toll Road. Interstate 66 is the primary east-west interstate in the Northern Virginia region and extends from Washington, D.C. to the east to Interstate 81 to the west. U.S. Route 50 is a major east-west arterial through Northern Virginia, carrying traffic from Maryland, through Arlington and Fairfax counties, and into western Virginia. The immediate area surrounding the South Lake at Dulles Property consists of a mix of retail, office and large residential developments. Innovation Center Rail Station is located approximately 1.0-mile northeast of the South Lake at Dulles Property, which is part of phase II of construction that extends the Silver Line west towards Washington Dulles International Airport. The South Lake at Dulles Property is adjacent to the master planned mixed-use development, Dulles Station, which will contain approximately 380,000 square feet of Class A office space, over 1,000 residential units with another 800 under development, two hotels and approximately 50,000 square feet of retail and restaurant space. Other retail centers in the area include Reston Town Center, The Village Center at Dulles and Worldgate Center. According to a third-party report, the estimated 2022 population within a one-, three- and five-mile radius of the South Lake at Dulles Property was 12,441, 78,552 and 221,898, respectively. The 2022 average household income within the same radii was $129,654, $147,081 and $155,841, respectively.

According to the appraisal, the South Lake at Dulles Property is located within the Northern Virginia office market. As of the third quarter of 2022, the Northern Virginia office market reported inventory of approximately 134.5 million square feet with an overall vacancy rate of 20.0% and an average annual asking Class A rent of $36.92 per square foot. As of the third quarter of 2022, the Northern Virginia office market reported positive absorption of 55,357 square feet and 814,872 square feet of new construction.

According to the appraisal, the South Lake at Dulles Property is located within the Reston/Herndon office submarket. As of the fourth quarter of 2022, the Reston/Herndon office submarket reported office inventory of approximately 26.8 million square feet with an overall vacancy rate of 20.8% and an average annual asking Class A rent of $35.78 per square foot. As of the fourth quarter of 2022, the Reston/Herndon office submarket reported positive absorption of 12,873 square feet and 613,467 square feet of new construction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
157

Structural and Collateral Term Sheet	BBCMS 2023-C20
No. 14 – Doubletree Downtown Chattanooga
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$19,500,000	Title:	Fee
Cut-off Date Principal Balance:	$19,500,000	Property Type - Subtype:	Hospitality – Full Service
% of Pool by IPB:	2.4%	Net Rentable Area (Rooms):	186
Loan Purpose:	Acquisition	Location:	Chattanooga, TN
Borrowers(1):	Various	Year Built / Renovated:	1978 / 2007, 2022
Borrower Sponsors:	B. Scott Satterfield and Greg R. Helm	Occupancy / ADR / RevPAR:	76.1% / $153.59 / $116.82
Interest Rate:	7.03000%	Occupancy / ADR / RevPAR Date:	3/31/2023
Note Date:	5/12/2023	4th Most Recent NOI (As of):	NAV
Maturity Date:	6/1/2030	3rd Most Recent NOI (As of):	$1,999,333 (12/31/2021)
Interest-only Period:	84 months	2nd Most Recent NOI (As of):	$3,394,451 (12/31/2022)
Original Term:	84 months	Most Recent NOI (As of):	$3,311,708 (TTM 3/31/2023)
Original Amortization:	None	UW Occupancy / ADR / RevPAR:	76.1% / $153.59 / $116.82
Amortization Type:	Interest Only	UW Revenues:	$9,974,512
Call Protection:	L(25),D(55),O(4)	UW Expenses:	$6,551,808
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$3,422,704
Additional Debt:	No	UW NCF:	$3,023,724
Additional Debt Balance:	N/A	Appraised Value / Per Room(4):	$40,100,000 / $215,591
Additional Debt Type:	N/A	Appraisal Date(4):	2/23/2024

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$104,839
Taxes:	$201,914	$40,383	N/A	Maturity Date Loan / Room:	$104,839
Insurance:	$110,408	$9,201	N/A	Cut-off Date LTV:	48.6%
FF&E Reserves(2):	$0	Springing	N/A	Maturity Date LTV:	48.6%
PIP Reserve(3):	$3,450,000	Springing	N/A	UW NCF DSCR:	2.18x
				UW NOI Debt Yield:	17.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$19,500,000	51.9%	Purchase Price	$33,600,000	89.5%
Sponsor Equity	18,044,767	48.1	Upfront Reserves	3,762,322	10.0
			Closing Costs	182,445	0.5
Total Sources	$37,544,767	100.0%	Total Uses	$37,544,767	100.0%
(1)	The borrowers of the Doubletree Downtown Chattanooga Mortgage Loan (as defined below) are CPZ Chattanooga, LLC, ALC Chattanooga, LLC, NCE Chattanooga, LLC and BHelm Chattanooga, LLC. The borrowers are tenants-in-common and are each a single purpose entity with one independent director.
(2)	Monthly FF&E reserves will be required from and after the earlier to occur of the following (i) the date of completion of the existing property improvement plan (the “PIP”) or (ii) the date by which the existing PIP is required to be completed by the franchisor pursuant to the franchise agreement. The borrowers will be required to deposit on each payment date an amount equal to the greater of (i) 1/12th of 4% of the annual gross revenues of the Doubletree Downtown Chattanooga Property (as defined below) for the previous 12-month period as determined on the anniversary of the origination date or (ii) the monthly amount required to be reserved pursuant to the franchise agreement.
(3)	In addition to an upfront PIP reserve, the seller of the Doubletree Downtown Chattanooga Property deposited $215,000 into a third party escrow account as required under the related purchase and sale agreement (the “PIP Technology Work Funds”). Within three business days following the borrowers receipt of the PIP Technology Work Funds, the borrowers are required to deposit such funds into the PIP Reserve for the existing PIP. If at any time after the origination of the Doubletree Downtown Chattanooga Mortgage Loan, the franchisor or any approved replacement flag requires a PIP to be instituted for the Doubletree Downtown Chattanooga Property in conjunction with the existing franchise agreement or any replacement franchise or license agreement, the borrowers are required to deposit with the lender within 30 days after receipt of the PIP (i) a completion guaranty in form reasonably satisfactory to the lender for completion of the PIP repairs and (ii) an amount equal to 115% of the estimated cost to satisfy all repairs and/or remediation by the franchisor or any successor franchisor or licensor pursuant to a PIP less any amounts then on deposit in the FF&E Reserves subaccount.
(4)	The Appraised Value / Per Room, Appraisal Date, Cut-off Date LTV and Maturity Date LTV are based on the “as complete” appraised value. The “as is” appraised value of $34,700,000 as of February 23, 2023 represents an “as is” per room value of $186,559, Cut-off Date LTV and Maturity Date LTV of 56.2% and 56.2% respectively.

The Loan. The Doubletree Downtown Chattanooga mortgage loan (the “Doubletree Downtown Chattanooga Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $19,500,000 and is secured by the borrowers’ fee

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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interest in a 186-room, full-service hotel located in Chattanooga, Tennessee (the “Doubletree Downtown Chattanooga Property”). The Doubletree Downtown Chattanooga Mortgage Loan has a seven-year term and is interest-only for the entire term.

The Property. The Doubletree Downtown Chattanooga Property is a 13-story, full service hotel located in downtown Chattanooga, Tennessee. Constructed in 1978 and most recently renovated in 2022, the Doubletree Downtown Chattanooga is situated on a 2.34-acre site. The first floor consists of public spaces including the guest registration and lobby, meeting rooms, gift shop, fitness center, business center and sales and administrative offices. The second floor houses additional meeting spaces, ballrooms, full-service banquet facilities, boardrooms, a computer area and a sitting area with a fireplace. The Eleven Restaurant, a casual two-meal restaurant, and the H2O Bar are also located on the second floor. Amenities at the Doubletree Downtown Chattanooga Property include 11,368 square feet of meeting and event space, an outdoor swimming pool, complimentary wi-fi, concierge service, and EV charging stations. During 2022 and 2023, the seller completed capital expenditures totaling approximately $1.89 million ($10,135 per room) for renovations to the guest rooms, public spaces, restaurant and the exterior of the Doubletree Downtown Chattanooga Property. At loan origination, the borrowers reserved $3.45 million ($18,548 per room) for the existing PIP to renovate and upgrade the lobby area, gift shop, public restrooms, lounge area, fitness center, swimming pool area, guest rooms and exterior façade.

The Doubletree Downtown Chattanooga Property is subject to a 15-year franchise agreement with Hilton Franchise Holding LLC that is scheduled to expire on May 31, 2038.

The Market. The Doubletree Downtown Chattanooga Property is located in downtown Chattanooga, Tennessee. The Doubletree Downtown Chattanooga Property is approximately four-blocks south of the Riverfront District. The Riverfront District includes tourist attractions such as The Tennessee Aquarium, IMAX 3-D Theatre, Children’s Discovery Museum, Carmike 12 Theater Complex and over 30 restaurants and souvenir shops. According to the appraisal, the Tennessee Aquarium is a prominent tourist attraction in downtown Chattanooga. Additionally, the Riverfront District hosts the Riverbend Festival and The Head of the Hooch Regatta. Approximately 0.6 miles southwest of the Doubletree Downtown Chattanooga Property is the site of a $3.5 billion mixed-use development known as The Bend. The Bend is situated on approximately 120 acres of land along the riverfront in Downtown Chattanooga. Construction began in 2021 and is expected to be completed by 2031. Developed by Urban Story Ventures, The Bend includes a mix of commercial, residential, hotel, dining, entertainment and recreational uses. This development mix emphasizes health and wellness through open greenspace, parks and enhanced Riverwalk.

The appraisal selected competitive properties based on discussions with management and ownership as well as knowledge of the local market. The competitors used in the generation of the competitor set are generally similar to what was reported by management of the Doubletree Downtown Chattanooga Property. Among the properties in the competitive set, the Doubletree Downtown Chattanooga Property demonstrated penetration factors of 117.4%, 93.2% and 109.5% for occupancy, ADR and RevPAR, respectively, in 2022. According to the appraisal, there were no proposed hotels or properties under development that would be directly competitive with the Doubletree Downtown Chattanooga Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set(3)			Doubletree Downtown Chattanooga			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2021	32.5%	$129.42	$42.07	41.7%	$117.74	$49.11	128.3%	91.0%	116.7%
2022	53.6%	$161.77	$86.73	62.9%	$150.85	$94.94	117.4%	93.2%	109.5%
TTM(4)	64.4%	$165.32	$106.45	72.6%	$154.32	$112.03	112.7%	93.3%	105.2%
(1)	Data provided by a third party market research report.
(2)	The variances between underwriting, the appraisal and third party market research provider date with respect to Occupancy, ADR and RevPAR at the Doubletree Downtown Chattanooga Property are attributable to differing reporting methodologies and/or timing differences.
(3)	The competitive set includes Chattanooga Marriott Downtown, The Read House Hotel Historic Inn & Suites, Courtyard Chattanooga Downtown, The Chattanoogan Hotel, Curio Collection by Hilton and Hilton Garden Inn Chattanooga Downtown.
(4)	TTM represents the trailing 12-month period ending March 31, 2023.

Operating History and Underwritten Net Cash Flow
	2021	2022(1)	TTM(2)	Underwritten	Per Room(3)	% of Total Revenue(4)
Occupancy	55.9%	74.2%	76.1%	76.1%
ADR	$147.39	$152.74	$153.59	$153.59
RevPAR	$82.45	$114.93	$116.82	$116.82
Room Revenue	$5,597,693	$7,689,104	$7,597,776	$7,930,826	$42,639	79.5%
Food & Beverage Revenue	736,722	1,348,145	1,395,923	1,457,114	7,834	14.6
Other Departmental Revenue(5	504,603	592,310	568,501	586,572	3,154	5.9
Total Revenue	$6,839,018	$9,629,559	$9,562,200	$9,974,512	$53,626	100.0%
Room Expense	$1,133,677	$1,384,781	$1,370,930	$1,431,025	$7,694	18.0%
Food & Beverage Expense	625,282	1,070,248	1,110,079	1,158,740	6,230	79.5
Other Departmental Expense	200,381	52,031	38,912	40,618	218	6.9
Departmental Expenses	$1,959,340	$2,507,060	$2,519,921	$2,630,383	$14,142	26.4%
Departmental Profit	$4,879,678	$7,122,499	$7,042,279	$7,344,129	$39,485	73.6%
Operating Expenses	$2,111,689	$2,918,389	$2,903,917	$3,027,188	$16,275	30.3%
Gross Operating Profit	$2,767,989	$4,204,110	$4,138,362	$4,316,941	$23,209	43.3%
Management Fees	$203,234	$288,410	$286,026	$299,235	$1,609	3.0%
Property Taxes	486,760	458,967	486,634	484,594	2,605	4.9
Property Insurance	78,662	62,282	53,994	110,408	594	1.1
Total Other Expenses	$768,656	$809,659	$826,654	$894,237	$4,808	9.0%
Net Operating Income	$1,999,333	$3,394,451	$3,311,708	$3,422,704	$18,402	34.3%
FF&E	0	0	0	398,980	2,145	4.0
Net Cash Flow	$1,999,333	$3,394,451	$3,311,708	$3,023,724	$16,257	30.3%
(1)	Occupancy was adjusted to reflect 986 available room nights that were offline in December 2022 due to renovations.
(2)	TTM column reflects the trailing 12 months ending March 31, 2023. Occupancy was adjusted to reflect 2,851 available room nights that were offline from December 2022 to March 2023 due to renovations.
(3)	Per Room values are based on 186 rooms.
(4)	% of Total Revenue for Room Expense, Food & Beverage Expense and Other Departmental Expenses are based on their corresponding revenue line item. All other line items are based on Total Revenue.
(5)	Other Departmental Revenue includes parking revenue, T-Mobile cell tower rent and other miscellaneous income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$19,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$19,500,000	Property Type – Subtype:	Retail - Anchored
% of IPB:	2.4%	Net Rentable Area (SF):	188,502
Loan Purpose:	Refinance	Location:	Various
Borrowers:	Rhino Holdings Arden, LLC and Rhino Holdings Pueblo, LLC	Year Built / Renovated:	Various / Various
Borrower Sponsor:	Sanjiv Chopra	Occupancy:	88.4%
Interest Rate:	6.72000%	Occupancy Date:	4/17/2023
Note Date:	4/19/2023	4th Most Recent NOI (As of):	$1,429,818 (12/31/2019)
Maturity Date:	5/6/2033	3rd Most Recent NOI (As of):	$1,411,410 (12/31/2020)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(2):	$1,565,193 (Various)
Original Term:	120 months	Most Recent NOI (As of):	$1,560,958 (12/31/2022)
Original Amortization Term:	None	UW Economic Occupancy:	88.3%
Amortization Type:	Interest Only	UW Revenues:	$2,926,512
Call Protection:	L(25),YM1(88),O(7)	UW Expenses:	$775,013
Lockbox / Cash Management:	Hard / Springing	UW NOI(3):	$2,151,498
Additional Debt:	No	UW NCF:	$1,999,481
Additional Debt Balance:	N/A	Appraised Value / Per SF(4):	$33,300,000 / $177
Additional Debt Type:	N/A	Appraisal Date:	Various

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$103
Taxes:	$47,791	$23,895	N/A	Maturity Date Loan / SF:	$103
Insurance(5):	$0	Springing	N/A	Cut-off Date LTV(4):	58.6%
Replacement Reserves:	$0	$2,356	N/A	Maturity Date LTV(4):	58.6%
TI/LC Reserve:	$0	$15,709	$377,006	UW NCF DSCR:	1.50x
Holdback Reserves(1):	$1,500,000	N/A	N/A	UW NOI Debt Yield:	11.0%
Upfront TI/LC Reserve:	$606,818	N/A	N/A
Free Rent Reserve:	$100,273	N/A	N/A
Static Insurance Reserve:	$32,253	N/A	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$19,500,000	100.0%	Loan Payoff	$16,450,650	84.4%
			Reserves	2,307,184	11.8
			Closing Costs	675,994	3.5
			Return of Equity	66,171	0.3
Total Sources	$19,500,000	100.0%	Total Uses	$19,500,000	100.0%
(1)	The Rhino Retail Portfolio Mortgage Loan (as defined below) is structured with a DutchBros holdback (“DutchBros Holdback Reserve”), with an upfront payment of $900,000, and an American Freight holdback (“American Freight Holdback Reserve”), with an upfront payment of $600,000. The DutchBros Holdback Reserve will be distributed to the borrowers upon, among other terms as described in the mortgage loan documents, (i) no event of default, (ii) the DutchBros lease is in full force and effect, the rent commencement date has occurred and Dutchbros has taken possession of the space and provided an estoppel, (iii) borrowers have provided written confirmation from DutchBros that all conditions of the lease have been met and the borrowers have paid all sums due in connection with DutchBros taking occupancy, and (iv) the debt yield is equal to or greater than 11.1%. The American Freight Holdback Reserve will be distributed to the borrowers upon, among other terms described in the mortgage loan documents, (i) no event of default, (ii) the leasing of all of the American Freight space to either (a) American Freight pursuant to a lease entered into in accordance with the terms and conditions of the mortgage loan documents, which shall be consistent with the letter of intent, and will not require an annual gross rent of more than $200,000 in the aggregate, or (b) an acceptable replacement tenant or tenants (not to exceed two total tenants) pursuant to a lease of at least five years, (iii) American Freight or such acceptable replacement tenant is in actual possession of the American Freight space, (iv) borrowers have performed and paid all tenant improvements relating to the American Freight lease or applicable replacement lease, (v) American Freight or the acceptable replacement tenant or tenants is paying full, unbated rent, (vi) delivery of an estoppel from American Freight or each applicable replacement tenant, (vii) the debt yield is equal to or greater than 11.1% and (viii) the borrowers have delivered to the lender evidence that Big Lots (as defined below) has provided consent to the lease. After two years from the origination date, in both cases, if such holdback reserve has not been disbursed to the borrowers, the lender is permitted to use the proceeds to pay down the debt and any associated yield maintenance charge will be at borrowers’ expense.
(2)	2nd Most Recent NOI was provided as of June 30, 2021 at the Rhino Retail Portfolio – Arden Square Shopping Center Property (as defined below), while 2nd Most Recent NOI was provided as of December 31, 2021 at the Rhino Retail Portfolio – University Park Plaza Property (as defined below).
(3)	Refer to the Operating History and Underwritten Net Cash Flow table below regarding the increase from Most Recent NOI to Underwritten NOI.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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(4)	Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV are based on the “as stabilized” appraised value of $33,300,000. Appraised Value Per square foot, Cut-off Date LTV and Maturity Date LTV, based on the aggregate portfolio “as is” appraised value of $31,200,000 as of March 7, 2023 are $166, 62.5% and 62.5%, respectively.
(5)	The borrowers will be required to pay monthly insurance premiums of 1/12th of the insurance premiums the lender estimates will be payable during the next 12 months upon failure to maintain a blanket policy.

The Loan. The Rhino Retail Portfolio mortgage loan (the “Rhino Retail Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $19,500,000 and is secured by the borrowers’ fee interests in two retail properties totaling 188,502 square feet (individually, the “Rhino Retail Portfolio – Arden Square Shopping Center Property” and the “Rhino Retail Portfolio – University Park Plaza Property” and, collectively, the “Rhino Retail Portfolio Properties”). The Rhino Retail Portfolio Mortgage Loan accrues interest at a rate of 6.72000% per annum. The Rhino Retail Portfolio Mortgage Loan has a 10-year term and is interest-only for the entire term.

The Properties. The Rhino Retail Portfolio Properties are comprised of two anchored retail properties totaling 188,502 square feet located in Sacramento, California and Pueblo, Colorado. The Rhino Retail Portfolio Properties are each leased to a variety of retail tenants.

The Rhino Retail Portfolio – Arden Square Shopping Center Property consists of four, one-story buildings situated on an approximately 7.420-acre parcel. The Rhino Retail Portfolio – Arden Square Shopping Center Property consists of 100,162 square feet and is 97.2% occupied as of April 17, 2023. The original building, which is where the property’s anchors, JoAnn’s and OfficeMax are located, were built in the first phase of construction in 1954. The second phase of construction of the most recent three buildings were completed in the mid-1990s. The Rhino Retail Portfolio – Arden Square Shopping Center Property was most recently renovated in 2022 after being acquired by the borrower sponsor. There are 14 unique tenants at the Rhino Retail Portfolio – Arden Square Shopping Center Property with a weighted average lease term remaining, based on underwritten base rent, of 5.9 years. The property offers 409 parking spaces, which equates to approximately 4.08 spaces per 1,000 square feet. Additionally, DutchBros, has an executed lease for a ground rent pad with an annual base rent amount of $88,500 (not included in Underwritten Base Rent) and is expected to open for business in the fourth quarter of 2023.

The Rhino Retail Portfolio – University Park Plaza Property consists of one, single-story building situated on an approximately 7.857-acre parcel and consisting of 88,340 square feet. The Rhino Retail Portfolio – University Plaza Property was built in 1985 and renovated in 2020. The property consists of three unique tenants, with a weighted average remaining lease term of 6.0 years based on underwritten base rent. The Rhino Retail Portfolio – University Park Plaza Property is 78.4% occupied as of April 17, 2023.

The following table presents detailed information with respect to each of the Rhino Retail Portfolio Properties:

Portfolio Summary
Property Name	Property Type / Subtype	Year Built / Renovated	Net Rentable Area (SF)	Allocated Loan Cut-off Date Amount (“ALA”)	% of ALA	Appraised Value(1)	% of Appraised Value	UW NCF	% of UW NCF
Rhino Retail Portfolio -Arden Square Shopping Center	Retail / Anchored	1954 / 2022	100,162	$13,900,000	71.3%	$23,500,000	70.6%	$1,494,377	74.7%
Rhino Retail Portfolio -University Park Plaza	Retail / Anchored	1985 / 2020	88,340	5,600,000	28.7	9,800,000	29.4	505,104	25.3
Total			188,502	$19,500,000	100.0%	$33,300,000	100.0%	$1,999,481	100.0%
(1)	Appraised Value is based on the “as stabilized” appraised value for each of the Rhino Retail Portfolio Properties. The aggregate “as is” appraised value of the Rhino Retail Portfolio properties is $31,200,000.

Major Tenants.

Big Lots (31,530 square feet; 16.7% of NRA; 9.1% of underwritten base rent): Big Lots operates retail stores throughout the United States, specifically discount retailing. This includes furniture, soft home, food, consumables, electronics, toys and accessories. Big Lots, a Fortune 500 company, was founded in 1967 and is headquartered in Columbus, Ohio. Big Lots operates more than 1,400 stores in 47 different states and has more than 22 million active members in its rewards program. Big Lots has reported revenue over $5 billion each year since 2010 and has expansion plans of 500 net store openings. Big Lots has been a tenant at the Rhino Retail Portfolio – University Park Plaza Property since 1999 and has a lease expiration date of January 31, 2027 with no renewals or termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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OfficeMax (24,000 square feet; 12.7% of NRA; 8.5% of underwritten base rent): OfficeMax provides office supplies, technology products and solutions, and office furniture to large, medium, and small businesses, government offices and consumers. OfficeMax was founded in 1913 and is headquartered in Naperville, Illinois. In 2013, Office Depot, Inc. and OfficeMax completed a merger. The joint entity, under the name of the ODP Corporation, reported 2022 revenue of $8.5 billion and $2.1 billion in the fourth quarter of 2022, which was a 3% increase year over year. OfficeMax has been a tenant at the Rhino Retail Portfolio – Arden Square Shopping Center Property since 1994 and has a lease expiration date of September 30, 2027. OfficeMax has two, five-year renewal options and no termination options in its lease.

Rexel (21,180 square feet; 11.2% of NRA; 9.4% of underwritten base rent): Rexel engages in the distribution of electrical products. More specifically, Rexel offers products in several different segments such as electrical installation equipment, lighting, security, communication and climate control. In recent years Rexel has built out its capacity in datacom and telecom solutions and renewable energy. In 2022, Rexel developed the Carbon Tracker, a solution that provides customers with a detailed analysis of the products’ carbon footprint throughout their life cycle. The Carbon Tracker has received several environmental, social and corporate governance (ESG) awards for its innovative nature. Rexel, which now has over 26,000 employees worldwide, was founded in 1967 and headquartered in Paris, France. Rexel has the largest electrical and HVAC supply inventory in France. Additionally, Rexel has expanded its footprint in the United States through the purchase of Mayer, a distributor of electrical products and services in the eastern part of the United States. Prior to its acquisition, Mayer had 1,200 employees and $1.2 billion in sales over the last 12 months through August 2021. Rexel reported revenue of approximately $20.2 billion in 2022, which was a 14.1% increase year over year. Rexel has been at the Rhino Retail Portfolio - University Park Plaza Property since 2018 and is under a lease that expires on December 31, 2028. Rexel has one, five-year renewal option remaining and no termination options.

Historical and Current Occupancy
2020(1)	2021(1)	2022(1)(2)	Current(2)(3)
92.9%	83.4%	80.1%	88.4%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	The increase in occupancy is primarily driven by four new leases being executed in 2023 totaling 10,482 square feet (5.6% of NRA).
(3)	Current Occupancy is based on the underwritten rent roll as of April 17, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
Big Lots	NR/NR/NR	31,530	16.7%	$6.50	$204,945	9.1%	01/31/2027
OfficeMax	NR/NR/NR	24,000	12.7	$8.00	$192,000	8.5	09/30/2027
Rexel	Ba1/BB+/NR	21,180	11.2	$10.00	$211,800	9.4	12/31/2028
JoAnn Stores	NR/NR/NR	19,500	10.3	$16.00	$312,000	13.9	01/31/2030
Harbor Freight Tools	NR/NR/NR	16,580	8.8	$11.16	$185,000	8.2	11/30/2032
Beverages & More!	NR/NR/NR	16,000	8.5	$19.10	$305,604	13.6	01/31/2032
Kaiser Foundation Hospitals	NR/NR/NR	15,087	8.0	$22.72	$342,706	15.2	Various(4)
Largest Tenants		143,877	76.3%	$12.19	$1,754,055	78.0%
Remaining Occupied		22,721	12.1%	$21.82	$495,870	22.0%
Total Occupied		166,598	88.4%	$13.51	$2,249,925	100.0%
Vacant Space		21,904	11.6%
Collateral Total		188,502	100.0%

(1)	Based on the underwritten rent roll dated April 17, 2023.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent includes rent steps totaling $10,594 through May 2024.
(4)	8,608 square feet of Kaiser Foundation Hospitals’ space expires on June 30, 2025 while the other 6,479 square feet of space expires on July 31, 2029.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	21,904	11.6%	NAP	NA	P	21,904	11.6%	NAP	NAP
2023 & MTM	0	0	0.0	$0	0.0%		21,904	11.6%	$0	0.0%
2024	0	0	0.0	0	0.0		21,904	11.6%	$0	0.0%
2025	1	8,608	4.6	191,098	8.5		30,512	16.2%	$191,098	8.5%
2026	2	2,672	1.4	69,562	3.1		33,184	17.6%	$260,660	11.6%
2027	5	60,880	32.3	527,477	23.4		94,064	49.9%	$788,136	35.0%
2028	5	27,597	14.6	358,501	15.9		121,661	64.5%	$1,146,637	51.0%
2029	1	6,479	3.4	151,609	6.7		128,140	68.0%	$1,298,245	57.7%
2030	1	19,500	10.3	312,000	13.9		147,640	78.3%	$1,610,245	71.6%
2031	0	0	0.0	0	0.0		147,640	78.3%	$1,610,245	71.6%
2032	2	32,580	17.3	490,604	21.8		180,220	95.6%	$2,100,849	93.4%
2033	1	8,282	4.4	149,076	6.6		188,502	100.0%	$2,249,925	100.0%
2034 & Beyond	0	0	0.0	0	0.0		188,502	100.0%	$2,249,925	100.0%
Total	18	188,502	100.0%	$2,249,925	100.00%
(1)	Based on the underwritten rent roll dated April 17, 2023.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include rent steps totaling $10,594 through May 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C20
No. 15 – Rhino Retail Portfolio
		Operating History and Underwritten Net Cash Flow
	2020	2021	2022	Underwritten(1)	Per Square Foot	%(2)
Base Rent(3)	$1,654,283	$1,760,828	$1,643,717	$2,249,925	$11.94	69.8%
Vacancy Gross Up	0	0	0	278,046	$1.48	8.6
Gross Potential Rent	$1,654,283	$1,760,828	$1,643,717	$2,527,971	$13.41	78.5%
Other Income	0	0	0	8,700	$0.05	0.3
Total Reimbursements	471,627	497,632	580,778	685,224	$3.64	21.3
Net Rental Income	$2,125,910	$2,258,460	$2,224,495	$3,221,896	$17.09	100.0%
(Vacancy/Credit Loss)	0	0	-6,964	295,384	$1.57	9.2
Effective Gross Income	$2,125,910	$2,258,460	$2,231,460	$2,926,512	$15.53	90.8%
Total Expenses	714,500	693,268	670,501	775,013	$4.11	26.5
Net Operating Income	$1,411,410	$1,565,193	$1,560,958	$2,151,498	$11.41	73.5%
Capital Expenditures	0	0	0	28,275	$0.15	1.0
TI/LC	0	0	0	123,742	$0.66	4.2
Net Cash Flow	$1,411,410	$1,565,193	$1,560,958	$1,999,481	$10.61	68.3%
(1)	Based on the underwritten rent roll dated April 17, 2023.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	The increase from 2022 Base Rent to Underwritten Base Rent is primarily driven by four newly executed leases in 2023 totaling 10,482 square feet (5.6% of NRA) and $189,366 in Base Rent. Additionally, the fifth largest tenant, Harbor Freight, had a rent commencement date of November 2022 and thus only two months of rent ($185,000 annually) was reflected in 2022. Lastly, Underwritten Base Rent includes rent steps totaling $10,594 through May 2024.

The Markets. The Rhino Retail Portfolio – Arden Square Shopping Center Property is located in Sacramento, California. The Rhino Retail Portfolio – Arden Square Shopping Center Property is located along Arden Way, which is a main corridor in eastern Sacramento County. The Rhino Retail Portfolio – Arden Square Shopping Center Property is located within the Arden-Watt-Howe submarket of the Sacramento retail market. There is a significant concentration of older and renovated retail centers throughout the Arden-Watt-Howe submarket. The submarket has performed at a stabilized level over the past few years as there has been limited new construction due to existing density. The submarket is well positioned near affluent areas such as Sierra Oaks and Arden Parks. As of the end of 2022, in the Sacramento market there was 117,886,834 square feet of inventory, a 5.5% vacancy rate, and average triple net market rent per square foot of $17.54. Average triple net rent square foot in the Arden-Watt-Howe submarket was slightly lower at $15.75. Vacancy in the Sacramento retail market has trended downwards in recent years from 6.5% in the fourth quarter of 2020 to 5.5% in the fourth quarter of 2022. As of 2022, total population within a one-, three-, and five-mile radius of the property was 21,688, 149,456 and 370,812. As of 2022, average median income within a one-, three-, and five-mile radius was $89,385, $103,334, and $99,594 respectively.

The Rhino Retail Portfolio – University Park Plaza Property is located in Pueblo, Colorado. The surrounding area is viewed as suburban with many single family homes and low-rise commercial uses along major roads. The area is accessible via I-25, which crosses Pueblo north to south and is the primary north-south route across Colorado. The Pueblo City Transit System operates a bus network throughout the city. The Colorado Springs Airport is approximately 40 miles north of the Rhino Retail Portfolio – University Park Plaza Property. The Rhino Retail Portfolio – University Park Plaza Property is located in the northwest part of the Pueblo market in the University neighborhood. The 2022 population within a one-, three-, and five-mile radius was 7,793, 51,719, and 78,416 respectively. Asking rent per square foot in the market has increased from $9.59 in the first quarter of 2020 to $11.92 in the fourth quarter of 2022. As of the fourth quarter of 2022, inventory in the Pueblo market was 11,743,063 square feet and the market had a 6.7% vacancy rate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
165

Structural and Collateral Term Sheet	BBCMS 2023-C20
Contacts
Barclays CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Daniel Vinson	daniel.vinson@barclays.com	(212) 528-8224
Managing Director

Daniel Schmidt	daniel.schmidt@barclays.com	(212) 528-7479
Director

Sammy Hamididdin	sammy.hamididdin@barclays.com	(212) 526-4751
Director

Kara Foley	kara.foley@barclays.com	(212) 526-4972
Vice President
Barclays CMBS Trading
David Kung	david.kung@barclays.com	(212) 528-7374
Director

Peter Taylor	peter.w.taylor@barclays.com	(212) 526-1528
Director
Barclays Securitized Products Syndicate
Brian Wiele	brian.wiele@barclays.com	(212) 412-5780
Managing Director

Sean Foley	sean.foley@barclays.com	(212) 412-5780
Vice President
Societe Generale CMBS Capital Markets & Banking
Jim Barnard	jim.barnard@sgcib.com	(212) 278-6263
Director

Justin Cappuccino	justin.cappuccino@sgcib.com	(212) 278-6393
Director

Russell Yu	russell.yu@sgcib.com	(212) 278-5467
Vice President
UBS CMBS Capital Markets and Banking
Nicholas Galeone	nicholas.galeone@ubs.com	(212) 891-5702
Managing Director

Siho Ham	siho.ham@ubs.com	(212) 713-1278
Managing Director

Michael Barbieri	michael.barbieri@ubs.com	(212) 713-1181
Executive Director
BMO CMBS Capital Markets and Banking
David Schell	david.schell@bmo.com	(347) 996-0721
Managing Director

Andrew Noonan	andrew.noonan@bmo.com	(347) 466-3147
Managing Director

Ravish Kamath	ravish.kamath@bmo.com	(347) 668-1507
Director
BofA Securities CMBS Capital Markets and Banking
Leland F. Bunch III	leland.f.bunch@bofa.com	(646) 855-3953
Managing Director

Danielle Caldwell	danielle.caldwell@bofa.com	(646) 855-3421
Director

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
166